Filed pursuant to Rule 424(b)(3)

Registration Statement No. 333-204368

Prospectus Supplement No. 3

(to Prospectus dated March 22, 2016)

4,907,975 Shares

VERACYTE, INC.

Common Stock

This prospectus supplement amends and supplements the prospectus dated March 22, 2016 (the “Prospectus”), as supplemented by that certain Prospectus Supplement No. 1 dated March 28, 2016 (“Supplement No. 1”) and that certain Prospectus Supplement No. 2 dated March 30, 2016 (“Supplement No. 2”), which form a part of our Registration Statement on Form S-1 (Registration Statement No. 333-204368). This prospectus supplement is being filed to update and supplement the information included or incorporated by reference in the Prospectus, Supplement No. 1 and Supplement No. 2 with the information contained in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, filed with the Securities and Exchange Commission on May 5, 2016 (the “Form 10-Q”). Accordingly, we have attached the Form 10-Q to this prospectus supplement.

The Prospectus, Supplement No. 1, Supplement No. 2 and this prospectus supplement relate to the offer and sale by the selling stockholders identified in the Prospectus of up to an aggregate of 4,907,975 shares of our common stock.

This prospectus supplement should be read in conjunction with the Prospectus, Supplement No. 1 and Supplement No. 2. If there is any inconsistency between the information in the Prospectus, Supplement No. 1, Supplement No. 2 and this prospectus supplement, you should rely on the information in this prospectus supplement.

Our common stock is listed on The NASDAQ Global Market under the symbol “VCYT.” On May 4, 2016, the last reported sale price of our common stock on The NASDAQ Global Market was $5.29 per share.

Investing in our securities involves risks.  See the section entitled “Risk Factors” beginning on page 2 of the Prospectus and in the documents we incorporate by reference in the Prospectus before making your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the Prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is May 5, 2016

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 10-Q

(Mark One)

☒      QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended March 31, 2016

OR

☐         TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from             to

Commission file number 001-36156

VERACYTE, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-5455398
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

6000 Shoreline Court, Suite 300

South San Francisco, California 94080

(Address of principal executive offices, zip code)

(650) 243-6300

(Registrant’s telephone number, including area code)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files). Yes ☒ No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☒

As of April 29, 2016, there were 27,858,317 shares of common stock, par value $0.001 per share, outstanding.

VERACYTE, INC.

PART I. — FINANCIAL INFORMATION

Item 1. Condensed Financial Statements

VERACYTE, INC.

Condensed Balance Sheets

(in thousands of dollars, except share and per share amounts)

	March 31, 2016	December 31, 2015
	(Unaudited)	(See Note 1)
Assets
Current assets:
Cash and cash equivalents	$47,456	$39,084
Accounts receivable, net of allowance of $131 and $117 as of March 31, 2016 and December 31, 2015, respectively	3,230	3,503
Supplies inventory	3,652	3,767
Prepaid expenses and other current assets	1,618	1,442
Restricted cash	238	118
Total current assets	56,194	47,914
Property and equipment, net	11,272	10,314
Finite-lived intangible assets, net	14,933	15,200
Goodwill	1,057	1,057
Restricted cash	603	603
Other assets	208	159
Total assets	$84,267	$75,247
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$4,340	$5,085
Accrued liabilities	7,021	8,689
Deferred Genzyme co-promotion fee	518	948
Total current liabilities	11,879	14,722
Long-term debt	24,452	4,990
Deferred rent, net of current portion	4,630	4,283
Total liabilities	40,961	23,995
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value; 5,000,000 shares authorized, no shares issued and outstanding as of March 31, 2016 and December 31, 2015	—	—
Common stock, $0.001 par value; 125,000,000 shares authorized, 27,858,317 and 27,685,291 shares issued and outstanding as of March 31, 2016 and December 31, 2015, respectively	28	28
Additional paid-in capital	202,079	199,950
Accumulated deficit	(158,801)	(148,726)
Total stockholders’ equity	43,306	51,252
Total liabilities and stockholders’ equity	$84,267	$75,247

The accompanying notes are an integral part of these financial statements.

VERACYTE, INC.

Condensed Statements of Operations and Comprehensive Loss

(Unaudited)

(in thousands of dollars, except share and per share amounts)

	Three Months Ended March 31,
	2016	2015
Revenue	$13,550	$11,218
Operating expenses:
Cost of revenue	6,279	4,566
Research and development	3,461	2,787
Selling and marketing	7,066	5,620
General and administrative	6,228	5,798
Intangible asset amortization	267	—
Total operating expenses	23,301	18,771
Loss from operations	(9,751)	(7,553)
Interest expense	(367)	(89)
Other income (expense), net	43	32
Net loss and comprehensive loss	$(10,075)	$(7,610)
Net loss per common share, basic and diluted	$(0.36)	$(0.34)
Shares used to compute net loss per common share, basic and diluted	27,817,993	22,539,723

The accompanying notes are an integral part of these financial statements.

2

VERACYTE, INC.

Condensed Statements of Cash Flows

(Unaudited)

(in thousands of dollars)

	Three Months Ended March 31,
	2016	2015
Operating activities
Net loss	$(10,075)	$(7,610)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	762	352
Bad debt expense	66	22
Genzyme co-promotion fee amortization	(430)	(474)
Stock-based compensation	1,496	1,223
Amortization and write-off of debt discount and issuance costs	92	11
Interest on debt balloon payment and prepayment penalty	206	19
Changes in operating assets and liabilities:
Accounts receivable	207	466
Supplies inventory	115	(36)
Prepaid expenses and current other assets	(176)	38
Other assets	(49)	(29)
Accounts payable	301	(356)
Accrued liabilities and deferred rent	(1,113)	(2,493)
Net cash used in operating activities	(8,598)	(8,867)
Investing activities
Purchases of property and equipment	(2,855)	(511)
Change in restricted cash	(120)	70
Net cash used in investing activities	(2,975)	(441)
Financing activities
Proceeds from the issuance of long-term debt, net of debt issuance costs	24,600	—
Payment of long-term debt	(5,000)	—
Payment of end-of-term debt obligation and prepayment penalty	(288)	—
Proceeds from the exercise of common stock options and employee stock purchases	633	92
Net cash provided by financing activities	19,945	92
Net increase (decrease) in cash and cash equivalents	8,372	(9,216)
Cash and cash equivalents at beginning of period	39,084	35,014
Cash and cash equivalents at end of period	$47,456	$25,798
Supplementary cash flow information of non-cash investing and financing activities:
Purchases of property and equipment included in accounts payable and accrued liabilities	$423	$195
Unpaid deferred debt issuance costs	$148	—

The accompanying notes are an integral part of these financial statements.

3

VERACYTE, INC.

Notes to Financial Statements

1. Organization and Description of Business

Veracyte, Inc. (“Veracyte” or the “Company”) was incorporated in the state of Delaware on August 15, 2006 as Calderome, Inc. Calderome operated as an incubator until early 2008. On March 4, 2008, the Company changed its name to Veracyte, Inc. Veracyte is a molecular diagnostics company that uses genomic technology to resolve diagnostic ambiguity. The Company targets diseases in which large numbers of patients undergo invasive and costly diagnostic procedures that could have been avoided with a more accurate diagnosis from a cytology sample taken preoperatively. By improving preoperative diagnosis, the Company helps patients avoid such unnecessary invasive procedures and surgeries while reducing healthcare costs.

The Company’s first commercial solution, the Afirma® Thyroid FNA Analysis, centers on the proprietary Afirma Gene Expression Classifier (“GEC”). The Afirma GEC helps physicians reduce the number of unnecessary surgeries by employing a proprietary 142-gene signature to preoperatively determine whether thyroid nodules previously classified by cytopathology as indeterminate can be reclassified as benign. The Afirma GEC is offered directly or as part of a comprehensive solution that also includes cytopathology. Additionally, the Afirma Malignancy Classifiers were launched in May 2014. The Company currently markets and sells Afirma in the United States and select foreign countries through a co-promotion agreement with Genzyme Corporation, a subsidiary of Sanofi, as well as selectively through other distributors internationally. On March 9, 2016, the Company gave notice of termination of the U.S. Co-Promotion Agreement, effective September 9, 2016.

In April 2015, the Company entered the lung cancer diagnostics market with the Percepta® Bronchial Genomic Classifier, a genomic test to resolve ambiguity in lung cancer diagnosis. The Company has a second product in pulmonology under development designed to help in the preoperative assessment of patients suspected to have idiopathic pulmonary fibrosis (“IPF”).

The Company’s operations are based in South San Francisco, California and Austin, Texas, and it operates in one segment in the United States.

Basis of Presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). The financial statements include the accounts of the Company and its former wholly-owned subsidiary, which was dissolved in June 2015. For periods prior to the subsidiary dissolution, all intercompany accounts and transactions were eliminated in consolidation. Certain information and note disclosures normally included in the financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to such rules and regulations. The condensed balance sheet as of March 31, 2016, the condensed statements of operations and comprehensive loss and the condensed statements of cash flows for the three months ended March 31, 2016 and 2015, are unaudited, but include all adjustments, consisting only of normal recurring adjustments, which the Company considers necessary for a fair presentation of its financial position, operating results and cash flows for the periods presented. The condensed balance sheet at December 31, 2015 has been derived from audited financial statements. The results for the three months ended March 31, 2016 are not necessarily indicative of the results expected for the full fiscal year or any other period. Certain figures have been reclassified on the condensed balance sheet at December 31, 2015 to conform with the adoption of Accounting Standards Update (“ASU”) No. 2015-03, Simplifying the Presentation of Debt Issuance Costs.

The accompanying interim period condensed financial statements and related financial information included in this Quarterly Report on Form 10-Q should be read in conjunction with the audited financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015.

Use of Estimates

The preparation of the unaudited interim financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Significant items subject to such estimates include: revenue recognition; contractual allowances; allowance for doubtful accounts; the useful lives of property and equipment; the recoverability of long-lived assets; the estimation of the fair value of intangible assets; stock options; income tax uncertainties, including a valuation allowance for deferred tax assets; and contingencies. The Company bases these estimates on historical and anticipated results, trends, and various other assumptions that the Company believes are reasonable under the circumstances, including assumptions as to future events. These estimates form the basis for making judgments about the carrying

4

values of assets and liabilities and recorded revenue and expenses that are not readily apparent from other sources. Actual results could differ from those estimates and assumptions.

Concentrations of Credit Risk and Other Risks and Uncertainties

The Company’s cash and cash equivalents are deposited with one major financial institution in the United States. Deposits in this institution may exceed the amount of insurance provided on such deposits. The Company has not experienced any losses on its deposits of cash and cash equivalents.

Several of the components of the Company’s sample collection kit and test reagents are obtained from single-source suppliers. If these single-source suppliers fail to satisfy the Company’s requirements on a timely basis, it could suffer delays in being able to deliver its diagnostic solutions, a possible loss of revenue, or incur higher costs, any of which could adversely affect its operating results.

The Company is also subject to credit risk from its accounts receivable related to its sales. The Company generally does not perform evaluations of customers’ financial condition and generally does not require collateral.

Through March 31, 2016, all of the Company’s revenue has been derived from the sale of Afirma. To date, Afirma has been delivered primarily to physicians in the United States. The Company’s third-party payers in excess of 10% of revenue and their related revenue as a percentage of total revenue were as follows:

	Three Months Ended March 31,
	2016	2015
Medicare	31%	24%
United Healthcare	13%	14%
Cigna	6%	15%
	50%	53%

As the number of payers reimbursing for Afirma increases, the percentage of revenue derived from Medicare and other significant third-party payers has changed and will continue to change as a percentage of total revenue.

The Company’s significant third-party payers and their related accounts receivable balance as a percentage of total accounts receivable are as follows:

	March 31, 2016	December 31, 2015
Medicare	42%	31%
United Healthcare	19%	25%
Aetna	16%	23%
Cigna	10%	8%

No other third-party payer represented more than 10% of the Company’s accounts receivable balances as of those dates.

Restricted Cash

The Company had deposits of $238,000 and $118,000 as of March 31, 2016 and December 31, 2015, respectively, including amounts restricted from withdrawal and held by a bank in the form of collateral for irrevocable standby letters of credit totaling $118,000 held as security for the lease of the Company’s former headquarters and laboratory facility in South San Francisco that expired March 31, 2016.  The deposits at March 31, 2016 also included $120,000 as a pledge for corporate credit cards. This restricted cash is included in current assets as of March 31, 2016. The Company also had deposits of $603,000 included in long-term assets as of March 31, 2016 and December 31, 2015, restricted from withdrawal and held by a bank in the form of collateral for an irrevocable standby letter of credit held as security for the lease of the Company’s new South San Francisco facility signed in April 2015.

5

Allowance for Doubtful Accounts

The Company estimates an allowance for doubtful accounts against its individual accounts receivable based on estimates of expected reimbursement consistent with historical payment experience in relation to the amounts billed. Bad debt expense is included in general and administrative expense on the Company’s statements of operations and comprehensive loss. Accounts receivable are written off against the allowance when there is substantive evidence that the account will not be paid.

The balance of allowance for doubtful accounts as of March 31, 2016 and December 31, 2015 was $131,000 and $117,000, respectively. Bad debt expense was $66,000 and $22,000 for the three months ended March 31, 2016 and 2015, respectively and is included in general and administrative expenses in the accompanying condensed statements of operations. Write offs for doubtful accounts of $52,000 and $21,000 were recorded against the allowance for doubtful accounts during the three months ended March 31, 2016 and 2015, respectively.

Fair Value of Financial Instruments

The carrying amounts of certain financial instruments including cash and cash equivalents, accounts receivable, prepaid expenses and other current assets, accounts payable and accrued liabilities approximate fair value due to their relatively short maturities.

Revenue Recognition

The Company recognizes revenue in accordance with the provision of ASC 954-605, Health Care Entities—Revenue Recognition. The Company’s revenue is generated from the provision of diagnostic services using the Afirma solution and the service is completed upon the delivery of test results to the prescribing physician, at which time the Company bills for the service. The Company recognizes revenue related to billings for Medicare and commercial payers on an accrual basis, net of contractual and other adjustments, when amounts that will ultimately be realized can be estimated. Contractual and other adjustments represent the difference between the list price (the billing rate) and the estimated reimbursement rate for each payer. Upon ultimate collection, the amount received from Medicare and commercial payers where reimbursement was estimated is compared to previous estimates and, if necessary, the contractual allowance is adjusted accordingly. Until a contract has been negotiated with a commercial payer or governmental program, the Afirma solution may or may not be covered by these entities’ existing reimbursement policies. In addition, patients do not enter into direct agreements with the Company that commit them to pay any portion of the cost of the tests in the event that their insurance declines to reimburse the Company. In the absence of an agreement with the patient or other clearly enforceable legal right to demand payment from the patient, the related revenue is only recognized upon the earlier of payment notification, if applicable, or cash receipt.

The estimates of amounts that will ultimately be realized requires significant judgment by management. Some patients have out-of-pocket costs for amounts not covered by their insurance carrier, and the Company may bill the patient directly for these amounts in the form of co-payments and co-insurance in accordance with their insurance carrier and health plans. Some payers may not cover the Company’s GEC as ordered by the prescribing physician under their reimbursement policies. The Company pursues reimbursement from such patients on a case-by-case basis. In the absence of contracted reimbursement coverage or the ability to estimate the amount that will ultimately be realized for the Company’s services, revenue is recognized upon the earlier of receipt of third-party payer notification of payment or when cash is received.

Revenue recognized when cash is received and on an accrual basis for the three months ended March 31, 2016 and 2015 was as follows (in thousands of dollars):

	Three Months Ended March 31,
	2016	2015
Revenue recognized when cash is received	$5,324	$5,832
Revenue recognized on an accrual basis	8,226	5,386
Total	$13,550	$11,218

Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2014-09, Revenue from Contracts with Customers, requiring an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. The updated standard will replace most existing revenue recognition guidance in GAAP when it becomes effective and permits the use of either the retrospective or cumulative effect transition

6

method. Adoption is permitted as early as the first quarter of 2017 and is required by the first quarter of 2018. The Company has not yet selected a transition method and is currently evaluating the potential effect of the updated standard on its financial statements.

In August 2014, FASB issued ASU No. 2014-15, Presentation of Financial Statements Going Concern—Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern. The amendments require management to assess an entity’s ability to continue as a going concern by incorporating and expanding upon certain principles that are currently in U.S. auditing standards. Specifically, the amendments: (1) provide a definition of the term substantial doubt; (2) require an evaluation every reporting period including interim periods; (3) provide principles for considering the mitigating effect of management’s plans; (4) require certain disclosures when substantial doubt is alleviated as a result of consideration of management’s plans; (5) require an express statement and other disclosures when substantial doubt is not alleviated; and (6) require an assessment for a period of one year after the date that the financial statements are issued (or available to be issued). ASU 2014-15 will be effective for annual periods ending after December 15, 2016 and interim periods within annual periods beginning after December 15, 2016 with early adoption permitted. ASU 2014-15 will be effective for the Company beginning with its annual report for fiscal 2016 and interim periods thereafter. The Company does not anticipate that the adoption of this ASU will have a significant impact on its financial statements.

In April 2015, the FASB issued ASU No. 2015-03, Simplifying the Presentation of Debt Issuance Costs, to require debt issuance costs to be presented as an offset against debt outstanding. The update does not change current guidance on the recognition and measurement of debt issuance costs. The ASU is effective for interim and annual periods beginning after December 15, 2015. Adoption of the ASU is retrospective to each prior period presented. The Company has adopted this ASU and the retrospective adjustment of the prior period presentation was not material.

In November 2015, the FASB issued ASU 2015-17, Balance Sheet Classification of Deferred Taxes. The ASU requires that deferred tax assets and liabilities be classified as noncurrent in the statement of financial position, thereby simplifying the current guidance that requires an entity to separate deferred assets and liabilities into current and noncurrent amounts. This ASU will be effective for the Company beginning in the first quarter of fiscal year 2018 though early adoption is permitted. The Company early-adopted the ASU as of December 31, 2015 and the impact of adoption on its statement of financial position was not material.

In March 2016, the FASB issued ASU 2016-09, Compensation-Stock Compensation, related to the tax effects of share-based awards. The ASU requires that all the tax effects of share-based awards be recorded through the income statement, thereby simplifying the current guidance that requires related tax deductions in excess of compensation cost (“Excess”) be recorded in equity and tax deficiencies, when compensation cost exceed tax deductions, be recorded in equity to the extent of the previously recognized Excess with the remainder to be recorded in income tax expense.  The ASU will be effective for interim and annual periods beginning after December 15, 2016.  The Company does not anticipate that the adoption of this ASU will have a significant impact on its financial statements.

2. Net Loss Per Common Share

The following outstanding common stock equivalents have been excluded from diluted net loss per common share because their inclusion would be anti-dilutive:

	Three Months Ended March 31,
	2016	2015
Shares of common stock subject to outstanding options	5,283,180	4,270,198
Employee stock purchase plan	24,827	—
Total shares of common stock equivalents	5,308,007	4,270,198

3. Accrued Liabilities

Accrued liabilities consisted of the following (in thousands of dollars):

	March 31, 2016	December 31, 2015
Accrued compensation expenses	$2,703	$4,212
Accrued Genzyme co-promotion fees	2,055	2,089
Accrued other	2,263	2,388
Total accrued liabilities	$7,021	$8,689

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4. Fair Value Measurements

The Company records its financial assets and liabilities at fair value. The carrying amounts of certain financial instruments of the Company, including cash and cash equivalents, prepaid expenses and other current assets, accounts payable and accrued liabilities, approximate fair value due to their relatively short maturities. The carrying value of the Company’s debt approximates its fair value because the interest rate approximates market rates that the Company could obtain for debt with similar terms. The accounting guidance for fair value provides a framework for measuring fair value, clarifies the definition of fair value, and expands disclosures regarding fair value measurements. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants at the reporting date. The accounting guidance establishes a three-tiered hierarchy, which prioritizes the inputs used in the valuation methodologies in measuring fair value as follows:

•                  Level I: Inputs which include quoted prices in active markets for identical assets and liabilities.

•                  Level II: Inputs other than Level I that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

•                  Level III: Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The fair value of the Company’s financial assets, which consist only of money market funds, was $46.5 million and $37.5 million as of March 31, 2016 and December 31, 2015, respectively, and are Level I assets as described above.

5. Commitments and Contingencies

Operating Leases

The Company leases its headquarters and South San Francisco, California laboratory facilities under a non-cancelable lease agreement for approximately 59,000 square feet. The lease began in June 2015 and ends in March 2026 and contains extension of lease term and expansion options. In conjunction with this lease, the landlord provided funding of approximately $3.3 million for tenant improvements, all of which was received as of December 31, 2015. The Company incurred $3.6 million in addition to the landlord’s tenant allowance as of March 31, 2016 to complete the build-out of the facility. The Company had deposits of $603,000 included in long-term assets as of March 31, 2016, restricted from withdrawal and held by a bank in the form of collateral for an irrevocable standby letter of credit totaling $603,000 held as security for the lease of the new South San Francisco facility.

The Company also leases laboratory space in Austin, Texas. The lease expires on July 31, 2018. The Company provided a cash security deposit of $75,000, which is included in other assets in the Company’s condensed balance sheets as of March 31, 2016 and December 31, 2015.

Future minimum lease payments under non-cancelable operating leases as of March 31, 2016 are as follows (in thousands of dollars):

Year Ending December 31,	Amounts
2016	$1,570
2017	2,143
2018	2,102
2019	2,026
2020	2,082
Thereafter	11,956
Total minimum lease payments	$21,879

The Company recognizes rent expense on a straight-line basis over the non-cancelable lease period. Facilities rent expense was $628,000 and $213,000 for the three months ended March 31, 2016 and 2015, respectively.

Supplies Purchase Commitments

The Company had non-cancelable purchase commitments with two suppliers to purchase a minimum quantity of supplies for approximately $813,000 at March 31, 2016.

8

Debt Obligations

See Note 6, Debt.

Contingencies

From time to time, the Company may be involved in legal proceedings arising in the ordinary course of business. The Company believes there is no litigation pending that could have, individually or in the aggregate, a material adverse effect on the Company’s financial position, results of operations or cash flows.

6. Debt

Credit Agreement

In March 2016, the Company entered into a credit agreement (the “Credit Agreement”) with Visium Healthcare Partners, LP (“Visium”). Under the Credit Agreement, two term loans are available to the Company with an aggregate principal amount of up to $40.0 million. The Company drew down the initial $25.0 million term loan (the “Initial Term Loan”) on March 30, 2016, of which $5.0 million was used to pay the outstanding balance of the Company’s existing long-term debt, which was cancelled at that date. On or prior to June 30, 2017, the Company may request the second term loan of up to $15.0 million (the “Second Term Loan” and together with the Initial Term Loan, the “Term Loans”). The maturity of the Term Loans is March 31, 2022.

The Term Loans bear interest at a fixed rate of 12.0% per annum, payable quarterly at the end of each March, June, September and December. No principal payments will be due during an interest-only period, commencing on the funding date for the Initial Term Loan (the “Initial Borrowing Date”) and continuing through and including March 31, 2020. The Company is obligated to repay the outstanding principal amounts under the Term Loans in eight equal installments during the final two years under the Credit Agreement. For any quarterly interest payment through and including the 16th interest payment date after the Initial Borrowing Date, so long as no event of default has occurred and is then continuing, the Company may elect to pay interest in cash on the outstanding principal amounts of the Term Loans at a fixed rate of 9.0%, with the remaining 3.0% of the 12.0% interest paid-in-kind by adding such paid-in-kind interest to the outstanding principal amounts of the Term Loans.

The Company may prepay the outstanding principal amount under the Term Loans subject to a minimum of $5.0 million of principal amount or a whole multiple of $1.0 million in excess thereof plus accrued and unpaid interest and a prepayment premium. The prepayment premium will be assessed on the principal amount repaid and will equal (i) 24.0% less the aggregate amount of all interest payments in cash, if the prepayment is made on or prior to March 31, 2018, (ii) 4.0%, if the prepayment is made after March 31, 2018 and on or prior to March 31, 2019, (iii) 2.0%, if the prepayment is made after March 31, 2019 and on or prior to March 31, 2020, and (iv) 1.0%, if the prepayment is made after March 31, 2020 and on or prior to March 31, 2021. After March 31, 2021 there is no prepayment premium.

The Company’s obligations under the Credit Agreement are secured by a security interest in substantially all of its assets. The Credit Agreement contains customary representations, warranties, and events of default, as well as affirmative and negative covenants. The negative covenants include, among other provisions, covenants that limit or restrict the Company’s ability to incur liens, make investments, incur indebtedness, merge with or acquire other entities, dispose of assets, make dividends or other distributions to holders of its equity interests, engage in any material new line of business, or enter into certain transactions with affiliates, in each case subject to certain exceptions. To the extent the Company forms or acquires certain subsidiaries domiciled in the United States, those subsidiaries are required to be guarantors of the Company’s obligations under the Credit Agreement. As of March 31, 2016, the Company was in compliance with the loan covenants.

Concurrent with entering into the Credit Agreement, the Company entered into an agreement with Visium pursuant to which, for a period of one year following the Initial Borrowing Date, Visium has the right to participate in certain future equity financings of the Company in an amount of up to $5.0 million with no preferential terms.

As of March 31, 2016, the net debt obligation for the Credit Agreement was as follows (in thousands of dollars):

March 31, 2016
Debt principal	$25,000
Deferred debt issuance costs	(548)
Net debt obligation	$24,452

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The carrying value of the debt approximates its fair value because the interest rate approximates market rates that the Company could obtain for debt with similar terms. The deferred debt issuance costs of $548,000 will be amortized until the Term Loans mature on March 31, 2022. For the three months ended March 31, 2016, interest expense was $8,000 and amortization of the deferred debt issuance costs was less than $1,000.

Future principal payments under the Credit Agreement are as follows (in thousands of dollars):

Year Ending December 31:
2020	$9,375
Thereafter	15,625
Total	$25,000

Loan and Security Agreement

In June 2013, the Company entered into a loan and security agreement (“Original Loan”) with a financial institution. The Original Loan provided for term loans of up to $10.0 million in aggregate. The Company drew down $5.0 million in funds under the agreement in June 2013, and did not draw the remaining $5.0 million on or before the expiration date of March 31, 2014. The Company was required to repay the outstanding principal in 30 equal installments beginning 18 months after the date of the borrowing and was due in full in June 2017. The Original Loan had an interest rate of 6.06% per annum, carried prepayment penalties of 2.25% and 1.50% for prepayment within one and two years, respectively, and 0.75% thereafter.

In December 2014, the Company amended certain terms and conditions of the Original Loan (“Amended Loan”). The Amended Loan provided for term loans of up to $15.0 million in aggregate, in three tranches of $5.0 million each. The Company borrowed $5.0 million under the first tranche in December 2014 and used the funds for repayment of the $5.0 million in principal outstanding under the Original Loan, in a cashless transaction. In addition, the Company paid the accrued but unpaid interest of $14,000 due on the Original Loan and the related end-of-term payment of $110,000. The Amended Loan waived the prepayment premium of $75,000 under the Original Loan and reduced the end-of-term payment of $225,000 under the Original Loan to $110,000. In November 2015, the Company further amended the loan to extend the availability of the second $5.0 million tranche under the Amended Loan through June 30, 2016 from December 31, 2015 originally. The Company could have borrowed the third $5.0 million tranche any time through June 30, 2016 after achieving the third tranche revenue milestone as defined in the Amended Loan.

Under the Amended Loan borrowing, the Company was required to repay the outstanding principal in 24 equal installments beginning 24 months after the date of the borrowing and was due in full in December 2018. The first tranche of the Amended Loan bore interest at a rate of 5.00% per annum. The Amended Loan carried prepayment penalties of 2.00% and 1.00% for prepayment within one and two years, respectively, and no prepayment penalty thereafter. In connection with the Amended Loan, the Company paid approximately $45,000 in third-party fees.

Interest expense on the loan and security agreement was as follows (in thousands of dollars):

	Three Months Ended March 31,
	2016	2015
Nominal interest	$62	$63
Amortization and write-off of debt discount and debt issuance costs	91	7
Prepayment penalty	50	—
End-of-term payment interest	156	19
Total	$359	$89

7. Stockholders’ Equity

Common Stock

The Company had reserved shares of common stock for issuance as follows:

	March 31, 2016	December 31, 2015
Options issued and outstanding	5,283,180	4,179,521
Options available for grant under stock option plans	961,818	1,058,359
Common stock available for the Employee Stock Purchase Plan	684,272	750,000
Total	6,929,270	5,987,880

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8. Stock Incentive Plans

The following table summarizes activity under the Company’s stock option plans (aggregate intrinsic value in thousands):

	Shares Available for Grant	Stock Options Outstanding	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Years)	Aggregate Intrinsic Value
Balance—December 31, 2015	1,058,359	4,179,521	$8.03	7.50	$6,511
Additional options authorized	1,107,411	—
Granted	(1,259,650)	1,259,650	6.27
Canceled	55,698	(48,693)	12.94
Exercised	—	(107,298)	2.85
Balance—March 31, 2016	961,818	5,283,180	$7.68	8.10	$3,355
Options vested and exercisable—March 31, 2016		2,159,237	$6.66	6.58	$3,214
Options vested and expected to vest—March 31, 2016		4,951,621	$7.67	8.02	$3,345

The aggregate intrinsic value was calculated as the difference between the exercise price of the options to purchase common stock and the fair market value of the Company’s common stock, which was $5.40 per share as of March 31, 2016.

The weighted average fair value of options to purchase common stock granted was $3.36 and $5.37 for the three months ended March 31, 2016 and 2015, respectively.

The weighted-average fair value of stock options exercised was $1.71 and $2.50 for the three months ended March 31, 2016 and 2015, respectively. The intrinsic value of stock options exercised was $365,000 and $145,000 for the three months ended March 31, 2016 and 2015, respectively.

Stock-based Compensation

The following table summarizes stock-based compensation expense related to stock options and pursuant to the employee stock purchase plan (“ESPP”) for the three months ended March 31, 2016 and 2015, and are included in the condensed statements of operations and comprehensive loss as follows (in thousands of dollars):

	Three Months Ended March 31,
	2016	2015
Cost of revenue	$30	$17
Research and development	300	253
Selling and marketing	408	269
General and administrative	758	684
Total stock-based compensation expense	$1,496	$1,223

As of March 31, 2016, the Company had $13.2 million of unrecognized compensation expense related to unvested stock options, which is expected to be recognized over an estimated weighted-average period of 2.92 years.

The estimated grant-date fair value of employee stock options was calculated using the Black-Scholes option-pricing model, based on the following assumptions:

Three Months Ended March 31,
	2016	2015
Weighted-average volatility	55.88 – 56.36%	66.06 – 68.82%
Weighted-average expected term (years)	6.08 – 6.23	6.08 – 6.08
Risk-free interest rate	1.32 – 1.77%	1.55 – 1.79%
Expected dividend yield	—	—

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The estimated grant date fair value of the ESPP shares was calculated using the Black-Scholes option-pricing model, based on the following assumptions:

Three Months Ended March 31, 2016
Weighted-average volatility	67.71 – 75.72%
Weighted-average expected term (years)	0.49 – 1.00
Risk-free interest rate	0.47 – 0.47%
Expected dividend yield	—

There were no stock options granted to non-employees during the three months ended March 31, 2016 and 2015, respectively.

9. Genzyme Co-Promotion Agreement

In January 2012, the Company and Genzyme Corporation (“Genzyme”) executed a co-promotion agreement for the co-exclusive rights and license to promote and market the Company’s Afirma thyroid diagnostic solution in the United States and in 40 named countries. In exchange, the Company received a $10.0 million upfront co-promotion fee from Genzyme in February 2012. Under the terms of the agreement, Genzyme will receive a percentage of U.S. cash receipts that the Company has received related to Afirma as co-promotion fees. The percentage was 50% in 2012, 40% from January 2013 through February 2014, and 32% beginning in February 2014.

In November 2014, the Company signed an Amended and Restated U.S. Co-Promotion Agreement (“Amended Agreement”) with Genzyme. Under the Amended Agreement, the co-promotion fees Genzyme will receive as a percentage of U.S. cash receipts were reduced from 32% to 15% beginning January 1, 2015. Through August 11, 2014, the Company amortized the $10.0 million upfront co-promotion fee straight-line over a four-year period, which was management’s best estimate of the life of the agreement, in part because after that period either party could have terminated the agreement without penalty. Effective August 12, 2014, the Company extended the amortization period from January 2016 to June 2016, the modified earliest period either party could terminate the agreement without penalty. The Company accounted for the change in accounting estimate prospectively. Either party may terminate the agreement with six months prior notice, however, under the Amended Agreement, neither party can terminate the agreement for convenience prior to June 30, 2016. The agreement with Genzyme expires in 2027. On March 9, 2016, the Company gave Genzyme notice of termination of the Amended Agreement effective September 9, 2016. The balance of the unamortized up-front co-promotion fee was $518,000 at March 31, 2016 and the amortization of the upfront co-promotion fee has been further extended to September 2016.

In February 2015, the Company entered into an Ex-U.S. Co-promotion Agreement with Genzyme for the promotion of the Afirma GEC test with exclusivity in five countries outside the United States initially and in other countries agreed to from time to time. The agreement commenced on January 1, 2015 and continues until December 31, 2019, with extension of the agreement possible upon agreement of the parties. Country-specific terms have been established under this agreement for Brazil and Singapore and a right of first negotiation has been established for Canada, the Netherlands and Italy. The Company pays Genzyme 25% of net revenue from the sale of the Afirma GEC test in Brazil and Singapore over a five-year period commencing January 1, 2015. Beginning in the fourth year of the agreement, if the Company terminates the agreement for convenience, the Company may be required to pay a termination fee contingent on the number of GEC billable results generated.

The Company incurred $2.1 million and $1.7 million in co-promotion expense, excluding the amortization of the up-front co-promotion fee, for the three months ended March 31, 2016 and 2015, respectively, and is included in selling and marketing expenses in the condensed statements of operations and comprehensive loss. The Company’s outstanding obligations to Genzyme totaled $2.1 million as of March 31, 2016 and December 31, 2015, and are included in accrued liabilities on the Company’s condensed balance sheets.

The Company amortized $431,000 and $474,000 of the $10.0 million up-front co-promotion fee the three months ended March 31, 2016 and 2015, respectively, which is reflected as a reduction to selling and marketing expenses in the condensed statements of operations and comprehensive loss.

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10. Thyroid Cytopathology Partners

In 2010, the Company entered into an arrangement with Pathology Resource Consultants, P.A. (“PRC”) to set up and manage a specialized pathology practice to provide testing services to the Company. There is no direct monetary compensation from the Company to PRC as a result of this arrangement. The Company’s service agreement is with the specialized pathology practice, Thyroid Cytopathology Partners, (“TCP”), and is effective through December 31, 2015, and thereafter automatically renews every year unless either party provides notice of intent not to renew at least 12 months prior to the end of the then-current term. Under the service agreement, the Company pays TCP based on a fixed price per test schedule, which is reviewed periodically for changes in market pricing. Subsequent to December 2012, an amendment to the service agreement allows TCP to use a portion of the Company’s facility in Austin, Texas. The Company does not have an ownership interest in or provide any form of financial or other support to TCP.

The Company has concluded that TCP represents a variable interest entity and that the Company is not the primary beneficiary as it does not have the ability to direct the activities that most significantly impact TCP’s economic performance. Therefore, the Company does not consolidate TCP. All amounts paid to TCP under the service agreement are expensed as incurred and included in cost of revenue in the condensed statements of operations and comprehensive loss. The Company incurred $1.3 million and $1.1 million for the three months ended March 31, 2016 and 2015, respectively, in cytopathology testing and evaluation services expenses with TCP. The Company’s outstanding obligations to TCP for cytopathology testing services were $889,000 and $820,000 as of March 31, 2016 and December 31, 2015, respectively, and are included in accounts payable on the Company’s condensed balance sheets.

TCP reimburses the Company for a proportionate share of the Company’s rent and related operating expenses for the leased facility. TCP’s portion of rent and related operating expense for the subleased space at the Austin, Texas facility was $23,000 and $23,000 for the three months ended March 31, 2016 and 2015 and is included in other income, net in the Company’s condensed statements of operations and comprehensive loss.

11. Income Taxes

The Company did not record a provision or benefit for income taxes during and three months ended March 31, 2016 and 2015, respectively. The Company continues to maintain a full valuation allowance against its net deferred tax assets.

As of March 31, 2016, the Company had unrecognized tax benefits of $1.9 million, none of which would currently affect the Company’s effective tax rate if recognized due to the Company’s net deferred tax assets being fully offset by a valuation allowance. The Company does not anticipate that the amount of unrecognized tax benefits relating to tax positions existing at March 31, 2016 will significantly increase or decrease within the next 12 months. There was no interest expense or penalties related to unrecognized tax benefits recorded through March 31, 2016.

A number of years may elapse before an uncertain tax position is audited and finally resolved. While it is often difficult to predict the final outcome or the timing of resolution of any particular uncertain tax position, the Company believes that its reserves for income taxes reflect the most likely outcome. The Company adjusts these reserves, as well as the related interest, in light of changing facts and circumstances. Settlement of any particular position could require the use of cash.

ITEM 2.  MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of financial condition and results of operations should be read together with the condensed financial statements and the related notes included in Item 1 of Part I of this Quarterly Report on Form 10-Q, and with our audited financial statements and the related notes included in our Annual Report on Form 10-K for the year ended December 31, 2015.

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this report, the words “expects,” “anticipates,” “intends,” “estimates,” “plans,” “believes,” “continuing,” “ongoing,” and similar expressions are intended to identify forward-looking statements. These are statements that relate to future events and include, but are not limited to, the factors that may impact our financial results; our expectations regarding revenue; our expectations with respect to our future research and development, general and administrative and selling and marketing expenses and our anticipated uses of our funds; our expectations regarding capital expenditures; our anticipated cash needs and our estimates regarding our capital requirements; our need for additional financing; potential future sources of cash; our business strategy and our ability to execute our strategy; our ability to achieve and maintain reimbursement from third-party payers at acceptable levels; the potential benefits of our tests and any future tests we may

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develop to patients, physicians and payers; the factors we believe drive demand for and reimbursement of our tests; our ability to sustain or increase demand for our tests; our intent to expand into other clinical areas; our ability to develop new tests, including tests for interstitial lung disease, and the timeframes for development or commercialization; our ability to get our data and clinical studies accepted in peer-reviewed publications; our dependence on and the terms of our agreements with Genzyme and Thyroid Cytopathology Partners, and on other strategic relationships, and the success of those relationships; our beliefs regarding our laboratory capacity; the applicability of clinical results to actual outcomes; the occurrence, timing, outcome or success of clinical trials or studies; the ability of our tests to impact treatment decisions; our beliefs regarding our competitive position; our ability to compete with potential competitors; our compliance with federal, state and international regulations; the potential impact of regulation of our tests by the FDA or other regulatory bodies; the impact of new or changing policies, regulation or legislation, or of judicial decisions, on our business; our ability to comply with the requirements of being a public company; the impact of seasonal fluctuations and economic conditions on our business; our belief that we have taken reasonable steps to protect our intellectual property; the impact of accounting pronouncements and our critical accounting policies, judgments, estimates, models and assumptions on our financial results; and anticipated trends and challenges in our business and the markets in which we operate.

Forward-looking statements are based on our current plans and expectations and involve risks and uncertainties which could cause actual results to differ materially. These risks and uncertainties include, but are not limited to, those risks discussed in Part II, Item 1A of this report, as well as risks and uncertainties related to: our limited operating history and history of losses since inception; our ability to increase usage of and reimbursement for the Afirma GEC, Percepta and any other tests we may develop; our dependence on a limited number of payers for a significant portion of our revenue; the complexity, time and expense associated with billing and collecting for our test; current and future laws, regulations and judicial decisions applicable to our business, including potential regulation by the FDA or by regulatory bodies outside of the United States; changes in legislation related to the U.S. healthcare system; our dependence on strategic relationships, collaborations and co-promotion arrangements; our ability to successfully transition away from our co-promotion agreement; unanticipated delays in research and development efforts; our ability to develop and commercialize new products and the timing of commercialization; our ability to successfully enter new product or geographic markets; our ability to conduct clinical studies and the outcomes of such clinical studies; the applicability of clinical results to actual outcomes; trends and challenges in our business; our ability to compete against other companies and products; our ability to protect our intellectual property; and our ability to obtain capital when needed. These forward-looking statements speak only as of the date hereof. We expressly disclaim any obligation or undertaking to update any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

When used in this report, all references to “Veracyte,” the “company,” “we,” “our” and “us” refer to Veracyte, Inc.

Veracyte, Afirma, Percepta, the Veracyte logo and the Afirma logo are our trademarks or registered trademarks. We also refer to trademarks of other corporations or organizations in this report.

This report contains statistical data and estimates that we obtained from industry publications and reports. These publications typically indicate that they have obtained their information from sources they believe to be reliable, but do not guarantee the accuracy and completeness of their information. Some data contained in this report is also based on our internal estimates.

Overview

We are a molecular diagnostics company that focuses on genomic solutions that resolve diagnostic ambiguity, thus enabling physicians to make more informed treatment decisions at an early stage in patient care. By improving preoperative diagnostic accuracy, we aim to help patients avoid unnecessary invasive procedures while reducing healthcare costs. Our first commercial solution, the Afirma Thyroid FNA Analysis, or Afirma, centers on the proprietary Afirma Gene Expression Classifier, or GEC, which is becoming a new standard of care in thyroid nodule assessment. The Afirma GEC helps physicians reduce the number of unnecessary surgeries by approximately 50% by employing a proprietary 142-gene signature to preoperatively identify benign thyroid nodules among those deemed indeterminate by cytopathology alone. An additional 25 genes are used to differentiate uncommon neoplasm subtypes. We have demonstrated the clinical utility and cost effectiveness of the Afirma GEC in multiple studies published in peer-reviewed journals and established the test’s clinical validity in a study published in The New England Journal of Medicine in 2012. The comprehensive Afirma offering also includes cytopathology testing and the Afirma Malignancy Classifiers, launched in May 2014. Since we commercially launched Afirma in January 2011 through March 31, 2016, we have received over 240,000 fine needle aspiration, or FNA, samples for evaluation using Afirma and performed over 55,000 GECs to resolve indeterminate cytopathology results.

In April 2015, we accelerated our entry into pulmonology, our second clinical area, with the launch of the Percepta Bronchial Genomic Classifier, which we obtained through our acquisition of Allegro Diagnostics Corp., or Allegro, in September 2014. The Percepta test is designed to improve the preoperative diagnosis of lung cancer, thus helping to reduce unnecessary invasive, risky and

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costly procedures in patients with suspicious lung nodules and lesions that were initially found on CT scans. Clinical validation data from two multicenter, prospective studies—AEGIS I and II—were published in July 2015 in The New England Journal of Medicine. Our initial focus is on building our library of clinical evidence, including clinical utility, for the Percepta classifier, while we work to secure reimbursement coverage for the test from Medicare and private payers. As of March 2016, we have expanded to 40 the number of thought-leading academic and other institutions around the country that are now offering Percepta to their patients during this initial stage of commercialization.

Our second pulmonology product, which we plan to introduce in the fourth quarter of 2016, is designed to preoperatively assess the likelihood of idiopathic pulmonary fibrosis, or IPF, among patients presenting with a suspected interstitial lung disease, or ILD.

We have an Amended and Restated U.S. Co-Promotion Agreement, or Amended Agreement, with Genzyme to market the Afirma test in the United States. On March 9, 2016, we formalized the decision to conclude the Amended Agreement with Genzyme effective September 9, 2016. In February 2015, we entered into an Ex-U.S. Co-Promotion Agreement, or Ex-U.S. Agreement, with Genzyme for the promotion of the Afirma GEC test with exclusivity in five countries outside the United States initially and in other countries agreed to from time to time. The agreement commenced on January 1, 2015 and continues until December 31, 2019, with extension of the agreement possible upon agreement of the parties. Country-specific terms have been established under this agreement for Brazil and Singapore and a right of first negotiation has been established for Canada, the Netherlands and Italy.

We increased the list price billed for the GEC from $4,875 to $6,400 per test in July 2015, while the list price billed for routine cytopathology remained at $490 per test. We obtained Medicare coverage for the GEC effective in January 2012 and contracted reimbursement at an agreed upon rate of $3,200. We have entered into contracts establishing in-network allowable rates for both our GEC and cytopathology tests with payers including United Healthcare, Aetna and Cigna, as well as several Blue Cross Blue Shield plans, among others. We have also received positive coverage determinations from numerous other commercial payers and, as of March 2016, the GEC is covered by payers representing 180 million lives. We now have 130 million lives under contract. Payers that have agreed to pay for Afirma under contract are also counted as covered lives. Contracted and reimbursement rates vary by payer.

On March 1, 2015, a separate CPT code, or Current Procedural Terminology code, for the Afirma GEC was issued, which we believe will continue to facilitate our progress with payer coverage and contracts, and reimbursement. The new code became effective January 1, 2016. In November 2015, the Centers for Medicare & Medicaid Services, or CMS, issued a final determination for the 2016 Clinical Lab Fee Schedule, or CLFS, to establish a national limitation amount for this new CPT code under the gapfill process through the regional MACs during calendar year 2016.

We recognized revenue of $13.6 million and $11.2 million for the three months ended March 31, 2016 and 2015, respectively. Revenue increased by 21% for the three months ended March 31, 2016 compared to the same period in 2015. We incurred a net loss of $10.1 million and $7.6 million for the three months ended March 31, 2016 and 2015, respectively. As of March 31, 2016, we had an accumulated deficit of $158.8 million.

Factors Affecting Our Performance

The Number of FNAs We Receive and Test

The growth in our business is tied to the number of FNAs we receive and the number of GECs performed. Approximately 87% of FNAs we receive are for the Afirma solution, which consists of services related to rendering a cytopathology diagnosis, and if the cytopathology result is indeterminate, the GEC is performed. The remaining approximate 13% of FNAs are received from customers performing cytopathology and when the cytopathology result is indeterminate, the FNA is sent to us for the GEC only. The rate at which adoption occurs in these two settings will cause these two percentages to fluctuate over time. Less than 1% of the FNA samples we receive for cytopathology have insufficient cellular material from which to render a cytopathology diagnosis. We only bill the technical component, including slide preparation, for these tests. For results that are benign or suspicious/malignant by cytopathology, we bill for these services when we issue the report to the physician. If the cytopathology result is indeterminate, defined as atypia/follicular lesions of undetermined significance (AUS/FLUS) or suspicious for FN/HCN, we perform the GEC. Historically, approximately 14%-17% of samples we have received for the Afirma solution have yielded indeterminate results by cytopathology. Approximately 5%-10% of the samples for GEC testing have insufficient ribonucleic acid, or RNA, from which to render a result. The GEC can be reported as Benign, Suspicious or No Result. We bill for the GEC Benign and GEC Suspicious results only. After the GEC is completed, we issue the cytopathology report for the indeterminate results as well as the GEC report, and then bill for both of these tests. We incur costs of collecting and shipping the FNAs and a portion of the costs of performing tests where we cannot ultimately issue a patient report. Because we cannot bill for all samples received, the number of FNAs received does not directly correlate to the total number of patient reports issued and the amount billed.

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Continued Adoption of and Reimbursement for Afirma

To date, only a small number of payers have reimbursed us for Afirma at full list price. Revenue growth depends on both our ability to achieve broader reimbursement at increased levels from third-party payers and to expand our base of prescribing physicians and increase our penetration in existing accounts. Because some payers consider the GEC experimental and investigational, we may not receive payment for tests and payments we receive may not be at acceptable levels. We expect our revenue growth will increase as more payers make a positive coverage decision and as payers enter into contracts with us, which should enhance our accrued revenue and cash collections. To drive increased adoption of Afirma, we increased our internal sales force in high-volume geographies domestically over the last several years, along with increasing our marketing efforts. We have also hired institutional channel managers to focus on the institutional segment, which accounts generally send us only GECs. If we are unable to expand the base of prescribing physicians and penetration within these accounts at an acceptable rate, or if we are not able to execute our strategy for increasing reimbursement, we may not be able to effectively increase our revenue.

Our average reimbursement per GEC was approximately $2,100 for the quarter ended March 31, 2016 as compared with approximately $2,300 for the same period in 2015. The average GEC reimbursement rate will change over time due to a number of factors, including medical coverage decisions by payers, the effects of contracts signed with payers, changes in allowed amounts by payers, our ability to successfully win appeals for payment, and our ability to collect cash payments from third-party payers and individual patients. Historical average reimbursement is not necessarily indicative of future average reimbursement.

We calculate the average GEC reimbursement from all payers, whether they are on a cash or an accrual basis, for tests that are on average a year old, since it can take a significant period of time to collect from some payers. We use an average of reimbursement for tests provided over two quarters as it reduces the effects of temporary volatility and seasonal effects. Thus the average reimbursement per GEC represents the total cash collected to date against GEC tests performed during the relevant period divided by the number of GEC tests performed during that same period.

How We Recognize Revenue

A significant portion of our revenue is recognized upon the earlier of receipt of third-party notification of payment or when cash is received. For Medicare and certain other payers where we have an agreed upon reimbursement rate or we are able to make a reasonable estimate of reimbursement at the time delivery is complete, we recognize the related revenue on an accrual basis. In the first period in which revenue is accrued for a particular payer, there generally is a one-time increase in revenue. Until we have contracts with or can estimate the amount that will ultimately be received from a larger number of payers, we will recognize a large portion of our revenue upon the earlier of notification of payment or when cash is received. Additionally, as we commercialize new products, we will need to be able to make an estimate of the amount that will ultimately be received from each payer for each new product offering prior to being able to recognize the related revenue on an accrual basis. Because the timing and amount of cash payments received from payers is difficult to predict, we expect that our revenue will fluctuate significantly in any given quarter. In addition, even if we begin to accrue larger amounts of revenue related to Afirma, when we introduce new products, we do not expect we will be able to recognize revenue from new products on an accrual basis for some period of time. This may result in continued fluctuations in our revenue.

As of March 31, 2016, cumulative amounts billed at list price for tests processed which were not recognized as revenue upon delivery of a patient report because our accrual revenue recognition criteria were not met and for which we have not received notification of payment, collected cash or written off as uncollectible, totaled approximately $149.8 million.

As of December 31, 2015, cumulative amounts billed at list price for tests processed which were not recognized as revenue upon delivery of a patient report because our accrual revenue recognition criteria were not met and for which we have not received notification of payment, collected cash or written off as uncollectible, totaled $134.3 million. Of this amount, we recognized revenue of approximately $3.6 million in the quarter ended March 31, 2016, when cash was received.

Generally, cash we receive is collected within 12 months of the date the test is billed. We cannot provide any assurance as to when, if ever, or to what extent any of these amounts will be collected. Notwithstanding our efforts to obtain payment for these tests, payers may deny our claims, in whole or in part, and we may never receive revenue from previously performed but unpaid tests. Revenue from these tests, if any, may not be equal to the billed amount due to a number of factors, including differences in reimbursement rates, the amounts of patient co-payments and co-insurance, the existence of secondary payers and claims denials. Finally, when we increase our list price, as we did in July 2015, it will increase the cumulative amounts billed.

We incur expense for tests in the period in which the test is conducted and recognize revenue for tests in the period in which our revenue recognition criteria are met. Accordingly, any revenue that we recognize as a result of cash collection in respect of previously performed but unpaid tests will favorably impact our liquidity and results of operations in future periods.

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Impact of Genzyme Co-promotion Agreement

The $10.0 million up-front co-promotion fee we received from Genzyme under the Co-Promotion Agreement dated as of January 18, 2012 is being amortized over the estimated useful life based on the provisions of the agreement as a reduction to selling and marketing expenses. We amortized $431,000 and $474,000 million of the $10.0 million for the three months ended March 31, 2016 and 2015, respectively. The agreement requires that we pay a certain percentage of our cash receipts from the sale of the Afirma solution to Genzyme, which percentage decreased over time. The percentage was 40% from January 2013 through February 2014, 32% from February 2014 through December 2014, and decreased to 15% in January 2015. Our co-promotion fees, excluding the amortization of the up-front co-promotion fee, were $2.1 million and $1.7 million for the three months ended March 31, 2016 and 2015, respectively, and are included in selling and marketing expenses in our statements of operations and comprehensive loss.

In November 2014, we signed the Amended Agreement with Genzyme. Under the Amended Agreement, the co-promotion fees Genzyme will receive as a percentage of U.S. cash receipts from the sale of the Afirma solution were reduced from 32% to 15% beginning January 1, 2015. Either party may terminate the agreement for convenience with six months prior notice, however, neither party can terminate the agreement for convenience prior to June 30, 2016. On March 9, 2016, we formalized the decision to conclude the Amended Agreement with Genzyme effective September 9, 2016. The amortization of the upfront co-promotion fee has been further extended to September 2016 and the balance of the unamortized up-front co-promotion fee was $518,000 at March 31, 2016.

Under the Ex-U.S. Agreement, or Ex-U.S. Agreement, we will pay Genzyme 25% of net revenue from the sale of the Afirma GEC test in Brazil and Singapore over a five-year period commencing January 1, 2015. Beginning in the fourth year of the agreement, which was effective in February 2015, if we terminate the agreement for convenience, we may be required to pay a termination fee contingent on the number of GEC billable results generated.

Development of Additional Products

We currently rely on sales of Afirma to generate all of our revenue. In May 2014, we commercially launched our Afirma Malignancy Classifiers, which we believe enhances our Afirma Thyroid FNA Analysis as a comprehensive way to manage thyroid nodule patients and serve our current base of prescribing physicians. We are also pursuing development or acquisition of products for additional diseases to increase and diversify our revenue. For example, in September 2014 we acquired Allegro and with it, the Percepta Bronchial Genomic Classifier, a molecular diagnostic lung cancer test designed to help physicians determine which patients with lung nodules who have had an inconclusive bronchoscopy result are at low risk for cancer and can thus be safely monitored with CT scans, rather than undergoing invasive procedures. We launched the Percepta test in April 2015. Additionally, we are pursuing a solution for interstitial lung disease that will offer an alternative to surgery by developing a genomic signature to classify samples collected through less invasive bronchoscopy techniques. Accordingly, we expect to continue to invest heavily in research and development in order to expand the capabilities of our solutions and to develop additional products. Our success in developing or acquiring new products will be important in our efforts to grow our business by expanding the potential market for our products and diversifying our sources of revenue.

Timing of Our Research and Development Expenses

We deploy state-of-the-art and costly genomic technologies in our biomarker discovery experiments, and our spending on these technologies may vary substantially from quarter to quarter. We also spend a significant amount to secure clinical samples that can be used in discovery and product development as well as clinical validation studies. The timing of these research and development activities is difficult to predict, as is the timing of sample acquisitions. If a substantial number of clinical samples are acquired in a given quarter or if a high-cost experiment is conducted in one quarter versus the next, the timing of these expenses can affect our financial results. We conduct clinical studies to validate our new products as well as on-going clinical studies to further the published evidence to support our commercialized tests. As these studies are initiated, start-up costs for each site can be significant and concentrated in a specific quarter. Spending on research and development, for both experiments and studies, may vary significantly by quarter depending on the timing of these various expenses.

Historical Seasonal Fluctuations in FNA Volume and Cash Collections

Our business is subject to fluctuations in the number of FNA samples received for both cytopathology and GEC testing throughout the year as a result of physician practices being closed for holidays or endocrinology and thyroid-related industry meetings which are widely attended by our prescribing physicians. Like other companies in our field, vacations by physicians and patients tend to negatively affect our volumes more during the summer months and during the end of year holidays compared to other times of the year. Additionally, we may receive fewer FNAs in the winter months due to severe weather if patients are not able to visit their doctor’s office. Our reimbursed rates and cash collections are also subject to seasonality. Medicare normally makes adjustments in its fee schedules at the beginning of the year which may affect our reimbursement. Additionally, some plans reset their deductibles at the

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beginning of each year which means that patients early in the year are responsible for a greater portion of the cost of our tests, and we have lower cash collection rates from individuals than from third-party payers. Later in the year, particularly in the fourth quarter, we experience improved payment results as third-party payers tend to clear pending claims toward year end. This trend historically has increased our cash collections in the fourth quarter. The effects of these seasonal fluctuations in prior periods may have been obscured by the growth of our business.

Financial Overview

Revenue

Through March 31, 2016, all of our revenue have been derived from the sale of Afirma. To date, Afirma has been delivered primarily to physicians in the United States. We generally invoice third-party payers upon delivery of a patient report to the prescribing physician. As such, we take the assignment of benefits and the risk of cash collection from the third-party payer and individual patients. Third-party payers in excess of 10% of revenue and their related revenue as a percentage of total revenue were as follows:

	Three Months Ended March 31,
	2016	2015
Medicare	31%	24%
United Healthcare	13%	14%
Cigna	6%	15%
	50%	53%

As the number of payers reimbursing for Afirma increases, the percentage of revenue derived from Medicare and other significant third-party payers has changed and will continue to change as a percentage of total revenue.

For tests performed where we have an agreed upon reimbursement rate or we can estimate the amount we will ultimately receive at the time delivery is complete, such as in the case of Medicare and certain other payers, we recognize the related revenue upon delivery of a patient report to the prescribing physician based on the established billing rate less contractual and other adjustments to arrive at the amount that we expect to ultimately receive. We determine the amount we expect to ultimately receive based on a per payer, per contract or agreement basis. The expected amount is typically lower than, if applicable, the agreed upon reimbursement amount due to several factors, such as the amount of patient co-payments, the existence of secondary payers and claim denials. In other situations, where we cannot estimate the amount that will be ultimately received, we recognize revenue upon the earlier of receipt of third-party payer notification of payment or when cash is received. Incremental accrued revenue as a result of additional payers meeting our revenue recognition criteria for the quarters ended March 31, 2016 and 2015 was approximately $146,000 and $325,000, respectively. The quarter ended March 31, 2015 also included a catch-up payment from a payer of $643,000. Upon ultimate collection, the amount received from Medicare and commercial payers where reimbursement was estimated is compared to previous estimates and the contractual allowance is adjusted accordingly. Our ability to increase our revenue will depend on our ability to penetrate the market, obtain positive coverage policies from additional third-party payers, obtain reimbursement and/or enter into contracts with additional third-party payers, and increase reimbursement rates for tests performed. Finally, should we recognize revenue from payers on an accrual basis and later determine the judgments underlying estimated reimbursement change, our financial results could be negatively impacted in future quarters.

Cost of Revenue

The components of our cost of revenue are materials and service costs, including cytopathology testing services, stock-based compensation expense, direct labor costs, equipment and infrastructure expenses associated with testing samples, shipping charges to transport samples, and allocated overhead including rent, information technology, equipment depreciation and utilities. Costs associated with performing tests are recorded as the test is processed regardless of whether and when revenue is recognized with respect to that test. As a result, our cost of revenue as a percentage of revenue may vary significantly from period to period because we do not recognize all revenue in the period in which the associated costs are incurred. We expect cost of revenue in absolute dollars to increase as the number of tests we perform increases and from the higher costs of our new facility. However, we expect that the cost per test will decrease over time due to leveraging fixed costs, efficiencies we may gain as test volume increases and from automation, process efficiencies and other cost reductions. As we introduce new tests, initially our cost of revenue will be high and will increase disproportionately our aggregate cost of revenue until we achieve efficiencies in processing these new tests.

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Research and Development

Research and development expenses include costs incurred to develop our technology, collect clinical samples and conduct clinical studies to develop and support our products. These costs consist of personnel costs, including stock-based compensation expense, prototype materials, laboratory supplies, consulting costs, costs associated with setting up and conducting clinical studies at domestic and international sites, and allocated overhead including rent, information technology, equipment depreciation and utilities. We expense all research and development costs in the periods in which they are incurred. We expect our research and development expenses will increase in future periods as we continue to invest in research and development activities related to developing additional products and evaluating various platforms. We expect that in 2016, the increase in research and development expenses will continue for the development and launch of our new ILD product and for the continued development and support of the Afirma and Percepta tests. Specifically, we plan to: increase the body of clinical evidence to support Afirma; incur research and development expenses associated with clinical utility studies to support the commercialization of Percepta; and incur expenses associated with development, analytical verification and clinical validation studies in our ILD program.

Selling and Marketing

Selling and marketing expenses consist of personnel costs, including stock-based compensation expense, direct marketing expenses, consulting costs, and allocated overhead including rent, information technology, equipment depreciation and utilities. In addition, co-promotion fees paid to Genzyme, net of amortization of the up-front fee received, are included in selling and marketing expenses. In November 2014, we amended the co-promotion agreement with Genzyme and our personnel and marketing costs increased as we took on more sales and marketing responsibilities related to Afirma, but these increases are offset by the lower rate we are required to pay Genzyme under the Amended Agreement beginning in January 2015. On March 9, 2016, we formalized the decision to conclude the Amended Agreement with Genzyme effective September 9, 2016. Consequently, in 2016, we have further expanded our internal sales force and marketing spending as we transition out of the relationship. We expect that these costs will be offset by the elimination of the co-promotion fee, beginning in mid-September 2016. In 2016, we also expect to incur increased selling and marketing expense as a result of investments in our lung product portfolio. We believe total selling and marketing expenses will continue to increase in 2016.

General and Administrative

General and administrative expenses include those from executive, finance and accounting, human resources, legal, billing and client services, and quality and regulatory functions. These expenses include personnel costs, including stock-based compensation expense, audit and legal expenses, consulting costs, costs associated with being a public company, and allocated overhead including rent, information technology, equipment depreciation and utilities. We expect our general and administration expenses to remain flat for the remainder of 2016 as consulting expenses are expected to decline, offset by higher personnel-related expenses from the expansion of our billing group to support anticipated increased demand for our tests.

Intangible Asset Amortization

Intangible asset amortization began in April 2015 when we launched the Percepta test. The finite-lived intangible asset with a cost of $16.0 million is being amortized over 15 years, using the straight-line method.

Interest Expense

Interest expense is attributable to our borrowings under our loan and security agreement and the credit agreement that replaced it.

Other Income (Expense), Net

Other income (expense), net, for the quarters ended March 31, 2016 and 2015 consists primarily of sublease rental income and interest income received from payers and from our cash equivalents.

Critical Accounting Polices and Estimates

Our management’s discussion and analysis of our financial condition and results of operations is based on our unaudited interim condensed financial statements, which have been prepared in accordance with United States generally accepted accounting principles, or U.S. GAAP. The preparation of the financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements,

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as well as the reported revenue generated and expenses incurred during the reporting periods. Our estimates are based on our historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions and any such differences may be material. We believe that the accounting policies discussed below are critical to understanding our historical and future performance, as these policies relate to the more significant areas involving management’s judgments and estimates.

Revenue Recognition

We recognize revenue in accordance with the provisions of Accounting Standards Codification (“ASC”) 954-605, Health Care Entities—Revenue Recognition. Our revenue is generated from the provision of diagnostic services using the Afirma solution and the service is completed upon the delivery of test results to the prescribing physician, at which time we bill for the service. We recognize revenue related to billings for Medicare and commercial payers on an accrual basis, net of contractual and other adjustments, when amounts that will ultimately be realized can be estimated. Contractual and other adjustments represent the difference between the list price (the billing rate) and the estimated reimbursement rate for each payer. Upon ultimate collection, the amount received from Medicare and commercial payers where reimbursement was estimated is compared to previous estimates and, if necessary, the contractual allowance is adjusted accordingly. Until a contract has been negotiated with a commercial payer or governmental program, the Afirma solution may or may not be covered by these entities’ existing reimbursement policies. In addition, patients do not enter into direct agreements with us that commit them to pay any portion of the cost of the tests in the event that their insurance declines to reimburse us. In the absence of an agreement with the patient or other clearly enforceable legal right to demand payment from the patient, the related revenue is only recognized upon the earlier of payment notification, if applicable, or cash receipt.

The estimates of amounts that will ultimately be realized requires significant judgment by management. Some patients have out-of-pocket costs for amounts not covered by their insurance carrier, and we may bill the patient directly for these amounts in the form of co-payments and co-insurance in accordance with their insurance carrier and health plans. Some payers may not cover our GEC as ordered by the prescribing physician under their reimbursement policies. We pursue reimbursement from such patients on a case-by-case basis. In the absence of contracted reimbursement coverage or the ability to estimate the amount that will ultimately be realized for our services, revenue is recognized upon the earlier of receipt of third-party payer notification of payment or when cash is received.

We use judgment in determining if we are able to make an estimate of what will be ultimately realized. We also use judgment in estimating the amounts we expect to collect by payer. Our judgments will continue to evolve in the future as we continue to gain payment experience with third-party payers and patients.

Finite-lived Intangible Assets

Finite-lived intangible assets relates to intangible assets reclassified from indefinite-lived intangible assets, following the launch of Percepta in April 2015. We amortize finite-lived intangible assets using the straight-line method, over their estimated useful life. The estimated useful life of 15 years was used for the intangible asset related to Percepta based on management’s estimate of product life, product life of other diagnostic tests and patent life. We test this finite-lived intangible asset for impairment when events or circumstances indicate a reduction in the fair value below its carrying amount. There was no impairment for the three months ended March 31, 2016.

Stock-based Compensation

We recognize stock-based compensation cost for only those shares underlying stock options that we expect to vest on a straight-line basis over the requisite service period of the award. We estimate the fair value of stock options using a Black-Scholes option-pricing model, which requires the input of highly subjective assumptions, including the option’s expected term and stock price volatility. In addition, judgment is also required in estimating the number of stock-based awards that are expected to be forfeited. Forfeitures are estimated based on historical experience at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. The assumptions used in calculating the fair value of share-based payment awards represent management’s best estimates, but these estimates involve inherent uncertainties and the application of management’s judgment. As a result, if factors change and we use different assumptions, our stock-based compensation expense could be materially different in the future.

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Results of Operations

Comparison of the Three Months Ended March 31, 2016 and 2015 (in thousands of dollars, except percentages)

	Three Months Ended March 31,
	2016	2015	Change	%
Revenue	$13,550	$11,218	2,332	21%
Operating expense:
Cost of revenue	6,279	4,566	1,713	38%
Research and development	3,461	2,787	674	24%
Selling and marketing	7,066	5,620	1,446	26%
General and administrative	6,228	5,798	430	7%
Intangible asset amortization	267	—	267	—
Total operating expenses	23,301	18,771	4,530	24%
Loss from operations	(9,751)	(7,553)	(2,198)	(29)%
Interest expense	(367)	(89)	(278)	(312)%
Other income (expense), net	43	32	11	34%
Net loss and comprehensive loss	$(10,075)	$(7,610)	$(2,465)	(32)%
Other Operating Data:
GECs processed	5,352	4,020	1,332	33%

Revenue

Revenue increased $2.3 million, or 21%, for the three months ended March 31, 2016 compared to the same period in 2015. The increase was primarily due to increased adoption of Afirma and the resultant increase in tests delivered, especially the proportion of GEC tests reported, and, to a lesser extent, additional payers meeting our revenue recognition criteria for accrual, partially offset by a decrease in revenue recorded when cash is received. As contracts are executed and as revenue and cash collection becomes more predictable, we expect to to accrue a greater proportion of revenue instead of waiting for cash receipt.

Revenue recognized when cash is received and on an accrual basis for the three months ended March 31, 2016 and 2015 was as follows (in thousands of dollars):

	Three Months Ended March 31,
	2016	2015
Revenue recognized when cash is received	$5,324	$5,832
Revenue recognized on an accrual basis	8,226	5,386
Total	$13,550	$11,218

Cost of revenue

Comparison of the three months ended March 31, 2016 and 2015 is as follows (in thousands of dollars, except percentages):

	Three Months Ended March 31,
	2016	2015	Change	%
Cost of revenue:
Reagents, chips, consumables and related	$2,290	$1,457	$833	57%
Cytopathology fees and related costs	1,480	1,197	283	24%
Sample collection	908	657	251	38%
Direct labor	785	545	240	44%
Other	816	710	106	15%
Total	$6,279	$4,566	$1,713	38%

Cost of revenue increased $1.7 million, or 38%, for the three months ended March 31, 2016 compared to the same period in 2015. Given our corporate focus on GEC growth and the adoption of the Afirma test, GEC tests increased by 33% and cytopathology

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tests increased by 21%. The increase in reagents, chips, consumables and related costs is associated primarily with increased GEC test volume. The increase in cytopathology fees is related to the volume increase in FNA samples processed. The increase in sample collection costs is primarily related to increased volume of samples. The increase in direct labor is associated with the increase in sample volume and the mix shift to relatively more GECs versus cytopathology tests as more labor hours are incurred on the GEC tests compared to the cytopathology tests and at a higher average employee cost. Other costs are primarily indirect costs, such as facilities allocation, depreciation and equipment maintenance, which increased as a result of increased allocable costs and increased allocation to cost of revenue due to an average headcount increase of 28%.

Research and development

Comparison of the three months ended March 31, 2016 and 2015 is as follows (in thousands of dollars, except percentages):

	Three Months Ended March 31,
	2015	2014	Change	%
Research and development expense:
Personnel-related expense	$1,668	$1,425	$243	17%
Stock-based compensation expense	300	253	47	19%
Direct R&D expense	813	615	198	32%
Other expense	680	494	186	38%
Total	$3,461	$2,787	$674	24%

Research and development expense increased $0.7 million, or 24%, for the three months ended March 31, 2016 compared to the same period in 2015. The increase in personnel-related expense was primarily due to increased accrued bonuses as a result of increased bonus targets and performance. The increase in stock-based compensation expense reflects option grants to new and existing employees. The increase in direct R&D expense was primarily due to materials purchased for research and development experiments. Other expense increased primarily as a result of increased information technology and facilities expenses that were related to research and development activities.

Selling and marketing

Comparison of the three months ended March 31, 2016 and 2015 is as follows (in thousands of dollars, except percentages):

	Three Months Ended March 31,
	2016	2015	Change	%
Selling and marketing expense:
Genzyme co-promotion expense, net	$1,626	$1,210	$416	34%
Personnel-related expense	3,736	2,665	1,071	40%
Stock-based compensation expense	408	269	139	52%
Direct marketing expense	536	693	(157)	(23)%
Other expense	760	783	23	3%
Total	$7,066	$5,620	$1,445	26%

Selling and marketing expense increased $1.4 million, or 26%, for the three months ended March 31, 2016 compared to the same period in 2015. The increase in Genzyme co-promotion expense, net, reflects an increase in cash collections for Afirma. The increase in personnel-related expense was primarily due to a 31% increase in average headcount of our sales and marketing team, as we prepare for the termination of the Amended Agreement, as well as increased commissions and accrued bonus as a result of increased performance and bonus targets. The increase in stock-based compensation expense reflects option grants to new and existing employees. The decrease in direct marketing expense was due primarily to a reduction of expenses associated with Afirma, including trade shows, market research, advertising, public relations, and speaker programs. The increase in other expense was primarily due to an increase in information technology and facilities expenses that were related to sales and marketing activities.

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General and administrative

Comparison of the three months ended March 31, 2016 and 2015 is as follows (in thousands of dollars, except percentages):

	Three Months Ended March 31,
	2015	2014	Change	%
General and administrative expense:
Personnel-related expense	$3,026	$2,550	$476	19%
Stock-based compensation expense	758	684	74	11%
Professional fees expense	1,279	1,697	(418)	(25)%
Rent and other facilities expense	901	407	494	121%
Other expense	264	460	(196)	(43)%
Total	6,228	$5,798	$430	7%

General and administrative expense increased $0.4 million, or 7%, for the three months ended March 31, 2016 compared to the same period in 2015. The increase in personnel-related expense was primarily due to increased accrued bonuses as a result of increased bonus targets and performance, as well as a 9% increase in average headcount for the three months ended March 31, 2016 as compared to the same period in 2015. The increase in stock-based compensation expense was primarily due to option grants to new and existing employees. The decrease in professional fees was primarily due to lower accounting, audit and legal expenses. The increase in rent and other facilities expense was largely due to incurring expense for our new South San Francisco facility, as well as our previous space, for which the lease ends in March 2016. While we do not begin to make rent payments for our new South San Francisco facility until April 2016, in accordance with GAAP, the rent is expensed on a straight-line basis over the lease period. The decrease in other expense was due primarily to consulting expense of approximately $0.5 million for the three months ended March 31, 2015 that did not recur, partially offset by higher general administrative expenses.

Interest expense

Interest expense increased $278,000 for the three months ended March 31, 2016 compared to the same period in 2015 due to paying off the loan and security agreement in March 2016, which included expenses for an end-of-term payment, a prepayment penalty and the write-off of debt issuance costs and debt discount.

Other income (expense), net

Other income (expense), net, increased $11,000 for the three months ended March 31, 2016 compared to the same period in 2015 primarily due higher interest income from our money market investments.

Liquidity and Capital Resources

We have incurred net losses since our inception. For the three months ended March 31, 2016 and 2015, we had a net loss of $10.1 million and $7.6 million, respectively, and we expect to incur additional losses in 2016 and in future years. As of March 31, 2016, we had an accumulated deficit of $158.8 million. We may never achieve revenue sufficient to offset our expenses.

We believe our existing cash and cash equivalents of $47.5 million as of March 31, 2016 and our revenue during the next 12 months will be sufficient to meet our anticipated cash requirements for at least the next 12 months.

From inception through March 31, 2016, we have received $217.1 million in net proceeds from various sources to finance our operations, including net proceeds of $78.6 million from sales of our preferred stock, net proceeds of $59.2 million from our IPO, net proceeds of $37.3 million from our sale of common stock in a private placement, $10.0 million from the Genzyme co-promotion agreement, net borrowings of $4.9 million under our loan and security agreement which was paid off in March 2016, net borrowings of $24.5 million under our credit agreement and $2.6 million from the exercise of stock options and employee stock purchases.

In March 2016, we entered into a credit agreement, or Credit Agreement, with Visium Healthcare Partners, LP, or Visium. Under the Credit Agreement, two term loans are available to us with an aggregate principal amount of up to $40.0 million. We drew down the initial $25.0 million term loan, or Initial Term Loan on March 30, 2016.  On or prior to June 30, 2017, we may request the second term loan of up to $15.0 million, or the Second Term Loan.  The Initial Term Loan and the Second Term Loan are referred to as Term Loans, which mature on March 31, 2022.

The Term Loans bear interest at a fixed rate of 12.0% per annum, payable quarterly at the end of each March, June,

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September and December. No principal payments will be due during an interest-only period, commencing on the funding date for the Initial Term Loan, or Initial Borrowing Date, and continuing through and including March 31, 2020. We are obligated to repay the outstanding principal amounts under the Term Loans in eight equal installments during the final two years under the Credit Agreement. For any quarterly interest payment through and including the 16th interest payment date after the Initial Borrowing Date, so long as no event of default has occurred and is then continuing, we may elect to pay interest in cash on the outstanding principal amounts of the Term Loans at a fixed rate of 9.0%, with the remaining 3.0% of the 12.0% interest paid-in-kind by adding such paid-in-kind interest to the outstanding principal amounts of the Term Loans.

We may prepay the outstanding principal amount under the Term Loans subject to a minimum of $5.0 million of principal amount or a whole multiple of $1.0 million in excess thereof plus accrued and unpaid interest and a prepayment premium. The prepayment premium will be assessed on the principal amount repaid and will equal (i) 24.0% less the aggregate amount of all interest payments in cash, if the prepayment is made on or prior to March 31, 2018, (ii) 4.0%, if the prepayment is made after March 31, 2018 and on or prior to March 31, 2019, (iii) 2.0%, if the prepayment is made after March 31, 2019 and on or prior to March 31, 2020, and (iv) 1.0%, if the prepayment is made after March 31, 2020 and on or prior to March 31, 2021. After March 31, 2021 there is no prepayment premium.

Our obligations under the Credit Agreement are secured by a security interest in substantially all of its assets. The Credit Agreement contains customary representations, warranties, and events of default, as well as affirmative and negative covenants. The negative covenants include, among other provisions, covenants that limit or restrict our ability to incur liens, make investments, incur indebtedness, merge with or acquire other entities, dispose of assets, make dividends or other distributions to holders of its equity interests, engage in any material new line of business, or enter into certain transactions with affiliates, in each case subject to certain exceptions. The Credit Agreement also includes financial covenants requiring minimum cash and cash equivalents balances and minimum revenues. To the extent we form or acquire certain subsidiaries domiciled in the United States, those subsidiaries are required to be guarantors of our obligations under the Credit Agreement.  As of March 31, 2016, we were in compliance with the loan covenants.

In April 2015, we completed a private placement of 4,907,975 shares of our common stock to certain accredited investors, the Investors, at a purchase price of $8.15 per share. Gross proceeds to us were $40.0 million, and we received $37.3 million in net proceeds, after deducting placement agent fees and other expenses payable by us of $2.7 million.

In June 2013, we entered into a loan and security agreement with a financial institution, or the Original Loan. The Original Loan provided for term loans of up to $10.0 million in aggregate. We drew down $5.0 million in funds under the agreement in June 2013, and did not draw the remaining $5.0 million on or before the expiration date of March 31, 2014. We were required to repay the outstanding principal in 30 equal installments beginning 18 months after the date of the borrowing and the loan was due in full in June 2017. The Original Loan had an interest rate of 6.06% per annum, carried prepayment penalties of 2.25% and 1.50% for prepayment within one and two years, respectively, and 0.75% thereafter.

In December 2014, we amended certain terms and conditions of the Original Loan, which we refer to as the Amended Loan. The Amended Loan provided for term loans of up to $15.0 million in aggregate, in three tranches of $5.0 million each. We borrowed $5.0 million under the first tranche in December 2014 and used the funds for repayment of the $5.0 million in principal outstanding under the Original Loan, in a cashless transaction. In addition, we paid the accrued but unpaid interest of $14,000 due on the Original Loan and the related end-of-term payment of $110,000. The Amended Loan waived the prepayment premium of $75,000 under the Original Loan and reduced the end-of-term payment of $225,000 under the Original Loan to $110,000. In November 2015, we further amended the Amended Loan to extend the availability of the second $5.0 million tranche under the Amended Loan through June 30, 2016 from December 31, 2015 originally. We could have borrowed the third $5.0 million tranche any time through June 30, 2016 after achieving the third tranche revenue milestone as defined in the Amended Loan.

Under the Amended Loan, we were required to repay the outstanding principal in 24 equal installments beginning 24 months after the date of the borrowing and the loan was due in full in December 2018. The first tranche of the Amended Loan bore interest at a rate of 5.00% per annum and the obligation included an end-of-term payment of $237,500, representing 4.75% of the total outstanding principal balance, which accreted over the life of the loan as interest expense. The Amended Loan carried prepayment penalties of 2.00% and 1.00% for prepayment within one and two years, respectively, and no prepayment penalty thereafter. In connection with the Amended Loan, we paid approximately $45,000 in third-party fees. As a result of the debt discount and the end-of-term payment, the effective interest rate for the Amended Loan differed from the contractual rate.

In March 2016, a portion of the net proceeds from the Visium Initial Term Loan was used to pay off the remaining balances of the Amended Loan and the Amended Loan agreement was cancelled.

We expect that our near- and longer-term liquidity requirements will continue to consist of selling and marketing expenses, research and development expenses, working capital, and general corporate expenses associated with the growth of our business. However, we may also use cash to acquire or invest in complementary businesses, technologies, services or products that would

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change our cash requirements. If we are not able to generate revenue to finance our cash requirements, we will need to finance future cash needs primarily through public or private equity offerings, debt financings, borrowings or strategic collaborations or licensing arrangements. If we raise funds by issuing equity securities, dilution to stockholders could result. Any equity securities issued also may provide for rights, preferences or privileges senior to those of holders of our common stock. The terms of debt securities issued or borrowings could impose significant restrictions on our operations. The incurrence of additional indebtedness or the issuance of certain equity securities could result in increased fixed payment obligations and could also result in restrictive covenants, such as limitations on our ability to incur additional debt or issue additional equity, limitations on our ability to acquire or license intellectual property rights, and other operating restrictions that could adversely affect our ability to conduct our business. Our current credit agreement imposes restrictions on our operations, increases our fixed payment obligations, and has restrictive covenants. In addition, the issuance of additional equity securities by us, or the possibility of such issuance, may cause the market price of our common stock to decline. In the event that we enter into collaborations or licensing arrangements to raise capital, we may be required to accept unfavorable terms. These agreements may require that we relinquish or license to a third-party on unfavorable terms our rights to technologies or product candidates that we otherwise would seek to develop or commercialize ourselves, or reserve certain opportunities for future potential arrangements when we might be able to achieve more favorable terms. If we are not able to secure additional funding when needed, we may have to delay, reduce the scope of or eliminate one or more research and development programs or selling and marketing initiatives. In addition, we may have to work with a partner on one or more of our products or development programs, which could lower the economic value of those programs to our company.

The following table summarizes our cash flows for the three months ended March 31, 2016 and 2015 (in thousands of dollars):

	Three Months Ended March 31,
	2016	2015
Cash used in operating activities	$(8,598)	$(8,867)
Cash used in investing activities	(2,975)	(441)
Cash provided by financing activities	19,945	92

Cash Flows from Operating Activities

Cash used in operating activities for the three months ended March 31, 2016 was $8.6 million. The net loss of $10.1 million includes non-cash charges of $0.4 million in amortization of the deferred fee received from Genzyme, offset primarily by $1.5 million of stock-based compensation expense, $0.8 million of depreciation and amortization, which includes $0.3 million of intangible asset amortization, and $0.3 million in interest and prepayment penalty relating to the repayment of our borrowings under our Amended Loan. The increase in net operating assets of $0.7 million was due to a decrease of $1.1 million in accrued liabilities and deferred rent primarily from the payment of annual bonuses, offset by a $0.3 million increase in accounts payable from the timing of payments.

Cash used in operating activities for the three months ended March 31, 2015 was $8.9 million. The net loss of $7.6 million includes non-cash charges of $0.5 million in amortization of the deferred fee received from Genzyme, offset primarily by $1.2 million of stock-based compensation expense and $0.4 million of depreciation and amortization. The increase in net operating assets of $2.4 million was primarily due to a $2.9 million decrease in accounts payable and accrued liabilities resulting from the timing of payments, especially payments to Genzyme, offset by a $0.5 million decrease in accounts receivable.

Cash Flows from Investing Activities

Cash used in investing activities for the three months ended March 31, 2016 was $3.0 million. The investing activities for the three months ended March 31, 2016 consisted mainly of $2.9 million used for the acquisition of property and equipment, primarily for the build out of office space and the new laboratory for our new South San Francisco facility.

Cash used in investing activities for the three months ended March 31, 2015 was $0.4 million. The investing activities for the three months ended March 31, 2015 consisted primarily of $0.5 million used for the acquisition of property and equipment.

Cash Flows from Financing Activities

Cash provided by financing activities for the three months ended March 31, 2016 was $19.9 million. The financing activities for the three months ended March 31, 2016 consisted of $24.6 million of net proceeds from the draw down of the Initial Term Loan of the Credit Agreement and $0.6 million from the exercise of options to purchase our common stock, partially offset by the payment of $5.0 million for the remaining principal balance and a $0.3 million of end-of-term payment and prepayment penalty related to the Amended Loan.

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Cash provided by financing activities for the three months ended March 31, 2015 was $0.1 million from the exercise of options to purchase our common stock.

Contractual Obligations

The following table summarizes certain contractual obligations as of March 31, 2016 (in thousands of dollars):

	Payments Due by Period
	Less than 1 Year	1 to 3 Years	3 to 5 Years	More than 5 Years	Total
Operating lease obligations	$1,570	$4,245	$4,108	$11,956	$21,879
Long-term debt obligations	—	—	9,375	15,625	25,000
Supplies purchase commitments	813	—	—	—	813
Total	$2,383	$4,245	$13,483	$27,581	$47,692

In April 2015, we signed a non-cancelable lease agreement for approximately 59,000 square feet to serve as our new South San Francisco facility. The lease began in June 2015 and expires in March 2026, and contains extension of lease term and expansion options.

In November 2012, we entered into a non-cancelable lease agreement commencing February 2013 for our laboratory and office space in Austin, Texas. The lease expires in July 2018.

Off-balance Sheet Arrangements

We have not entered into any off-balance sheet arrangements.

JOBS Act Accounting Election

We are an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards and, therefore, will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board, or FASB, issued Accounting Standards Update, or ASU, No. 2014-09, Revenue from Contracts with Customers, requiring an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. The updated standard will replace most existing revenue recognition guidance in GAAP when it becomes effective and permits the use of either the retrospective or cumulative effect transition method. Adoption is permitted as early as the first quarter of 2017 and is required by the first quarter of 2018. We have not yet selected a transition method and are currently evaluating the potential effect of the updated standard on our financial statements.

In August 2014, FASB issued Accounting Standards Update No. 2014-15, Presentation of Financial Statements Going Concern—Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern. The amendments require management to assess an entity’s ability to continue as a going concern by incorporating and expanding upon certain principles that are currently in U.S. auditing standards. Specifically, the amendments: (1) provide a definition of the term substantial doubt; (2) require an evaluation every reporting period including interim periods; (3) provide principles for considering the mitigating effect of management’s plans; (4) require certain disclosures when substantial doubt is alleviated as a result of consideration of management’s plans; (5) require an express statement and other disclosures when substantial doubt is not alleviated; and (6) require an assessment for a period of one year after the date that the financial statements are issued (or available to be issued). ASU 2014-15 will be effective for annual periods ending after December 15, 2016 and interim periods within annual periods beginning after December 15, 2016 with early adoption permitted. ASU 2014-15 will be effective for us beginning with our annual report for fiscal 2016 and interim periods thereafter. We do not anticipate that the adoption of this ASU will have a significant impact on our financial statements.

In April 2015, the FASB issued ASU No. 2015-03, Simplifying the Presentation of Debt Issuance Costs, to require debt issuance costs to be presented as an offset against debt outstanding. The update does not change current guidance on the recognition

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and measurement of debt issuance costs. The ASU is effective for interim and annual periods beginning after December 15, 2015. Adoption of the ASU is retrospective to each prior period presented. We have adopted this ASU and the retrospective adjustment of the prior period presentation was not material.

In November 2015, the FASB issued ASU 2015-17, Balance Sheet Classification of Deferred Taxes. The ASU requires that deferred tax assets and liabilities be classified as noncurrent in the statement of financial position, thereby simplifying the current guidance that requires an entity to separate deferred assets and liabilities into current and noncurrent amounts. This ASU will be effective for us beginning in the first quarter of fiscal year 2018 though early adoption is permitted. We early-adopted the ASU as of December 31, 2015 and the impact of adoption on our statement of financial position was not material.

In March 2016, the FASB issued ASU 2016-09, Compensation-Stock Compensation, related to the tax effects of share-based awards. This ASU requires that all the tax effects of share-based awards be recorded through the income statement, thereby simplifying the current guidance that requires related tax deductions in excess of compensation cost (“Excess”) be recorded in equity and tax deficiencies, when compensation cost exceed tax deductions, be recorded in equity to the extent of the previously recognized Excess with the remainder to be recorded in income tax expense.  The ASU will be effective for interim and annual periods beginning after December 15, 2016.  We do not anticipate that the adoption of this ASU will have a significant impact on our financial statements.

ITEM 3.  QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

We are exposed to market risks in the ordinary course of our business. These risks primarily relate to interest rates. We had cash and cash equivalents of $47.5 million as of March 31, 2016 which includes bank deposits and money market funds. Such interest-bearing instruments carry a degree of risk; however, a hypothetical 10% change in interest rates during any of the periods presented would not have had a material impact on our unaudited interim condensed financial statements

ITEM 4.  CONTROLS AND PROCEDURES

(a)         Evaluation of Disclosure Controls and Procedures

We maintain “disclosure controls and procedures,” as such term is defined in Rule 13a-15(e) under the Securities Exchange Act of 1934, or Exchange Act, that are designed to ensure that information required to be disclosed by us in reports that we file or submit under the Exchange Act is recorded, processed, summarized, and reported within the time periods specified in Securities and Exchange Commission rules and forms, and that such information is accumulated and communicated to our management, including our Chief Executive Officer and Chief Financial Officer, as appropriate, to allow timely decisions regarding required disclosure. In designing and evaluating our disclosure controls and procedures, management recognized that disclosure controls and procedures, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the disclosure controls and procedures are met. Our disclosure controls and procedures have been designed to meet reasonable assurance standards. Additionally, in designing disclosure controls and procedures, our management necessarily was required to apply its judgment in evaluating the cost-benefit relationship of possible disclosure controls and procedures. The design of any disclosure controls and procedures also is based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions.

Based on their evaluation as of the end of the period covered by this Quarterly Report on Form 10-Q, our Chief Executive Officer and Chief Financial Officer have concluded that, as of such date, our disclosure controls and procedures were effective at the reasonable assurance level.

(b)         Changes in Internal Control over Financial Reporting

There were no changes in our internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) identified in connection with the evaluation identified above that occurred during the quarter ended March 31, 2016 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

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PART II. — OTHER INFORMATION

ITEM 1A.  RISK FACTORS

Risks Related to Our Business

We are an early-stage company with a history of losses, and we expect to incur net losses for the foreseeable future and may never achieve or sustain profitability.

We have incurred net losses since our inception. For the three months ended March 31, 2016, we had a net loss of $10.1 million and we expect to incur additional losses for the remainder of 2016 and in future years. As of March 31, 2016, we had an accumulated deficit of $158.8 million. We may never achieve revenue sufficient to offset our expenses. Over the next couple of years, we expect to continue to devote substantially all of our resources to increase adoption of, and reimbursement for, Afirma, as well as our lung cancer test, Percepta, which we launched in April 2015, and the development of additional tests we plan to commercialize, including our test for Idiopathic Pulmonary Fibrosis, or IPF. We may never achieve or sustain profitability, and our failure to achieve and sustain profitability in the future could cause the market price of our common stock to decline.

Our financial results depend solely on sales of Afirma, and we will need to generate sufficient revenue from this and other diagnostic solutions to grow our business.

All of our revenues have been derived from the sale of Afirma, which we commercially launched in January 2011. For the foreseeable future, we expect to derive substantially all of our revenue from sales of Afirma and a smaller amount from the sale of Percepta. We launched our first product in pulmonology for lung cancer, Percepta, in April 2015, and our commercialization efforts may not be successful. In addition, we are in various stages of research and development for other diagnostic solutions that we may offer, but there can be no assurance that we will be able to identify other diseases that can be effectively addressed with our molecular cytology platform or, if we are able to identify such diseases, whether or when we will be able to successfully commercialize these solutions. If we are unable to increase sales and expand reimbursement for Afirma, or successfully commercialize Percepta and develop and commercialize other solutions, our revenue and our ability to achieve and sustain profitability would be impaired, and the market price of our common stock could decline.

We depend on a few payers for a significant portion of our revenue and if one or more significant payers stops providing reimbursement or decreases the amount of reimbursement for our tests, our revenue could decline.

Revenue for tests performed on patients covered by Medicare, UnitedHealthcare and Cigna was 31%, 13% and 6%, respectively, of our revenue for the three months ended March 31, 2016, compared with 24%, 14% and 15%, respectively, in the three months ended March 31, 2015. The percentage of our revenue derived from significant payers is expected to fluctuate from period to period as our revenue increases, as additional payers provide reimbursement for our tests or if one or more payers were to stop reimbursing for our tests or change their reimbursed amounts. Effective January 2012, Palmetto GBA, the regional Medicare administrative contractor, or MAC, that handled claims processing for Medicare services with jurisdiction at that time, issued coverage and payment determinations for the Gene Expression Classifier, or GEC. On a five-year rotational basis, Medicare requests bids for its regional MAC services. Any future changes in the MAC processing or coding for Medicare claims for the Afirma GEC could result in a change in the coverage or reimbursement rates for such products, or the loss of coverage. In September 2015, the Centers for Medicare & Medicaid Services, or CMS, issued a preliminary determination for the 2016 Clinical Lab Fee Schedule, or CLFS, to establish a national limitation amount for GEC under the “crosswalk” process. If implemented, this would have significantly reduced the Medicare payment rate for GEC in 2016. A final determination was issued in November 2015 that reversed CMS’ earlier decision, indicating that the rate would be set using the gapfill process.  We do not yet know whether the gapfill process for GEC will impact the 2016 Medicare payment rate. Medicare may change the rates at which they reimburse us for our tests, and these changes may have an adverse effect on our business, financial condition, results of operations and the price of our stock.

Although we have entered into contracts with certain third-party payers which establish in-network allowable rates of reimbursement for our Afirma tests, payers may suspend or discontinue reimbursement at any time, may require or increase co-payments from patients, or may reduce the reimbursement rates paid to us. Any such actions could have a negative effect on our revenue.

If payers do not provide reimbursement, rescind or modify their reimbursement policies, delay payments for our tests, recoup past payments, or if we are unable to successfully negotiate additional reimbursement contracts, our commercial success could be compromised.

Physicians may not order our tests unless payers reimburse a substantial portion of the test price. There is significant uncertainty concerning third-party reimbursement of any test incorporating new technology, including our tests. Reimbursement by a payer may depend on a number of factors, including a payer’s determination that these tests are:

•                  not experimental or investigational;

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•                  pre-authorized and appropriate for the specific patient;

•                  cost-effective;

•                  supported by peer-reviewed publications; and

•                  included in clinical practice guidelines.

Since each payer makes its own decision as to whether to establish a coverage policy or enter into a contract to reimburse our tests, seeking these approvals is a time-consuming and costly process.

We do not have a contracted rate of reimbursement with many payers for Afirma, and we do not have any contracted reimbursement with respect to Percepta. Without a contracted rate for reimbursement, our claims are often denied upon submission, and we must appeal the claims. The appeals process is time consuming and expensive, and may not result in payment. In cases where there is not a contracted rate for reimbursement, there is typically a greater patient co-insurance or co-payment requirement which may result in further delay or decreased likelihood of collection. Payers may attempt to recoup prior payments after review, sometimes after significant time has passed, which would impact future revenue.

We expect to continue to focus substantial resources on increasing adoption, coverage and reimbursement for Afirma GEC, Afirma Malignancy Classifiers, launched in May 2014, Percepta, launched in 2015, as well as any other future tests we may develop. We believe it will take several years to achieve coverage and contracted reimbursement with a majority of third-party payers. However, we cannot predict whether, under what circumstances, or at what payment levels payers will reimburse for our tests. Also, payer consolidation is underway and creates uncertainty as to whether coverage and contracts with existing payers will remain in effect. Finally, commercial payers may tie their allowable rates to Medicare rates, and should Medicare reduce their rates, we may be negatively impacted. Our failure to establish broad adoption of and reimbursement for our tests, or our inability to maintain existing reimbursement from payers, will negatively impact our ability to generate revenue and achieve profitability, as well as our future prospects and our business.

We may experience limits on our revenue if physicians decide not to order our tests.

If we are unable to create or maintain demand for our tests in sufficient volume, we may not become profitable. To generate demand, we will need to continue to educate physicians about the benefits and cost-effectiveness of our tests through published papers, presentations at scientific conferences, marketing campaigns and one-on-one education by our sales force. In addition, our ability to obtain and maintain adequate reimbursement from third-party payers will be critical to generating revenue.

Several existing guidelines and historical practices in the United States regarding indeterminate thyroid nodule fine needle aspiration, or FNA, results recommend a full or partial surgical thyroidectomy in most cases. Accordingly, physicians may be reluctant to order a diagnostic solution that may suggest surgery is unnecessary where some current guidelines and historical practice have typically led to such procedures. Moreover, our diagnostic services often are performed at a specialized clinical reference laboratory rather than by a pathologist in a local laboratory, so pathologists may be reluctant to support our services. In addition, guidelines for the diagnosis and treatment of thyroid nodules may subsequently be revised to recommend another type of treatment protocol, and these changes may result in medical practitioners deciding not to use Afirma. These facts may make physicians reluctant to convert to using or continuing to use Afirma, which could limit our ability to generate revenue and our ability to achieve profitability. To the extent international markets have existing practices and standards of care that are different than those in the United States, we may face challenges with the adoption of Afirma outside the United States.

Due to how we recognize revenue, our quarterly operating results are likely to fluctuate.

We recognize a large portion of our revenue upon the earlier of receipt of third-party payer notification of payment or when cash is received. We have little visibility as to when we will receive payment for our diagnostic tests, and we must appeal negative payment decisions, which delays collections. We may receive a large number of past payments from a payer all at once which might cause a one-time increase in revenues. For tests performed where we have an agreed upon reimbursement rate or we are able to estimate the amount that will ultimately be realized at the time delivery of a patient report is complete, such as in the case of Medicare and certain other payers, we recognize the related revenue upon delivery of a patient report to the prescribing physician based on the established billing rate less contractual and other adjustments to arrive at the amount that we expect to realize. We determine the amount we expect to realize based on a per payer, per contract or agreement basis. In the first period in which revenue is accrued for a particular payer, there generally is a one-time increase in revenue. In situations where we cannot estimate the amount that will ultimately be collected, we recognize revenue upon the earlier of receipt of third-party notification of payment or when cash is received. Upon ultimate collection, the amount received from Medicare and other payers where reimbursement was estimated is compared to previous estimates and the contractual allowance is adjusted accordingly. These factors will likely result in fluctuations in

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our quarterly revenue. Should we recognize revenue from payers on an accrual basis and later determine the judgments underlying estimated reimbursement change, or were incorrect at the time we accrued such revenue, our financial results could be negatively impacted in future quarters. As a result, comparing our operating results on a period-to-period basis may not be meaningful. You should not rely on our past results as an indication of our future performance. In addition, these fluctuations in revenue may make it difficult for us, research analysts and investors to accurately forecast our revenue and operating results. If our revenue or operating results fall below expectations, the price of our common stock would likely decline.

We rely on sole suppliers for some of the reagents, equipment, chips and other materials used to perform our tests, and we may not be able to find replacements or transition to alternative suppliers.

We rely on sole suppliers for critical supply of reagents, equipment, chips and other materials that we use to perform our tests. We also purchase components used in our collection kits from sole-source suppliers. Some of these items are unique to these suppliers and vendors. In addition, we utilize a sole source to assemble and distribute our sample collection kits. While we have developed alternate sourcing strategies for these materials and vendors, we cannot be certain whether these strategies will be effective or the alternative sources will be available when we need them. If these suppliers can no longer provide us with the materials we need to perform the tests and for our collection kits, if the materials do not meet our quality specifications or are otherwise unusable, if we cannot obtain acceptable substitute materials, or if we elect to change suppliers, an interruption in test processing could occur, we may not be able to deliver patient reports and we may incur higher one-time switching costs. Any such interruption may significantly affect our future revenue, cause us to incur higher costs, and harm our customer relationships and reputation. In addition, in order to mitigate these risks, we maintain inventories of these supplies at higher levels than would be the case if multiple sources of supply were available. If our test volume decreases or we switch suppliers, we may hold excess inventory with expiration dates that occur before use which would adversely affect our losses and cash flow position. As we introduce any new test, we may experience supply issues as we ramp test volume.

We depend on a specialized cytopathology practice to perform the cytopathology component of Afirma, and our ability to perform our diagnostic solution would be harmed if we were required to secure a replacement.

We rely on Thyroid Cytopathology Partners, P.A., or TCP, to provide cytopathology professional diagnoses on thyroid FNA samples pursuant to a pathology services agreement. Pursuant to this agreement, TCP has the exclusive right to provide the cytopathology diagnoses on FNA samples at a fixed price per test. We have also agreed to allow TCP to co-locate in a portion of our facilities in Austin, Texas. Our agreement with TCP was effective through December 31, 2015 and automatically renews every year thereafter unless either party provides notice of intent not to renew at least 12 months prior to the end of the then-current term.

If TCP were not able to support our current test volume or future increases in test volume or to provide the quality of services we require, or if we were unable to agree on commercial terms and our relationship with TCP were to terminate, our business would be harmed until we were able to secure the services of another cytopathology provider. There can be no assurance that we would be successful in finding a replacement that would be able to conduct cytopathology diagnoses at the same volume or with the same high-quality results as TCP. Locating another suitable cytopathology provider could be time consuming and would result in delays in processing Afirma tests until a replacement was fully integrated with our test processing operations.

If we are unable to support demand for our commercial tests, our business could suffer.

As demand for Afirma and Percepta grows, we will need to continue to scale our testing capacity and processing technology, expand customer service, billing and systems processes and enhance our internal quality assurance program. We will also need additional certified laboratory scientists and other scientific and technical personnel to process higher volumes of our tests. We cannot assure you that any increases in scale, related improvements and quality assurance will be successfully implemented or that appropriate personnel will be available. Failure to implement necessary procedures, transition to new processes or hire the necessary personnel could result in higher costs of processing tests, quality control issues or inability to meet demand. There can be no assurance that we will be able to perform our testing on a timely basis at a level consistent with demand, or that our efforts to scale our operations will not negatively affect the quality of test results. If we encounter difficulty meeting market demand or quality standards, our reputation could be harmed and our future prospects and our business could suffer.

Changes in healthcare policy, including legislation reforming the U.S. healthcare system, may have a material adverse effect on our financial condition and operations.

The Patient Protection and Affordable Care Act, as amended by the Health Care and Education Affordability Reconciliation Act, collectively the ACA, enacted in March 2010, makes changes that are expected to significantly affect the pharmaceutical and medical device industries and clinical laboratories. Effective January 1, 2013, the ACA includes a 2.3% excise tax on the sale of certain medical devices sold outside of the retail setting. Although a moratorium has been imposed on this excise tax for 2016 and 2017, the excise tax is scheduled to be restored in 2018. Although the FDA has issued draft guidance that, if finalized, would regulate certain laboratory developed tests, or LDTs, as medical devices, our tests are not currently listed as medical devices with the FDA. We cannot assure you that the tax will not be extended to services such as ours in the future if our tests were to be regulated as devices.

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Other significant measures contained in the ACA include, for example, coordination and promotion of research on comparative clinical effectiveness of different technologies and procedures, initiatives to revise Medicare payment methodologies, such as bundling of payments across the continuum of care by providers and physicians, and initiatives to promote quality indicators in payment methodologies. The ACA also includes significant new fraud and abuse measures, including required disclosures of financial arrangements with physician customers, lower thresholds for violations and increasing potential penalties for such violations. In addition, the ACA establishes an Independent Payment Advisory Board, or IPAB, to reduce the per capita rate of growth in Medicare spending. The IPAB has broad discretion to propose policies to reduce expenditures, which may have a negative effect on payment rates for services. The IPAB proposals may affect payments for clinical laboratory services beginning in 2016 and for hospital services beginning in 2020. We are monitoring the effect of the ACA to determine the trends and changes that may be necessitated by the legislation, any of which may potentially affect our business.

In addition to the ACA, the effect of which on our business cannot presently be fully quantified, various healthcare reform proposals have also emerged from federal and state governments. For example, in February 2012, Congress passed the Middle Class Tax Relief and Job Creation Act of 2012, which in part resets the clinical laboratory payment rates on the Medicare CLFS by 2% in 2013. In addition, under the Budget Control Act of 2011, which is effective for dates of service on or after April 1, 2013, Medicare payments, including payments to clinical laboratories, are subject to a reduction of 2% due to the automatic expense reductions (sequester) until fiscal year 2024. Reductions resulting from the Congressional sequester are applied to total claims payment made; however, they do not currently result in a rebasing of the negotiated or established Medicare or Medicaid reimbursement rates.

State legislation on reimbursement applies to Medicaid reimbursement and Managed Medicaid reimbursement rates within that state. Some states have passed or proposed legislation that would revise reimbursement methodology for clinical laboratory payment rates under those Medicaid programs. We cannot predict whether future healthcare initiatives will be implemented at the federal or state level or in countries outside of the United States in which we may do business, or the effect any future legislation or regulation will have on us. The taxes imposed by the new federal legislation, cost reduction measures and the expansion in the role of the U.S. government in the healthcare industry may result in decreased revenue, lower reimbursement by payers for our tests or reduced medical procedure volumes, all of which may adversely affect our business, financial condition and results of operations. In addition, sales of our tests outside the United States subject our business to foreign regulatory requirements and cost-reduction measures, which may also change over time.

Ongoing calls for deficit reduction at the Federal government level and reforms to programs such as the Medicare program to pay for such reductions may affect the pharmaceutical, medical device and clinical laboratory industries. Currently, clinical laboratory services are excluded from the Medicare Part B co-insurance and co-payment as preventative services. Any requirement for clinical laboratories to collect co-payments from patients may increase our costs and reduce the amount ultimately collected.

The CMS announced plans to bundle payments for clinical laboratory diagnostic tests together with other services performed during hospital outpatient visits under the Hospital Outpatient Prospective Payment System. For calendar year 2016, CMS maintained an exemption for molecular pathology tests from this packaging provision. It is possible that this exemption could be removed by CMS in future rule making, which might result in lower reimbursement for tests performed in this setting.

On March 1, 2015, a separate CPT code, or Current Procedural Terminology code, for the Afirma GEC was issued. The new code became effective January 1, 2016. In November 2015, the CMS issued a final determination for the 2016 CLFS to establish a national limitation amount for this new CPT code under the gapfill process through the regional MACs during calendar year 2016. We do not yet know whether the gapfill process for our new CPT code for Afirma GEC will impact the current Medicare payment rate.

The Protecting Access to Medicare Act of 2014, or PAMA, includes a substantial new payment system for clinical laboratory tests under the CLFS. Under PAMA, laboratories that receive the majority of their Medicare revenues from payments made under the CLFS would report initially and then on a subsequent three year basis thereafter (or annually for advanced diagnostic laboratory tests, or ADLTs), private payer payment rates and volumes for their tests. When the ruling is issued, we will be able to determine the timeline for reporting data to comply with the new PAMA process. CMS will use the rates and volumes reported by laboratories to develop Medicare payment rates for the tests equal to the volume-weighted median of the private payer payment rates for the tests. Although CMS has not yet issued regulations to implement PAMA, we believe our Afirma GEC as well as our Percepta test, once covered, would be considered ADLTs. We cannot assure you that reimbursement rates under the final regulation for tests like ours will not be adversely affected.

Because of Medicare billing rules, we may not receive reimbursement for all tests provided to Medicare patients.

Under current Medicare billing rules, payment for our tests performed on Medicare beneficiaries who were hospital inpatients at the time the tissue samples were obtained and whose tests were ordered less than 14 days from discharge must be bundled into the

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payment that the hospital receives for the inpatient services provided. Medicare billing rules also require hospitals to bill for our tests when ordered for hospital outpatients less than 14 days following the date of the hospital procedure where the tissue samples were obtained. Accordingly, we are required to bill individual hospitals for tests performed on Medicare beneficiaries during these time frames. We cannot ensure that hospitals will pay us for tests performed that fall under these rules. We cannot assure you that Medicare will not change this limitation in the future.

If the FDA were to begin regulating our tests, we could incur substantial costs and delays associated with trying to obtain premarket clearance or approval.

Clinical laboratory tests like our tests are regulated under the Clinical Laboratory Improvement Amendments of 1988, or CLIA, as well as by applicable state laws. Most laboratory developed tests are not currently subject to FDA regulation, although reagents, instruments, software or components provided by third parties and used to perform LDTs may be subject to regulation. We believe that the Afirma GEC and Percepta tests are LDTs. FDA currently exercises its enforcement discretion for LDTs. In October 2014, the FDA published draft guidance documents describing the framework by which they might regulate LDTs. The framework is similar to the guidance they issued previously. There is no timeframe in which the FDA must issue final guidance documents.

If the FDA requires us to seek clearance or approval to offer our existing tests or any of our future products for clinical use, we may not be able to obtain such approvals on a timely basis, or at all. If premarket review is required, our business could be negatively impacted if we are required to stop selling our products pending their clearance or approval or the launch of any new products that we develop could be delayed by new requirements. The cost of conducting clinical trials and otherwise developing data and information to support premarket applications may be significant. Further, if the FDA were to issue guidance requiring our ILD test to obtain FDA approval prior to commercial availability, our LDT launch could be delayed. In addition, future regulation by the FDA could subject our business to further regulatory risks and costs. Failure to comply with applicable regulatory requirements of the FDA could result in enforcement action, including receiving untitled or warning letters, fines, injunctions, or civil or criminal penalties. In addition, we could be subject to a recall or seizure of current or future products, operating restrictions, partial suspension or total shutdown of production. Any such enforcement action would have a material adverse effect on our business, financial condition and operations. In addition, our sample collection containers are listed as Class I devices with the FDA. If the FDA were to determine that they are not Class I devices, we would be required to file 510(k) applications and obtain FDA clearance to use the containers, which could be time consuming and expensive.

Some of the materials we use for the Afirma and Percepta tests and that we may use for future products are labeled for research use only. In November 2013, the FDA finalized guidance regarding the sale and use of products labeled for research or investigational use only. Among other things, the guidance advises that the FDA continues to be concerned about distribution of research or investigational use only products intended for clinical diagnostic use and that the manufacturer’s objective intent for the product’s intended use will be determined by examining the totality of circumstances, including advertising, instructions for clinical interpretation, presentations that describe clinical use, and specialized technical support, surrounding the distribution of the product in question. The FDA has advised that if evidence demonstrates that a product is inappropriately labeled for research or investigational use only, the device would be misbranded and adulterated within the meaning of the Federal Food, Drug and Cosmetic Act. Some of the reagents, instruments, software or components obtained by us from suppliers for use in our products are currently labeled as investigational or research-use only products. If the FDA were to undertake enforcement actions, some of our suppliers might cease selling investigational or research-use only products to us, and any failure to obtain an acceptable substitute could significantly and adversely affect our business, financial condition and results of operations, including increasing the cost of testing or delaying, limiting or prohibiting the purchase of reagents, instruments, software or components necessary to perform testing.

If we are unable to compete successfully, we may be unable to increase or sustain our revenue or achieve profitability.

Our principal competition for our tests comes from traditional methods used by physicians to diagnose and manage patient care decisions. For example, with our Afirma test, practice guidelines in the United States have historically recommended that patients with indeterminate diagnoses from cytopathology results be considered for surgery to remove all or part of the thyroid to rule out cancer. This practice has been the standard of care in the United States for many years, and we need to continue to educate physicians about the benefits of the Afirma test to change clinical practice.

We also face competition from companies and academic institutions that use next generation sequencing technology or other methods to measure mutational markers such as BRAF and KRAS, along with numerous other mutations. The organizations include Interpace Diagnostics Group, Inc., Rosetta Genomics Ltd., and others who are developing new products or technologies that may compete with our tests. In the future, we may also face competition from companies developing new products or technologies.

With the Percepta test, we believe our primary competition will similarly come from traditional methods used by physicians to diagnose lung cancer, as well as from companies such as Integrated Diagnostics, Inc. We also anticipate facing potential competition from companies offering or developing approaches for assessing malignancy risk in patients with lung nodules using

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alternative samples, such as blood, urine or sputum. However, such “liquid biopsies” are often used earlier in the diagnostic paradigm—for instance, to screen for cancer—or to gauge risk of recurrence or response to treatment.

In general, we also face competition from commercial laboratories, such as Laboratory Corporation of America Holdings, Quest Diagnostics Incorporated and Sonic Healthcare USA with strong infrastructure to support the commercialization of diagnostic services. We face potential competition from companies such as Illumina, Inc. and Thermo Fisher Scientific Inc., both of which have entered the clinical diagnostics market. Other potential competitors include companies that develop diagnostic products, such as Roche Diagnostics, a division of Roche Holding Ltd, Siemens AG and Qiagen N.V.

In addition, competitors may develop their own versions of our solution in countries where we do not have patents or where our intellectual property rights are not recognized and compete with us in those countries, including encouraging the use of their solution by physicians in other countries.

To compete successfully, we must be able to demonstrate, among other things, that our diagnostic test results are accurate and cost effective, and we must secure a meaningful level of reimbursement for our products.

Many of our potential competitors have widespread brand recognition and substantially greater financial, technical and research and development resources, and selling and marketing capabilities than we do. Others may develop products with prices lower than ours that could be viewed by physicians and payers as functionally equivalent to our solution, or offer solutions at prices designed to promote market penetration, which could force us to lower the list price of our solution and affect our ability to achieve profitability. If we are unable to change clinical practice in a meaningful way or compete successfully against current and future competitors, we may be unable to increase market acceptance and sales of our products, which could prevent us from increasing our revenue or achieving profitability and could cause the market price of our common stock to decline. As we add new tests and services, we will face many of these same competitive risks for these new tests.

The loss of members of our senior management team or our inability to attract and retain key personnel could adversely affect our business.

Our success depends largely on the skills, experience and performance of key members of our executive management team and others in key management positions. The efforts of each of these persons together will be critical to us as we continue to develop our technologies and test processes and focus on our growth. If we were to lose one or more of these key employees, we may experience difficulties in competing effectively, developing our technologies and implementing our business strategy.

In addition, our research and development programs and commercial laboratory operations depend on our ability to attract and retain highly skilled scientists. We may not be able to attract or retain qualified scientists and technicians in the future due to the intense competition for qualified personnel among life science businesses, particularly in the San Francisco Bay Area. Our success in the development and commercialization of advanced diagnostics requires a significant medical and clinical staff to conduct studies and educate physicians and payers on the merits of our tests in order to achieve adoption and reimbursement. We are in a highly competitive industry to attract and retain this talent. As a public company located in the San Francisco Bay Area, we face intense competition for highly skilled finance and accounting personnel. If we are unable to attract and retain finance and accounting personnel experienced in public company financial reporting, we risk being unable to close our books and file our public documents on a timely basis. Additionally, our success depends on our ability to attract and retain qualified sales people. We recently significantly expanded our sales force for Afirma as we transition out of our Genzyme Corporation co-promotion agreement in the United States. There can be no assurance that they will be successful in maintaining and growing the business. As we plan to further increase our sales channels for new tests we commercialize, we may have difficulties locating and recruiting additional sales personnel or retaining qualified salespeople, which could cause a delay or decline in the rate of adoption of our tests. Finally, our business requires specialized capabilities in reimbursement, billing, and other areas and there may be a shortage of qualified individuals. If we are not able to attract and retain the necessary personnel to accomplish our business objectives, we may experience constraints that could adversely affect our ability to support our research and development, clinical laboratory, sales and reimbursement, billing and finance efforts. All of our employees are at will, which means that either we or the employee may terminate their employment at any time. We do not carry key man insurance for any of our employees.

We may be unable to manage our future growth effectively, which could make it difficult to execute our business strategy.

In addition to the need to scale our testing capacity, future growth, including our transition to a multi-product company with international operations, will impose significant added responsibilities on management, including the need to identify, recruit, train and integrate additional employees with the necessary skills to support the growing complexities of our business. In addition, rapid and significant growth may place strain on our administrative, financial and operational infrastructure. Our ability to manage our business and growth will require us to continue to improve our operational, financial and management controls, reporting systems and

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procedures. We have implemented an internally developed data warehouse, which is critical to our ability to track our diagnostic services and patient reports delivered to physicians, as well as to support our financial reporting systems. The time and resources required to optimize these systems is uncertain, and failure to complete optimization in a timely and efficient manner could adversely affect our operations. The move of our laboratory facility to a new location in South San Francisco required us to notify appropriate regulatory agencies, which may result in an inspection or audit of the new facility which would disrupt our business, including the provision of Afirma GEC and Percepta test reports, and require the investment of resources. If we are unable to manage our growth effectively, it may be difficult for us to execute our business strategy and our business could be harmed.

Billing for our diagnostic tests is complex, and we must dedicate substantial time and resources to the billing process to be paid.

Billing for clinical laboratory testing services is complex, time consuming and expensive. Depending on the billing arrangement and applicable law, we bill various payers, including Medicare, insurance companies and patients, all of which have different billing requirements. We generally bill third-party payers for our diagnostic tests and pursue reimbursement on a case-by-case basis where pricing contracts are not in place. To the extent laws or contracts require us to bill patient co-payments or co-insurance, we must also comply with these requirements. We may also face increased risk in our collection efforts, including potential write-offs of doubtful accounts and long collection cycles, which could adversely affect our business, results of operations and financial condition.

Several factors make the billing process complex, including:

•                  differences between the list price for our tests and the reimbursement rates of payers;

•                  compliance with complex federal and state regulations related to billing Medicare;

•                  risk of government audits related to billing Medicare;

•                  disputes among payers as to which party is responsible for payment;

•                  differences in coverage and in information and billing requirements among payers, including the need for prior authorization and/or advanced notification;

•                  the effect of patient co-payments or co-insurance;

•                  changes to billing codes used for our tests;

•                  incorrect or missing billing information; and

•                  the resources required to manage the billing and claims appeals process.

Standard industry billing codes, known as CPT codes, that we use to bill for cytopathology do not generally exist for our proprietary molecular diagnostic tests. Therefore, until such time that we are awarded and are able to use a designated CPT code specific to our tests, we use “miscellaneous” codes for claim submissions. These codes can change over time. When codes change, there is a risk of an error being made in the claim adjudication process. These errors can occur with claims submission, third-party transmission or in the processing of the claim by the payer. Claim adjudication errors may result in a delay in payment processing or a reduction in the amount of the payment received. Coding changes, therefore, may have an adverse effect on our revenues. Even when we receive a designated CPT code specific to our tests, there can be no assurance that payers will recognize these codes in a timely manner or that the process to transitioning to such a code and updating their billing systems will not result in errors, delays in payments and a related increase in accounts receivable balances. The separate CPT code for the Afirma GEC test became effective January 1, 2016. There can be no assurance that we or our customers who bill will not face issues as the new code is utilized, which could have an adverse effect on our collection rates, revenue, and cost of collecting.

As we introduce new tests, we will need to add new codes to our billing process as well as our financial reporting systems. Failure or delays in effecting these changes in external billing and internal systems and processes could negatively affect our revenue and cash flow.

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In October 2015, CMS replaced the ICD-9 code set with the ICD-10 code set. The transition requires ordering physicians to submit ICD-10 codes along with their requisitions for our tests. If physicians do not send proper coding with requisitions, electronic billing systems are not prepared for the transition, or payers have not upgraded their systems to appropriately pay claims with the new codes, we may experience delays in collecting payments, which would impact our revenue recognized on a cash basis, and our cash position.

Additionally, our billing activities require us to implement compliance procedures and oversight, train and monitor our employees, challenge coverage and payment denials, assist patients in appealing claims, and undertake internal audits to evaluate compliance with applicable laws and regulations as well as internal compliance policies and procedures. Payers also conduct external audits to evaluate payments, which add further complexity to the billing process. If the payer makes an overpayment determination, there is a risk that we may be required to return some portion of prior payments we have received. These billing complexities, and the related uncertainty in obtaining payment for our tests, could negatively affect our revenue and cash flow, our ability to achieve profitability, and the consistency and comparability of our results of operations.

We rely on a third-party to transmit claims to payers, and any delay in transmitting claims could have an adverse effect on our revenue.

While we manage the overall processing of claims, we rely on a third-party provider to transmit the actual claims to payers based on the specific payer billing format. We have previously experienced delays in claims processing when our third-party provider made changes to its invoicing system, and again when it did not submit claims to payers within the timeframe we require. Additionally, coding for diagnostic tests may change, and such changes may cause short-term billing errors that may take significant time to resolve. If claims are not submitted to payers on a timely basis or are erroneously submitted, or if we are required to switch to a different provider to handle claim submissions, we may experience delays in our ability to process these claims and receipt of payments from payers, or possibly denial of claims for lack of timely submission, which would have an adverse effect on our revenue and our business.

Our future success will depend in part on our ability to successfully transition from our relationship with Genzyme to co-promote Afirma in the United States.

We sell Afirma in the United States through our internal sales team and through our Amended and Restated U.S. Co-promotion Agreement with Genzyme Corporation, or the Amended Agreement.  On March 9, 2016, we formalized the decision to conclude the Amended Agreement with Genzyme effective September 9, 2016. In connection with the transition, we have hired additional sales personnel to sell our Afirma solution which we previously co-promoted with Genzyme, and we may in the future hire additional sales personnel. If we are unsuccessful in transitioning the sales and marketing of Afirma from Genzyme solely to our internal sales and marketing personnel, we may experience declining test volumes and associated declines in revenue. We may not be able to market or sell Afirma effectively enough to maintain or increase demand for the test, or without significant additional sales and marketing efforts and expense. Our failure to do so successfully without the benefit of Genzyme’ efforts could have an adverse effect on our business, financial condition and results of operations.

Developing new products involves a lengthy and complex process, and we may not be able to commercialize on a timely basis, or at all, other products we are developing.

We continually seek to develop enhancements to our current test offerings and additional diagnostic solutions that requires us to devote considerable resources to research and development. There can be no assurance that we will be able to identify other diseases that can be effectively addressed with our molecular cytology platform. In addition, if we identify such diseases, we may not be able to develop products with the diagnostic accuracy necessary to be clinically useful and commercially successful. We may face challenges obtaining sufficient numbers of samples to validate a genomic signature for a molecular diagnostic product. We have recently launched the Percepta test and are in the process of developing a test for interstitial lung disease, specifically IPF. We still must complete studies that meet the clinical evidence required to obtain reimbursement, which studies are currently underway. Our product for interstitial lung diseases may not be fully developed and introduced as planned in 2016.

In order to develop and commercialize diagnostic tests, we need to:

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•                  expend significant funds to conduct substantial research and development;

•                  conduct successful analytical and clinical studies;

•                  scale our laboratory processes to accommodate new tests; and

•                  build the commercial infrastructure to market and sell new products.

Our product development process involves a high degree of risk and may take several years. Our product development efforts may fail for many reasons, including:

•                  failure to identify a genomic signature in biomarker discovery;

•                  inability to secure sufficient numbers of samples at an acceptable cost and on an acceptable timeframe to conduct analytical and clinical studies; or

•                  failure of clinical validation studies to support the effectiveness of the test.

Typically, few research and development projects result in commercial products, and success in early clinical studies often is not replicated in later studies. At any point, we may abandon development of a product candidate or we may be required to expend considerable resources repeating clinical studies, which would adversely affect the timing for generating potential revenue from a new product and our ability to invest in other products in our pipeline. If a clinical validation study fails to demonstrate the prospectively defined endpoints of the study or if we fail to sufficiently demonstrate analytical validity, we might choose to abandon the development of the product, which could harm our business. In addition, competitors may develop and commercialize competing products or technologies faster than us or at a lower cost.

We may acquire businesses or assets, form joint ventures or make investments in other companies or technologies that could harm our operating results, dilute our stockholders’ ownership, increase our debt or cause us to incur significant expense.

We acquired Allegro Diagnostics Corp. in September 2014, and we may pursue additional acquisitions of complementary businesses or assets, as well as technology licensing arrangements as part of our business strategy. We also may pursue strategic alliances that leverage our core technology and industry experience to expand our offerings or distribution, or make investments in other companies. To date, we have limited experience with respect to acquisitions and the formation of strategic alliances and joint ventures. We may not be able to integrate acquisitions successfully into our existing business, and we could assume unknown or contingent liabilities. In addition, we may not realize the expected benefits of an acquisition or investment. Any acquisitions made by us also could result in significant write-offs or the incurrence of debt and contingent liabilities, any of which could harm our operating results. Integration of acquired companies or businesses we may acquire in the future also may require management resources that otherwise would be available for ongoing development of our existing business. We may not identify or complete these transactions in a timely manner, on a cost-effective basis, or at all, and we may not realize the anticipated benefits of any acquisition, technology license, strategic alliance, joint venture or investment.

To finance any acquisitions or investments, we may choose to issue shares of our stock as consideration, which would dilute the ownership of our stockholders. If the price of our common stock is low or volatile, we may not be able to acquire other companies for stock. Alternatively, it may be necessary for us to raise additional funds for these activities through public or private financings. Additional funds may not be available on terms that are favorable to us, or at all. If these funds are raised through the sale of equity or convertible debt securities, dilution to our stockholders could result. The terms of debt securities issued or borrowings could impose significant restrictions on our operations. The incurrence of additional indebtedness or the issuance of certain equity securities could result in increased fixed payment obligations and could also result in restrictive covenants, such as limitations on our ability to incur additional debt or issue additional equity, limitations on our ability to acquire or license intellectual property rights, and other operating restrictions that could adversely affect our ability to conduct our business. Our current credit agreement contains covenants that could limit our ability to acquire companies or technologies, sell debt securities or obtain additional debt financing arrangements.

If we are unable to develop products to keep pace with rapid technological, medical and scientific change, our operating results and competitive position could be harmed.

In recent years, there have been numerous advances in technologies relating to diagnostics, particularly diagnostics that are based on genomic information. These advances require us to continuously develop our technology and to work to develop new solutions to keep pace with evolving standards of care. Our solutions could become obsolete unless we continually innovate and expand our product offerings to include new clinical applications. If we are unable to develop new products or to demonstrate the applicability of our products for other diseases, our sales could decline and our competitive position could be harmed.

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If we fail to comply with federal, state and foreign laboratory licensing requirements, we could lose the ability to perform our tests or experience disruptions to our business.

We are subject to CLIA, a federal law that regulates clinical laboratories that perform testing on specimens derived from humans for the purpose of providing information for the diagnosis, prevention or treatment of disease. CLIA regulations mandate specific quality standards or personnel qualifications and responsibilities, facility administration, general laboratory systems, quality assessment, quality control, pre-analytic, analytic, and post-analytic systems and proficiency testing. CLIA certification is also required in order for us to be eligible to bill state and federal healthcare programs, as well as many private third-party payers. To renew these certifications, we are subject to survey and inspection every two years. Moreover, CLIA inspectors may make random inspections of our clinical reference laboratories. With our recent relocation of our South San Francisco CLIA laboratory to our new building, we may be subject to additional inspections or audits by federal or state regulatory agencies to maintain our CLIA certificate. If we relocate our Texas facility, we may be subject to the same inspections or audits at our new facility.

We are also required to maintain state licenses to conduct testing in our laboratories. California, New York, Texas, among other states’ laws, require that we maintain a license and comply with state regulation as a clinical laboratory; including the training and skills required of personnel and quality control matters. In addition, both of our clinical laboratories are required to be licensed on a test-specific basis by New York State. We have received approval for the Afirma tests and our license for the Percepta test is pending. We will be required to obtain approval for other tests we may offer in the future. New York law also mandates proficiency testing for laboratories licensed under New York state law, regardless of whether such laboratories are located in New York. Several other states require that we hold licenses to test samples from patients in those states. Other states may have similar requirements or may adopt similar requirements in the future. If we were to lose our CLIA certificate or California license for our South San Francisco laboratory, whether as a result of revocation, suspension or limitation, we would no longer be able to perform the GEC, which would eliminate our primary source of revenue and harm our business. If we were to lose our CLIA certificate for our Austin laboratory, we would need to move the receipt and storage of FNAs, as well as the slide preparation for cytopathology, to South San Francisco, which could result in a delay in processing tests during that transition and increased costs. If we were to lose our licenses issued by New York or by other states where we are required to hold licenses, we would not be able to test specimens from those states. New tests we may develop may be subject to new approvals by regulatory bodies such as New York State, and we may not be able to offer our new tests until such approvals are received.

Finally, we may be subject to regulation in foreign jurisdictions as we pursue offering our tests internationally. Other limitations, such as prohibitions on the import of tissue necessary for us to perform our tests or restrictions on the export of tissue imposed by countries outside of the United States, may constrain our ability to offer tests internationally in the future.

We may experience limits on our revenue if patients decide not to use our tests.

Some patients may decide not to use our tests because of price, all or part of which may be payable directly by the patient if the patient’s insurer denies reimbursement in full or in part. There is a growing trend among insurers to shift more of the cost of healthcare to patients in the form of higher co-payments or premiums, and this trend is accelerating which puts patients in the position of having to pay more for our tests. Implementation of provisions of the ACA has also resulted in increases in premiums and reductions in coverage for some patients. These events may result in patients delaying or forgoing medical checkups or treatment due to their inability to pay for our tests, which could have an adverse effect on our revenue.

Complying with numerous statutes and regulations pertaining to our business is an expensive and time-consuming process, and any failure to comply could result in substantial penalties.

Our operations are subject to other extensive federal, state, local, and foreign laws and regulations, all of which are subject to change. These laws and regulations currently include, among others:

•                  the Federal Health Insurance Portability and Accountability Act of 1996, or HIPAA, which established comprehensive federal standards with respect to the privacy and security of protected health information and requirements for the use of certain standardized electronic transactions, and amendments made in 2013 to HIPAA under the Health Information Technology for Economic and Clinical Health Act, or HITECH, which strengthen and expand HIPAA privacy and security compliance requirements, increase penalties for violators, extend enforcement authority to state attorneys general, and impose requirements for breach notification;

•                  Medicare billing and payment regulations applicable to clinical laboratories;

•                  the Federal Anti-Kickback Statute, which prohibits knowingly and willfully offering, paying, soliciting, or receiving remuneration, directly or indirectly, in exchange for or to induce either the referral of an individual, or the furnishing,

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arranging for, or recommending of an item or service that is reimbursable, in whole or in part, by a federal health care program;

•                  the Federal Stark physician self-referral law (and state equivalents), which prohibits a physician from making a referral for certain designated health services covered by the Medicare program, including laboratory and pathology services, if the physician or an immediate family member has a financial relationship with the entity providing the designated health services, unless the financial relationship falls within an applicable exception to the prohibition;

•                  the Federal Civil Monetary Penalties Law, which prohibits, among other things, the offering or transfer of remuneration to a Medicare or state health care program beneficiary if the person knows or should know it is likely to influence the beneficiary’s selection of a particular provider, practitioner, or supplier of services reimbursable by Medicare or a state health care program, unless an exception applies;

•                  the Federal False Claims Act, which imposes liability on any person or entity that, among other things, knowingly presents, or causes to be presented, a false or fraudulent claim for payment to the federal government;

•                  other federal and state fraud and abuse laws, such as anti-kickback laws, prohibitions on self-referral, fee-splitting restrictions, prohibitions on the provision of products at no or discounted cost to induce physician or patient adoption, and false claims acts, which may extend to services reimbursable by any third-party payer, including private insurers;

•                  the prohibition on reassignment of Medicare claims, which, subject to certain exceptions, precludes the reassignment of Medicare claims to any other party;

•                  the rules regarding billing for diagnostic tests reimbursable by the Medicare program, which prohibit a physician or other supplier from marking up the price of the technical component or professional component of a diagnostic test ordered by the physician or other supplier and supervised or performed by a physician who does not “share a practice” with the billing physician or supplier;

•                  state laws that prohibit other specified practices related to billing such as billing physicians for testing that they order, waiving co-insurance, co-payments, deductibles, and other amounts owed by patients, and billing a state Medicaid program at a price that is higher than what is charged to other payers; and

•                  the Foreign Corrupt Practices Act of 1977, and other similar laws, which apply to our international activities.

We have adopted policies and procedures designed to comply with these laws and regulations. In the ordinary course of our business, we conduct internal reviews of our compliance with these laws. Our compliance is also subject to governmental review. The growth of our business and sales organization and our expansion outside of the United States may increase the potential of violating these laws or our internal policies and procedures. We believe that we are in material compliance with all statutory and regulatory requirements, but there is a risk that one or more government agencies could take a contrary position. These laws and regulations are complex and are subject to interpretation by the courts and by government agencies. If one or more such agencies alleges that we may be in violation of any of these requirements, regardless of the outcome, it could damage our reputation and adversely affect important business relationships with third parties, including managed care organizations and other commercial third-party payers. Any action brought against us for violation of these or other laws or regulations, even if we successfully defend against it, could cause us to incur significant legal expenses and divert our management’s attention from the operation of our business. If our operations are found to be in violation of any of these laws and regulations, we may be subject to any applicable penalty associated with the violation, including civil and criminal penalties, damages and fines, we could be required to refund payments received by us, and we could be required to curtail or cease our operations. Any of the foregoing consequences could seriously harm our business and our financial results.

International expansion of our business exposes us to business, regulatory, political, operational, financial and economic risks associated with doing business outside of the United States.

Our business strategy includes international expansion in select countries, and may include developing and maintaining physician outreach and education capabilities outside of the United States, establishing agreements with laboratories, and expanding our relationships with international payers. Doing business internationally involves a number of risks, including:

•                  multiple, conflicting and changing laws and regulations such as tax laws, privacy laws, export and import restrictions, employment laws, regulatory requirements and other governmental approvals, permits and licenses;

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•                  failure by us to obtain regulatory approvals where required for the use of our solution in various countries;

•                  complexities associated with managing multiple payer reimbursement regimes, government payers or patient self-pay systems;

•                  logistics and regulations associated with shipping tissue samples, including infrastructure conditions and transportation delays;

•                  challenges associated with establishing laboratory partners, including proper sample collection techniques, inventory management, sample logistics, billing and promotional activities;

•                  limits on our ability to penetrate international markets if we are not able to process tests locally;

•                  financial risks, such as longer payment cycles, difficulty in collecting from payers, the effect of local and regional financial crises, and exposure to foreign currency exchange rate fluctuations;

•                  natural disasters, political and economic instability, including wars, terrorism, and political unrest, outbreak of disease, boycotts, curtailment of trade and other business restrictions; and

•                  regulatory and compliance risks that relate to maintaining accurate information and control over activities that may fall within the purview of the Foreign Corrupt Practices Act of 1977, including both its books and records provisions and its anti-bribery provisions.

Any of these factors could significantly harm our future international expansion and operations and, consequently, our revenue and results of operations.

If we are sued for product liability or errors and omissions liability, we could face substantial liabilities that exceed our resources.

The marketing, sale and use of our current or future tests could lead to product liability claims if someone were to allege that the tests failed to perform as they were designed. We may also be subject to liability for errors in the results we provide to physicians or for a misunderstanding of, or inappropriate reliance upon, the information we provide. Our Afirma GEC is performed on FNA samples that are diagnosed as indeterminate by standard cytopathology review. We report results as benign or suspicious to the prescribing physician. Under certain circumstances, we might report a result as benign that later proves to have been malignant. This could be the result of the physician having poor nodule sampling in collecting the FNA, performing the FNA on a different nodule than the one that is malignant or failure of the GEC to perform as intended. We may also be subject to similar types of claims related to our Afirma Malignancy Classifiers and our Percepta test, as well as tests we may develop in the future. A product liability or errors and omissions liability claim could result in substantial damages and be costly and time consuming for us to defend. Although we maintain product liability and errors and omissions insurance, we cannot assure you that our insurance would fully protect us from the financial impact of defending against these types of claims or any judgments, fines or settlement costs arising out of any such claims. Any product liability or errors and omissions liability claim brought against us, with or without merit, could increase our insurance rates or prevent us from securing insurance coverage in the future. Additionally, any product liability lawsuit could cause injury to our reputation or cause us to suspend sales of our products and solutions. The occurrence of any of these events could have an adverse effect on our business and results of operations.

If our laboratory in South San Francisco becomes inoperable due to an earthquake or either of our laboratories becomes inoperable for any other reason, we will be unable to perform our testing services and our business will be harmed.

We perform all of the Afirma GEC and Percepta testing at our laboratory in South San Francisco, California. Our laboratory in Austin, Texas accepts and stores substantially all FNA samples pending transfer to our California laboratory for Afirma GEC processing. The laboratories and equipment we use to perform our tests would be costly to replace and could require substantial lead time to replace and qualify for use if they became inoperable. Either of our facilities may be harmed or rendered inoperable by natural or man-made disasters, including earthquakes, flooding and power outages, which may render it difficult or impossible for us to perform our testing services for some period of time or to receive and store samples. The inability to perform our tests for even a short period of time may result in the loss of customers or harm our reputation, and we may be unable to regain those customers in the future. Although we maintain insurance for damage to our property and the disruption of our business, this insurance may not be sufficient to cover all of our potential losses and may not continue to be available to us on acceptable terms, if at all.

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If we cannot enter into new clinical study collaborations, our product development and subsequent commercialization could be delayed.

In the past, we have entered into clinical study collaborations, and our success in the future depends in part on our ability to enter into additional collaborations with highly regarded institutions. This can be difficult due to internal and external constraints placed on these organizations. Some organizations may limit the number of collaborations they have with any one company so as to not be perceived as biased or conflicted. Organizations may also have insufficient administrative and related infrastructure to enable collaboration with many companies at once, which can extend the time it takes to develop, negotiate and implement a collaboration. Moreover, it may take longer to obtain the samples we need which could delay our trials, publications, and product launch and reimbursement. Additionally, organizations often insist on retaining the rights to publish the clinical data resulting from the collaboration. The publication of clinical data in peer-reviewed journals is a crucial step in commercializing and obtaining reimbursement for our diagnostic tests, and our inability to control when and if results are published may delay or limit our ability to derive sufficient revenue from them.

If we use hazardous materials in a manner that causes contamination or injury, we could be liable for resulting damages.

We are subject to federal, state and local laws, rules and regulations governing the use, discharge, storage, handling and disposal of biological material, chemicals and waste. We cannot eliminate the risk of accidental contamination or injury to employees or third parties from the use, storage, handling or disposal of these materials. In the event of contamination or injury, we could be held liable for any resulting damages, remediation costs and any related penalties or fines, and any liability could exceed our resources or any applicable insurance coverage we may have. The cost of compliance with these laws and regulations may become significant, and our failure to comply may result in substantial fines or other consequences, and either could negatively affect our operating results.

Our inability to raise additional capital on acceptable terms in the future may limit our ability to develop and commercialize new solutions and technologies and expand our operations.

We expect continued capital expenditures and operating losses over the next several years as we expand our infrastructure, commercial operations and research and development activities. We may seek to raise additional capital through equity offerings, debt financings, collaborations or licensing arrangements. Additional funding may not be available to us on acceptable terms, or at all. If we raise funds by issuing equity securities, dilution to our stockholders could result. Any equity securities issued also may provide for rights, preferences or privileges senior to those of holders of our common stock. The terms of debt securities issued or borrowings could impose significant restrictions on our operations. The incurrence of additional indebtedness or the issuance of certain equity securities could result in increased fixed payment obligations and could also result in restrictive covenants, such as limitations on our ability to incur additional debt or issue additional equity, limitations on our ability to acquire or license intellectual property rights, and other operating restrictions that could adversely affect our ability to conduct our business. Our current credit agreement imposes restrictions on our operations, increases our fixed payment obligations, and has restrictive covenants. In addition, the issuance of additional equity securities by us, or the possibility of such issuance, may cause the market price of our common stock to decline. In the event that we enter into collaborations or licensing arrangements to raise capital, we may be required to accept unfavorable terms. These agreements may require that we relinquish or license to a third-party on unfavorable terms our rights to technologies or product candidates that we otherwise would seek to develop or commercialize ourselves, or reserve certain opportunities for future potential arrangements when we might be able to achieve more favorable terms. If we are not able to secure additional funding when needed, we may have to delay, reduce the scope of or eliminate one or more research and development programs or selling and marketing initiatives. In addition, we may have to work with a partner on one or more of our products or development programs, which could lower the economic value of those programs to our company.

Security breaches, loss of data and other disruptions to us or our third-party service providers could compromise sensitive information related to our business or prevent us from accessing critical information and expose us to liability, which could adversely affect our business and our reputation.

In the ordinary course of our business, we and our third-party service providers collect and store sensitive data, including legally protected health information, personally identifiable information about our patients, credit card information, intellectual property, and our proprietary business and financial information. We manage and maintain our applications and data utilizing a combination of on-site systems, managed data center systems and cloud-based data center systems. We face a number of risks relative to our protection of, and our service providers’ protection of, this critical information, including loss of access, inappropriate disclosure and inappropriate access, as well as risks associated with our ability to identify and audit such events.

The secure processing, storage, maintenance and transmission of this critical information is vital to our operations and business strategy, and we devote significant resources to protecting such information. Although we take measures to protect sensitive information from unauthorized access or disclosure, our information technology and infrastructure may be vulnerable to attacks by

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hackers or viruses or otherwise breached due to employee error, malfeasance or other activities. While we are not aware of any such attack or breach, if such event would occur and cause interruptions in our operations, our networks would be compromised and the information we store on those networks could be accessed by unauthorized parties, publicly disclosed, lost or stolen. Any such access, disclosure or other loss of information could result in legal claims or proceedings, liability under laws that protect the privacy of personal information, such as HIPAA, and regulatory penalties. Unauthorized access, loss or dissemination could also disrupt our operations, including our ability to process tests, provide test results, bill payers or patients, process claims and appeals, provide customer assistance services, conduct research and development activities, collect, process and prepare company financial information, provide information about our tests and other patient and physician education and outreach efforts through our website, manage the administrative aspects of our business and damage our reputation, any of which could adversely affect our business.

In addition, the interpretation and application of consumer, health-related and data protection laws in the United States, Europe and elsewhere are often uncertain, contradictory and in flux. It is possible that these laws may be interpreted and applied in a manner that is inconsistent with our practices. If so, this could result in government-imposed fines or orders requiring that we change our practices, which could adversely affect our business. In addition, in October 2015, the European Court of Justice invalidated a safe-harbor agreement between the United States and European Union member-states, which addressed how U.S. companies handle personal information of European customers, as a result, we may need to modify the way we treat such information. Complying with these various laws could cause us to incur substantial costs or require us to change our business practices, systems and compliance procedures in a manner adverse to our business.

If we cannot license rights to use technologies on reasonable terms, we may not be able to commercialize new products in the future.

In the future, we may license third-party technology to develop or commercialize new products. In return for the use of a third-party’s technology, we may agree to pay the licensor royalties based on sales of our solutions. Royalties are a component of cost of revenue and affect the margins on our solutions. We may also need to negotiate licenses to patents and patent applications after introducing a commercial product. Our business may suffer if we are unable to enter into the necessary licenses on acceptable terms, or at all, if any necessary licenses are subsequently terminated, if the licensors fail to abide by the terms of the license or fail to prevent infringement by third parties, or if the licensed patents or other rights are found to be invalid or unenforceable.

If we are unable to protect our intellectual property effectively, our business would be harmed.

We rely on patent protection as well as trademark, copyright, trade secret and other intellectual property rights protection and contractual restrictions to protect our proprietary technologies, all of which provide limited protection and may not adequately protect our rights or permit us to gain or keep any competitive advantage. If we fail to protect our intellectual property, third parties may be able to compete more effectively against us and we may incur substantial litigation costs in our attempts to recover or restrict use of our intellectual property.

We apply for and in-license patents covering our products and technologies and uses thereof, as we deem appropriate, however we may fail to apply for patents on important products and technologies in a timely fashion or at all, or we may fail to apply for patents in potentially relevant jurisdictions. We have eight issued patents that expire between 2029 and 2032 related to methods used in the Afirma diagnostic platform, in addition to eight pending U.S. utility patent applications and six U.S. provisional applications. Some of these U.S. utility patent applications have pending foreign counterparts. We also exclusively licensed intellectual property, including rights to two issued patents that will expire between 2030 and 2032, and three pending U.S. utility patent applications in the thyroid space that would expire between 2030 and 2033 once issued, related to methods that are used in the Afirma diagnostic test, some of which have foreign counterparts. In the lung diagnostic space, we exclusively license intellectual property rights to seven pending patent applications and one issued patent in the United States and abroad. Patents issuing from the licensed portfolio will expire between 2024 and 2028. In addition, we own a PCT application and a pending U.S. application related to our Percepta test. We also own two applications related to other lung diseases, and a PCT application, a pending U.S. application, and two ex-U.S. applications related to our interstitial lung disease test under development. Any patents granted from the current lung cancer patent applications will expire no earlier than 2035 and those from the interstitial lung disease patent applications will expire no earlier than from 2034 to 2035. It is possible that none of our pending patent applications will result in issued patents in a timely fashion or at all, and even if patents are granted, they may not provide a basis for intellectual property protection of commercially viable products, may not provide us with any competitive advantages, or may be challenged and invalidated by third parties. It is possible that others will design around our current or future patented technologies. We may not be successful in defending any challenges made against our patents or patent applications. Any successful third-party challenge to our patents could result in the unenforceability or invalidity of such patents and increased competition to our business. The outcome of patent litigation can be uncertain and any attempt by us to enforce our patent rights against others may not be successful, or, if successful, may take substantial time and result in substantial cost, and may divert our efforts and attention from other aspects of our business.

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The patent positions of life sciences companies can be highly uncertain and involve complex legal and factual questions for which important legal principles remain unresolved. No consistent policy regarding the breadth of claims allowed in such companies’ patents has emerged to date in the United States or elsewhere. Courts frequently render opinions in the biotechnology field that may affect the patentability of certain inventions or discoveries, including opinions that may affect the patentability of methods for analyzing or comparing nucleic acids.

In particular, the patent positions of companies engaged in the development and commercialization of genomic diagnostic tests are particularly uncertain. Various courts, including the U.S. Supreme Court, have rendered decisions that affect the scope of patentability of certain inventions or discoveries relating to certain diagnostic tests and related methods. These decisions state, among other things, that patent claims that recite laws of nature (for example, the relationship between blood levels of certain metabolites and the likelihood that a dosage of a specific drug will be ineffective or cause harm) are not themselves patentable. What constitutes a law of nature is uncertain, and it is possible that certain aspects of genomic diagnostics tests would be considered natural laws. Accordingly, the evolving case law in the United States may adversely affect our ability to obtain patents and may facilitate third-party challenges to any owned and licensed patents.

The laws of some foreign countries do not protect intellectual property rights to the same extent as the laws of the United States, and we may encounter difficulties protecting and defending such rights in foreign jurisdictions. The legal systems of many other countries do not favor the enforcement of patents and other intellectual property protection, particularly those relating to biotechnology, which could make it difficult for us to stop the infringement of our patents in such countries. Proceedings to enforce our patent rights in foreign jurisdictions could result in substantial cost and divert our efforts and attention from other aspects of our business.

Changes in either the patent laws or in interpretations of patent laws in the United States or other countries may diminish the value of our intellectual property. We cannot predict the breadth of claims that may be allowed or enforced in our patents or in third-party patents. We may not develop additional proprietary products, methods and technologies that are patentable.

In addition to pursuing patents on our technology, we take steps to protect our intellectual property and proprietary technology by entering into agreements, including confidentiality agreements, non-disclosure agreements and intellectual property assignment agreements, with our employees, consultants, academic institutions, corporate partners and, when needed, our advisors. Such agreements may not be enforceable or may not provide meaningful protection for our trade secrets or other proprietary information in the event of unauthorized use or disclosure or other breaches of the agreements, and we may not be able to prevent such unauthorized disclosure. If we are required to assert our rights against such party, it could result in significant cost and distraction.

Monitoring unauthorized disclosure is difficult, and we do not know whether the steps we have taken to prevent such disclosure are, or will be, adequate. If we were to enforce a claim that a third-party had illegally obtained and was using our trade secrets, it would be expensive and time consuming, and the outcome would be unpredictable. In addition, courts outside the United States may be less willing to protect trade secrets.

We may also be subject to claims that our employees have inadvertently or otherwise used or disclosed trade secrets or other proprietary information of their former employers, or to claims that we have improperly used or obtained such trade secrets. Litigation may be necessary to defend against these claims. If we fail in defending such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights and face increased competition to our business. A loss of key research personnel work product could hamper or prevent our ability to commercialize potential products, which could harm our business. Even if we are successful in defending against these claims, litigation could result in substantial costs and be a distraction to management.

Further, competitors could attempt to replicate some or all of the competitive advantages we derive from our development efforts, willfully infringe our intellectual property rights, design around our protected technology or develop their own competitive technologies that fall outside of our intellectual property rights. Others may independently develop similar or alternative products and technologies or replicate any of our products and technologies. If our intellectual property does not adequately protect us against competitors’ products and methods, our competitive position could be adversely affected, as could our business.

We have not registered certain of our trademarks in all of our potential markets. If we apply to register these trademarks, our applications may not be allowed for registration in a timely fashion or at all, and our registered trademarks may not be maintained or enforced. In addition, opposition or cancellation proceedings may be filed against our trademark applications and registrations, and our trademarks may not survive such proceedings. If we do not secure registrations for our trademarks, we may encounter more difficulty in enforcing them against third parties than we otherwise would.

To the extent our intellectual property offers inadequate protection, or is found to be invalid or unenforceable, we would be exposed to a greater risk of direct competition. If our intellectual property does not provide adequate coverage of our competitors’

42

products, our competitive position could be adversely affected, as could our business. Both the patent application process and the process of managing patent disputes can be time consuming and expensive.

We may be involved in litigation related to intellectual property, which could be time-intensive and costly and may adversely affect our business, operating results or financial condition.

We may receive notices of claims of direct or indirect infringement or misappropriation or misuse of other parties’ proprietary rights from time to time. Some of these claims may lead to litigation. We cannot assure you that we will prevail in such actions, or that other actions alleging misappropriation or misuse by us of third-party trade secrets, infringement by us of third-party patents and trademarks or other rights, or the validity of our patents, trademarks or other rights, will not be asserted or prosecuted against us.

We might not have been the first to make the inventions covered by each of our pending patent applications and we might not have been the first to file patent applications for these inventions. To determine the priority of these inventions, we may have to participate in interference proceedings, derivation proceedings, or other post-grant proceedings declared by the U.S. Patent and Trademark Office that could result in substantial cost to us. No assurance can be given that other patent applications will not have priority over our patent applications. In addition, recent changes to the patent laws of the United States allow for various post-grant opposition proceedings that have not been extensively tested, and their outcome is therefore uncertain. Furthermore, if third parties bring these proceedings against our patents, we could experience significant costs and management distraction.

Litigation may be necessary for us to enforce our patent and proprietary rights or to determine the scope, coverage and validity of the proprietary rights of others. The outcome of any litigation or other proceeding is inherently uncertain and might not be favorable to us, and we might not be able to obtain licenses to technology that we require on acceptable terms or at all. Further, we could encounter delays in product introductions, or interruptions in product sales, as we develop alternative methods or products. In addition, if we resort to legal proceedings to enforce our intellectual property rights or to determine the validity, scope and coverage of the intellectual property or other proprietary rights of others, the proceedings could be burdensome and expensive, even if we were to prevail. Any litigation that may be necessary in the future could result in substantial costs and diversion of resources and could have a material adverse effect on our business, operating results or financial condition.

As we move into new markets and applications for our products, incumbent participants in such markets may assert their patents and other proprietary rights against us as a means of slowing our entry into such markets or as a means to extract substantial license and royalty payments from us. Our competitors and others may now and, in the future, have significantly larger and more mature patent portfolios than we currently have. In addition, future litigation may involve patent holding companies or other adverse patent owners who have no relevant product revenue and against whom our own patents may provide little or no deterrence or protection. Therefore, our commercial success may depend in part on our non-infringement of the patents or proprietary rights of third parties. Numerous significant intellectual property issues have been litigated, and will likely continue to be litigated, between existing and new participants in our existing and targeted markets and competitors may assert that our products infringe their intellectual property rights as part of a business strategy to impede our successful entry into or growth in those markets. Third parties may assert that we are employing their proprietary technology without authorization. In addition, our competitors and others may have patents or may in the future obtain patents and claim that making, having made, using, selling, offering to sell or importing our products infringes these patents. We could incur substantial costs and divert the attention of our management and technical personnel in defending against any of these claims. Parties making claims against us may be able to obtain injunctive or other relief, which could block our ability to develop, commercialize and sell products, and could result in the award of substantial damages against us. In the event of a successful claim of infringement against us, we may be required to pay damages and ongoing royalties, and obtain one or more licenses from third parties, or be prohibited from selling certain products. We may not be able to obtain these licenses on acceptable terms, if at all. We could incur substantial costs related to royalty payments for licenses obtained from third parties, which could negatively affect our financial results. In addition, we could encounter delays in product introductions while we attempt to develop alternative methods or products to avoid infringing third-party patents or proprietary rights. Defense of any lawsuit or failure to obtain any of these licenses could prevent us from commercializing products, and the prohibition of sale of any of our products could materially affect our business and our ability to gain market acceptance for our products.

Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our confidential information could be compromised by disclosure during this type of litigation. In addition, during the course of this kind of litigation, there could be public announcements of the results of hearings, motions or other interim proceedings or developments. If securities analysts or investors perceive these results to be negative, it could have a substantial adverse effect on the price of our common stock.

In addition, our agreements with some of our customers, suppliers or other entities with whom we do business require us to defend or indemnify these parties to the extent they become involved in infringement claims, including the types of claims described above. We could also voluntarily agree to defend or indemnify third parties in instances where we are not obligated to do so if we determine it would be important to our business relationships. If we are required or agree to defend or indemnify third parties in

43

connection with any infringement claims, we could incur significant costs and expenses that could adversely affect our business, operating results, or financial condition.

Risks Related to Being a Public Company

We will continue to incur increased costs and demands on management as a result of compliance with laws and regulations applicable to public companies, which could harm our operating results.

As a public company, we will continue to incur significant legal, accounting, consulting and other expenses that we did not incur as a private company, including costs associated with public company reporting requirements. In addition, the Sarbanes-Oxley Act of 2002 and the Dodd-Frank Act of 2010, as well as rules implemented by the Securities and Exchange Commission, or the SEC, and The NASDAQ Stock Market, impose a number of requirements on public companies, including with respect to corporate governance practices. Our management and other personnel will need to devote a substantial amount of time to these compliance and disclosure obligations. Moreover, these rules and regulations have and will continue to increase our legal, accounting and financial compliance costs and make some activities more complex, time-consuming and costly. We also expect that it will continue to be expensive for us to maintain director and officer liability insurance.

If we are unable to implement and maintain effective internal control over financial reporting, investors may lose confidence in the accuracy and completeness of our reported financial information and the market price of our common stock may be negatively affected.

As a public company, we are required to maintain internal control over financial reporting and to report any material weaknesses in such internal control. Section 404 of the Sarbanes-Oxley Act of 2002 requires that we evaluate and determine the effectiveness of our internal control over financial reporting and provide a management report on our internal controls on an annual basis. If we have material weaknesses in our internal control over financial reporting, we may not detect errors on a timely basis and our financial statements may be materially misstated. We have only recently compiled the systems, processes and documentation necessary to comply with Section 404 of the Sarbanes-Oxley Act. We will need to maintain and enhance these processes and controls as we grow, and we will require additional management and staff resources to do so. Additionally, even if we conclude our internal controls are effective for a given period, we may in the future identify one or more material weaknesses in our internal controls, in which case our management will be unable to conclude that our internal control over financial reporting is effective. Moreover, when we are no longer an emerging growth company, our independent registered public accounting firm will be required to issue an attestation report on the effectiveness of our internal control over financial reporting. Even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm may conclude that there are material weaknesses with respect to our internal controls or the level at which our internal controls are documented, designed, implemented or reviewed.

If we are unable to conclude that our internal control over financial reporting is effective, or when we are no longer an emerging growth company, if our auditors were to express an adverse opinion on the effectiveness of our internal control over financial reporting because we had one or more material weaknesses, investors could lose confidence in the accuracy and completeness of our financial disclosures, which could cause the price of our common stock to decline. Irrespective of compliance with Section 404, any failure of our internal control over financial reporting could have a material adverse effect on our reported operating results and harm our reputation. Internal control deficiencies could also result in a restatement of our financial results.

We are an emerging growth company and may elect to comply with reduced public company reporting requirements applicable to emerging growth companies, which could make our common stock less attractive to investors.

We are an emerging growth company, as defined under the Securities Act of 1933, or the Securities Act. We will remain an emerging growth company until December 31, 2018, although if our revenue exceeds $1 billion in any fiscal year before that time, we would cease to be an emerging growth company as of the end of that fiscal year. In addition, if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our second fiscal quarter of any fiscal year before the end of that five-year period, we would cease to be an emerging growth company as of December 31 of that year. As an emerging growth company, we may choose to take advantage of exemptions from various reporting requirements applicable to certain other public companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced financial statement and financial-related disclosures, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirement of holding a nonbinding advisory vote on executive compensation and obtaining stockholder approval of any golden parachute payments not previously approved by our stockholders. If some investors find our common stock less attractive as a result of any choices to reduce future disclosure we may make, there may be a less active trading market for our common stock and our stock price may be more volatile.

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Risks Related to Our Common Stock

Our stock price may be volatile, and you may not be able to sell shares of our common stock at or above the price you paid.

Prior to our initial public offering in October 2013, there was no public market for our common stock, and an active and liquid public market for our stock may not develop or be sustained. In addition, the trading price of our common stock is likely to continue to be highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control. These factors include:

•                  actual or anticipated variations in our and our competitors’ results of operations;

•                  announcements by us or our competitors of new products, commercial relationships or capital commitments;

•                  changes in reimbursement by current or potential payers;

•                  issuance of new securities analysts’ reports or changed recommendations for our stock;

•                  fluctuations in our revenue, due in part to the way in which we recognize revenue;

•                  actual or anticipated changes in regulatory oversight of our products;

•                  developments or disputes concerning our intellectual property or other proprietary rights;

•                  commencement of, or our involvement in, litigation;

•                  announced or completed acquisitions of businesses or technologies by us or our competitors;

•                  any major change in our management; and

•                  general economic conditions and slow or negative growth of our markets.

In addition, the stock market in general, and the market for stock of life sciences companies and other emerging growth companies in particular, has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. Broad market and industry factors may seriously affect the market price of our common stock, regardless of our actual operating performance. These fluctuations may be even more pronounced if the trading volume of our stock remains low. In addition, in the past, following periods of volatility in the overall market and the market price of a particular company’s securities, securities class action litigation has often been instituted against these companies. This litigation, if instituted against us, could result in substantial costs and a diversion of our management’s attention and resources.

If securities or industry analysts issue an adverse opinion regarding our stock or do not publish research or reports about our company, our stock price and trading volume could decline.

The trading market for our common stock will depend in part on the research and reports that equity research analysts publish about us, our business and our competitors. We do not control these analysts or the content and opinions or financial models included in their reports. Securities analysts may elect not to provide research coverage of our company, and such lack of research coverage may adversely affect the market price of our common stock. The price of our common stock could also decline if one or more equity research analysts downgrade our common stock or if those analysts issue other unfavorable commentary or cease publishing reports about us or our business. If one or more equity research analysts cease coverage of our company, we could lose visibility in the market, which in turn could cause our stock price to decline.

Insiders have substantial control over us and will be able to influence corporate matters.

As of April 29, 2016, directors and executive officers and their affiliates beneficially owned, in the aggregate, 41% of our outstanding capital stock. As a result, these stockholders will be able to exercise significant influence over all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions, such as a merger or other sale of our company or its assets. This concentration of ownership could limit stockholders’ ability to influence corporate matters and may have the effect of delaying or preventing a third-party from acquiring control over us.

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Anti-takeover provisions in our charter documents and under Delaware law could discourage, delay or prevent a change in control and may affect the trading price of our common stock.

Provisions in our restated certificate of incorporation and our amended and restated bylaws may have the effect of delaying or preventing a change of control or changes in our management. Our restated certificate of incorporation and amended and restated bylaws include provisions that:

•                  authorize our board of directors to issue, without further action by the stockholders, up to 5.0 million shares of undesignated preferred stock;

•                  require that any action to be taken by our stockholders be effected at a duly called annual or special meeting and not by written consent;

•                  specify that special meetings of our stockholders can be called only by our board of directors, our chairman of the board, or our chief executive officer;

•                  establish an advance notice procedure for stockholder approvals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to our board of directors;

•                  establish that our board of directors is divided into three classes, Class I, Class II and Class III, with each class serving staggered terms;

•                  provide that our directors may be removed only for cause;

•                  provide that vacancies on our board of directors may, except as otherwise required by law, be filled only by a majority of directors then in office, even if less than a quorum;

•                  specify that no stockholder is permitted to cumulate votes at any election of directors; and

•                  require a super-majority of votes to amend certain of the above-mentioned provisions.

In addition, we are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. Section 203 generally prohibits us from engaging in a business combination with an interested stockholder subject to certain exceptions.

We have never paid dividends on our capital stock, and we do not anticipate paying dividends in the foreseeable future.

We have never paid dividends on any of our capital stock and currently intend to retain any future earnings to fund the growth of our business. In addition, our credit agreement restricts our ability to pay cash dividends on our common stock and we may also enter into credit agreements or other borrowing arrangements in the future that will restrict our ability to declare or pay cash dividends on our common stock. Any determination to pay dividends in the future will be at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements, general business conditions and other factors that our board of directors may deem relevant. As a result, capital appreciation, if any, of our common stock will be the sole source of gain for the foreseeable future.

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ITEM 6.  EXHIBITS

Exhibit Number	Description
10.1

Credit Agreement dated as of March 25, 2016 by and among Veracyte, Inc.as Borrower, Visium Healthcare Partners, LP, as Administrative Agent, the Guarantors from time to time party thereto and the Lenders from time to time party thereto.

10.2	Security Agreement dated March 30, 2016 between Veracyte, Inc. and Visium Healthcare Partners, LP, as Administrative Agent
10.3	Pledge Agreement dated March 30, 2016 between Veracyte, Inc. and Visium Healthcare Partners, LP, as Administrative Agent
10.4	Letter agreement regarding potential opportunity to purchase common equity interests dated March 30, 2016 between Veracyte, Inc. and Visium Healthcare Partners, LP
31.1	Principal Executive Officer’s Certification Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
31.2	Principal Financial Officer’s Certification Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
32.1**	Certification Pursuant to 18 U.S.C. § 1350 (Section 906 of the Sarbanes-Oxley Act of 2002).
32.2**	Certification Pursuant to 18 U.S.C. § 1350 (Section 906 of the Sarbanes-Oxley Act of 2002).
101.INS	XBRL Instance Document
101.SCH	XBRL Taxonomy Extension Schema
101.CAL	XBRL Taxonomy Extension Calculation Linkbase
101.DEF	XBRL Taxonomy Extension Definition Linkbase
101.LAB	XBRL Taxonomy Extension Label Linkbase
101.PRE	XBRL Taxonomy Extension Presentation Linkbase

**                                  In accordance with Item 601(b)(32)(ii) of Regulation S-K and SEC Release No. 34-47986, the certifications furnished in Exhibits 32.1 and 32.2 hereto are deemed to accompany this Form 10-K and will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or deemed to be incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933 except to the extent that the registrant specifically incorporates it by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: May 5, 2016

VERACYTE, INC.

By:	/s/ SHELLY D. GUYER
Shelly D. Guyer Chief Financial Officer (Principal Financial and Accounting Officer)

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EXHIBIT INDEX

Exhibit Number	Description
10.1

Credit Agreement dated as of March 25, 2016 by and among Veracyte, Inc.as Borrower, Visium Healthcare Partners, LP, as Administrative Agent, the Guarantors from time to time party thereto and the Lenders from time to time party thereto.

10.2	Security Agreement dated March 30, 2016 between Veracyte, Inc. and Visium Healthcare Partners, LP, as Administrative Agent
10.3	Pledge Agreement dated March 30, 2016 between Veracyte, Inc. and Visium Healthcare Partners, LP, as Administrative Agent
10.4	Letter agreement regarding potential opportunity to purchase common equity interests dated March 30, 2016 between Veracyte, Inc. and Visium Healthcare Partners, LP
31.1	Principal Executive Officer’s Certification Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
31.2	Principal Financial Officer’s Certification Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
32.1**	Certification Pursuant to 18 U.S.C. § 1350 (Section 906 of the Sarbanes-Oxley Act of 2002).
32.2**	Certification Pursuant to 18 U.S.C. § 1350 (Section 906 of the Sarbanes-Oxley Act of 2002).
101.INS	XBRL Instance Document
101.SCH	XBRL Taxonomy Extension Schema
101.CAL	XBRL Taxonomy Extension Calculation Linkbase
101.DEF	XBRL Taxonomy Extension Definition Linkbase
101.LAB	XBRL Taxonomy Extension Label Linkbase
101.PRE	XBRL Taxonomy Extension Presentation Linkbase

**                                  In accordance with Item 601(b)(32)(ii) of Regulation S-K and SEC Release No. 34-47986, the certifications furnished in Exhibits 32.1 and 32.2 hereto are deemed to accompany this Form 10-K and will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or deemed to be incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933 except to the extent that the registrant specifically incorporates it by reference.

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Exhibit 10.1

EXECUTION VERSION

CREDIT AGREEMENT

Dated as of March 25, 2016

among

VERACYTE, INC.
as the Borrower,

CERTAIN DOMESTIC SUBSIDIARIES OF THE BORROWER,
as the Guarantors,

VISIUM HEALTHCARE PARTNERS, LP,
as the Administrative Agent

and

THE LENDERS FROM TIME TO TIME PARTY HERETO

i

6.08	Ownership of Property; Liens	48
6.09	Environmental Compliance	48
6.10	Insurance	49
6.11	Taxes	49
6.12	ERISA Compliance	49
6.13	Subsidiaries and Capitalization	50
6.14	Margin Regulations; Investment Company Act	50
6.15	Disclosure	51
6.16	Compliance with Laws	51
6.17	Intellectual Property; Licenses, Etc.	51
6.18	Solvency	53
6.19	Perfection of Security Interests in the Collateral	53
6.20	Business Locations	53
6.21	Sanctions Concerns; Anti-Corruption Laws; PATRIOT Act	53
6.22	Material Contracts	54
6.23	Compliance of Products	54
6.24	Labor Matters	57

ARTICLE VII AFFIRMATIVE COVENANTS		57

7.01	Financial Statements	57
7.02	Certificates; Other Information	59
7.03	Notices	61
7.04	Payment of Obligations	62
7.05	Preservation of Existence, Etc.	62
7.06	Maintenance of Properties	62
7.07	Maintenance of Insurance	62
7.08	Compliance with Laws	63
7.09	Books and Records	63
7.10	Inspection Rights	63
7.11	Use of Proceeds	64
7.12	Additional Subsidiaries	64
7.13	ERISA Compliance	65
7.14	Pledged Assets	65
7.15	Compliance with Material Contracts	65
7.16	Products and Required Permits	65
7.17	Consent of Licensors	66
7.18	Anti-Corruption Laws	66
7.19	Maintenance of IP Rights	66
7.20	Post-Closing Matters	66

ARTICLE VIII NEGATIVE COVENANTS		67

8.01	Liens	67
8.02	Investments	68
8.03	Indebtedness	69
8.04	Fundamental Changes	71
8.05	Dispositions	71
8.06	Restricted Payments	71
8.07	Change in Nature of Business	72
8.08	Transactions with Affiliates and Insiders	72
8.09	Burdensome Agreements	72
8.10	Use of Proceeds	72

8.11	Payment of Other Indebtedness	73
8.12	Organization Documents; Fiscal Year; Legal Name, State of Formation and Form of Entity; Certain Amendments	73
8.13	Ownership of Subsidiaries	73
8.14	Sale Leasebacks	73
8.15	Sanctions; Anti-Corruption Laws	73
8.16	Consolidated Revenues	74
8.17	Liquidity	75
8.18	Accounts	75

ARTICLE IX EVENTS OF DEFAULT AND REMEDIES		76

9.01	Events of Default	76
9.02	Remedies Upon Event of Default	78
9.03	Application of Funds	79

ARTICLE X ADMINISTRATIVE AGENT		79

10.01	Appointment and Authority	79
10.02	Rights as a Lender	80
10.03	Exculpatory Provisions	80
10.04	Reliance by Administrative Agent	81
10.05	Delegation of Duties	81
10.06	Resignation of Administrative Agent	82
10.07	Non-Reliance on Administrative Agent and Other Lenders	82
10.08	Administrative Agent May File Proofs of Claim	82
10.09	Collateral and Guaranty Matters	83

ARTICLE XI MISCELLANEOUS		84

11.01	Amendments, Etc.	84
11.02	Notices and Other Communications; Facsimile Copies	85
11.03	No Waiver; Cumulative Remedies; Enforcement	86
11.04	Expenses; Indemnity; and Damage Waiver	87
11.05	Payments Set Aside	89
11.06	Successors and Assigns	89
11.07	Treatment of Certain Information; Confidentiality	93
11.08	Set-off	93
11.09	Interest Rate Limitation	94
11.10	Counterparts; Integration; Effectiveness	94
11.11	Survival of Representations and Warranties	94
11.12	Severability	95
11.13	Replacement of Lenders	95
11.14	Governing Law; Jurisdiction; Etc.	96
11.15	Waiver of Right to Trial by Jury	97
11.16	Electronic Execution of Assignments and Certain Other Documents	97
11.17	USA PATRIOT Act	97
11.18	No Advisory or Fiduciary Relationship	97
11.19	Facility Termination Date	98
11.20	Funding Date	98

SCHEDULES

1.01	Products
2.01	Commitments and Applicable Percentages
6.10	Insurance
6.13(a)	Subsidiaries
6.13(b)	Capitalization
6.17	IP Rights
6.20(a)	Locations of Real Property
6.20(b)	Taxpayer and Organizational Identification Numbers
6.20(c)	Changes in Legal Name, State of Organization and Structure
6.22	Material Contracts
7.20	Post-Closing Matters
8.01	Liens Existing on the Funding Date
8.02	Investments Existing on the Funding Date
8.03	Indebtedness Existing on the Funding Date
11.02	Certain Addresses for Notices

EXHIBITS

A	Form of Loan Notice
B-1	Form of Term A Note
B-2	Form of Term B Note
C	Form of Joinder Agreement
D	Form of Assignment and Assumption
E	Form of Compliance Certificate

CREDIT AGREEMENT

This CREDIT AGREEMENT is entered into as of March 25, 2016 among VERACYTE, INC., a Delaware corporation (the “Borrower”), the Guarantors (defined herein), the Lenders (defined herein) and VISIUM HEALTHCARE PARTNERS, LP, a Delaware limited partnership, as Administrative Agent.

The Borrower has requested that the Lenders make term loan facilities available to the Borrower, and the Lenders are willing to do so on the terms and conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

1.01                        Defined Terms.

As used in this Agreement, the following terms shall have the meanings set forth below:

“Acquisition” means the acquisition, whether through a single transaction or a series of related transactions, of (a) a majority of the Voting Stock or other controlling ownership interest in another Person (including the purchase of an option, warrant or convertible or similar type security to acquire such a controlling interest at the time it becomes exercisable by the holder thereof), whether by purchase of such equity or other ownership interest or upon the exercise of an option or warrant for, or conversion of securities into, such equity or other ownership interest, or (b) assets of another Person which constitute all or substantially all of the assets of such Person or of a division, line of business or other business unit of such Person.

“Administrative Agent” means Visium Healthcare Partners, LP, in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 11.02 or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agreement” means this Credit Agreement.

“Applicable Percentage” means, with respect to any Lender at any time, (a) in respect of the Term A Facility, with respect to any Term A Lender at any time, the percentage (carried out to the ninth decimal place) of the Term A Facility represented by (i) on or prior to the Funding Date, such Term A Lender’s Term A Commitment at such time and (ii) thereafter, the outstanding principal amount of such Term A Lender’s Term A Loans at such time and (b) in respect of the Term B Facility, with respect to any Term B Lender at any time, the percentage (carried out to the ninth decimal place) of the Term B Facility represented by (i) at any time during the Availability Period in respect of such Facility, such Term B Lender’s Term B Commitment at such time and (ii) thereafter, the outstanding principal amount of such Term B Lender’s Term B Loans at such time.  If the Commitments of all of the Lenders to make

Loans have been terminated pursuant to Section 9.02, or if the Commitments have expired, then the Applicable Percentage of each Lender in respect of the applicable Facility shall be determined based on the Applicable Percentage of such Lender in respect of such Facility most recently in effect, giving effect to any subsequent assignments.  The Applicable Percentage of each Lender in respect of each Facility is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Applicable Quarter” has the meaning set forth in Section 8.16(b)(i)(A).

“Appropriate Lender” means, at any time, with respect to any Facility, a Lender that has a Commitment with respect to such Facility or holds a Loan under such Facility at such time.

“Approved Bank” has the meaning set forth in the definition of “Cash Equivalents”.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit D or any other form (including electronic documentation generated by MarkitClear or other electronic platform) approved by the Administrative Agent.

“Attributable Indebtedness” means, on any date, (a) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, (b) in respect of any Synthetic Lease of any Person, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capital Lease and (c) in respect of any Securitization Transaction of any Person, the outstanding principal amount of such financing, after taking into account reserve accounts and making appropriate adjustments, determined by the Administrative Agent in its reasonable judgment.

“Audited Financial Statements” means the audited consolidated balance sheet of the Borrower and its Subsidiaries for the fiscal year ended December 31, 2015, and the related consolidated statements of income or operations, stockholders’ equity and cash flows for such fiscal year of the Borrower and its Subsidiaries, including the notes thereto, audited by independent public accountants of recognized national standing and prepared in conformity with GAAP.

“Availability Period” means the period from and after the Funding Date to the earliest of (a) June 30, 2017, (b) the date of termination of the Term B Commitments pursuant to Section 2.04 and (c) the date of termination of the Term B Commitments pursuant to Section 9.02.

“Board of Directors” means (a) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board, (b) with respect to a partnership, the Board of Directors of the general partner of the partnership, (c) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof or if not member-managed, the managers thereof or any committee of managing members or managers thereof duly authorized to act on behalf of such Persons, and (d) with respect to any other Person, the board or committee of such Person serving a similar function.

“Borrower” has the meaning set forth in the introductory paragraph hereto.

“Borrowing” means a Term A Borrowing or a Term B Borrowing, as the context may require, in each case, pursuant to Section 2.01.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located.

“Businesses” means, at any time, a collective reference to the businesses operated by the Borrower and its Subsidiaries at such time.

“Business Facilities” means, at any time, a collective reference to the facilities and real properties owned, leased or operated by any Loan Party or any Subsidiary.

“Capital Lease” means, as applied to any Person, any lease of any property by that Person as lessee which, in accordance with GAAP, is required to be accounted for as a capital lease on the balance sheet of that Person.

“Cash Equivalents” means, as at any date, (a) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided, that, the full faith and credit of the United States is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (b) Dollar denominated time deposits and certificates of deposit of (i) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (ii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody’s is at least P-1 or the equivalent thereof (any such bank being an “Approved Bank”), in each case with maturities of not more than two hundred and seventy (270) days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody’s and maturing within six months of the date of acquisition, (d) repurchase agreements entered into by any Person with a bank or trust company (including any of the Lenders) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations and (e) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940 which are administered by reputable financial institutions having capital of at least $500,000,000 and the portfolios of which are limited to Investments of the character described in the foregoing subdivisions (a) through (d).

“Cash Pay Interest” has the meaning set forth in Section 2.06(c)(i).

“Change in Law” means the occurrence, after the Effective Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided, that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means the occurrence of any of the following events:

(a)                                 any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of Equity Interests representing 35% or more of the aggregate ordinary voting power in the election of the Board of Directors of the Borrower represented by the issued and outstanding Equity Interests of the Borrower on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or

(b)                                 any “Change of Control” (or any comparable term) shall occur under any Permitted Senior Revolving Credit Document, any Qualified Subordinated Debt Document or any document or other agreement evidencing any Indebtedness with an aggregate principal amount in excess of the Threshold Amount.

“Collateral” means a collective reference to all real and personal property with respect to which Liens in favor of the Administrative Agent, for the benefit of the Secured Parties, are purported to be granted pursuant to and in accordance with the terms of the Collateral Documents.

“Collateral Access Agreement” means an agreement in form and substance reasonably satisfactory to the Administrative Agent pursuant to which a lessor of real property on which Collateral is stored or otherwise located, or a warehouseman, processor or other bailee of inventory or other property owned by any Loan Party, acknowledges the Liens of the Administrative Agent and waives (or, if approved by the Administrative Agent, subordinates) any Liens held by such Person on such property, and permits the Administrative Agent reasonable access to any Collateral stored or otherwise located thereon.

“Collateral Documents” means a collective reference to the Security Agreement, the Pledge Agreement, the Qualifying Account Control Agreements, the Collateral Questionnaire, the Collateral Access Agreements, the Mortgages, the Real Property Security Documents and other security documents as may be executed and delivered by the Loan Parties pursuant to the terms of Section 7.14.

“Collateral Questionnaire” means that certain collateral questionnaire dated as of the Funding Date, in form and substance reasonably satisfactory to the Administrative Agent and executed by a Responsible Officer of the Borrower.

“Commitment” means a Term A Commitment or a Term B Commitment, as the context may require.

“Compliance Certificate” means a certificate substantially in the form of Exhibit E.

“Confidential Information” means all non-public information, whether written, oral or in any electronic, visual or other medium, that is the subject of reasonable efforts to keep confidential and that is owned by the Borrower or any Subsidiary or that the Borrower or any Subsidiary is licensed, authorized or otherwise granted rights under or to.

“Consolidated Revenues” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, revenues for such period as determined in accordance with GAAP.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.  Without limiting the generality of the foregoing, a Person shall be deemed to be Controlled by another Person if such other Person possesses, directly or indirectly, power to vote five percent (5%) or more of the securities having ordinary voting power for the election of directors, managing general partners or the equivalent.

“Copyright License” means any agreement, whether written or oral, providing for the grant of any right to use any Work under any Copyright.

“Copyrights” means (a) all proprietary rights afforded Works pursuant to Title 17 of the United States Code, including, without limitation, all rights in mask works, copyrights and original designs, and all proprietary rights afforded such Works by other countries for the full term thereof (and including all rights accruing by virtue of bilateral or international treaties and conventions thereto), whether registered or unregistered, including, but not limited to, all applications for registration, renewals, extensions, reversions or restorations thereof now or hereafter provided for by law and all rights to make applications for registrations and recordations, regardless of the medium of fixation or means of expression, which are owned by the Borrower or any Subsidiary or which the Borrower or any Subsidiary is licensed, authorized or otherwise granted rights under or to and (b) all copyright rights under the copyright laws of the United States and all other countries for the full term thereof (and including all rights accruing by virtue of bilateral or international copyright treaties and conventions), whether registered or unregistered, including, but not limited to, all applications for registration, renewals, extensions, reversions or restorations of copyrights now or hereafter provided for by law and all rights to make applications for copyright registrations and recordations, regardless of the medium of fixation or means of expression, which are owned by the Borrower or any Subsidiary or which the Borrower or any Subsidiary is licensed, authorized or otherwise granted rights under or to.

“Cure Notice” has the meaning set forth in Section 8.16(b)(ii).

“Cure Period” has the meaning set forth in Section 8.16(b)(i).

“Cure Right” has the meaning set forth in Section 8.16(b)(i).

“Debt Issuance” means the issuance by any Loan Party or any Subsidiary of any Indebtedness other than Indebtedness permitted under Section 8.03.

“Debt Issuance Notice” has the meaning set forth in Section 2.13(a).

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement,

receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” has the meaning set forth in Section 2.06(b).

“Defaulting Lender” means, subject to Section 2.12(b), any Lender, as determined by the Administrative Agent, that (a) has failed to perform any of its funding obligations hereunder, including with respect to any Term B Commitments, within three (3) Business Days of the date required to be funded by it hereunder, (b) has notified the Borrower or the Administrative Agent that it does not intend to comply with its funding obligations hereunder or (c) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it or (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment; provided, that, a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interests in that Lender or any direct or indirect parent company thereof by a Governmental Authority.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory is the subject of any Sanction.

“Disposition” or “Dispose” means the sale, transfer, license, lease, issuance or other disposition (including any Sale and Leaseback Transaction or any issuance by any Subsidiary of its Equity Interests) of any property by any Loan Party or any Subsidiary, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith, but excluding the following (each a “Permitted Transfer” and collectively, the “Permitted Transfers”): (a) the sale, lease, license, transfer or other disposition of inventory in the ordinary course of business, (b) the sale, lease, license, transfer or other disposition in the ordinary course of business of surplus, obsolete or worn out property no longer used or useful in the conduct of business of any Loan Party and its Subsidiaries, (c) any sale, lease, license, transfer or other disposition of property to any Loan Party or any Subsidiary; provided, that, if the transferor of such property is a Loan Party (i) the transferee thereof must be a Loan Party or (ii) to the extent such transaction constitutes an Investment, such transaction is permitted under Section 8.02, (d) granting licenses of intellectual property on a non-exclusive basis or on an exclusive basis so long as each such exclusive license is limited to geographic areas, particular distribution channels or fields of use, customized products for customers or limited time periods, and so long as after giving effect to such exclusive license, the Loan Parties retain sufficient rights to use or benefit from the subject intellectual property as to enable them to continue to conduct their business in the ordinary course, (e) any Involuntary Disposition, (f) the sale, transfer, issuance or other disposition of a de minimis number of shares of the Equity Interests of a Foreign Subsidiary in order to qualify members of the governing body of such Subsidiary if required by applicable Law, (g) the abandonment or other disposition, including through the grant of an exclusive or non-exclusive license, of IP Rights that are not material and are no longer used or useful in any material respect in the business of the Borrower and its Subsidiaries, (h) licenses, sublicenses, leases or subleases (in each case, other than with respect to IP Rights or intellectual property) granted to third parties in the ordinary course of business and not interfering with the business of the Borrower and its Subsidiaries, (i) dispositions of cash and Cash Equivalents in the ordinary course of business and (j) dispositions which in the aggregate do not exceed $250,000 in any fiscal year.

“Disqualified Capital Stock” means any Equity Interest which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, prior to the one hundred eighty-first (181st) day after the Maturity Date, (b) requires the payment of any cash dividends at any time prior to the one hundred eighty-first (181st) day after the Maturity Date, (c) contains any repurchase obligation which may come into effect prior to payment in full of all Obligations, or (d) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Equity Interests referred to in clause (a), (b) or (c) above, in each case at any time prior to the one hundred eighty-first (181st) day after the Maturity Date; provided, that, any Equity Interests that would not constitute Disqualified Capital Stock but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests are convertible, exchangeable or exercisable) the right to require the issuer thereof to redeem or repurchase such Equity Interests upon the occurrence of a change in control or an asset sale occurring prior to the one hundred eighty-first (181st) day after the Maturity Date shall not constitute Disqualified Capital Stock if such Equity Interests provide that the issuer thereof will not redeem or repurchase any such Equity Interests pursuant to such provisions prior to the Facility Termination Date.

“Dollar” and “$” mean lawful money of the United States.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of the United States, any state of the United States or the District of Columbia.

“Domain Names” means all domain names and URLs that are registered and/or owned by the Borrower or any Subsidiary or which the Borrower or any Subsidiary is licensed, authorized or otherwise granted rights under or to.

“Earn Out Obligations” means, with respect to an Acquisition, all obligations of the Borrower or any Subsidiary to make earn out or other contingency payments (including purchase price adjustments, non-competition and consulting agreements, or other indemnity obligations) pursuant to the documentation relating to such Acquisition.  For purposes of determining the aggregate consideration paid for an Acquisition at the time of such Acquisition, the amount of any Earn Out Obligations shall be deemed to be the maximum amount of the earn-out payments in respect thereof as specified in the documents relating to such Acquisition.  For purposes of determining the amount of any Earn Out Obligations to be included in the definition of Funded Indebtedness, the amount of Earn Out Obligations shall be deemed to be the aggregate liability in respect thereof, as determined in accordance with GAAP.

“Effective Date” means the date hereof.

“Eligible Assets” means fixed, capital or long-term tangible assets that are used or useful in the same or a similar line of business as the Borrower and its Subsidiaries were engaged in on the Effective Date (or any reasonable extension or expansions thereof).

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 11.06(b)(iii) and (v) (subject to such consents, if any, as may be required under Section 11.06(b)(iii)).

“Environmental Laws” means any and all federal, state, local, foreign and other applicable statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests”  means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member, membership or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Internal Revenue Code (and Sections 414(m) and (o) of the Internal Revenue Code for purposes of provisions relating to Section 412 of the Internal Revenue Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan, (b) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA, (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan, (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Sections 4041 or 4041A of ERISA, (e) the institution by the PBGC of proceedings to terminate a Pension Plan, (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, (g) the determination that any Pension Plan other than a Multiemployer Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Section 430 of the Internal Revenue Code or Section 303 of ERISA, or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

“Event of Default” has the meaning set forth in Section 9.01.

“Excluded Property” means, with respect to any Loan Party, including any Person that becomes a Loan Party after the Effective Date as contemplated by Section 7.12, (a) any owned or leased real or personal property which is located outside of the United States unless requested by the Administrative Agent or the Required Lenders, (b) any personal property (including, without limitation, motor vehicles) in respect of which perfection of a Lien is not either (i) governed by the Uniform Commercial Code or (ii) effected by appropriate evidence of the Lien being filed in either the United States Copyright Office or the

United States Patent and Trademark Office, unless requested by the Administrative Agent or the Required Lenders, (c) the Equity Interests of any Foreign Subsidiary or Foreign Subsidiary Holding Company to the extent not required to be pledged to secure the Obligations pursuant to Section 7.14(a), (d) any property which, subject to the terms of Section 8.09, is subject to a Lien of the type described in Section 8.01(i) pursuant to documents which prohibit such Loan Party from granting any other Liens in such property, (e) any leasehold interest of any Loan Party in office space, (f) any real property with a fair market value of less than $500,000, (g) those certain accounts of the Borrower at Silicon Valley Bank which contain cash collateral upon which Silicon Valley Bank has a Lien permitted by Section 8.01(b) or Section 8.01(o) (collectively, the “SVB Cash Collateral Accounts”); provided, that, such accounts shall only constitute “Excluded Property” to the extent that the aggregate amount of cash and Cash Equivalents held in such accounts does not exceed $1,000,000 at any one time and (h) any real or personal property as to which the Administrative Agent and the Borrower agree in writing that the costs or other consequences of obtaining a security interest or perfection thereof are excessive in view of the benefits to be obtained by the Secured Parties therefrom.

“Exclusivity and Proposal Period” has the meaning set forth in Section 2.13(b).

“Existing Credit Agreement” means that certain Loan and Security Agreement dated as of June 26, 2013 by and among the Borrower and Silicon Valley Bank, a California corporation, as amended by that certain Consent and First Amendment to Loan and Security Agreement dated as of December 18, 2014, that certain Consent and Second Amendment to Loan and Security Agreement dated as of November 24, 2015 and as further amended or otherwise modified.

“Facility” means the Term A Facility or the Term B Facility, as the context may require.

“Facility Termination Date” means the date as of which all of the following shall have occurred: (a) all of the Commitments have terminated and (b) all Obligations have been paid in full in cash (other than contingent indemnification obligations for which no claim has been asserted).

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code as of the Effective Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations thereunder, official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code and any intergovernmental agreements entered into thereunder.

“FDA” means the Food and Drug Administration of the United States of America or any successor entity thereto.

“FDCA” means the Federal Food, Drug and Cosmetic Act, as amended, 21 U.S.C. Section 301 et seq. and all regulations promulgated thereunder.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, that, if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day.

“Fee Letter” means that certain letter agreement dated as of the Funding Date, by and among the Borrower and the Administrative Agent.

“Flood Hazard Property” has the meaning set forth in the definition of “Real Property Security Documents”.

“Foreign Lender” has the meaning set forth in Section 3.01(c).

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“Foreign Subsidiary Holding Company” means any Domestic Subsidiary of the Borrower substantially all of the assets of which consist of the Equity Interests of one or more controlled foreign corporations (within the meaning of Section 957 of the Internal Revenue Code) or Indebtedness of such controlled foreign corporations.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“Funded Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)                                 all obligations, whether current or long-term, for borrowed money (including the Obligations) and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b)                                 all purchase money Indebtedness;

(c)                                  the principal portion of all obligations under conditional sale or other title retention agreements relating to property purchased by such Person or any Subsidiary thereof (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business);

(d)                                 all obligations arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(e)                                  all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and, in each case, not past due for more than ninety (90) days after the date on which such trade account payable was created), including, without limitation, any Earn Out Obligations;

(f)                                   the Attributable Indebtedness of Capital Leases, Securitization Transactions and Synthetic Leases;

(g)                                  all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Disqualified Capital Stock in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends;

(h)                                 all Funded Indebtedness of others secured by (or for which the holder of such Funded Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed;

(i)                                     all Guarantees with respect to Funded Indebtedness of the types specified in clauses (a) through (h) above of another Person; and

(j)                                    all Funded Indebtedness of the types referred to in clauses (a) through (i) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or joint venturer, except to the extent that Funded Indebtedness is expressly made non-recourse to such Person.

For purposes hereof, the amount of any direct obligation arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments shall be the maximum amount available to be drawn thereunder.

“Funding Date” means the date on which the conditions set forth in Section 5.02 have been satisfied.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, consistently applied and as in effect from time to time.

“Government Receivable” means any Receivable that, consistent with the past accounting practices of the Borrower and its Subsidiaries, is initially classified as a Medicare Receivable, Medicaid Receivable or other government Receivable.

“Government Receivables Account” means an account established by a Loan Party and used for receipt of Restricted Receivables, including, without limitation, Government Receivables.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Governmental Licenses” means all applications to and requests for approval from a Governmental Authority for the right to manufacture, import, store, market, promote, advertise, offer for sale, sell, use and/or otherwise distribute a Product, including, without limitation, all filings filed with the FDA, and all authorizations issuing from a Governmental Authority based upon or as a result of such applications and requests, which are owned by the Borrower or any Subsidiary, acquired by the Borrower or any Subsidiary via assignment, purchase or otherwise or that the Borrower or any Subsidiary is licensed, authorized or otherwise granted rights under or to.

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation,

(iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien).  The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.  The term “Guarantee” as a verb has a corresponding meaning.

“Guarantors” means each Domestic Subsidiary identified as a “Guarantor” on the signature pages hereto and each other Person that joins as a Guarantor pursuant to Section 7.12, together with their successors and permitted assigns.

“Guaranty” means the Guaranty made by the Guarantors in favor of the Secured Parties pursuant to Article IV.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“HHS” means the United States Department of Health and Human Services and any successor agency thereof.

“HMT” has the meaning set forth in the definition of “Sanctions”.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)                                 all Funded Indebtedness;

(b)                                 the Swap Termination Value of any Swap Contract;

(c)                                  all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) and (b) above of any other Person; and

(d)                                 all Indebtedness of the types referred to in clauses (a) through (c) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person or a Subsidiary thereof is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to such Person or such Subsidiary.

“Indemnitee” has the meaning set forth in Section 11.04(b).

“Information” has the meaning set forth in Section 11.07.

“Interest Payment Date” means (a) the last day of each March, June, September and December; provided, that, if any such last day is not a Business Day, the applicable “Interest Payment Date” shall be the first Business Day immediately preceding such last day of such month; provided, further, that, the first Interest Payment Date shall occur at least fifteen (15) days after the Funding Date; and (b) the Maturity Date.

“Interim Financial Statements” means the unaudited consolidated financial statements of the Borrower and its Subsidiaries for the fiscal quarter ended September 30, 2015, including balance sheets and statements of income or operations, stockholders’ equity and cash flows.

“Internal Revenue Code” means the United States Internal Revenue Code of 1986.

“Internal Revenue Service” means the United States Internal Revenue Service.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person by means of (a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person, or (c) an Acquisition.  For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“Involuntary Disposition” means any loss of, damage to or destruction of, or any condemnation or other taking for public use of, any property of any Loan Party or any of its Subsidiaries.

“IP Rights” means, collectively, all Confidential Information, all Copyrights, all Copyright Licenses, all Domain Names, all Governmental Licenses, all Other Intellectual Property, all Other IP Agreements, all Patents, all Patent Licenses, all Proprietary Databases, all Proprietary Software, all Trademarks, all Trademark Licenses, all Trade Secrets, all Websites and all Website Agreements.

“Joinder Agreement” means a joinder agreement substantially in the form of Exhibit C executed and delivered by a Domestic Subsidiary in accordance with the provisions of Section 7.12.

“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lenders” means each of the Persons identified as a “Lender” on the signature pages hereto and their successors and assigns.

“Lending Office” means, as to any Lender, the office address of such Lender and, as appropriate, account of such Lender set forth on Schedule 11.02 or such other address or account as such Lender may from time to time notify the Borrower and the Administrative Agent.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Liquidity” means, as of any date, an amount equal to Unrestricted Cash as of such date.

“Loan” means an extension of credit by a Lender to the Borrower under Article II in the form of a Term A Loan or a Term B Loan.

“Loan Documents” means this Agreement, each Note, each Joinder Agreement, each Collateral Document, the Fee Letter, any intercreditor agreement entered into in connection with Permitted Senior Revolving Credit Indebtedness, each Qualified Subordinated Debt Subordination Agreement and any other agreement, instrument or document designated by its terms as a “Loan Document”.

“Loan Notice” means a notice of a Borrowing of Loans pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit A.

“Loan Parties” means, collectively, the Borrower and each Guarantor.

“Make-Whole Amount” means, on any date of determination, with respect to any Loans prepaid or required to be prepaid, an amount equal to the total (as determined by the Administrative Agent in accordance with customary practice) of (a) twenty-four percent (24.00%) of the principal amount of the Loans prepaid or required to be prepaid minus (b) the aggregate amount of all interest payments in cash received by the Administrative Agent prior to such date of determination with respect to the principal amount of the Loans prepaid or required to be prepaid.

“Market Withdrawal” means a Person’s removal or correction of a distributed Product which involves a minor violation that would not be subject to legal action by the FDA or which involves no violation, e.g., normal stock rotation practices, routine equipment adjustments and repairs, etc., as that term is defined in 21 C.F.R. 7.3(j).

“Master Agreement” has the meaning set forth in the definition of “Swap Contract”.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect on, the business, assets, results of operations or financial condition of the Borrower and its Subsidiaries taken as a whole (each, a “Company MAE”) (it being understood that any adverse change, effect, event, occurrence, state of facts or development to the extent (but only to the extent) resulting from (x) conditions affecting the U.S. economy as a whole or the markets in which the Borrower and its Subsidiaries operate or (y) the commencement, continuation or escalation of a war, armed hostilities or other international or national calamity or act of terrorism directly involving the United States, in each case, shall not be taken into account in determining whether there has been or will be a Company MAE except to the extent that any such change, effect, event, occurrence, state of facts or development has a disproportionate and adverse effect on the Borrower and its Subsidiaries relative to other businesses in the industry in which the Borrower and its Subsidiaries operate (in which case, for the avoidance of doubt, such change, effect, event, occurrence, state of facts or development shall be taken into account in determining whether there has been or will be a Company MAE)), (b) a material impairment of the rights and remedies of the Administrative Agent or any Lender under any Loan Document to which it is a party or a material impairment in the perfection, value or priority of the Administrative Agent’s security interests in the Collateral, (c) an impairment of the ability of any Loan Party to perform its material obligations under any Loan Document to which it is a party, or (d) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

“Material Contracts” has the meaning set forth in Section 6.22.

“Maturity Date” means March 31, 2022.

“Maximum Rate” has the meaning set forth in Section 11.09.

“Medicaid” means that means-tested entitlement program under Title XIX of the Social Security Act, which provides federal grants to states for medical assistance based on specific eligibility criteria, as set forth at Section 1396, et seq. of Title 42 of the United States Code.

“Medicaid Receivable” means any Receivable with respect to which the obligor is a state or, to the extent provided by Law, the United States acting through a state’s Medicaid agency that arises out of charges reimbursable to the Borrower or any Subsidiary under Medicaid.

“Medical Reimbursement Programs” means a collective reference to the Medicare, Medicaid and TRICARE programs and any other health care program operated by or financed in whole or in part by any foreign or domestic federal, state or local government.

“Medicare” means that government-sponsored entitlement program under Title XVIII of the Social Security Act, which provides for a health insurance system for eligible elderly and disabled individuals, as set forth at Section 1395, et seq. of Title 42 of the United States Code.

“Medicare Receivable” means any Receivable with respect to which the obligor is the United States that arises out of charges reimbursable to the Borrower or any Subsidiary under Medicare.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgages” means the mortgages, deeds of trust or deeds to secure debt that purport to grant to the Administrative Agent, for the benefit of the Secured Parties, a security interest in the fee interest and/or leasehold interest of any Loan Party in real property (other than Excluded Property).

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Multiple Employer Plan” means a Pension Plan which has two or more contributing sponsors (including the Borrower or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“Net Cash Proceeds” means the aggregate cash or Cash Equivalents proceeds received by any Loan Party or any Subsidiary in respect of any Disposition, Debt Issuance or Involuntary Disposition, net of (a) reasonable direct costs incurred in connection therewith (including, without limitation, legal, accounting and investment banking fees, and sales commissions), (b) taxes paid or payable as a result thereof, and (c) in the case of any Disposition, the amount necessary to retire any Indebtedness secured by a Permitted Lien (ranking senior to any Lien of the Administrative Agent) on the related property; it being understood that “Net Cash Proceeds” shall include, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received by any Loan Party or any Subsidiary in any Disposition, Debt Issuance or Involuntary Disposition.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 11.01 and (b) has been approved by the Required Lenders.

“Note” or “Notes” means the Term A Notes or the Term B Notes, individually or collectively, as appropriate.

“Obligations” means (a) all advances to, and all debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan and (b) all costs and expenses incurred in connection with enforcement and collection of the foregoing, including the fees, charges and disbursements of counsel, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof pursuant to any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction), (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement or limited liability company agreement (or equivalent or comparable documents with respect to any non-U.S. jurisdiction), and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Intellectual Property” means all worldwide intellectual property rights, industrial property rights, proprietary rights and common-law rights, whether registered or unregistered, which are not otherwise included in Confidential Information, Copyrights, Copyright Licenses, Domain Names, Governmental Licenses, Other IP Agreements, Patents, Patent Licenses, Trademarks, Trademark Licenses, Proprietary Databases, Proprietary Software, Websites, Website Agreements and Trade Secrets, including, without limitation, all rights to and under all new and useful algorithms, concepts, data (including all clinical data relating to a Product), databases, designs, discoveries, inventions, know-how, methods, processes, protocols, chemistries, compositions, show-how, software (other than commercially available, off-the-shelf software that is not assignable in connection with a Change of Control), specifications for Products, techniques, technology, trade dress and all improvements thereof and thereto, which is owned by the Borrower or any Subsidiary or which the Borrower or any Subsidiary is licensed, authorized or otherwise granted rights under or to.

“Other IP Agreements” means any agreement, whether written or oral, providing for the grant of any right under any Confidential Information, Governmental Licenses, Proprietary Database, Proprietary Software, Trade Secret and/or any other IP Rights, to the extent that the grant of any such right is not otherwise the subject of a Copyright License, Trademark License, Patent License or Website Agreement.

“Outstanding Amount” means with respect to any Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of any Loans occurring on such date.

“Paid-in-Kind Interest” has the meaning set forth in Section 2.06(c)(i).

“Participant” has the meaning set forth in Section 11.06(d).

“Participant Register” has the meaning set forth in Section 11.06(d).

“Patent License” means any agreement, whether written or oral, providing for the grant of any right under any Patent.

“Patents” means all letters patent and patent applications in the United States and all other countries (and all letters patent that issue therefrom) and all reissues, reexaminations, extensions, renewals, divisions and continuations (including continuations-in-part and continuing prosecution applications) thereof, for the full term thereof, together with the right to claim the priority thereto and the right to sue for past infringement of any of the foregoing, which are owned by the Borrower or any Subsidiary or which the Borrower or any Subsidiary is licensed, authorized or otherwise granted rights under or to.

“Patient” means, on any date, any natural person for whom any health care items or services have been provided or performed prior to such date by the Borrower or any Subsidiary.

“PATRIOT Act” has the meaning set forth in Section 11.17.

“Payor” means any third party liable for payment for health care items or services provided or performed by the Borrower or any Subsidiary, including all Medical Reimbursement Programs, private insurance companies, Blue Cross/Blue Shield, health maintenance organizations, preferred provider organizations, managed care systems and alternative delivery systems.

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“Pension Funding Rules” means the rules of the Internal Revenue Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in Sections 412, 430, 431, 432 and 436 of the Internal Revenue Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by the Borrower and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to minimum funding standards under Section 412 of the Internal Revenue Code.

“Permits” means licenses, certificates, accreditations, product clearances or approvals, provider numbers or provider authorizations, marketing authorizations, other authorizations, registrations, permits, consents and approvals required in connection with the conduct of the Borrower’s or any Subsidiary’s business or to comply with any applicable Laws, and those issued by state governments for the conduct of the Borrower’s or any Subsidiary’s business.

“Permitted Acquisition” means an Investment consisting of an Acquisition by a Loan Party; provided, that, (a) the property acquired (or the property of the Person acquired) in such Acquisition is used or useful in the same or a related line of business as the Borrower and its Subsidiaries were engaged in on the Effective Date (or any reasonable extensions or expansions thereof), (b) no Default or Event of Default shall have occurred and be continuing or would result from such Acquisition, (c) the Administrative Agent shall have received all items in respect of the Equity Interests or property acquired in such Acquisition required to be delivered by the terms of Section 7.12 and/or Section 7.14, (d) such Acquisition shall not be a “hostile” acquisition and shall have been approved by the Board of Directors and/or the shareholders (or equivalent) of the applicable Loan Party and the target of such Acquisition, (e) the Borrower shall have delivered to the Administrative Agent pro forma financial statements for the Borrower and its Subsidiaries after giving effect to such Acquisition for the twelve month period ending as of the most recent fiscal quarter end in a form satisfactory to the Administrative Agent, (f) the representations and warranties made by the Loan Parties in each Loan Document shall be true and correct in all respects at and as if made as of the date of such Acquisition (after giving effect thereto) except to the extent any such representation and warranty expressly relates to an earlier date, in which case it shall be true and correct as of such earlier date and (g) the aggregate consideration (including cash and non-cash consideration, any assumption of Indebtedness, deferred purchase price and any Earn-Out Obligations, but excluding Qualified Capital Stock of the Borrower (to the extent not constituting a Change of Control)) paid by the Borrower and its Subsidiaries for all such Acquisitions during the term of this Agreement shall not exceed $20,000,000 in the aggregate.

“Permitted Liens” means, at any time, Liens in respect of property of any Loan Party or any of its Subsidiaries permitted to exist at such time pursuant to the terms of Section 8.01.

“Permitted Refinancing” means, with respect to any Person, any modification, refinancing, refunding, renewal or extension of any Indebtedness of such Person; provided, that, (a) the principal amount (or accreted value, if applicable) thereof (less any original issue discount, if applicable) does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed or extended except by an amount equal to unpaid accrued interest and premium thereon plus other reasonable amounts paid, and discounts, commissions and fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal or extension and by an amount equal to any existing commitments unutilized thereunder, (b) such modification, refinancing, refunding, renewal or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed or extended, (c) if the Indebtedness being modified, refinanced, refunded, renewed or extended is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, renewal or extension is subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed or extended, taken as a whole, (d) the terms of such Indebtedness shall not be more restrictive in any respect on the Loan Parties than the provisions of the Indebtedness being modified, refinanced, refunded, renewed or extended, (e) if the Indebtedness modified, refinanced, refunded, renewed or extended is unsecured, such modification, refinancing, refunding, renewal or extension shall also be unsecured Indebtedness and (f) such modification, refinancing, refunding, renewal or extension is incurred by the Person who is the obligor on the Indebtedness being modified, refinanced, refunded, renewed or extended, and such new or additional obligors as are or become Loan Parties and with respect to subordinated Indebtedness the obligations of such obligors shall be subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders as those contained in documentation governing the Indebtedness, taken as a whole.

“Permitted Senior Revolving Credit Documents” means each agreement, instrument and document entered into by the Borrower or any Subsidiary in connection with the Permitted Senior Revolving Credit Indebtedness, in each case in form and substance reasonably satisfactory to the

Administrative Agent, as the same may be amended, modified, extended, restated, replaced or supplemented from time to time subject to the terms and provisions of the intercreditor agreement entered into by the Administrative Agent in connection therewith.

“Permitted Senior Revolving Credit Indebtedness” means senior secured Indebtedness of the Borrower incurred under the Permitted Senior Revolving Credit Documents which satisfies the following requirements: (a) the Borrower shall have delivered to the Administrative Agent and the Lenders the Permitted Senior Revolving Credit Documents prior to incurrence of the Permitted Senior Revolving Credit Indebtedness, certified by a Responsible Officer of the Borrower, (b) the Administrative Agent shall have approved the financial institution providing the Permitted Senior Revolving Credit Indebtedness (the “Revolving Credit Lender”) and (c) no Subsidiary of the Borrower shall Guarantee, or provide a Lien with respect to, such Indebtedness.

“Permitted Transfer” has the meaning set forth in the definition of “Disposition”.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“PIK Period” has the meaning set forth in Section 2.06(c)(i).

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan, other than a Multiemployer Plan), maintained by the Borrower or any ERISA Affiliate.

“Pledge Agreement” means the pledge agreement dated as of the Funding Date executed in favor of the Administrative Agent, for the benefit of the Secured Parties, by each of the Loan Parties, as amended or modified from time to time in accordance with the terms hereof.

“Product” means any product or service advertised, developed, imported, manufactured, marketed, offered for sale, provided, promoted, sold, tested, used or otherwise distributed by the Borrower or any Subsidiary in connection with the Businesses, including those products set forth on Schedule 1.01 (as updated from time to time in accordance with the terms of this Agreement) or that embody, in whole or in part, the IP Rights; provided, that, if the Borrower shall fail to comply with its obligations under this Agreement to give notice to the Administrative Agent and update Schedule 1.01 prior to manufacturing, selling, developing, testing or marketing any new product or service, any such improperly undisclosed product or service shall be deemed to be included in this definition.

“Pro Forma Basis”, “Pro Forma Compliance” and “Pro Forma Effect” means, in respect of a Specified Transaction, that such Specified Transaction and the following transactions in connection therewith (to the extent applicable) shall be deemed to have occurred as of the first day of the applicable Measurement Period for the applicable covenant or requirement: (a)(i) with respect to any Disposition, Involuntary Disposition or sale, transfer or other disposition that results in a Person ceasing to be a Subsidiary, income statement and cash flow statement items (whether positive or negative) attributable to the Person or property disposed of shall be excluded and (ii) with respect to any Acquisition or Investment, income statement and cash flow statement items (whether positive or negative) attributable to the Person or property acquired shall be included to the extent relating to any period applicable in such calculations to the extent (A) such items are not otherwise included in such income statement items for the Borrower and is Subsidiaries in accordance with GAAP or in accordance with any defined terms set forth in Section 1.01 and (B) such items are supported by financial statements or other information satisfactory to the Administrative Agent, (b) any retirement of Indebtedness and (c) any incurrence or assumption of Indebtedness by any Loan Party or any Subsidiary (and if such Indebtedness has a floating or formula rate, such Indebtedness shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination); provided, that, Pro Forma Basis, Pro Forma Compliance and Pro Forma Effect in respect of any Specified Transaction shall be calculated in a reasonable and factually supportable manner and certified by a Responsible Officer of the Borrower.

“Proposed Term Sheet” has the meaning set forth in Section 2.13(b).

“Proposed Terms” has the meaning set forth in Section 2.13(b).

“Proprietary Databases” means any material non-public proprietary database or information repository that is owned by the Borrower or any Subsidiary or that the Borrower or any Subsidiary is licensed, authorized or otherwise granted rights under or to.

“Proprietary Software” means any proprietary software owned, licensed or otherwise used (other than any software that is generally commercially available, off-the-shelf and/or open source) including, without limitation, the object code and source code forms of such software and all associated documentation, which is owned by the Borrower or any Subsidiary or which the Borrower or any Subsidiary is licensed, authorized or otherwise granted rights under or to.

“Qualified Capital Stock” of any Person means any Equity Interests of such Person that are not Disqualified Capital Stock.

“Qualifying Control Agreement” means an agreement among a Loan Party, a depository institution or securities intermediary and the Administrative Agent, which agreement is in form and substance satisfactory to the Administrative Agent and which provides the Administrative Agent with “control” (as such term is used in Article 9 of the Uniform Commercial Code) over the deposit account(s) or securities account(s) described therein.

“Qualified Subordinated Debt” means unsecured subordinated Indebtedness of the Borrower; provided, that, (a) such Indebtedness shall not mature, and no scheduled principal payments, prepayments, repurchases, redemptions or sinking fund or like payments or cash interest payments of any kind shall be required at any time on or before the 181st day following the Maturity Date, (b) such Indebtedness shall not include any financial maintenance covenants, the terms thereof shall be customary for deeply subordinated “insider” indebtedness, not more restrictive in any respect on the Loan Parties than the provisions of this Agreement and otherwise reasonably satisfactory to the Administrative Agent in all respects, (c) the terms of subordination applicable to such Indebtedness shall be reasonably satisfactory to the Administrative Agent (and the Administrative Agent, on the one hand, and the holders of such Indebtedness, on the other hand, shall have entered into a Qualified Subordinated Debt Subordination Agreement with respect thereto), (d) the Obligations shall be designated as “Designated Senior Debt” (and no other obligations shall be so designated) for all purposes of such Indebtedness, (e) the Loan Parties shall have delivered to the Administrative Agent certified copies of all documents and other agreements entered into in connection with such Indebtedness (collectively with the Qualified Subordinated Debt Subordination Agreement, the “Qualified Subordinated Debt Documents”), (f) no Default or Event of Default (other than the Event of Default under Section 8.16(a) giving rise to the Cure Right) shall have occurred and be continuing at the time of incurrence of such Indebtedness or would result therefrom (and the Loan Parties shall deliver a certificate to the Administrative Agent certifying to the satisfaction of this condition), (g) the aggregate outstanding principal amount of all such Indebtedness shall not exceed $10,000,000 at any one time outstanding and (h) such Indebtedness shall only be incurred in connection with the exercise of a Cure Right and shall be subject to the limitations set forth in Section 8.16(b).

“Qualified Subordinated Debt Subordination Agreement” means any subordination agreement in form and substance reasonably satisfactory to the Administrative Agent that is entered into by the Administrative Agent, on the one hand, and the providers of the Qualified Subordinated Debt, on the other hand.

“Real Property Security Documents” means with respect to the fee interest and/or leasehold interest of any Loan Party in any real property (other than Excluded Property):

(a)                                 a fully executed and notarized Mortgage encumbering the fee interest and/or leasehold interest of such Loan Party in such real property;

(b)                                 if requested by the Administrative Agent in its sole discretion, maps or plats of an as-built survey of the sites of such real property certified to the Administrative Agent and the title insurance company issuing the policies referred to in clause (c) of this definition in a manner satisfactory to each of the Administrative Agent and such title insurance company, dated a date satisfactory to each of the Administrative Agent and such title insurance company by an independent professional licensed land surveyor, which maps or plats and the surveys on which they are based shall be sufficient to delete any standard printed survey exception contained in the applicable title policy and be made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping in 2011 with items 2, 3, 4, 6(b), 7(a), 7(b)(1), 7(c), 8, 9, 10, 11(a), 13, 14, 16,17, 18 and 19 on Table A thereof completed;

(c)                                  ALTA mortgagee title insurance policies issued by a title insurance company acceptable to the Administrative Agent with respect to such real property, assuring the Administrative Agent that the Mortgage covering such real property creates a valid and enforceable first priority mortgage lien on such real property, free and clear of all defects and encumbrances except Permitted Liens, which title insurance policies shall otherwise be in form and substance satisfactory to the Administrative Agent and shall include such endorsements as are requested by the Administrative Agent;

(d)                                 evidence as to (i) whether such real property is in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards (a “Flood Hazard Property”) and (ii) if such real property is a Flood Hazard Property, (A) whether the community in which such real property is located is participating in the National Flood Insurance Program, (B) the applicable Loan Party’s written acknowledgment of receipt of written notification from the Administrative Agent (1) as to the fact that such real property is a Flood Hazard Property and (2) as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program and (C) copies of insurance policies or certificates of insurance of the Borrower and its Subsidiaries evidencing flood insurance satisfactory to the Administrative Agent and naming the Administrative Agent and its successors and/or assigns as sole loss payee on behalf of the Secured Parties;

(e)                                  if requested by the Administrative Agent in its sole discretion, an environmental assessment report, as to such real property, in form and substance and from professional firms acceptable to the Administrative Agent;

(f)                                   if requested by the Administrative Agent in its sole discretion, evidence reasonably satisfactory to the Administrative Agent that such real property, and the uses of such real property, are in compliance in all material respects with all applicable zoning laws (the evidence submitted as to which should include the zoning designation made for such real property, the permitted uses of such real property under such zoning designation and, if available, zoning requirements as to parking, lot size, ingress, egress and building setbacks);

(g)                                  in the case of a leasehold interest of any Loan Party in such real property, (i) such Collateral Access Agreements as may be required by the Administrative Agent, and (ii) evidence that the applicable lease, a memorandum of lease with respect thereto, or other evidence of such lease in form and substance satisfactory to the Administrative Agent, has been or will be recorded in all places to the extent necessary or desirable, in the judgment of the Administrative Agent, so as to enable the Mortgage encumbering such leasehold interest to effectively create a valid and enforceable first priority lien (subject to Permitted Liens) on such leasehold interest in favor of the Administrative Agent (or such other Person as may be required or desired under local law); and

(h)                                 if requested by the Administrative Agent in its sole discretion, an opinion of legal counsel to the Loan Party granting the Mortgage on such real property, addressed to the Administrative Agent and each Lender, in form and substance reasonably acceptable to the Administrative Agent.

“Receivables” means all Patient accounts existing or hereafter created, any and all rights to receive payments due on such accounts from any Patient or Payor under or in respect of such account to the extent not evidenced by an instrument or chattel paper, and all proceeds of, or in any way derived from, any of the foregoing, whether directly or indirectly (including all interest, finance charges and other amounts payable by the obligor in respect thereof).

“Recipient” means the Administrative Agent, any Lender, and any other recipient of any payment by or on account of any obligation of any Loan Party under any Loan Document.

“Register” has the meaning set forth in Section 11.06(c).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors, sub-advisors and representatives of such Person and of such Person’s Affiliates.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty-day notice period has been waived.

“Required Lenders” means, at any time, Lenders having Total Credit Exposures representing more than fifty percent (50%) of the Total Credit Exposures of all Lenders.  The Total Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.

“Required Permit” means (a) a Permit issued or required under Laws applicable to the business of the Borrower or any Subsidiary or necessary in the manufacturing, importing, exporting, possession, ownership, warehousing, marketing, promoting, sale, labeling, furnishing, distribution or delivery of goods or services under Laws applicable to the business of the Borrower or any Subsidiary (including without limitation, at any point in time, all licenses, approvals and permits issued by the FDA or any other applicable Governmental Authority necessary for the testing, manufacture, marketing or sale of any Product by the Borrower or any Subsidiary as such activities are being conducted by the Borrower or such Subsidiary with respect to such Product at such time), and (b) a Permit issued by any Person from which the Borrower or any Subsidiary has, as of the Effective Date, received an accreditation.

“Responsible Officer” means the chief executive officer, president, chief legal officer, chief financial officer, treasurer, assistant treasurer or controller of a Loan Party and, solely for purposes of the delivery of certificates pursuant to Sections 5.02 or 7.12, the secretary or any assistant secretary of a Loan Party.  Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted” means, when referring to cash or Cash Equivalents of the Loan Parties, that such cash or Cash Equivalents (a) appear (or would be required to appear) as “restricted” on a consolidated balance sheet of the Borrower and its Subsidiaries as determined in accordance with GAAP, or (b) are subject to any Lien in favor of any Person (other than bankers’ liens and rights of setoff) other than the Administrative Agent for the benefit of the Secured Parties.

“Restricted Payment” means (a) any dividend or other distribution, direct or indirect, on account of any shares (or equivalent) of any class of Equity Interests of any Loan Party or any of its Subsidiaries, now or hereafter outstanding, (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares (or equivalent) of any class of Equity Interests of any Loan Party or any of its Subsidiaries, now or hereafter outstanding, and (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Equity Interests of any Loan Party or any of its Subsidiaries, now or hereafter outstanding.

“Restricted Receivables” means any account receivables generated by the Borrower or any Subsidiary from a line of business permitted under the Loan Documents, including any Receivables which, due to the requirements of applicable Laws, may not be paid by the payor into an account which is subject to a Qualifying Control Agreement.

“Revolving Credit Lender” has the meaning set forth in the definition of “Permitted Senior Revolving Credit Indebtedness.”

“Revolving Credit Priority Collateral” has the meaning set forth in Section 8.03(g).

“ROFR Side Letter” means that certain letter agreement dated as of the Funding Date by and between the Borrower and the Lenders from time to time party thereto with respect to the purchase of certain common stock of the Borrower in connection with a sale of the common equity of the Borrower.

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of McGraw-Hill Financial, Inc., and any successor thereto.

“Safety Notices” has the meaning set forth in Section 6.23.

“Sale and Leaseback Transaction” means, with respect to any Loan Party or any Subsidiary, any arrangement, directly or indirectly, with any Person whereby such Loan Party or such Subsidiary shall sell or transfer any property used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred.

“Sanction(s)” means any sanction administered or enforced by the United States government (including, without limitation, OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury (“HMT”) or other relevant sanctions authority.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Parties” means, collectively, the Administrative Agent, the Lenders and the Indemnitees.

“Securities Act” means the Securities Act of 1933.

“Securitization Transaction” means, with respect to any Person, any financing transaction or series of financing transactions (including factoring arrangements) pursuant to which such Person or any Subsidiary of such Person may sell, convey or otherwise transfer, or grant a security interest in, accounts, payments, receivables, rights to future lease payments or residuals or similar rights to payment to a special purpose subsidiary or affiliate of such Person.

“Security Agreement” means the security agreement dated as of the Funding Date executed in favor of the Administrative Agent, for the benefit of the Secured Parties, by each of the Loan Parties, as amended or modified from time to time in accordance with the terms hereof.

“Solvent” or “Solvency” means, with respect to any Person as of a particular date, that on such date (a) such Person is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the ordinary course of business, (b) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature in their ordinary course, (c) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is to engage, (d) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person and (e) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured.  In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Specified Equity Contribution” has the meaning set forth in Section 8.16(b)(i).

“Specified Transaction” means (a) any Acquisition, any Disposition, any sale, transfer or other disposition that results in a Person ceasing to be a Subsidiary, any Involuntary Disposition, or any Investment that results in a Person becoming a Subsidiary, in each case, whether by merger, consolidation or otherwise or (b) any other event that by the terms of the Loan Documents requires Pro Forma Compliance with a test or covenant, calculation as to Pro Forma Effect with respect to a test or covenant or requires such test or covenant to be calculated on a Pro Forma Basis.

“Standstill Period” has the meaning set forth in Section 8.16(b)(ii).

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of Voting Stock is at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.  Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s) and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Synthetic Lease” means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing arrangement whereby the arrangement is considered borrowed money indebtedness for tax purposes but is classified as an operating lease or does not otherwise appear on a balance sheet under GAAP.

“Taxes” has the meaning set forth in Section 3.01(a).

“Term A Borrowing” means a borrowing consisting of simultaneous Term A Loans made by each of the Term A Lenders pursuant to Section 2.01(a).

“Term A Commitment” means, as to each Term A Lender, its obligation to make a Term A Loan to the Borrower pursuant to Section 2.01(a), in the principal amount set forth opposite such Lender’s name on Schedule 2.01. The aggregate principal amount of the Term A Commitments of all of the Term A Lenders as in effect on the Effective Date is TWENTY-FIVE MILLION DOLLARS ($25,000,000).

“Term A Facility” means, at any time, (a) on or prior to the Funding Date, the aggregate amount of the Term A Commitments at such time and (b) thereafter, the aggregate principal amount of the Term A Loans of all Term A Lenders outstanding at such time.

“Term A Lender” means (a) at any time on or prior to the Funding Date, any Lender that has a Term A Commitment at such time and (b) at any time after the Funding Date, any Lender that holds one or more Term A Loans at such time.

“Term A Loan” means an advance made by any Term A Lender under the Term A Facility.

“Term A Note” has the meaning set forth in Section 2.09.

“Term B Borrowing” means a borrowing consisting of simultaneous Term B Loans made by each of the Term B Lenders pursuant to Section 2.01(b).

“Term B Commitment” means, as to each Lender, its obligation to make a Term B Loan to the Borrower pursuant to Section 2.01(b), in the principal amount set forth opposite such Lender’s name on Schedule 2.01. The aggregate principal amount of the Term B Commitments of all of the Lenders as in effect on the Effective Date is FIFTEEN MILLION DOLLARS ($15,000,000.00).

“Term B Facility” means, at any time, (a) on or prior to the Funding Date, the aggregate amount of the Term B Commitments at such time, (b) at any time during the Availability Period, the aggregate amount of the Term B Commitments at such time and (c) thereafter, the aggregate principal amount of the Term B Loans of all Term B Lenders outstanding at such time.

“Term B Lender” means (a) at any time on or prior to the Funding Date, any Lender that has a Term B Commitment at such time, (b) at any time during the Availability Period, any Lender that has a Term B Commitment at such time and (c) at any time after the Availability Period, any Lender that holds one or more Term B Loans at such time.

“Term B Loan” means an advance made by any Term B Lender under the Term B Facility.

“Term B Note” has the meaning set forth in Section 2.09.

“Threshold Amount” means $350,000.

“Total Credit Exposure” means, as to any Lender at any time, the unused Commitments of such Lender at such time and the Outstanding Amount of all Loans of such Lender at such time.

“Trademark License” means any agreement, written or oral, providing for the grant of any right to use any Trademark.

“Trademarks” means all statutory and common-law trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and the goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications to register in connection therewith, under the laws of the United States, any state thereof or any other country or any political subdivision thereof, or otherwise, for the full term and all renewals thereof, which are owned by the Borrower or any Subsidiary or which the Borrower or any Subsidiary is licensed, authorized or otherwise granted rights under or to.

“Trade Secrets” means any data or information that is not commonly known by or available to the public and which (a) derives economic value, actual or potential, from not being generally known to and not being readily ascertainable by proper means by other Persons who can obtain economic value from its disclosure or use, (b) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy and (c) which are owned by the Borrower or any Subsidiary or which the Borrower or any Subsidiary is licensed, authorized or otherwise granted rights under or to.

“TRICARE” means the health care program of the United States Department of Defense Military Health System.

“United States” and “U.S.” mean the United States of America.

“Unrestricted Cash” means, at any time, the aggregate cash and Cash Equivalents of the Loan Parties (without duplication) that are not Restricted at such time.

“Voting Stock” means, with respect to any Person, Equity Interests issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

“Websites” means all websites that the Borrower or any Subsidiary shall operate, manage or control through a Domain Name, whether on an exclusive basis or a nonexclusive basis, including, without limitation, all content, elements, data, information, materials, hypertext markup language (HTML), software and code, works of authorship, textual works, visual works, aural works, audiovisual works and functionality embodied in, published or available through each such website and all intellectual property and proprietary rights in each of the foregoing.

“Website Agreements” means all agreements between the Borrower and/or any Subsidiary and any other Person pursuant to which such Person provides any services relating to the hosting, design, operation, management or maintenance of any Website, including without limitation, all agreements with any Person providing website hosting, database management or maintenance or disaster recovery services to the Borrower and/or any Subsidiary and all agreements with any domain name registrar, as all such agreements may be amended, supplemented or otherwise modified from time to time.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:  (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

“Wholly Owned Subsidiary” means, as to any Person, (a) any corporation one hundred percent (100%) of whose Equity Interests (other than directors’ qualifying shares or Equity Interests that are required to be held by another person in order to satisfy a foreign requirement of Law prescribing an equity owner resident in the local jurisdiction) is at the time owned by such Person and/or one or more Wholly Owned Subsidiaries of such Person and (b) any partnership, association, joint venture, limited liability company or other entity in which such Person and/or one or more Wholly Owned Subsidiaries of such Person have a one hundred percent (100%) equity interest at such time.  Unless otherwise specified, all references herein to a “Wholly Owned Subsidiary” or to “Wholly Owned Subsidiaries” shall refer to a Wholly Owned Subsidiary or Wholly Owned Subsidiaries of the Borrower.

“Withholding Agent” means any Loan Party, the Administrative Agent and any other Person required by applicable Law to withhold or deduct amounts from a payment made by or on account of any obligation of any Loan Party under any Loan Document.

“Work” means any work or subject matter that is subject to protection pursuant to Title 17 of the United States Code.

1.02                        Other Interpretive Provisions.

With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)                                 The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including the Loan Documents and any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, modified, extended, restated, replaced or supplemented from time to time (subject to any restrictions set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto”, “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in any Loan Document to Articles, Sections, Preliminary Statements, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Preliminary Statements, Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified, extended, restated, replaced or supplemented from time to time and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all real and personal property and tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b)                                 In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c)                                  Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1.03                        Accounting Terms.

(a)                                 Generally.  Except as otherwise specifically prescribed herein, all accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein; provided, however, that, calculations of Attributable Indebtedness under any Synthetic Lease or the implied interest component of any Synthetic Lease shall be made by the Borrower in accordance with accepted financial practice and consistent with the terms of such Synthetic Lease.  Notwithstanding the foregoing, for purposes of determining compliance with any covenant contained herein, Indebtedness of the Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.

(b)                                 Changes in GAAP.  The Borrower will provide a written summary of material changes in GAAP and in the consistent application thereof with each annual and quarterly financial statement delivered in accordance with Section 7.01.  If at any time any change in

GAAP would affect the computation of any financial requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided, that, until so amended, (i) such requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as requested hereunder setting forth a reconciliation between calculations of such requirement made before and after giving effect to such change in GAAP.  Without limiting the foregoing, leases shall continue to be classified and accounted for on a basis consistent with that reflected in the Audited Financial Statements for all purposes of this Agreement, notwithstanding any change in GAAP relating thereto, unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes, as provided for above.

(c)                                  Consolidation of Variable Interest Rate Entities.  All references herein to consolidated financial statements of the Borrower and its Subsidiaries or to the determination of any amount for the Borrower and its Subsidiaries on a consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that the Borrower is required to consolidate pursuant to FASB ASC 810 as if such variable interest entity was a Subsidiary as defined herein.

(d)                                 Pro Forma Calculations.  Notwithstanding anything to the contrary contained herein, all calculations of the financial covenant set forth in Section 8.16(a) shall be made on a Pro Forma Basis with respect to all Specified Transactions occurring during the applicable period to which such calculation relates.

1.04                        Times of Day.

Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

ARTICLE II

THE COMMITMENTS

2.01                        Commitments.

(a)                                 Term A Borrowing.  Subject to the terms and conditions set forth herein, each Term A Lender severally agrees to make a single loan to the Borrower, in Dollars, on the Funding Date in an aggregate amount not to exceed such Term A Lender’s Term A Commitment.  The Term A Borrowing shall consist of Term A Loans made simultaneously by the Term A Lenders in accordance with their respective Term A Commitments.  Term A Borrowings repaid or prepaid may not be reborrowed.

(b)                                 Term B Borrowing.  Subject to the terms and conditions set forth herein, each Term B Lender severally agrees to make a single loan to the Borrower, in Dollars, on any Business Day during the Availability Period, in an aggregate amount not to exceed such Term B Lender’s Term B Commitment.  The Term B Borrowing shall consist of Term B Loans made simultaneously by the Term B Lenders in accordance with their respective Term B Commitments.  Term B Borrowings repaid or prepaid may not be reborrowed.

2.02                        Borrowings.

(a)                                 Each Borrowing shall be made upon the Borrower’s irrevocable notice (in the form of a written Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower) to the Administrative Agent, which must be given not later than 11:00 a.m. at least fifteen (15) Business Days (or such shorter period as may be agreed to by the Administrative Agent in its sole discretion) in advance of the requested date of any Borrowing.  Each Loan Notice shall specify (i) the requested date of the Borrowing (which shall be a Business Day), (ii) the applicable Facility under which the Borrower is requesting a Borrowing and (iii) the principal amount of Loans to be borrowed.

(b)                                 Following receipt of a Loan Notice for a Facility, the Administrative Agent shall promptly notify each Appropriate Lender of the amount of its Applicable Percentage under such Facility of the applicable Loans.  Each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Loan Notice.  Upon satisfaction of the conditions set forth in Section 5.03 (and, if such Borrowing is the initial Borrowing, Section 5.01 and Section 5.02), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent by wire transfer of such funds in accordance with instructions provided to (and acceptable to) the Administrative Agent by the Borrower.

2.03                        Prepayments.

(a)                                 Voluntary Prepayments.  Subject to the payment of any prepayment premium as required under Section 2.03(e) and any other fees or amounts payable hereunder at such time, the Borrower may, upon notice from the Borrower to the Administrative Agent, voluntarily prepay the Loans, in whole or in part; provided, that, (i) such notice must be received not later than 11:00 a.m. three (3) Business Days prior to the date of prepayment, (ii) any such prepayment shall only be made on an Interest Payment Date (it being understood that the requirement set forth in this sub-clause (ii) shall not be applicable to any voluntary prepayment in full of the aggregate Outstanding Amount of the Loans) and (iii) any such prepayment shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof (or, if less, the entire principal amount thereof then outstanding).  Each such notice shall specify the date and amount of such prepayment.  If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.  Any prepayment pursuant to this Section 2.03(a) shall be accompanied by (x) all accrued interest on the principal amount of the Loans prepaid, (y) the prepayment premium required under Section 2.03(e) and (z) all fees, costs, expenses, indemnities and other amounts due and payable hereunder at the time of prepayment.Each such prepayment shall be applied ratably to the Term A Facility and the Term B Facility and to the principal repayment installments thereof in the inverse order of maturity. Each such prepayment shall be applied to the Loans of the Lenders in accordance with their respective Applicable Percentages in respect of each of the relevant Facilities.

(b)                                 Mandatory Prepayments.

(i)                                     Dispositions and Involuntary Dispositions.  The Borrower shall promptly (and in any event, within three (3) Business Days) prepay the Loans in an aggregate amount equal to 100% of the Net Cash Proceeds of all Dispositions and Involuntary Dispositions received by any Loan Party or any Subsidiary to the extent such Net Cash

Proceeds are not reinvested in Eligible Assets within one hundred and eighty (180) days of the date of such Disposition or Involuntary Disposition.  Any prepayment pursuant to this clause (i) shall be applied as set forth in clause (iii) below.

(ii)                              Debt Issuance.  The Borrower shall promptly (and, in any event, within three (3) Business Days)  upon the receipt by any Loan Party or any Subsidiary of the Net Cash Proceeds of any Debt Issuance, prepay the Loans in an aggregate amount equal to 100% of such Net Cash Proceeds.  Any prepayment pursuant to this clause (ii) shall be applied as set forth in clause (iii) below.

(iii)                               Application of Mandatory Prepayments.  All payments under this Section 2.03(b) shall be applied first to all fees, costs, expenses, indemnities and other amounts due and payable hereunder, then proportionately (based on the relation of such amounts to the total amount of the relevant payment under this Section 2.03(b)) to the payment or prepayment (as applicable) of the following amounts of the Loans: default interest, if any, prepayment premium required by Section 2.03(e), accrued interest and principal.  Each such prepayment shall be applied ratably to the Term A Facility and the Term B Facility and to the principal repayment installments thereof in the inverse order of maturity.  Each such prepayment shall be applied to the Loans of the Lenders in accordance with their respective Applicable Percentages in respect of each of the relevant Facilities.

(c)                                  Change of Control.  Upon the occurrence of a Change of Control, the Borrower shall, at the direction of the Required Lenders (which such direction under this Section 2.03(c) be made by the Required Lenders within thirty (30) days of the applicable Change of Control), and may, at its option upon three (3) Business Days’ prior written notice from the Borrower to the Administrative Agent, prepay the Outstanding Amount of the Loans together with all accrued and unpaid interest thereon plus the prepayment premium required by Section 2.03(e) plus all other Obligations.  Each such direction or notice shall specify the date and amount of such prepayment.  If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.  Each prepayment under this Section 2.03(c) shall be applied to the Loans of the Lenders in accordance with their respective Applicable Percentages in respect of each of the relevant Facilities.

(d)                                 Applicable High Yield Discount Obligation Payments.  On any Interest Payment Date following the fifth (5th) anniversary of the Funding Date, if the aggregate amounts which would be includible in gross income of the Lenders with respect to the Loans for all periods ending on or before such Interest Payment Date (within the meaning of section 163(i) of the Internal Revenue Code) (the “Aggregate Accrual”) would exceed an amount equal to the sum of (x) the aggregate amount of interest to be paid (within the meaning of section 163(i) of the Internal Revenue Code) on the Loans on or before such Interest Payment Date (determined without regard to the amounts payable on such Interest Payment Date under this Section 2.03(d)) and (y) the product of (A) the issue price (as defined in sections 1273(b) and 1274(a) of the Internal Revenue Code) of the Loans and (B) the yield to maturity (interpreted in accordance with section 163(i) of the Internal Revenue Code) of the Loans (such sum, the “Maximum Accrual”), then the Borrower shall mandatorily pay to the Lenders ratably in cash, on each Interest Payment Date following the fifth (5th) anniversary of the Funding Date, an amount equal to the excess, if any, of the Aggregate Accrual over the Maximum Accrual and the amount of such payment shall be treated for purposes of section 163(i) of the Internal Revenue Code as interest paid under the Loans.  Notwithstanding anything to the contrary contained herein, all such payments shall be made to the Lenders on an equal and ratable basis.  Each such prepayment shall be applied to the

Loans of the Lenders in accordance with the respective Applicable Percentages in respect of each of the relevant Facilities.

(e)                                  Prepayment Premiums.  If all or any portion of the Loans are prepaid, or required to be prepaid, pursuant to this Section 2.03, Article IX or otherwise, then, in all cases, the Borrower shall pay to the Lenders, for their respective ratable accounts, on the date on which such prepayment is paid or required to be paid, in addition to the other Obligations so prepaid or required to be prepaid, a prepayment premium equal to: (i) with respect to any prepayment paid or required to be paid on or prior to March 31, 2018, the Make-Whole Amount with respect to such prepayment, (ii) with respect to any prepayment paid or required to be paid after March 31, 2018 but on or prior to March 31, 2019, four percent (4.0%) of the principal amount of the Loans prepaid or required to be prepaid, (iii) with respect to any prepayment paid or required to be paid after March 31, 2019 but on or prior to March 31, 2020, two percent (2.0%) of the principal amount of the Loans prepaid or required to be prepaid, (iv) with respect to any prepayment paid or required to be paid after March 31, 2020 but on or prior to March 31, 2021, one percent (1.0%) of the principal amount of the Loans prepaid or required to be prepaid and (v) with respect to any prepayment thereafter, zero percent (0.0%) of the principal amount of the Loans prepaid or required to be prepaid.  Notwithstanding the foregoing, or anything to the contrary set forth in this Agreement, to the extent that all or any portion of the Loans outstanding on any date are refinanced (whether through an amendment to this Agreement or otherwise) by new credit extensions advanced by one or more of the Lenders to the Borrower on such date, no prepayment premium shall be payable pursuant to this Section 2.03(e) with respect to the portion of the Loans so refinanced on such date; provided, that, (x) no Default or Event of Default shall have occurred and be continuing as of such date, (y) the Loan Parties shall have been in compliance with Section 8.16(a) (without giving effect to any exercise of a Cure Right pursuant to Section 8.16(b)) for each four (4) consecutive fiscal quarter period ending after the Funding Date but on or prior to such date of refinancing and (z) the aggregate principal amount of such refinancing is at least $40,000,000.

2.04                        Termination or Reduction of Commitments.

(a)                                 Voluntary.  The Borrower may, upon notice to the Administrative Agent during the Availability Period applicable thereto, terminate in full the Commitments under any Facility, or from time to time permanently reduce the Commitments under any Facility; provided, that: (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five (5) Business Days prior to the date of termination or reduction and (ii) any such partial reduction shall be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof.  Upon any termination or reduction of the Commitments under a Facility, the Commitments of each Appropriate Lender shall be reduced by such Lender’s Applicable Percentage of such reduction amount.

(b)                                 Mandatory.  The Commitments under a Facility shall be automatically and permanently reduced to zero on the date of the Borrowing under such Facility pursuant to Section 2.01. Upon any reduction of the Commitments under a Facility, the Commitments of each Appropriate Lender shall be reduced by such Lender’s Applicable Percentage of such reduction amount.

2.05                        Repayment of Loans.

(a)                                 Term A Facility.

The Borrower shall repay the outstanding principal amount of the Term A Loans in installments on the dates set forth below, in each case, in the respective amounts set forth in the table below (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.03), unless accelerated sooner pursuant to Section 9.02:

Payment Dates	Principal Amortization Payment (% of Principal Amount of Term A Facility Outstanding on March 31, 2020)
June 30, 2020	12.50%
September 30, 2020	12.50%
December 31, 2020	12.50%
March 31, 2021	12.50%
June 30, 2021	12.50%
September 30, 2021	12.50%
December 31, 2021	12.50%
Maturity Date	Outstanding Principal Balance of Term A Loans

provided, however, that, (x) the final principal repayment installment of the Term A Loans shall be repaid on the Maturity Date and in any event shall be in an amount equal to the aggregate principal amount of all Term A Loans outstanding on such date and (y) if any principal repayment installment to be made by the Borrower shall come due on a day other than a Business Day, such principal repayment installment shall be due on the first immediately preceding Business Day.

(b)                                 Term B Facility.

The Borrower shall repay the outstanding principal amount of the Term B Loans in installments on the dates set forth below, in each case, in the respective amounts set forth in the table below (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.03), unless accelerated sooner pursuant to Section 9.02:

Payment Dates	Principal Amortization Payment (% of Principal Amount of Term B Facility Outstanding on March 31, 2020)
June 30, 2020	12.50%
September 30, 2020	12.50%
December 31, 2020	12.50%
March 31, 2021	12.50%
June 30, 2021	12.50%
September 30, 2021	12.50%
December 31, 2021	12.50%
Maturity Date	Outstanding Principal Balance of Term B Loans

provided, however, that, (x) the final principal repayment installment of the Term B Loans shall be repaid on the Maturity Date and in any event shall be in an amount equal to the aggregate principal amount of all Term B Loans outstanding on such date and (y) if any principal repayment installment to be made by the Borrower shall come due on a day other than a Business Day, such principal repayment installment shall be due on the first immediately preceding Business Day.

2.06                        Interest.

(a)                                 Pre-Default Rate.  Subject to the provisions of subsection (b) below, each Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date thereof, at a rate per annum equal to twelve percent (12.00%) per annum (the “Interest Rate”).

(b)                                 Default Rate.  (i) Upon the occurrence and during the existence of any Event of Default, all outstanding Obligations shall thereafter bear interest at an interest rate per annum at all times equal to the Interest Rate plus four percent (4.0%) per annum (the “Default Rate”), to the fullest extent permitted by applicable Laws and (ii) accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable in cash on demand.

(c)                                  Paid-In-Kind Interest.

(i)                                           Beginning with the first (1st) Interest Payment Date to occur after the Funding Date and continuing through and including the sixteenth (16th) Interest Payment Date to occur after the Funding Date (the “PIK Period”), so long as (x) no Event of Default has occurred and is continuing as of any such Interest Payment Date and (y) the Borrower has not notified the Administrative Agent in writing prior to such Interest Payment Date that it intends to pay all interest due on such Interest Payment Date in cash, (A) a portion of the interest accruing on the Loans at the rate of nine percent (9.00%) per annum (the “Cash Pay Interest”) shall be due and payable in cash in arrears on each such Interest Payment Date and (B) the portion of the interest accruing on the Loans in excess of the Cash Pay Interest (such portion, the “Paid-in-Kind Interest”) shall be due and payable on each such Interest Payment Date by adding such Paid-in-Kind Interest to the outstanding principal amount of the applicable Loans on such Interest Payment Date.  For the avoidance of doubt, if prior to any Interest Payment Date occurring during the PIK Period the Borrower has notified the Administrative Agent in writing prior to such Interest Payment Date that it intends to pay all interest due on such Interest Payment Date in cash or, if any Event of Default has occurred and is continuing as of any such Interest Payment Date, all interest accruing on the Loans shall be due and payable in cash in arrears on such Interest Payment Date.

(ii)                                        Any and all such Paid-in-Kind Interest so added to the principal amount of the Loans shall constitute and increase the principal amount of the Loans for all purposes under this Agreement, including without limitation, for purposes of calculating any prepayment premium under Section 2.03(e) and shall bear interest in accordance with this Section 2.06.  Upon the occurrence and during the continuation of any Event of Default during the PIK Period, all interest accruing on the Loans shall be due and payable in cash in arrears on each Interest Payment Date and at such other times as may be specified herein.

(d)                                 Interest Generally.  Interest on each Loan shall be due and payable in arrears on each Interest Payment Date and at such other times as may be specified herein.  Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.07                        Fees.

The Borrower shall pay to the Administrative Agent and the Lenders, for their own respective accounts, fees in the amounts and at the times specified in the Fee Letter.  Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.08                        Computation of Interest.

All computations of interest shall be made on the basis of a 360-day year and actual days elapsed.  Interest shall accrue on each Loan for the day on which such Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which such Loan or such portion is paid.

2.09                        Evidence of Debt.

The Loans made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender in the ordinary course of business.  The accounts or records maintained by each Lender shall be conclusive absent manifest error of the amount of Loans made by the Lenders to the Borrower and the interest and payments thereon.  Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations.  Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender a promissory note, which shall evidence such Lender’s Loans in addition to such accounts or records.  Each such promissory note shall (i) in the case of the Term A Loans, be in the form of Exhibit B-1 (a “Term A Note”) and (ii) in the case of the Term B Loans, be in the form of Exhibit B-2 (a “Term B Note”).  Each Lender may attach schedules to its Notes and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

2.10                        Payments Generally.

(a)                                 General.  All payments to be made by the Borrower shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff.  Subject to Section 9.03, all payments of principal, interest, prepayment premiums and fees on the Loans and all other Obligations payable by any Loan Party under the Loan Documents shall be due, without any presentment thereof, directly to the Lenders, at the respective Lending Offices of the Lenders; provided, that, if at the time of any such payment a Lender is a Defaulting Lender, such Defaulting Lender’s pro rata share of such payment shall be made directly to the Administrative Agent.  The Loan Parties will make such payments in Dollars, in immediately available funds not later than 2:00 p.m. on the date due, marked for attention as indicated, or in such other manner or to such other account in any United States bank as the Lenders may from time to time direct in writing.  All payments received by the Lenders after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.  If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest.

(b)                                 Obligations of Lenders Several.  The obligations of the Lenders hereunder to make Loans and to make payments pursuant to Section 11.04(c) are several and not joint.  The failure of any Lender to make any Loan or to make any payment under Section 11.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or to make its payment under Section 11.04(c).

(c)                                  Funding Source.  Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

2.11                        Sharing of Payments by Lenders.

If any Lender shall, by exercising any right of setoff or otherwise, obtain payment in respect of any principal of or interest on its portion of any of the Loans or prepayment premium in connection therewith resulting in such Lender’s receiving payment of a proportion of the aggregate amount of the Loans and accrued interest thereon and prepayment premium in connection therewith greater than its pro rata share thereof as provided herein, then the Lender shall (a) notify the Administrative Agent of such fact and (b) purchase (for cash at face value) participations in the portions of the Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of, accrued interest on and prepayment premium in connection with their respective portions of the Loans and other amounts owing them; provided, that:

(i)                                                                                   if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii)                                                                                the provisions of this Section 2.11 shall not be construed to apply to (x) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender) or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its portion of the Loans to any assignee or participant, other than an assignment to the Borrower or any Subsidiary (as to which the provisions of this Section 2.11 shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

2.12                      Defaulting Lenders.

(a)                                 Adjustments.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i)                                     Waivers and Amendment.  The Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders” and Section 11.01.

(ii)                                  Reallocation of Payments.  Any payment of principal, interest, fees or any other amount received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article IX or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 11.08), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided, that, if (x) such payment is a payment of the principal amount of any Loans in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans were made at a time when the conditions set forth in Section 5.03 were satisfied or waived, such payment shall be applied solely to pay the Loans of all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of that Defaulting Lender.  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section 2.12(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(b)                                 Defaulting Lender Cure.  If the Borrower and the Administrative Agent agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will cease to be a Defaulting Lender; provided, that, no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; provided, further, that, except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender having been a Defaulting Lender.

2.13                      Right of First Offer.

(a)                                 If the Borrower or any Subsidiary contemplates undertaking a Debt Issuance and/or issuing Qualified Subordinated Debt, then, not fewer than twelve (12) Business Days (in the case of a Debt Issuance) or twenty (20) Business Days (in the case of an issuance of Qualified Subordinated Debt) prior to the proposed date of such Debt Issuance or such issuance of Qualified Subordinated Debt, the Borrower shall provide written notice (a “Debt Issuance Notice”) thereof to the Lenders, and shall deliver promptly to the Lenders such information concerning the Debt Issuance or the issuance of Qualified Subordinated Debt, as the case may be, as the Lenders may reasonably request.

(b)                                 For a period of ten (10) consecutive Business Days (the “Exclusivity and Proposal Period”) after receipt by the Lenders of a Debt Issuance Notice, the Lenders shall have the exclusive option (or in the case of Qualified Subordinated Debt, a non-exclusive option), but not the obligation, to propose the material terms and conditions (the “Proposed Terms”) under which they would be willing to provide such Debt Issuance or such Qualified Subordinated Debt by delivering written notice (a “Proposed Term Sheet”) thereof to the Borrower, setting forth such Proposed Terms. Failure by the Lenders to deliver a Proposed Term Sheet within the applicable Exclusivity and Proposal Period shall be deemed an election by the Lenders not to provide the Debt Issuance or the Qualified Subordinated Debt, as applicable. If the Lenders deliver a Proposed Term Sheet to the Borrower, neither the Borrower nor any Subsidiary may then undertake any such Debt Issuance or any such issuance of Qualified Subordinated Debt, as the case may be, with any other Person except on economic terms that are more favorable (taken as a whole) to the Borrower or such Subsidiary than the Proposed Terms; provided, that, prior to undertaking any such Debt Issuance or any such issuance of Qualified Subordinated Debt with any other Person, the Borrower or such Subsidiary shall provide the Lenders with at least five (5) Business Days’ notice thereof (and such information with respect thereto as the Lenders shall reasonably request) and afford the Lenders a period of three (3) Business Days thereafter to propose a Term Sheet containing economic terms at least as favorable to the Borrower or such Subsidiary as the economic terms of such Debt Issuance or such issuance of Qualified Subordinated Debt, as the case may be.

ARTICLE III

TAXES

3.01                        Taxes.

(a)                                 All payments of principal and interest on the Loans and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp, documentary, property or franchise taxes and other taxes, fees, duties, levies, assessments, withholdings or other charges of any nature whatsoever (including interest and penalties thereon) imposed by any taxing authority, excluding (x) taxes imposed on or measured by net income imposed by the jurisdiction under which a Recipient is organized or conducts business (other than solely as the result of entering into any of the Loan Documents or taking any action thereunder), (y) U.S. federal withholding taxes imposed on amounts payable to or for the account of a Recipient with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Recipient acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower pursuant to Section 11.13) or (ii) such Recipient changes its Lending Office, except in each case to the extent that, pursuant to this Section 3.01, amounts with respect to such taxes were payable either to such Recipient’s assignor immediately before such Recipient became a party hereto or to such Recipient immediately before it changed its Lending Office and (z) U.S. federal withholding tax imposed under FATCA (all non-excluded items being called “Taxes”). If any withholding or deduction of any Taxes from any payment by or on account of any obligation of any Loan Party hereunder is required in respect of any Taxes pursuant to any applicable Law, then (i) the applicable Withholding Agent shall be entitled to make such withholding or deduction and shall pay directly to the relevant Governmental Authority the full amount required to be so withheld or deducted, (ii) the applicable Withholding Agent shall promptly forward to the Administrative Agent an official receipt or other documentation satisfactory to the Administrative Agent evidencing such payment to such Governmental Authority and (iii) the sum payable by the applicable Loan Party shall be increased by such additional amount or amounts as is necessary to ensure that the net amount actually received by the applicable Recipient will equal the full amount such Recipient would have received had no such withholding or deduction been required.

(b)                                 The Borrower shall indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Taxes (including Taxes imposed on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment by such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.

(c)                                  Each Lender that is not a “United States person” as defined in Section 7701(a)(30) of the Internal Revenue Code that purports to become an assignee of an interest pursuant to Section 11.06 after the Effective Date (each such Lender a “Foreign Lender”) shall execute and deliver to each of the Borrower and the Administrative Agent on or prior to the date that such Lender becomes a party hereto (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), one or more (as the Borrower or the Administrative Agent may reasonably request) duly completed and executed copies of United States Internal Revenue Service Forms W-8ECI, W-8BEN, W-8BEN-E, W-8IMY (as applicable) and other applicable forms, certificates or documents prescribed by the United States Internal Revenue Service or reasonably requested by the Borrower or the Administrative Agent certifying as to such Lender’s entitlement to any available exemption from or reduction of withholding or deduction of taxes. Each Lender that is a “United States person” as defined in Section 7701(a)(30) of the Internal Revenue Code shall execute and deliver to the Borrower and the Administrative Agent on or prior to the date such Lender becomes a party hereto (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), one or more (as the Borrower or the Administrative Agent may reasonably request) duly completed and executed copies of United States Internal Revenue Service Form W-9 certifying that such Lender is not subject to United States backup withholding.  The Borrower shall not be required to pay additional amounts to any Lender pursuant to this Section 3.01 with respect to taxes attributable to the failure of such Foreign Lender to comply with this paragraph.

(d)                                 Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall promptly update such form or certification or promptly notify the Administrative Agent and the Borrower of its inability to do so.

(e)                                  If any Lender determines, in its sole discretion exercised in good faith, that it has received a refund of any taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 3.01, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 3.01 with respect to the taxes giving rise to such refund), net of all out-of-pocket expenses (including taxes) incurred by such Lender, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Lender in the event such Lender is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this subsection, in no event will the applicable Lender be required to pay any amount to the Borrower pursuant to this subsection the payment of which would place such Lender in a less favorable net after-tax position than such Lender would have been in if the tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such tax had never been paid.  This subsection shall not be construed to require any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

3.02                        Survival.

All of the Borrower’s obligations under this Article III shall survive termination of the Commitments, repayment of all Obligations hereunder and resignation of the Administrative Agent.

ARTICLE IV

GUARANTY

4.01                        The Guaranty.

Each of the Guarantors hereby jointly and severally guarantees to each Secured Party and the Administrative Agent as hereinafter provided, as primary obligor and not as surety, the prompt payment of the Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) strictly in accordance with the terms thereof.  The Guarantors hereby further agree that if any of the Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise), the Guarantors will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

Notwithstanding any provision to the contrary contained herein or in any other of the Loan Documents, the obligations of each Guarantor under this Agreement and the other Loan Documents shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under Debtor Relief Laws or any comparable provisions of any applicable state law.

4.02                        Obligations Unconditional.

The obligations of the Guarantors under Section 4.01 are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Loan Documents, or any other agreement or instrument referred to therein, or any substitution, release, impairment or exchange of any other guarantee of or security for any of the Obligations, and, to the fullest extent permitted by applicable law, irrespective of any law or regulation or other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 4.02 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances.  Each Guarantor agrees that such Guarantor shall have no right of subrogation, indemnity, reimbursement or contribution against the Borrower or any other Guarantor for amounts paid under this Article IV until such time as the Obligations have been paid in full and the Commitments have expired or terminated.  Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder, which shall remain absolute and unconditional as described above:

(a)                                 at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Obligations shall be extended, or such performance or compliance shall be waived;

(b)                                 any of the acts mentioned in any of the provisions of any of the Loan Documents, or any other agreement or instrument referred to in the Loan Documents shall be done or omitted;

(c)                                  the maturity of any of the Obligations shall be accelerated, or any of the Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Loan Documents, or any other agreement or instrument referred to in the Loan Documents shall be waived or any other guarantee of any of the Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with;

(d)                                 any Lien granted to, or in favor of, any Secured Party as security for any of the Obligations shall fail to attach or be perfected; or

(e)                                  any of the Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of any Guarantor).

With respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Secured Parties exhaust any right, power or remedy or proceed against any Person under any of the Loan Documents, or any other agreement or instrument referred to in the Loan Documents, or against any other Person under any other guarantee of, or security for, any of the Obligations.

4.03                        Reinstatement.

The obligations of the Guarantors under this Article IV shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Obligations is rescinded or must be otherwise restored by any Secured Party, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify the Secured Parties on demand for all reasonable costs and expenses (including, without limitation, the fees, charges and disbursements of counsel) incurred by the Secured Parties in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

4.04                        Certain Additional Waivers.

Each Guarantor agrees that such Guarantor shall have no right of recourse to security for the Obligations, except through the exercise of rights of subrogation pursuant to Section 4.02 and through the exercise of rights of contribution pursuant to Section 4.06.

4.05                        Remedies.

The Guarantors agree that, to the fullest extent permitted by law, as between the Guarantors, on the one hand, and the Secured Parties, on the other hand, the Obligations may be declared to be forthwith due and payable as provided in Section 9.02 (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 9.02) for purposes of Section 4.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Obligations being deemed to have become automatically due and payable), the Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors for purposes of Section 4.01.  The Guarantors acknowledge and agree that their obligations hereunder are secured in accordance with the terms of the Collateral Documents and that the Secured Parties may exercise their remedies thereunder in accordance with the terms thereof.

4.06                        Rights of Contribution.

The Guarantors agree among themselves that, in connection with payments made hereunder, each Guarantor shall have contribution rights against the other Guarantors as permitted under applicable law.  Such contribution rights shall be subordinate and subject in right of payment to the obligations of such Guarantors under the Loan Documents and no Guarantor shall exercise such rights of contribution until all Obligations have been paid in full and the Commitments have terminated.

4.07                        Guarantee of Payment; Continuing Guarantee.

The guarantee in this Article IV is a guaranty of payment and not of collection, is a continuing guarantee, and shall apply to all Obligations whenever arising.

ARTICLE V

CONDITIONS PRECEDENT TO BORROWINGS

5.01                        Condition to Effectiveness.

This Agreement shall become effective upon receipt by the Administrative Agent of executed counterparts of this Agreement, properly executed by a Responsible Officer of each Loan Party and by each Lender, together with all exhibits and schedules hereto.

5.02                        Conditions to Initial Extensions of Credit.

The obligation of each Lender to make its initial Loans hereunder is subject to satisfaction of the following conditions precedent:

(a)                                 Loan Documents.  Receipt by the Administrative Agent of executed counterparts of the Loan Documents and the ROFR Side Letter, each properly executed by a Responsible Officer of the signing Loan Party and each other party to such documents, in each case in form and substance satisfactory to the Administrative Agent and the Lenders.

(b)                                 Opinions of Counsel. Receipt by the Administrative Agent of favorable opinions of legal counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, dated as of the Funding Date, and in form and substance satisfactory to the Administrative Agent.

(c)                                  Financial Statements; Due Diligence.  The Administrative Agent shall have received the Audited Financial Statements and such other reports, statements and due diligence items as the Administrative Agent or any Lender shall request.

(d)                                 No Material Adverse Change.  There shall not have occurred a material adverse change since December 31, 2015 in the operations, business, assets, properties, liabilities (actual or contingent) or condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole.

(e)                                  Litigation.  There shall not exist any action, suit, investigation or proceeding pending or threatened in any court or before an arbitrator or Governmental Authority that could reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.

(f)                                   Organization Documents, Resolutions, Etc.  Receipt by the Administrative Agent of the following, each of which shall be originals or facsimiles (followed promptly by originals), in form and substance satisfactory to the Administrative Agent and its legal counsel:

(i)                                     copies of the Organization Documents of each Loan Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation or organization, where applicable, and certified by a secretary or assistant secretary of such Loan Party to be true and correct as of the Funding Date;

(ii)                                  such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party; and

(iii)                               such documents and certifications as the Administrative Agent may require to evidence that each Loan Party is duly organized or formed, and is validly existing, in good standing and qualified to engage in business in its state of organization or formation.

(g)                                  Perfection and Priority of Liens.  Receipt by the Administrative Agent of the following:

(i)                                           searches of Uniform Commercial Code filings in the jurisdiction of formation of each Loan Party or where a filing would need to be made in order to perfect the Administrative Agent’s security interest in the Collateral, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens;

(ii)                                        UCC financing statements for each appropriate jurisdiction as is necessary, in the Administrative Agent’s sole discretion, to perfect the Administrative Agent’s security interest in the Collateral;

(iii)                                     all certificates evidencing any certificated Equity Interests pledged to the Administrative Agent pursuant to the Pledge Agreement, together with duly executed in blank and undated stock powers attached thereto;

(iv)                                    searches of ownership of, and Liens on, the IP Rights of each Loan Party in the appropriate governmental offices;

(v)                                       duly executed notices of grant of security interest in the form required by the Security Agreement as are necessary, in the Administrative Agent’s sole discretion, to perfect the Administrative Agent’s security interest in the IP Rights of the Loan Parties;

(vi)                                    such Qualifying Account Control Agreements as shall be necessary to cause the Loan Parties to be in compliance with Section 8.18;

(vii)                                 to the extent required to be delivered pursuant to the terms of the Collateral Documents, all instruments, documents and chattel paper in the possession of any of the Loan Parties, together with allonges or assignments as may be necessary or appropriate to perfect the Administrative Agent’s security interest in the Collateral; and

(viii)                              in the case of any personal property Collateral located at a premises leased by a Loan Party, such Collateral Access Agreements as may be required by the Administrative Agent.

(h)                                 Real Property Collateral.  Receipt by the Administrative Agent of Mortgages and other Real Property Security Documents with respect to the fee interest and/or leasehold interest of any Loan Party in each real property identified on Schedule 6.20(a) (other than any Excluded Property).

(i)                                     Evidence of Insurance.  Receipt by the Administrative Agent of copies of insurance policies or certificates of insurance of the Loan Parties evidencing liability and casualty insurance meeting the requirements set forth in the Loan Documents, including, but not limited to, naming the Administrative Agent as additional insured (in the case of liability insurance) or Lender’s loss payee (in the case of hazard insurance) on behalf of the Secured Parties.

(j)                                    Funding Certificate.  Receipt by the Administrative Agent of a certificate signed by a Responsible Officer of the Borrower certifying (i) that the conditions specified in Sections 5.02(d), (e) and (l) and Sections 5.03(a) and (b) have been satisfied, (ii) that the Borrower and its Subsidiaries (after giving effect to the transactions contemplated hereby and the incurrence of Indebtedness related thereto) are Solvent on a consolidated basis and (iii) that neither the Borrower nor any Subsidiary as of the Funding Date has outstanding any Disqualified Capital Stock.

(k)                                 Existing Indebtedness.  All of the existing Indebtedness for borrowed money of the Loan Parties and their respective Subsidiaries (including all Indebtedness under the Existing Credit Agreement but, for the avoidance of doubt, excluding Indebtedness permitted to exist pursuant to Section 8.03), shall be repaid in full and all security interests related thereto shall be terminated on the Funding Date contemporaneously with the Term A Borrowing.

(l)                                     Governmental and Third Party Approvals.  The Borrower and its Subsidiaries shall have received all governmental, stockholder and third party consents and approvals necessary in connection with the transactions contemplated by this Agreement and the other Loan Documents and the other transactions contemplated hereby and all applicable waiting periods shall have expired without any action being taken by any Person that could reasonably be expected to restrain, prevent or impose any material adverse conditions on the Borrower or any of its Subsidiaries or such other transactions or that could seek to threaten any of the foregoing, and no law or regulation shall be applicable which could reasonably be expected to have such effect.

(m)                             Corporate Structure and Capitalization.  The capital and ownership structure and the equity holder arrangements of the Borrower and its Subsidiaries on the Funding Date, on a pro forma basis after giving effect to the transactions contemplated by the Loan Documents shall be reasonably satisfactory to the Lenders.

(n)                                 Letter of Direction.  Receipt by the Administrative Agent of a satisfactory letter of direction containing funds flow information with respect to the proceeds of the Loans to be made on the Funding Date.

(o)                                 Fees.  Receipt by the Administrative Agent and the Lenders of any fees required to be paid on or before the Funding Date.

(p)                                 Attorney Costs; Due Diligence Expenses. The Borrower shall have paid all fees, charges and disbursements of counsel to the Administrative Agent incurred to the Funding Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided, that, such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent); provided, that, the Borrower shall not be required to pay the first $150,000 of such fees and expenses of counsel to the Administrative Agent.

(q)                                 Condition to Effectiveness.  The condition to effectiveness specified in Section 5.01 shall have been satisfied.

(r)                                    Other.  Receipt by the Administrative Agent and the Lenders of such other documents, instruments, agreements and information as requested by the Administrative Agent or any Lender, including, but not limited to, information regarding litigation, tax, accounting, labor, insurance, pension liabilities (actual or contingent), real estate leases, material contracts, debt agreements, property ownership, environmental matters, contingent liabilities and management of the Borrower and its Subsidiaries; such information may include, if requested by the Administrative Agent, asset appraisal reports and written audits of accounts receivable, inventory, payables, controls and systems.

Without limiting the generality of the provisions of the last paragraph of Section 10.03, for purposes of determining compliance with the conditions specified in this Section 5.02, each Lender that has funded its Term A Loan on the Funding Date shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Funding Date specifying its objection thereto.

5.03                        Conditions to all Borrowings.

The obligation of each Lender to honor any Loan Notice is subject to the following conditions precedent:

(a)                                 The representations and warranties of the Borrower and each other Loan Party contained in Article VI or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct on and as of the date of such Borrowing, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Section 5.03, the representations and warranties contained in subsections (a) and (b) of Section 6.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 7.01.

(b)                                 No Default or Event of Default shall exist, or would result from such proposed Borrowing or from the application of the proceeds thereof.

(c)                                  With respect to any Loan Notice requesting a Borrowing of Term B Loans, the requested Borrowing shall occur during the Availability Period.

(d)                                 The Administrative Agent shall have received a Loan Notice in accordance with the requirements hereof.

(e)                                  The requested Borrowing shall not occur during any Standstill Period.

Each Loan Notice submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 5.03(a), (b), (c) and (e) have been satisfied on and as of the date of the applicable Borrowing.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

On the Funding Date, and on each date thereafter on which the representations and warranties set forth herein are required to be made under any Loan Document (or deemed to be made under any Loan Document), the Loan Parties represent and warrant to the Administrative Agent and the Lenders that:

6.01                        Existence, Qualification and Power.

Each Loan Party (a) is duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party and (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.02                        Authorization; No Contravention.

The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party have been duly authorized by all necessary corporate or other organizational action, and do not (a) contravene the terms of any of such Person’s Organization Documents, (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject or (c) violate, in any material respect, any Law (including, without limitation, Regulation U or Regulation X issued by the FRB).

6.03                        Governmental Authorization; Other Consents.

No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document other than (a) those that have already been obtained and are in full force and effect and (b) filings to perfect the Liens created by the Collateral Documents.

6.04                        Binding Effect.

Each Loan Document has been duly executed and delivered by each Loan Party that is party thereto.  Each Loan Document constitutes a legal, valid and binding obligation of each Loan Party that is party thereto, enforceable against each such Loan Party in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity.

6.05                        Financial Statements; No Material Adverse Effect.

(a)                                 The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein and (ii) fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein.

(b)                                 The Interim Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein and (ii) fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.

(c)                                  From the date of the Audited Financial Statements to and including the Funding Date, there has been no Disposition by any Loan Party or any Subsidiary, or any Involuntary Disposition, of any material part of the business or property of any Loan Party or any Subsidiary, and no purchase or other acquisition by any of them of any business or property (including any Equity Interests of any other Person) material to any Loan Party or any Subsidiary, in each case, which is not reflected in the foregoing financial statements or in the notes thereto and has not otherwise been disclosed in writing to the Lenders on or prior to the Funding Date.

(d)                                 The financial statements delivered pursuant to Section 7.01(a) and (b) have been prepared in accordance with GAAP (except as may otherwise be permitted under Section 7.01(a) and (b)) and present fairly in all material respects (on the basis disclosed in the footnotes to such financial statements) the consolidated financial condition, results of operations and cash flows of the Borrower and its Subsidiaries as of the dates thereof and for the periods covered thereby.

(e)                                  Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

6.06                        Litigation.

There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Loan Parties, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against any Loan Party or any of its Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or (b) could reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.

6.07                        No Default.

(a)                                 Neither any Loan Party nor any Subsidiary is in default under or with respect to any Contractual Obligation that could reasonably be expected to have a Material Adverse Effect.

(b)                                 No Default or Event of Default has occurred and is continuing.

6.08                        Ownership of Property; Liens.

Each Loan Party and its Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The property of each Loan Party and its Subsidiaries is subject to no Liens, other than Permitted Liens.

6.09                        Environmental Compliance.

Except as could not reasonably be expected to have a Material Adverse Effect:

(a)                                 Each of the Business Facilities and all operations at the Business Facilities are in compliance with all applicable Environmental Laws, and there is no violation of any Environmental Law with respect to the Business Facilities or the Businesses, and there are no conditions relating to the Business Facilities or the Businesses that could give rise to liability under any applicable Environmental Laws.

(b)                                 None of the Business Facilities contains, or has previously contained, any Hazardous Materials at, on or under the Business Facilities in amounts or concentrations that constitute or constituted a violation of, or could give rise to liability under, Environmental Laws.

(c)                                  Neither any Loan Party nor any Subsidiary has received any written or verbal notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Business Facilities or the Businesses, nor does any Responsible Officer of any Loan Party have knowledge or reason to believe that any such notice will be received or is being threatened.

(d)                                 Hazardous Materials have not been transported or disposed of from the Business Facilities, or generated, treated, stored or disposed of at, on or under any of the Business Facilities or any other location, in each case by or on behalf of any Loan Party or any Subsidiary in violation of, or in a manner that would be reasonably likely to give rise to liability under, any applicable Environmental Law.

(e)                                  No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Loan Parties, threatened, under any Environmental Law to which any Loan Party or any Subsidiary is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to any Loan Party, any Subsidiary, the Business Facilities or the Businesses.

(f)                                   There has been no release or threat of release of Hazardous Materials at or from the Business Facilities, or arising from or related to the operations (including, without limitation, disposal) of any Loan Party or any Subsidiary in connection with the Business Facilities or otherwise in connection with the Businesses, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.

6.10                        Insurance.

(a)                                 The properties of the Loan Parties and their Subsidiaries are insured with financially sound and reputable insurance companies that are not Affiliates of the Borrower or any Subsidiary, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the applicable Loan Party or the applicable Subsidiary operates.  The insurance coverage of the Loan Parties and their Subsidiaries as in effect on the Effective Date is outlined as to carrier, policy number, expiration date, type, amount and deductibles on Schedule 6.10.

(b)                                 The Borrower and its Subsidiaries maintain, if available, fully paid flood hazard insurance on all real property that is located in a special flood hazard area and that constitutes Collateral on such terms and in such amounts as required by The National Flood Insurance Reform Act of 1994 or as otherwise required by the Administrative Agent.

6.11                        Taxes.

The Loan Parties and their Subsidiaries have filed all federal, state and other material tax returns and reports required to be filed, and have paid all federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP.  There is no proposed tax assessment against any Loan Party or any Subsidiary that would, if made, have a Material Adverse Effect.  Neither any Loan Party nor any Subsidiary thereof is party to any tax sharing agreement with any Person that is not a Loan Party.

6.12                        ERISA Compliance.

(a)                                 Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Internal Revenue Code and other federal or state laws.  Each Plan that is intended to be a qualified plan under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service (or in the case of a pre-approved prototype or volume submitter plan, can rely on a favorable opinion or advisory letter issued by the Internal Revenue Service to the pre-approved plan sponsor) to the effect that the form of such Plan is qualified under Section 401(a) of the Internal Revenue Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Internal Revenue Code or an application for such a letter is currently being processed by the Internal Revenue Service.  To the best knowledge of the Loan Parties, nothing has occurred that would prevent, or cause the loss of, such tax-qualified status.

(b)                                 There are no pending or, to the best knowledge of the Loan Parties, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect.  There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c)                                  (i) No ERISA Event has occurred and neither the Borrower nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan, (ii) the Borrower and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, neither the Borrower nor any ERISA Affiliate has applied for or obtained a waiver of the minimum funding standards under the Pension Funding Rules, (iii) as of the most recent valuation date for any Pension Plan, other than a Multiemployer Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Internal Revenue Code) is sixty percent (60%) or higher and neither the Borrower nor any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below sixty percent (60%) as of the most recent valuation date, (iv) neither the Borrower nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid, (v) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA and (vi) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan.

6.13                        Subsidiaries and Capitalization.

(a)                                 Set forth on Schedule 6.13(a) is a complete and accurate list as of the Effective Date of each Subsidiary, together with (i) jurisdiction of organization, (ii) number of shares of each class of Equity Interests outstanding, (iii) number and percentage of outstanding shares of each class owned (directly or indirectly) by any Loan Party or any Subsidiary and (iv) number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and all other similar rights with respect thereto.  The outstanding Equity Interests of each Subsidiary are validly issued, fully paid and non-assessable.

(b)                                 Set forth on Schedule 6.13(b) is a true and complete table showing the authorized and issued capitalization of the Borrower as of the Effective Date on a fully diluted basis.  All issued and outstanding Equity Interests of the Borrower and each of its Subsidiaries are duly authorized and validly issued, fully paid, non-assessable, free and clear of all Liens and such Equity Interests were issued in compliance with all applicable Laws.  As of the Effective Date, except as described on Schedule 6.13(b), there are no outstanding commitments or other obligations of the Borrower or any Subsidiary to issue, and no rights of any Person to acquire, any shares of any Equity Interests of the Borrower or any of its Subsidiaries.  Except as set forth on Schedule 6.13(b), there are no statutory or contractual preemptive rights, rights of first refusal, anti-dilution rights or any similar rights held by equity holders or option holders of any Loan Party.  There are no agreements (voting or otherwise) among any Loan Party’s equity holders with respect to any other aspect of such Loan Party’s affairs, except as set forth on Schedule 6.13(b).  Neither the Borrower nor any Subsidiary has outstanding any Disqualified Capital Stock.

6.14                        Margin Regulations; Investment Company Act.

(a)                                 The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.  Following the application of the proceeds of each Borrowing, not more than 25% of the value of the assets (either of the Borrower only or of the Borrower and its Subsidiaries on a consolidated basis) subject to the provisions of Section 8.01 or Section 8.05 or subject to any restriction contained in any agreement or instrument between the Borrower and any Lender or any Affiliate of any Lender relating to Indebtedness and within the scope of Section 9.01(e) will be margin stock.

(b)                                 None of any Loan Party, any Person Controlling any Loan Party, or any Subsidiary is required to be registered as an “investment company” under the Investment Company Act of 1940.

6.15                        Disclosure.

Each Loan Party has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject that, either individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.  No report, financial statement, certificate or other information furnished (whether written or oral) by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished), when taken as a whole, contains any material misstatement of fact or omits to state any fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being recognized by the Administrative Agent and the Lenders that the projections and forecasts provided by any Loan Party in good faith and based upon reasonable assumptions are not to be viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).

6.16                        Compliance with Laws.

Each Loan Party and each Subsidiary is in compliance with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.

6.17                        Intellectual Property; Licenses, Etc.

(a)                                 Schedule 6.17 sets forth a complete and accurate list of the following as of the Effective Date: (i) all Copyrights and all Trademarks of any Loan Party, that are registered, or in respect of which an application for registration has been filed or recorded, with the United States Patent and Trademark Office or the United States Copyright Office or with any other Governmental Authority (or comparable organization or office established in any country or pursuant to an international treaty or similar international agreement for the filing, recordation or registration of interests in intellectual property), together with relevant identifying information with respect to such Copyrights and Trademarks, (ii) all Patents of any Loan Party that are issued, or in respect of which an application has been filed or recorded, with the United States Patent and Trademark Office or with any other Governmental Authority (or comparable organization or office established in any country or pursuant to an international treaty or similar international agreement for the filing, recordation or registration of interests in intellectual property), together with relevant identifying information with respect to such Patents, (iii) all Domain Names owned by any Loan Party or which any Loan Party is licensed, authorized or otherwise granted rights under or to, or owned by a Person on behalf of any Loan Party, together with relevant identifying information with respect to such Domain Names, (iv) each Copyright License, each Patent

License and each Trademark License of any Loan Party and (v) each other right or interest in the IP Rights of any Loan Party that is material to the Loan Parties, their respective properties or the conduct or operation of their respective businesses (including the generation of future revenues).

(b)                                 The IP Rights are subsisting, unexpired and have not been abandoned.  To the Borrower’s knowledge, the IP Rights are valid and enforceable.  To the Borrower’s knowledge after reasonable and diligent inquiry and investigation, no claim has been made that the use or other exploitation by the Borrower, any Subsidiary or any of their licensees of any of the IP Rights, including, without limitation, to advertise, display, import, manufacture, have manufactured, market, offer for sale, perform, prepare derivative works based upon, promote, reproduce, sell, use and/or otherwise distribute a Product, does or may infringe, violate or misappropriate the rights of any Person.  Except during the course of normal patent prosecution at the United States Patent and Trademark Office (or comparable organization or office established in any country or pursuant to an international treaty or similar international agreement for the filing, recordation or registration of interests in intellectual property), no holding, decision or judgment has been rendered by any Governmental Authority that would limit, invalidate, render unenforceable, cancel or question the validity of any IP Right and no action or proceeding is pending seeking to limit, invalidate, render unenforceable, cancel or question the validity of any IP Right that, in any case, if adversely determined, could reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect on the value of any IP Right.  The Borrower and its Subsidiaries have, since taking title to the IP Rights, performed all acts and have paid all required annuities, fees, costs, expenses and taxes to maintain the IP Rights in full force and effect throughout the world, as applicable.  To the Borrower’s knowledge, all applications for registration pertaining to the IP Rights have been duly and properly filed, and all registrations or letters patent pertaining to such IP Rights have been duly and properly filed and issued.  The Borrower and its Subsidiaries own, or are entitled to use by license or otherwise, all the IP Rights.  Neither the Borrower nor any Subsidiary has made any assignment or agreement in conflict with, and no license agreement with respect to the IP Rights conflicts with the security interest in the IP Rights of the Loan Parties granted to the Administrative Agent, on behalf of the Secured Parties, pursuant to the terms of the Collateral Documents.  To the extent any of the IP Rights were authored, developed, conceived or created, in whole or in part, for or on the behalf of the Borrower or any Subsidiary by any Person, then the Borrower or such Subsidiary has entered into a written agreement with such Person in which such Person has assigned all right, title and interest in and to such IP Rights to the Borrower or such Subsidiary, except to the extent the failure to do so could not reasonably be expected to result in a Material Adverse Effect.  To the Borrower’s knowledge, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Borrower or any Subsidiary or any licensee of the Borrower or any Subsidiary violates, infringes or misappropriates any rights held by any other Person.  No claim or litigation regarding any of the IP Rights is pending or threatened.  None of the IP Rights is subject to any license grant by the Borrower or any Subsidiary or similar arrangement, except for (x) license grants between the Loan Parties and (y) those license grants disclosed on Schedule 6.17.

(c)                                  Except as set forth on Schedule 6.17, the consummation of the transaction contemplated hereby and the exercise by the Administrative Agent or the Lenders of any right or protection set forth in this Agreement will not constitute a breach or violation of, or otherwise affect the enforceability or approval of, (i) any licenses associated with IP Rights or (ii) Governmental Licenses.

6.18                        Solvency.

The Borrower is Solvent, on an individual basis, and the Borrower and its Subsidiaries are Solvent, on a consolidated basis.

6.19                        Perfection of Security Interests in the Collateral.

The Collateral Documents create valid security interests in, and Liens on, the Collateral purported to be covered thereby, which security interests and Liens will be, upon the timely and proper filings, deliveries and other actions contemplated in the Collateral Documents perfected security interests and Liens (to the extent that such security interests and Liens can be perfected by such filings, deliveries, notations and other actions), prior to all other Liens other than Permitted Liens.

6.20                        Business Locations.

Set forth on Schedule 6.20(a) is a list of all real property located in the United States that is owned or leased by the Loan Parties as of the Effective Date (with (x) a designation of each real property that is Excluded Property and (y) a designation as to whether such real property is owned or leased).  Set forth on Schedule 6.20(b) is the tax payer identification number and organizational identification number of each Loan Party as of the Effective Date.  The exact legal name and state of organization of (a) the Borrower is as set forth on the signature pages hereto and (b) each Guarantor is (i) as set forth on the signature pages hereto, (ii) as set forth on the signature pages to the Joinder Agreement pursuant to which such Guarantor became a party hereto or (iii) as may be otherwise disclosed by the Loan Parties to the Administrative Agent in accordance with Section 8.12(c). Except as set forth on Schedule 6.20(c), no Loan Party has during the five years preceding the Effective Date (x) changed its legal name, (y) changed its state of organization or (z) been party to a merger, consolidation or other change in structure.

6.21                        Sanctions Concerns; Anti-Corruption Laws; PATRIOT Act.

(a)                                 Sanctions Concerns.  No Loan Party, nor any Subsidiary, nor, to the knowledge of the Loan Parties and their Subsidiaries, any director, officer, employee, agent, affiliate or representative thereof, is an individual or entity that is, or is owned or controlled by, any individual or entity that is (i) the subject or target of any Sanctions, (ii) included on OFAC’s List of Specially Designated Nationals, HMT’s Consolidated List of Financial Sanctions Targets and the Investment Ban List, or any similar list enforced by any other relevant sanctions authority or (iii) located, organized or resident in a Designated Jurisdiction.

(b)                                 Anti-Corruption Laws.  The Loan Parties and their Subsidiaries have conducted their business in compliance with the United States Foreign Corrupt Practices Act of 1977 and other similar anti-corruption legislation in other jurisdictions in which the Loan Parties and their Subsidiaries conduct business and/or are subject to such legislation, and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

(c)                                  PATRIOT Act.  To the extent applicable, each Loan Party and each Subsidiary is in compliance, in all material respects, with (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto and (ii) the PATRIOT Act.

6.22                        Material Contracts.

Except for the Organization Documents and the other agreements set forth on Schedule 6.22 (collectively with the Organization Documents, the “Material Contracts”), as of the Effective Date there are no (a) employment agreements covering the management of the Borrower or any Subsidiary, (b) collective bargaining agreements or other labor agreements covering any employees of the Borrower or any Subsidiary, (c) agreements for managerial, consulting or similar services to which the Borrower or any Subsidiary is a party or by which it is bound, (d) agreements regarding the Borrower or any Subsidiary, its assets or operations or any investment therein to which any of its equityholders is a party or by which it is bound, (e) real estate leases, licenses of IP Rights or other lease or license agreements to which the Borrower or any Subsidiary is a party, either as lessor or lessee, or as licensor or licensee (other than licenses arising from the purchase of “off the shelf’ products), (f) customer or supply agreements to which the Borrower or any Subsidiary is a party, in each case with respect to the preceding clauses (a), (c), (d), (e) and (f) requiring payment by the Borrower and/or any Subsidiary of more than $500,000 in any year or (g) any other agreements or instruments to which the Borrower or any Subsidiary is a party, and the breach, nonperformance or cancellation of which, or the failure of which to renew, could reasonably be expected to have a Material Adverse Effect. Schedule 6.22 sets forth, with respect to each real estate lease agreement to which the Borrower or any Subsidiary is a party as of the Effective Date, the address of the subject property and the annual rental rate as of the Effective Date. The consummation of the transactions contemplated by the Loan Documents will not give rise to a right of termination in favor of any party to any Material Contract.

6.23                        Compliance of Products.

(a)                                 The Loan Parties represent and warrant:

(i)                                     that the Borrower and its Subsidiaries have obtained all Required Permits, or have contracted with third parties holding Required Permits, necessary for compliance with all Laws and all such Required Permits are in full force and effect, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect;

(ii)                                  that the Borrower and its Subsidiaries have not received any communication from any Governmental Authority regarding, and are not aware of any facts or circumstances that are likely to give rise to (A) any material adverse change in any Required Permit, or any failure to materially comply with any Laws or any term or requirement of any Required Permit or (B) any revocation, withdrawal, suspension, cancellation, material limitation, termination or material modification of any Required Permit;

(iii)                               that none of the officers, directors, employees, stockholders, agents, Affiliates of the Borrower or any Subsidiary or, to Borrower’s knowledge after reasonable and diligent inquiry and investigation, any consultant involved in any Product application, has been convicted of any crime or engaged in any conduct which could reasonably be expected to result in debarment under 21 U.S.C. Section 335a;

(iv)                              that none of the officers, directors, employees, stockholders, agents, Affiliates of the Borrower or any Subsidiary or, to the Borrower’s knowledge, any consultant has made an untrue statement of material fact or fraudulent statement to the FDA or failed to disclose a material fact required to be disclosed to the FDA, committed an act, made a statement, or failed to make a statement that could reasonably be expected to provide a basis for the FDA to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities,” set forth in 56 Fed. Regulation 46191 (September 10, 1991);

(v)                                 that all applications, notifications, submissions, information, claims, reports and statistics and other data and conclusions derived therefrom, utilized as the basis for or submitted in connection with any and all requests for a Required Permit from the FDA or other Governmental Authority relating to the Borrower or any Subsidiary, their business operations and Products, when submitted to the FDA or other Governmental Authority were true, complete and correct in all material respects as of the date of submission and any necessary or required updates, changes, corrections or modifications to such applications, submissions, information and data have been submitted to the FDA or other Governmental Authority. The Required Permits issued by the FDA and other Governmental Authorities for the Borrower’s and its Subsidiaries’ Products are valid and supported by proper research, design, testing, analysis and disclosure;

(vi)                              that all preclinical and clinical trials in respect of the activities of the Borrower and its Subsidiaries being conducted by or on behalf of the Borrower and its Subsidiaries that have been submitted to any Governmental Authority, including the FDA and its counterparts worldwide, in connection with any Required Permit, are being or have been conducted in compliance in all material respects with the required experimental protocols, procedures and controls pursuant to applicable Laws;

(vii)                           that neither the Borrower nor any Subsidiary has received any written notice that any Governmental Authority, including without limitation the FDA, the Office of the Inspector General of HHS or the United States Department of Justice has commenced or threatened to initiate any action against the Borrower or a Subsidiary, any action to enjoin the Borrower or a Subsidiary, its officers, directors, employees, stockholders or its agents and Affiliates, from conducting its business at any facility owned or used by it or for any material civil penalty, injunction, seizure or criminal action that could reasonably be expected to have a Material Adverse Effect;

(viii)                        that neither the Borrower nor any Subsidiary has received from the FDA, at any time since January 1, 2008, a Warning Letter, Form FDA-483, “Untitled Letter,” other correspondence or notice setting forth allegedly objectionable observations or alleged violations of laws and regulations enforced by the FDA, or any comparable correspondence from any state or local authority with regard to any Product or the use, manufacture, processing, packaging or holding thereof, or any comparable correspondence from any foreign counterpart of the FDA, or any comparable correspondence from any foreign counterpart of any state or local authority with regard to any Product or the use, manufacture, processing, packing, or holding thereof; and

(ix)                              that neither the Borrower nor any Subsidiary (A) has engaged in any recalls, field notifications, Market Withdrawals, warnings, “dear doctor” letters, investigator notices, safety alerts, “serious adverse event” reports or other notice of action relating to an alleged lack of safety or regulatory compliance of the Products issued by the Borrower or any Subsidiary, any clinical investigator, and/or other third party (“Safety Notices”), (B) has knowledge of any material product complaints with respect to the Products which, if true, could reasonably be expected to have a Material Adverse Effect and (C) has knowledge of any facts that would be reasonably likely to result in (1)

a material Safety Notice with respect to the Products, (2) a material change in the labeling of any of the Products or (3) a termination or suspension of developing and testing of any of the Products.

(b)                                 With respect to Products, the Loan Parties represent and warrant that:

(i)                                           all Products are listed on Schedule 1.01 and the Borrower has delivered to the Administrative Agent on or prior to the Effective Date copies of all Required Permits relating to such Products issued or outstanding as of the Effective Date; provided, that, if after the Effective Date, the Borrower or any Subsidiary wishes to manufacture, sell, develop, test or market any new Product, the Borrower shall give prior written notice to the Administrative Agent of such intention (which shall include a brief description of such Product, plus copies of all Required Permits relating to such new Product and/or the Borrower’s or such Subsidiary’s manufacture, sale, development, testing or marketing thereof issued or outstanding as of the date of such notice) along with a copy of an updated Schedule 1.01; and provided, further, that, if the Borrower and/or any Subsidiary shall at any time obtain any new or additional Required Permits from the FDA, or parallel state or local authorities, or foreign counterparts of the FDA, or parallel state or local authorities, with respect to any Product which has previously been disclosed to the Administrative Agent, the Borrower shall give written notice to the Administrative Agent of such new or additional Required Permits, along with a copy thereof;

(ii)                                  each Product is not adulterated or misbranded within the meaning of the FDCA, except where a failure of a Product so to comply could not reasonably be expected to have a Material Adverse Effect;

(iii)                               each Product is not an article prohibited from use or introduction into interstate commerce under the provisions of Sections 404, 505 or 512 of the FDCA, except where such introduction of a prohibited Product could not reasonably be expected to have a Material Adverse Effect;

(iv)                              each Product has been and shall be used, manufactured, imported, possessed, owned, warehoused, marketed, promoted, sold, labeled, furnished, distributed and marketed in accordance with all applicable Permits and Laws, except where a failure to do so could not reasonably be expected to have a Material Adverse Effect;

(v)                                 each Product has been and shall be manufactured in accordance with customary manufacturing practices, except where a failure to do so could not reasonably be expected to have a Material Adverse Effect;

(vi)                              without limiting the generality of Section 6.23(a)(i) and (ii) above, with respect to any Product being tested or manufactured by the Borrower and its Subsidiaries, the Borrower and its Subsidiaries have received, and such Product shall be the subject of, all Required Permits needed in connection with the testing or manufacture of such Product as such testing is currently being conducted by or on behalf of the Borrower or such Subsidiary, neither the Borrower nor any Subsidiary has received any notice from any applicable Governmental Authority, specifically including the FDA, that such Governmental Authority is conducting an investigation or review of (A) the Borrower and its Subsidiaries’ manufacturing facilities and processes for such Product which have disclosed any material deficiencies or violations of Laws or the Required Permits related to the manufacture of such Product or (B) any such Required Permit or that any such Required Permit has been revoked or withdrawn, nor has any such Governmental

Authority issued any order or recommendation stating that the development, testing or manufacturing of such Product by the Borrower and its Subsidiaries should cease;

(vii)                           without limiting the generality of Section 6.23(a)(i) and (ii) above, with respect to any Product marketed or sold by the Borrower or any Subsidiary, the Borrower and its Subsidiaries shall have received, and such Product shall be the subject of, all Required Permits needed in connection with the provision, use, marketing and sales of such Product as currently being marketed or sold by the Borrower and its Subsidiaries, neither the Borrower nor any Subsidiary has received any notice from any applicable Governmental Authority, specifically including the FDA, that such Governmental Authority is conducting an investigation or review of any such Required Permit or approval or that any such Required Permit has been revoked or withdrawn, nor has any such Governmental Authority issued any order or recommendation stating that such marketing or sales of such Product cease or that such Product be withdrawn from the marketplace;

(viii)                        neither the Borrower nor any Subsidiary has experienced any significant failures in the manufacturing of any Product such that the amount of such Product successfully manufactured by the Borrower or any of its Subsidiaries in accordance with all specifications thereof and the Required Permits related thereto in any month shall decrease significantly with respect to the quantities of such Product produced in the prior month; and

(ix)                              none of the Products is currently, and have not for the past six (6) years been, the subject of any claim or allegation, formal or informal, that any Product, or its use, is defective or has resulted in or proximately caused any injury to any Person or property.

6.24                        Labor Matters.

There are no existing or threatened strikes, lockouts or other labor disputes involving the Borrower or any Subsidiary that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.  Hours worked by and payment made to employees of the Borrower and its Subsidiaries are not in violation of the Fair Labor Standards Act or any other applicable law, rule or regulation dealing with such matters.

ARTICLE VII

AFFIRMATIVE COVENANTS

On the Funding Date and thereafter, so long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied (other than contingent indemnification obligations for which no claim has been asserted), the Loan Parties shall and shall cause each Subsidiary to:

7.01                        Financial Statements.

Deliver to the Administrative Agent, in form and detail reasonably satisfactory to the Administrative Agent and the Required Lenders:

(a)                                 as soon as available, and in any event within ninety (90) days after the end of each fiscal year of the Borrower (or, if earlier, fifteen (15) days after the date required to be filed with the SEC), a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations (including, without limitation, Consolidated Revenues), changes in stockholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit; and

(b)                                 as soon as available, and in any event within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower (or, if earlier, fifteen (15) days after the date required to be filed with the SEC), a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations (including, without limitation, Consolidated Revenues), changes in stockholders’ equity and cash flows for such fiscal quarter and for the portion of the Borrower’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations, stockholders’ equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.

Notwithstanding the foregoing, (x) in the event that the Borrower delivers to the Administrative Agent an Annual Report for the Borrower on Form 10-K for any fiscal year, as filed with the SEC, within ninety (90) days after the end of such fiscal year (or, if earlier, fifteen (15) days after the date required to be filed with the SEC), such Form 10-K shall satisfy all requirements of paragraph (a) of this Section with respect to such fiscal year to the extent that it contains the information and report and opinion required by such paragraph (a) and such report and opinion does not contain any “going concern” or like qualification or exception or any qualification or exception as to the scope of audit (it being understood and agreed that the Borrower’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 delivered to the Administrative Agent and the Lenders prior to the Effective Date (the “2015 10-K”) is in a form sufficient to satisfy the requirements of paragraph (a) of this Section and that any Annual Report for the Borrower on Form 10-K delivered to the Administrative Agent for any fiscal year ending after the Funding Date shall be in a form sufficient to satisfy the requirements of paragraph (a) of this Section so long as (i) such Annual Report on Form 10-K is in a form substantially similar to the 2015 10-K (as determined by the Administrative Agent in its reasonable discretion) and (ii) the report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders delivered in connection therewith is prepared in accordance with generally accepted auditing standards and not subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit) and (y) in the event that the Borrower delivers to the Administrative Agent a Quarterly Report for the Borrower on Form 10-Q for any fiscal quarter, as filed with the SEC, within forty-five (45) days after the end of such fiscal quarter (or, if earlier, fifteen (15) days after the date required to be filed with the SEC), such Form 10-Q shall satisfy all requirements of paragraph (b) of this Section with respect to such fiscal quarter to the extent that it contains the information required by such paragraph (b) (it being understood and agreed that the Borrower’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2015 delivered to the Administrative Agent and the Lenders prior to the Effective Date (the “2015 Q3 10-Q”) is in a form sufficient to satisfy the requirements of paragraph (b) of this Section and that any Quarterly Report for the Borrower on Form 10-Q delivered to the Administrative Agent after the Funding Date shall be in a form sufficient to satisfy the requirements of paragraph (b) of this Section so long as (i) such Quarterly Report on Form 10-Q is in a form substantially similar to the 2015 Q3 10-Q (as determined by the Administrative Agent in its reasonable discretion) and (ii) such Quarterly Report on Form 10-Q is subject only to normal year-end audit adjustments and the absence of footnotes); in each case to the extent that information contained in such Form 10-K or Form 10-Q satisfies the requirements of paragraphs (a) or (b) of this Section, as the case may be.

7.02                        Certificates; Other Information.

Deliver to the Administrative Agent, in form and detail reasonably satisfactory to the Administrative Agent and the Required Lenders:

(a)                                 concurrently with the delivery of the financial statements referred to in Sections 7.01(a) and (b), (i) a duly completed Compliance Certificate signed by the chief executive officer, chief financial officer, treasurer or controller which is a Responsible Officer of the Borrower, including (A) information regarding the amount of all Dispositions, Involuntary Dispositions, Debt Issuances and Acquisitions that occurred during the period covered by such Compliance Certificate, (B) a certification as to whether the Loan Parties and their respective Subsidiaries have performed and observed each covenant and condition of the Loan Documents applicable to it during the period covered by the Compliance Certificate (or, if not, a listing of the conditions or covenants that have not been performed or observed and the nature and status of each such Default), (C) a certification of compliance with the financial covenants set forth in Sections 8.16 and 8.17, including financial covenant analyses and calculation for the period covered by the Compliance Certificate, (D) a listing of (I) all applications by any Loan Party, if any, for Copyrights, Patents or Trademarks made since the date of the prior certificate (or, in the case of the first such certificate, the Effective Date), (II) all issuances of registrations or letters on existing applications by any Loan Party for Copyrights, Patents and Trademarks received since the date of the prior certificate (or, in the case of the first such certificate, the Effective Date), (III) all Trademark Licenses, Copyright Licenses and Patent Licenses entered into by any Loan Party since the date of the prior certificate (or, in the case of the first such certificate, the Effective Date) and (IV) such supplements to Schedule 6.17 as are necessary to cause such schedule to be true and complete as of the date of such certificate, (ii) attaching the insurance binder or other evidence of insurance for any insurance coverage of any Loan Party or any Subsidiary that was renewed, replaced or modified during the period covered by such financial statements, (iii) a copy of management’s discussion and analysis with respect to such financial statements, (iv) a list of all litigations, arbitrations or governmental investigations or proceedings which were instituted during the period covered by such financial statements or which, to the knowledge of the Borrower, are threatened against any Loan Party or any Subsidiary which, in any case, could reasonably be expected to result in losses and/or expenses (other than, for the avoidance of doubt, legal and court fees, costs and expenses) in excess of the Threshold Amount, together with a description setting forth the details thereof and stating what action the applicable Loan Party or Subsidiary has taken and proposes to take with respect thereto and (v) a list of any and all material changes in accounting policies or financial reporting practices by the Borrower or any Subsidiary during the period covered by such financial statements, together with a description setting forth the details thereof and stating what action the applicable Loan Party or Subsidiary has taken and proposes to take with respect thereto.

(b)                                 as soon as available, but in any event no later than February 15th of each calendar year, an annual business plan and budget of the Borrower and its Subsidiaries on a consolidated basis, including forecasts prepared by management of the Borrower, in form reasonably satisfactory to the Administrative Agent, of consolidated balance sheets and statements of income or operations and cash flows of the Borrower and its Subsidiaries on a quarterly basis for the then current fiscal year;

(c)                                  promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the equityholders of any Loan Party, and copies of all annual, regular, periodic and special reports and registration statements which a Loan Party may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(d)                                 as soon as available, copies of any detailed audit reports or management letters or recommendations submitted to the Board of Directors (or the audit committee of the Board of Directors) of the Borrower or any Subsidiary by independent accountants in connection with the accounts or books of the Borrower or any Subsidiary, or any audit of any of them;

(e)                                  concurrently with delivery to the Board of Directors of the Borrower (or any committee of such Board of Directors), copies of all materials furnished to the Board of Directors of the Borrower (or any committee of such Board of Directors); provided, that, it is understood and agreed that the Borrower may (x) withhold any information if access to such information may be (in the good faith determination of the Board of Directors of the Borrower) subject to the attorney-client privilege between the Borrower or any other Loan Party and its counsel, (y) redact or withhold any such material to exclude information that such Board of Directors deems (in its good faith determination) to be competitively sensitive or a trade secret and (z) withhold any information if the disclosure thereof is prohibited by any applicable Law;

(f)                                   promptly after the furnishing thereof, copies of any statement or report furnished to any holder of debt securities of any Loan Party or any Subsidiary thereof pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lenders pursuant to Section 7.01 or any other clause of this Section 7.02;

(g)                                  promptly, and in any event within five (5) Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, (i) copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Loan Party or any Subsidiary thereof and (ii) copies of any material written correspondence or any other material written communication from the FDA or any other regulatory body;

(h)                                 as soon as practicable, and in any event not later than the date that is five (5) Business Days after each month end, copies of the most recent monthly statements for each deposit account and other bank account or securities account of each Loan Party; and

(i)                                     promptly, such additional information regarding the business, financial or corporate affairs of any Loan Party or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time request.

Documents required to be delivered pursuant to Section 7.01(a) or (b) or Section 7.02 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the

Internet at the website address listed on Schedule 11.02, or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided, that: the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender upon its request to the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender.  The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery by a Lender, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Borrower hereby acknowledges that certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities.  The Borrower hereby agrees that if requested by the Administrative Agent (x) it will in good faith identify that portion of the materials and/or information provided by, or to be provided by, or on behalf of the Borrower hereunder that does not constitute material non-public information with respect to the Borrower or its Affiliates or their respective securities (the “Public Borrower Materials”) and (y) it will clearly and conspicuously mark all Public Borrower Materials “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof (it being understood that by marking Public Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, any Affiliate thereof and the Lenders to treat such Public Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States federal and state securities laws (provided, however, that to the extent such Public Borrower Materials constitute Information, they shall be treated as set forth in Section 11.07)).

7.03                        Notices.

(a)                                 Promptly (and in any event, within three (3) Business Days after a Responsible Officer of the Borrower or any Subsidiary obtains knowledge thereof) notify the Administrative Agent and each Lender of the occurrence of any Default.

(b)                                 Promptly (and in any event, within five (5) Business Days after a Responsible Officer of the Borrower or any Subsidiary obtains knowledge thereof) notify the Administrative Agent and each Lender of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c)                                  Promptly (and in any event, within five (5) Business Days after a Responsible Officer of the Borrower or any Subsidiary obtains knowledge thereof) notify the Administrative Agent and each Lender of the occurrence of any ERISA Event.

(d)                                 Promptly (and in any event, within two (2) Business Days after a Responsible Officer of the Borrower or any Subsidiary obtains knowledge thereof) notify the Administrative Agent and each Lender of the occurrence of any default or event of default under any Permitted Senior Revolving Credit Document.

Each notice pursuant to clauses (a) through (d) of this Section 7.03 shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the applicable Loan Party has taken and proposes to take with respect thereto.  Each notice pursuant to Section 7.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

7.04                        Payment of Obligations.

Pay and discharge, as the same shall become due and payable, all its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Loan Party or such Subsidiary, (b) all lawful claims which, if unpaid, would by law become a Lien upon its property (other than Permitted Liens) and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

7.05                        Preservation of Existence, Etc.

(a)                                 Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 8.04 or Section 8.05.

(b)                                 Preserve, renew and maintain in full force and effect its good standing under the Laws of the jurisdiction of its organization, except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(c)                                  Take all commercially reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(d)                                 Preserve or renew all of its registered IP Rights and all IP Rights in respect of which an application for registration has been filed or recorded with the United States Copyright Office or the United States Patent and Trademark Office, in each case, the non-preservation or non-renewal of which could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

7.06                        Maintenance of Properties.

(a)                                 Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted.

(b)                                 Make all necessary repairs thereto and renewals and replacements thereof, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(c)                                  Use the standard of care typical in the industry in the operation and maintenance of its facilities.

7.07                        Maintenance of Insurance.

(a)                                 Maintain with financially sound and reputable insurance companies that are not Affiliates of the Borrower or any Subsidiary insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.

(b)                                 Without limiting the foregoing, (i) maintain, if available, fully paid flood hazard insurance on all real property that is located in a special flood hazard area and that constitutes Collateral, on such terms and in such amounts as required by The National Flood Insurance Reform Act of 1994 or as otherwise required by the Administrative Agent, (ii) furnish to the Administrative Agent evidence of the renewal (and payment of renewal premiums therefor) of all such policies prior to the expiration or lapse thereof and (iii) furnish to the Administrative Agent prompt written notice of any redesignation of any such improved real property into or out of a special flood hazard area.

(c)                                  Cause the Administrative Agent and its successors and/or assigns to be named as lender’s loss payee or mortgagee as its interest may appear, and/or additional insured with respect to any such insurance providing liability coverage or coverage in respect of any Collateral, and cause each provider of any such insurance to agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Administrative Agent, that it will give the Administrative Agent thirty (30) days (or such lesser amount as the Administrative Agent may agree) prior written notice before any such policy or policies shall be altered or canceled.

7.08                        Compliance with Laws.

Comply with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

7.09                        Books and Records.

(a)                                 Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of such Loan Party or such Subsidiary, as the case may be.

(b)                                 Maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over such Loan Party or such Subsidiary, as the case may be.

7.10                        Inspection Rights.

(a)                                 Permit representatives and independent contractors of the Administrative Agent and each Lender, all at the expense of the Borrower: (i) to meet on a regular or other basis with any and all officers and employees of the Borrower and its Subsidiaries from time to time and upon reasonable advance notice to the Borrower or the applicable Subsidiary and during normal business hours for the purpose of consulting with, rendering advice, recommendations and assistance to, and influencing the management of the Borrower or its Subsidiaries or obtaining information regarding the Borrower’s or any of its Subsidiaries’ operations, activities and prospects and expressing its views thereon and (ii) to access the premises and inspect the books, records and properties of the Borrower and its Subsidiaries upon reasonable advance notice to the Borrower and during normal business hours; provided, that, excluding any such visits and inspections during the continuation of an Event of Default, only one such visit and inspection per year shall be at the Borrower’s expense (and only the Administrative Agent may exercise rights under this Section 7.10(a)); provided, further, that, when an Event of Default exists the Administrative Agent and the Lenders (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice.

(b)                                 Consider, in good faith, the recommendations of the Administrative Agent and the Lenders or their respective designated representatives in connection with the matters on which they are consulted as described in clause (a) above, recognizing that the ultimate discretion with respect to all such matters shall be retained by the Borrower.

7.11                        Use of Proceeds.

Use the proceeds of the Loans (a) to repay existing indebtedness on the Funding Date, (b) for investment in clinical development programs and the expansion of commercial activities and (c) for working capital and other general corporate purposes; provided, that, in no event shall the proceeds of the Loans be used in contravention of any Law or of any Loan Document.

7.12                        Additional Subsidiaries.

(a)                                 Within thirty (30) days after the acquisition or formation of any Subsidiary:

(i)                                           notify the Administrative Agent thereof in writing, together with the (A) jurisdiction of organization, (B) number of shares of each class of Equity Interests outstanding, (C) number and percentage of outstanding shares of each class owned (directly or indirectly) by the Borrower or any Subsidiary and (D) number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and all other similar rights with respect thereto; and

(ii)                                        if such Subsidiary is a Domestic Subsidiary (other than a Foreign Subsidiary Holding Company), cause such Person to (A) become a Guarantor by executing and delivering to the Administrative Agent a Joinder Agreement or such other documents as the Administrative Agent shall reasonably request for such purpose and (B) deliver to the Administrative Agent documents of the types referred to in Sections 5.02(f) and (g) and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause (A)), all in form, content and scope reasonably satisfactory to the Administrative Agent.

(b)                                 on the Funding Date, cause each Domestic Subsidiary (other than a Foreign Subsidiary Holding Company) that was formed or acquired after the Effective Date but prior to the Funding Date to (i) become a Guarantor by executing and delivering to the Administrative Agent a Joinder Agreement or such other documents as the Administrative Agent shall reasonably request for such purpose and (ii) deliver to the Administrative Agent documents of the types referred to in Sections 5.02(f) and (g) and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause (i)), all in form, content and scope reasonably satisfactory to the Administrative Agent.

7.13                        ERISA Compliance.

Do, and cause each of its ERISA Affiliates to do, each of the following: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Internal Revenue Code and other federal or state law, (b) cause each Plan that is qualified under Section 401(a) of the Internal Revenue Code to maintain such qualification, and (c) make all required contributions to any Pension Plan.

7.14                        Pledged Assets.

(a)                                 Equity Interests.  Cause (i) 100% of the issued and outstanding Equity Interests of each Domestic Subsidiary (other than a Foreign Subsidiary Holding Company) directly owned by a Loan Party and (ii) 65% (or such greater percentage that, due to a change in an applicable Law after the Effective Date, (A) could not reasonably be expected to cause the undistributed earnings of such Foreign Subsidiary or such Foreign Subsidiary Holding Company as determined for United States federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary’s United States parent or such Foreign Subsidiary Holding Company’s United States parent and (B) could not reasonably be expected to cause any material adverse tax consequences) of the issued and outstanding Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and 100% of the issued and outstanding Equity Interests not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) in each Foreign Subsidiary and each Foreign Subsidiary Holding Company, in each case, directly owned by a Loan Party, in each case, to be subject at all times to a first priority, perfected Lien in favor of the Administrative Agent, for the benefit of the Secured Parties, pursuant to the terms and conditions of the Collateral Documents, together with opinions of counsel and any filings and deliveries necessary in connection therewith to perfect the security interests therein, all in form and substance satisfactory to the Administrative Agent.

(b)                                 Other Property.  Cause all property (other than Excluded Property) of each Loan Party to be subject at all times to perfected Liens, which Liens are superior in right to any other Person (subject to Permitted Liens) and, in the case of real property (whether leased or owned), title insured Liens, in each case, in favor of the Administrative Agent to secure the Obligations pursuant to the Collateral Documents or, with respect to any such property acquired subsequent to the Funding Date, such other additional security documents as the Administrative Agent shall request and, in connection with the foregoing, deliver to the Administrative Agent such other documentation as the Administrative Agent may request including filings and deliveries necessary to perfect such Liens, Organization Documents, resolutions, Real Property Security Documents and favorable opinions of counsel to such Person, all in form, content and scope reasonably satisfactory to the Administrative Agent.

7.15                        Compliance with Material Contracts.

Comply in all material respects with each Material Contract of such Person, except to the extent that noncompliance therewith could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

7.16                        Products and Required Permits.

(a)                                 Without limiting the generality of Section 7.08, in connection with the development, testing, manufacture, marketing or sale of each Product by the Borrower or any Subsidiary, the Borrower or such Subsidiary shall comply in all material respects with all Required Permits at all times issued by any Governmental Authority, specifically including the

FDA, with respect to such development, testing, manufacture, marketing or sales of such Product by the Borrower or such Subsidiary.

(b)                                 Without limiting the generality of Section 7.16(a) above, the Borrower shall immediately and in any event within three (3) Business Days give written notice to the Administrative Agent upon the Borrower’s becoming aware that any of the representations and warranties set forth in Section 6.23 with respect to any Product have become incorrect in any material respect.

7.17                        Consent of Licensors.

At least thirty (30) days prior to entering into or becoming bound by any license or agreement (other than over-the-counter software that is commercially available to the public), the failure, breach or termination of which could reasonably be expected to have a Material Adverse Effect, the Loan Parties shall (a) provide written notice to the Administrative Agent of the material terms of such license or agreement with a description of its likely impact on the Loan Parties’ business or financial condition and (b) to the extent requested by the Administrative Agent, use commercially reasonable efforts to obtain the consent of, or waiver by, any Person whose consent or waiver is necessary for (i) the applicable Loan Party’s interest in such licenses or contract rights to be deemed Collateral and for the Administrative Agent to have a security interest in it that might otherwise be restricted by the terms of the applicable license or agreement, whether now existing or entered into in the future and (ii) the Administrative Agent to have the ability in the event of a liquidation of any of the Collateral to dispose of such Collateral in accordance with the Administrative Agent’s rights and remedies under this Agreement and the other Loan Documents; provided, that, the failure to obtain any such consent or waiver shall not in and of itself constitute an Event of Default.

7.18                        Anti-Corruption Laws.

Conduct its business in compliance with the United States Foreign Corrupt Practices Act of 1977 and other similar anti-corruption legislation in other jurisdictions in which the Loan Parties and their Subsidiaries conduct business and/or are subject to such legislation and maintain policies and procedures designed to promote and achieve compliance with such laws.

7.19                        Maintenance of IP Rights.

Renew, prosecute, enforce and maintain all IP Rights except where the failure to renew, prosecute, enforce or maintain any IP Rights could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.

7.20                        Post-Closing Matters.

Not more than ninety (90) days after the Funding Date, use commercially reasonable efforts to deliver to the Administrative Agent, in each case in form and substance satisfactory to the Administrative Agent, consents with respect to and/or amendments of, each of the agreements described on Schedule 7.20 which shall, among other things, consent to the Administrative Agent’s security interest in the intellectual property rights that are the subject of such agreements, confirm that any covenant not to sue granted in such agreements is assignable in accordance with the terms of such agreements, and, upon the occurrence of an Event of Default, consent to the Administrative Agent taking control of the Borrower’s assets and taking any action or remedy available to Administrative Agent as a secured creditor.

ARTICLE VIII

NEGATIVE COVENANTS

On the Funding Date and thereafter, so long as any Lender shall have any Commitment hereunder, any Loan or other Obligation (other than contingent indemnification obligations for which no claim has been asserted) hereunder shall remain unpaid or unsatisfied, no Loan Party shall, nor shall it permit any Subsidiary to, directly or indirectly:

8.01                        Liens.

Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

(a)                                 Liens pursuant to any Loan Document;

(b)                                 Liens existing on the Funding Date and listed on Schedule 8.01;

(c)                                  Liens (other than Liens imposed under ERISA) for taxes, fees, assessments or governmental charges or levies not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(d)                                 statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and suppliers and other Liens imposed by law or pursuant to customary reservations or retentions of title arising in the ordinary course of business; provided, that, such Liens secure only amounts not yet due and payable or, if due and payable, are unfiled and no other action has been taken to enforce the same or are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established;

(e)                                  pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance, old age pension, social security and other like obligations, other than any Lien imposed by ERISA;

(f)                                   deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(g)                                  easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

(h)                                 Liens securing judgments for the payment of money (or appeal or other surety bonds relating to such judgments) not constituting an Event of Default under Section 9.01(h);

(i)                                     Liens securing Indebtedness permitted under Section 8.03(e); provided, that: (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, (ii) the Indebtedness secured thereby does not exceed the cost (negotiated on an arm’s length basis) of the property being acquired on the date of acquisition and (iii) such Liens attach to such property concurrently with or within ninety (90) days after the acquisition thereof;

(j)                                    licenses, sublicenses, leases or subleases (other than relating to intellectual property) granted to others in the ordinary course of business not interfering in any material respect with the business of any Loan Party or any Subsidiary;

(k)                                 normal and customary rights of setoff upon deposits of cash in favor of banks or other depository institutions;

(l)                                     Liens of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection;

(m)                             Liens of the Revolving Credit Lender on the Revolving Credit Priority Collateral securing only the Permitted Senior Revolving Credit Indebtedness, subject to compliance with the terms and provisions of Section 8.03(g) and the definition of “Permitted Senior Revolving Credit Indebtedness”;

(n)                                 leases or subleases of real property granted in the ordinary course of such Loan Party’s or such Subsidiary’s business, and leases, subleases, non-exclusive licenses or sublicenses of personal property (other than intellectual property) granted in the ordinary course of such Loan Party’s or such Subsidiary’s business, if the leases, subleases, licenses and sublicenses do not prohibit the Administrative Agent or the Lenders from taking a security interest therein; and

(o)                                 Liens on cash collateral of the Loan Parties and their respective Subsidiaries securing Indebtedness permitted by Section 8.03(h).

8.02                        Investments.

Make any Investments, except:

(a)                                 Investments held by the Borrower or any Subsidiary in the form of cash or Cash Equivalents;

(b)                                 Investments existing as of the Funding Date and set forth in Schedule 8.02;

(c)                                  (i) Investments in any Person that is a Loan Party prior to giving effect to such Investment and (ii) Investments by any Subsidiary that is not a Loan Party in any other Subsidiary that is not a Loan Party;

(d)                                 Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(e)                                  Permitted Acquisitions;

(f)                                   Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business and (ii) loans to employees, officers or directors relating to the purchase of Qualified Capital Stock of the Borrower pursuant to employee stock purchase plans or agreements approved by the Borrower’s Board of Directors, in an aggregate amount for all such Investments made in reliance of this clause (f) not to exceed $250,000 at any one time outstanding;

(g)                                  Investments consisting of obligations of the Borrower or any Subsidiary under Swap Contracts permitted under Section 8.03(d) that are incurred for non-speculative purposes in the ordinary course of business;

(h)                                 Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business;

(i)                                     Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

(j)                                    Investments consisting of notes receivable of, or prepaid royalties and other credit extensions to, customers and suppliers who are not Affiliates of the Borrower or any Subsidiary, in each case, in the ordinary course of business; provided, that, this clause (j) shall not permit Investments in any Subsidiary;

(k)                                 Investments consisting of extensions of credit in the form of accounts receivable or notes receivable arising from the sale of goods or services in the ordinary course of business and prepaid royalties or prepaid services arising in the ordinary course of business;

(l)                                     noncash Investments in joint ventures or strategic alliances in the ordinary course of business consisting of non-exclusive licensing of technology, the development of technology or the providing of technical support;

(m)                             Investments held by a Person acquired or merged into a Loan Party so long as such Investments were not made in contemplation of such acquisition or merger and were in existence on the date of such acquisition or merger; and

(n)                                 other Investments not permitted by any of the foregoing clauses of this Section 8.02, in an aggregate amount not to exceed $250,000 at any one time outstanding.

8.03                        Indebtedness.

Create, incur, assume or suffer to exist any Indebtedness, except:

(a)                                 Indebtedness under the Loan Documents;

(b)                                 Indebtedness of the Borrower and its Subsidiaries existing on the Funding Date and described on Schedule 8.03 (and any Permitted Refinancing thereof);

(c)                                  intercompany Indebtedness permitted under Section 8.02;

(d)                                 obligations (contingent or otherwise) of the Borrower or any Subsidiary existing or arising under any Swap Contract; provided, that, (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a “market view” and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

(e)                                  purchase money Indebtedness (including obligations in respect of Capital Leases or Synthetic Leases) hereafter incurred by the Borrower or any of its Subsidiaries to finance the purchase of fixed assets, and renewals, refinancings and extensions thereof; provided, that, (i) the total of all such Indebtedness for all such Persons taken together shall not exceed an aggregate principal amount of $500,000 at any one time outstanding, (ii) such Indebtedness when incurred shall not exceed the purchase price of the asset(s) financed and (iii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing;

(f)                                   unsecured Indebtedness in respect of netting services, overdraft protections, employee credit card programs, automatic clearinghouse arrangements and similar arrangements in each case in connection with deposit accounts and Indebtedness arising from the honoring of a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, that, (x) any such Indebtedness is extinguished within thirty (30) days and (y) the aggregate outstanding principal amount of such Indebtedness shall not at any time exceed $500,000;

(g)                                  Permitted Senior Revolving Credit Indebtedness in an aggregate principal amount not to exceed the lesser of (i) $5,000,000 and (ii) eighty percent (80%) of eligible accounts receivable of the Borrower (as determined by the Permitted Senior Revolving Credit Documents) and the proceeds thereof, at any one time outstanding pursuant to a revolving credit facility; provided, that, (x) no Default or Event of Default shall have occurred and be continuing both immediately before and immediately after the incurrence of such Indebtedness and (y) prior to the incurrence of such Indebtedness, (i) the Administrative Agent, the Loan Parties and the Revolving Credit Lender shall have entered into an intercreditor agreement reasonably satisfactory to the Administrative Agent pursuant to which (A) the Revolving Credit Lender shall be granted a first priority security interest only in the accounts receivable of the Borrower and proceeds thereof (collectively, the “Revolving Credit Priority Collateral”), (B) the Administrative Agent, on behalf of the Secured Parties, shall be granted a second priority security interest in the Revolving Credit Priority Collateral, (C) the Administrative Agent, on behalf of the Secured Parties, shall maintain its first priority security interest in all other assets of the Loan Parties (other than Excluded Property) and (D) the Revolving Credit Lender shall not be granted a security interest in any property of the Loan Parties other than the Revolving Credit Priority Collateral and (ii) the Administrative Agent and the Loan Parties shall have entered into amendments, in each case in form and substance reasonably satisfactory to the Administrative Agent, to this Agreement and such other Loan Documents as required to, among other things, include in the Loan Documents such additional representations, warranties, covenants and defaults as are included in the Permitted Senior Revolving Credit Documents (but not included in the Loan Documents at such time);

(h)                                 Indebtedness constituting reimbursement obligations in respect of letters of credit, bank guarantees and similar instruments issued for the account of any Loan Party or any Subsidiary, in an aggregate amount for all such Indebtedness not to exceed $500,000 at any one time outstanding;

(i)                                     Qualified Subordinated Debt, subject to the limitations set forth in Section 8.16(b);

(j)                                    unsecured Indebtedness incurred in connection with corporate credit cards in an aggregate principal amount not to exceed $250,000 at any one time outstanding;

(k)                                 unsecured Indebtedness in respect of Earn Out Obligations, purchase price adjustment or similar obligations, in each case, in connection with Permitted Acquisitions; provided, that, the aggregate amount of all such Indebtedness under this clause (k) when taken together the aggregate other consideration paid or payable for all Permitted Acquisitions shall not exceed the maximum amount permitted under the definition of “Permitted Acquisition”; and

(l)                                     other unsecured Indebtedness not permitted by any of the foregoing clauses of this Section 8.03, in an aggregate principal amount not to exceed $250,000 at any one time outstanding.

8.04                        Fundamental Changes.

Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person; provided, that, notwithstanding the foregoing provisions of this Section 8.04 but subject to the terms of Sections 7.12 and 7.14, (a) the Borrower may merge or consolidate with any of its Subsidiaries, provided that the Borrower shall be the continuing or surviving corporation, (b) any Loan Party (other than the Borrower) may merge or consolidate with any other Loan Party (other than the Borrower), (c) any Subsidiary that is not a Loan Party may be merged or consolidated with or into any Loan Party, provided that such Loan Party shall be the continuing or surviving corporation, (d) any Subsidiary that is not a Loan Party may be merged or consolidated with or into any other Subsidiary that is not a Loan Party and (e) any Subsidiary that is not a Loan Party may dissolve, liquidate or wind up its affairs at any time provided that such dissolution, liquidation or winding up could not reasonably be expected to have a Material Adverse Effect and all of its assets and business are transferred to a Loan Party prior to or concurrently with such dissolution, liquidation or winding up.

8.05                        Dispositions.

Make any Disposition unless (a) the consideration paid in connection therewith shall be cash or Cash Equivalents paid contemporaneous with consummation of the transaction and shall be in an amount not less than the fair market value of the property disposed of, (b) no Default or Event of Default shall have occurred and be continuing both immediately prior to and after giving effect to such Disposition, (c) such transaction does not involve the sale or other disposition of a minority equity interest in any Subsidiary and (d) the aggregate net book value of all of the assets sold or otherwise disposed of in such Disposition together with the aggregate net book value of all assets sold or otherwise disposed of by the Borrower and its Subsidiaries in all such transactions occurring during the term of this Agreement does not exceed $500,000.

8.06                        Restricted Payments.

Declare or make, directly or indirectly, any Restricted Payment, except that:

(a)                                 each Subsidiary may make Restricted Payments to any Loan Party;

(b)                                 the Borrower and each Subsidiary may declare and make dividend payments or other distributions payable solely in the Qualified Capital Stock of such Person; and

(c)                                  the Borrower may (i) pay de minimis amounts of cash in lieu of fractional shares upon conversion of convertible securities or upon any stock split or consolidation and (ii) the Borrower may repurchase the Equity Interests of former officers, directors, employees or consultants pursuant to stock repurchase agreements so long as (x) no Default or Event of Default shall exist or would result from any such repurchase and (y) the aggregate amount of all such repurchases does not exceed $250,000 in any fiscal year.

8.07                        Change in Nature of Business.

Engage in any material line of business substantially different from those lines of business conducted by the Borrower and its Subsidiaries on the Effective Date or any business substantially related or incidental thereto (it being understood and agreed that, for purposes of this Section, the molecular diagnostics for disease business generally shall constitute a business substantially related to the lines of business conducted by the Borrower and its Subsidiaries on the Effective Date).

8.08                        Transactions with Affiliates and Insiders.

Enter into or permit to exist any transaction or series of transactions with any officer, director or Affiliate of such Person involving aggregate consideration in excess of $100,000, other than (a) advances of working capital to any Loan Party, (b) transfers of cash and assets to any Loan Party, (c) intercompany transactions expressly permitted by Section 8.02, Section 8.03, Section 8.04, Section 8.05 or Section 8.06, (d) normal and reasonable compensation and reimbursement of expenses of officers and directors in the ordinary course of business, (e) customary compensation and indemnification of, and other employment arrangements with, directors, officers and employees of the Borrower or any Subsidiary in the ordinary course of business, (f) Qualified Subordinated Debt and (g) except as otherwise specifically limited in this Agreement, other transactions which are entered into in the ordinary course of such Person’s business on terms and conditions substantially as favorable to such Person as would be obtainable by it in a comparable arms-length transaction with a Person other than an officer, director or Affiliate.

8.09                        Burdensome Agreements.

Enter into, or permit to exist, any Contractual Obligation that (a) encumbers or restricts the ability of any such Person to (i) make Restricted Payments to any Loan Party, (ii) pay any Indebtedness or other obligations owed to any Loan Party, (iii) make loans or advances to any Loan Party, (iv) transfer any of its property to any Loan Party, (v) pledge its property pursuant to the Loan Documents or any renewals, refinancings, exchanges, refundings or extension thereof or (vi) act as a Loan Party pursuant to the Loan Documents or any renewals, refinancings, exchanges, refundings or extension thereof, except (in respect of any of the matters referred to in clauses (i) through (v) above) for (1) this Agreement and the other Loan Documents, (2) any document or instrument governing Indebtedness incurred pursuant to Section 8.03(e); provided, that, any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith, (3) customary restrictions and conditions contained in any agreement relating to the sale of any property permitted under Section 8.05 pending the consummation of such sale or (4) any Permitted Senior Revolving Credit Documents or (b) requires the grant of any security for any obligation if such property is given as security for the Obligations.

8.10                        Use of Proceeds.

Use the proceeds of any Loan, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

8.11                        Payment of Other Indebtedness.

Make (or give any notice with respect thereto) any voluntary or optional payment or prepayment or redemption or acquisition for value of (including without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), refund, refinance or exchange of any Indebtedness of any Loan Party or any Subsidiary (other than any of the foregoing payments or transactions relating to (x) Indebtedness arising under the Loan Documents, (y) any Permitted Senior Revolving Credit Indebtedness and (z) the repayment of all Indebtedness owing under the Existing Credit Agreement on the Funding Date).

8.12                        Organization Documents; Fiscal Year; Legal Name, State of Formation and Form of Entity; Certain Amendments.

(a)                                 Amend, modify or change its Organization Documents in a manner adverse to the Administrative Agent or the Lenders.

(b)                                 Change its fiscal year.

(c)                                  Without providing ten (10) days prior written notice to the Administrative Agent, change its name, state of organization or form of organization.

(d)                                 Amend, modify or change any of the terms or provisions of any Permitted Senior Revolving Credit Document in a manner materially adverse to the Administrative Agent or any Secured Party or in violation of the terms and provisions of any intercreditor agreement entered into by the Administrative Agent with respect thereto.

(e)                                  Amend, modify or change (or permit the amendment, modification or change of) any of the terms or provisions of the Qualified Subordinated Debt Documents in violation of the terms and provisions of the applicable Qualified Subordinated Debt Subordination Agreement.

8.13                        Ownership of Subsidiaries.

Notwithstanding any other provisions of this Agreement to the contrary, (a) permit any Person (other than any Loan Party or any Wholly Owned Subsidiary) to own any Equity Interests of any Subsidiary, except to qualify directors where required by applicable law or to satisfy other requirements of applicable law with respect to the ownership of Equity Interests of Foreign Subsidiaries, (b) permit any Loan Party or any Subsidiary to issue or have outstanding any shares of Disqualified Capital Stock or (c) create, incur, assume or suffer to exist any Lien on any Equity Interests of any Subsidiary of any Loan Party, except for Permitted Liens.

8.14                        Sale Leasebacks.

Enter into any Sale and Leaseback Transaction.

8.15                        Sanctions; Anti-Corruption Laws.

(a)                                 Directly or indirectly, use the proceeds of any Loan, or lend, contribute or otherwise make available the proceeds of any Loan to any Person, to fund any activities of or business with any Person, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any Person

(including any Person participating in the transaction, whether as Lender, Administrative Agent, or otherwise) of Sanctions.

(b)                                 Directly or indirectly, use the proceeds of any Loan for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and other similar anti-corruption legislation in other jurisdictions.

8.16                        Consolidated Revenues.

(a)                                 Consolidated Revenues.  Permit Consolidated Revenues for any four consecutive fiscal quarter period to be less than (i) $40,000,000, for any four consecutive fiscal quarter period ending during the period from the Funding Date through and including December 30, 2016, (ii) $50,000,000, for any four consecutive fiscal quarter period ending during the period from December 31, 2016 through and including December 30, 2017, (iii) $60,000,000, for any four consecutive fiscal quarter period ending during the period from December 31, 2017 through and including December 30, 2018, (iv) $70,000,000, for any four consecutive fiscal quarter period ending during the period from December 31, 2018 through and including December 30, 2019, (v) $80,000,000, for any four consecutive fiscal quarter period ending during the period from December 31, 2019 through and including December 30, 2020, (vi) $90,000,000, for any four consecutive fiscal quarter period ending during the period from December 31, 2020 through and including December 30, 2021 and (vii) $100,000,000 for any four consecutive fiscal quarter period ending thereafter.

(b)                                 Cure Right.

(i) Notwithstanding anything to the contrary contained in Section 8.16(a), in the event that any Loan Party would otherwise be in default of the financial covenant set forth in Section 8.16(a) for any period, on or before the twentieth (20th) Business Day subsequent to the due date for delivery of the financial statements for such period pursuant to Section 7.01 (such period, the “Cure Period”), the Borrower shall have the right to issue Qualified Capital Stock or Qualified Subordinated Debt, in each case, for cash in an aggregate amount not to exceed the amount necessary to cure the relevant failure to comply with Section 8.16(a) (such contribution, a “Specified Equity Contribution”), and upon the receipt by the Borrower of such Specified Equity Contribution within the Cure Period, the financial covenant set forth in Section 8.16(a) shall be recalculated giving effect to the following pro forma adjustments (collectively, the “Cure Right”):

(A)                               Consolidated Revenues shall be increased for the applicable fiscal quarter (the “Applicable Quarter”) and any period of four consecutive fiscal quarters that includes the Applicable Quarter, solely for the purpose of measuring the financial covenant set forth in Section 8.16(a), and not for any other purpose under this Agreement, by an amount equal to the Specified Equity Contribution; and

(B)                               If, after giving effect to the foregoing recalculation, the Loan Parties shall then be in compliance with the requirements of the financial covenant set forth in Section 8.16(a), the Loan Parties shall be deemed to have satisfied the requirements of the financial covenant set forth in Section 8.16(a) as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of the covenant set forth in Section 8.16(a) that had occurred shall be deemed cured for the purposes of this Agreement.

(ii)                                  Notwithstanding anything herein to the contrary, (A) the Loan Parties shall provide notice to the Administrative Agent of their intention to exercise the Cure Right (the “Cure Notice”) no later than the date of delivery of the financial statements evidencing such noncompliance pursuant to Section 7.01, (B) in each four fiscal quarter period, there shall be a period of at least two (2) fiscal quarters in respect of which no Cure Right is exercised, (C) the Specified Equity Contribution shall be no greater than the amount required for purposes of complying with the financial covenant in Section 8.16(a), (D) the Specified Equity Contribution received pursuant to any exercise of the Cure Right shall be disregarded for purposes of determining any available basket under any covenant in this Agreement, (E) the Cure Right may be exercised no more than three (3) times during the term of this Agreement, (F) notwithstanding anything to the contrary set forth in this Agreement, the aggregate outstanding amount of all Qualified Subordinated Debt shall at no time exceed $10,000,000, (G) unless (x) the Borrower has stated in writing that it does not intend to cause a Specified Equity Contribution to be provided or (y) the Event of Default is precluded from being cured pursuant to this Section 8.16(b) because of clause (b)(ii)(B), (b)(ii)(C) or (b)(ii)(E) above, following receipt of the Cure Notice as provided in clause (b)(ii)(A) above, neither the Administrative Agent nor any Lender shall exercise any remedy under the Loan Documents or applicable Laws on the basis of an Event of Default caused solely by the failure of the Loan Parties to comply with Section 8.16(a) until the first (1st) Business Day immediately following the end of the Cure Period (the “Standstill Period”) and (H) during the Standstill Period (unless and until the Event of Default is cured pursuant to this Section 8.16(b)), no Lender shall have an obligation to honor any Loan Notice.

8.17                        Liquidity.

Permit Liquidity, at any time, to be less than $5,000,000.

8.18                        Accounts.

Each of the Loan Parties shall not open, maintain or otherwise have any deposit or other accounts (including securities accounts) at any bank or other financial institution, or any other account where money or securities are or may be deposited or maintained with any Person, other than (i) deposit accounts that are maintained at all times with depositary institutions as to which the Administrative Agent shall have received a Qualifying Control Agreement, (ii) securities accounts that are maintained at all times with financial institutions as to which the Administrative Agent shall have received a Qualifying Control Agreement, (iii) deposit accounts established solely as payroll and other zero balance accounts, (iv) the SVB Cash Collateral Accounts, so long as the aggregate amount of cash and Cash Equivalents held in such accounts does not exceed $1,000,000 at any one time, (v) any Government Receivables Account, so long as the aggregate cash balance in any such Government Receivables Account is swept on a daily basis to a deposit account as to which the Administrative Agent shall have received a Qualifying Account Control Agreement and (vi) other deposit accounts, so long as at any time the aggregate balance in all such accounts does not exceed $100,000.

ARTICLE IX

EVENTS OF DEFAULT AND REMEDIES

9.01                        Events of Default.

Any of the following shall constitute an Event of Default:

(a)                                 Non-Payment.  The Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan, (ii) within three (3) Business Days after the same becomes due, any interest on any Loan, or any fee or prepayment premium due hereunder or (iii) within five (5) Business Days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

(b)                                 Specific Covenants.  Any Loan Party fails to perform or observe any term, covenant or agreement contained in any of Section 7.01, 7.02, 7.03, 7.05, 7.10, 7.11, 7.12, 7.14, 7.15, 7.16, 7.17 or 7.18 or Article VIII; or

(c)                                  Other Defaults.  Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days after the earlier of the date on which (i) a Responsible Officer of the Borrower becomes aware of such failure and (ii) written notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender; or

(d)                                 Representations and Warranties.  Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading when made or deemed made; or

(e)                                  Cross-Default.  (i) Any Loan Party or any Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Borrower or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Borrower or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Borrower or such Subsidiary as a result thereof is greater than the Threshold Amount; or

(f)                                   Insolvency Proceedings, Etc.  Any Loan Party or any of its Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding; or

(g)                                  Inability to Pay Debts; Attachment.  (i) Any Loan Party or any of its Subsidiaries becomes unable or admits in writing its inability or fails generally to pay its debts as they become due or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within thirty (30) days after its issue or levy; or

(h)                                 Judgments.  There is entered against any Loan Party or any Subsidiary (i) one or more final judgments or orders for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order or (B) there is a period of ten (10) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i)                                     ERISA.  (i) An ERISA Event occurs with respect to a Pension Plan which has resulted or could reasonably be expected to result in liability of any Loan Party under Title IV of ERISA to the Pension Plan or the PBGC in an aggregate amount in excess of the Threshold Amount or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

(j)                                    Invalidity of Loan Documents.  Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or

(k)                                 Change of Control.  There occurs any Change of Control; or

(l)                                     Invalidity of Subordination Provisions.  Any subordination provision in any document or instrument governing Indebtedness that is purported to be subordinated to the Obligations or any subordination provision in any subordination agreement that relates to any Indebtedness that is to be subordinated to the Obligations, or any subordination provision in any guaranty by any Loan Party of any such Indebtedness, shall cease to be in full force and effect, or any Person (including the holder of any such Indebtedness) shall contest in any manner the validity, binding nature or enforceability of any such provision; or

(m)                             Permitted Senior Revolving Credit Indebtedness.  There occurs an “Event of Default” (or any comparable term) under, and as defined in, any Permitted Senior Revolving Credit Document; or

(n)                                 Qualified Subordinated Debt.  There shall occur an “Event of Default” (or any comparable term) under, and as defined in, any Qualified Subordinated Debt Document.

9.02                        Remedies Upon Event of Default.

If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a)                                 declare the commitment of each Lender to make Loans to be terminated, whereupon such commitments and obligation shall be terminated;

(b)                                 declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; and

(c)                                  exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents;

provided, however, that, upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, in each case without further act of the Administrative Agent or any Lender.

If the Obligations are accelerated for any reason, the prepayment premium required by Section 2.03(e) will also be due and payable as though such Obligations were voluntarily prepaid and any discount on the Loans shall be deemed earned in full and, in each case, shall constitute part of the Obligations, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of each Lender’s lost profits as a result thereof.  Any prepayment premium required by Section 2.03(e) payable pursuant to the preceding sentence shall be presumed to be the liquidated damages sustained by each Lender as the result of the early termination and the Borrower agrees that it is reasonable under the circumstances currently existing.  The prepayment premium required by Section 2.03(e) shall also be payable and any discount on the Loans shall be deemed earned in full, in each case, in the event that the Obligations (and/or this Agreement) are satisfied or released by foreclosure (whether by power of judicial proceeding), deed in lieu of foreclosure or by any other means.  TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER EXPRESSLY WAIVES THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING PREPAYMENT PREMIUM AND ANY DISCOUNT ON THE LOANS IN CONNECTION WITH ANY SUCH ACCELERATION.  The Borrower expressly agrees that (i) the prepayment premium required by Section 2.03(e) and any discount on the Loans provided for herein is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel, (ii) the prepayment premium required by Section 2.03(e) and any discount on the Loans shall be payable notwithstanding the then prevailing market rates at the time payment is made, (iii) there has been a course of conduct between the Lenders and the Borrower giving specific consideration in this transaction for such agreement to pay the prepayment premium required by Section 2.03(e) and any discount on the Loans and (iv) the Borrower shall be estopped hereafter from claiming differently than as agreed to in this paragraph.  The Borrower expressly acknowledges that its agreement to pay the prepayment premium required by Section 2.03(e) and any discount on the Loans to the Lenders as herein described is a material inducement to the Lenders to make the Loans hereunder.

9.03                        Application of Funds.

After the exercise of remedies provided for in Section 9.02 (or after the Loans have automatically become immediately due and payable as set forth in the proviso to Section 9.02), any amounts received by any Lender or the Administrative Agent on account of the Obligations shall be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including fees, charges and disbursements of counsel to the respective Lenders) arising under the Loan Documents and amounts payable under Article III, ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on and prepayment premium with respect to the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause Third held by them;

Fourth, to payment of that portion of the Obligations constituting accrued and unpaid principal of the Loans, ratably among the Secured Parties in proportion to the respective amounts described in this clause Fourth held by them; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

ARTICLE X

ADMINISTRATIVE AGENT

10.01                 Appointment and Authority.

(a)                                 Each of the Lenders hereby irrevocably appoints Visium Healthcare Partners, LP to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are incidental thereto.  The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.  It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable

Law.  Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

(b)                                 The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are incidental thereto.  In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 10.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article X and Article XI (including Section 11.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

10.02                 Rights as a Lender.

The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Loan Party or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

10.03                 Exculpatory Provisions.

The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature.  Without limiting the generality of the foregoing, the Administrative Agent:

(a)                                 shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)                                 shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided, that, the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may affect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(c)                                  shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 11.01 and Section 9.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and non-appealable judgment.  The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by the Borrower, or a Lender.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article V or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

10.04                 Reliance by Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan, that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan.  The Administrative Agent may consult with legal counsel (who may be counsel for the Loan Parties), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

10.05                 Delegation of Duties.

The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Facilities provided for herein as well as activities as Administrative Agent.  The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

10.06                 Resignation of Administrative Agent.

The Administrative Agent may resign as Administrative Agent at any time by giving thirty (30) days advance notice thereof to the Lenders and the Borrower and, thereafter, the retiring Administrative Agent shall be discharged from its duties and obligations hereunder.  Upon any such resignation, the Required Lenders shall have the right, subject to the approval of the Borrower (so long as no Event of Default has occurred and is continuing; such approval not to be unreasonably withheld), to appoint a successor Administrative Agent.  If no successor Administrative Agent shall have been so appointed by the Required Lenders, been approved (so long as no Event of Default has occurred and is continuing) by the Borrower or have accepted such appointment within thirty (30) days after the Administrative Agent’s giving of notice of resignation, then the Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent reasonably acceptable to the Borrower (so long as no Default or Event of Default has occurred and is continuing).  Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Administrative Agent.  After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Section 10.06 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.  If no successor has accepted appointment as Administrative Agent by the date which is thirty (30) days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and the Required Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

10.07                 Non-Reliance on Administrative Agent and Other Lenders.

Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

10.08                 Administrative Agent May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)                                 to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Section 11.04) allowed in such judicial proceeding; and

(b)                                 to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 11.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

10.09                 Collateral and Guaranty Matters.

The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion,

(a)                                 to release any Lien on any Collateral granted to or held by the Administrative Agent under any Loan Document (i) upon termination of all unused Commitments and payment in full of all Obligations (other than contingent indemnification obligations for which no claim has been asserted), (ii) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other Disposition permitted hereunder or under any other Loan Document or any Involuntary Disposition or (iii) as approved in accordance with Section 11.01;

(b)                                 to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 8.01(i); and

(c)                                  to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted under the Loan Documents.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty, pursuant to this Section 10.09.

The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

ARTICLE XI

MISCELLANEOUS

11.01                 Amendments, Etc.

No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, further, that:

(a)                                 no such amendment, waiver or consent shall:

(i)                                           extend or increase the Commitment of a Lender (or reinstate any Commitment terminated pursuant to Section 9.02) without the written consent of such Lender whose Commitment is being extended or increased (it being understood and agreed that a waiver of any condition precedent set forth in Sections 5.03 or of any Default or a mandatory reduction in Commitments is not considered an extension or increase in Commitments of any Lender);

(ii)                                        postpone any date fixed by this Agreement or any other Loan Document for any payment of principal (excluding mandatory prepayments), interest, prepayment premiums, fees or other amounts due to the Lenders (or any of them) or any scheduled or mandatory reduction of the Commitments hereunder or under any other Loan Document without the written consent of each Lender entitled to receive such payment or whose Commitments are to be reduced;

(iii)                                     reduce the principal of, the rate of interest specified herein on or the prepayment premium specified herein on any Loan, or any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender entitled to receive such payment of principal, interest, fees or other amounts; provided, however, that, only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate;

(iv)                                    change any provision of this Section 11.01(a) or the definition of “Required Lenders” without the written consent of each Lender directly affected thereby;

(v)                                       except in connection with a Disposition permitted under Section 8.05, release all or substantially all of the Collateral without the written consent of each Lender directly affected thereby;

(vi)                                    release the Borrower or, except in connection with a merger or consolidation permitted under Section 8.04 or a Disposition permitted under Section 8.05, all or substantially all of the Guarantors without the written consent of each Lender directly affected thereby, except to the extent the release of any Guarantor is permitted pursuant to Section 10.09 (in which case such release may be made by the Administrative Agent acting alone); and

(b)                                 unless also signed by the Administrative Agent, no amendment, waiver or consent shall affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document;

provided, however, that, notwithstanding anything to the contrary herein, (i) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitments of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender, (ii) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code of the United States supersedes the unanimous consent provisions set forth herein and (iii) the Required Lenders shall determine whether or not to allow a Loan Party to use cash collateral in the context of a bankruptcy or insolvency proceeding and such determination shall be binding on all of the Lenders.

11.02                 Notices and Other Communications; Facsimile Copies.

(a)                                 Notices Generally.  Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)                                           if to the Borrower or any other Loan Party or the Administrative Agent, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 11.02; and

(ii)                                        if to any other Lender, to the address, facsimile number, electronic mail address or telephone number of its Lending Office (whether specified on Schedule 11.02 or separately specified to the Borrower and the Administrative Agent).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient).  Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b)                                 Electronic Communications.  Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided, that, the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.  The Administrative Agent or the Borrower may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided, that, approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement) and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided, that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c)                                  Change of Address, Etc.  Each of the Borrower, the Lenders and the Administrative Agent may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto.  In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.

(d)                                 Reliance by Administrative Agent and Lenders.The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic or electronic Loan Notices) purportedly given by or on behalf of any Loan Party even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof.  The Loan Parties shall indemnify the Administrative Agent, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of a Loan Party.  All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

11.03                 No Waiver; Cumulative Remedies; Enforcement.

No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 10.01 for the benefit of all the Secured Parties; provided, however, that, the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any Lender from exercising setoff rights in accordance with Section 11.08 (subject to the terms of Section 2.11) or (c) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that, if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 10.01 and (ii) in addition to the matters set forth in clauses (b) and (c) of the preceding proviso and subject to Section 2.11, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

11.04                 Expenses; Indemnity; and Damage Waiver.

(a)                                 Costs and Expenses.  The Loan Parties shall pay (i) all out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the fees, charges and disbursements of counsel for the Administrative Agent), in connection with the preparation (subject to the second proviso in Section 5.02(p)), negotiation, execution, delivery and administration of this Agreement and the other Loan Documents (it being understood that the Loan Parties’ reimbursement obligations with respect to the administration of this Agreement by the Administrative Agent shall (unless and until an Event of Default shall have occurred and be continuing) be capped at $10,000 per calendar year (provided, that, this $10,000 cap shall in no way limit the Loan Parties’ obligation to reimburse the fees, charges and disbursements of counsel to the Administrative Agent)) or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all out-of-pocket expenses incurred by the Administrative Agent or any Lender (including the fees, charges and disbursements of any counsel for the Administrative Agent or any Lender), and shall pay all fees and time charges for attorneys who may be employees of the Administrative Agent or any Lender, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section 11.04 or (B) in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

(b)                                 Indemnification by the Loan Parties.  The Loan Parties shall indemnify the Administrative Agent (and any sub-agent thereof) and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrower or any other Loan Party) arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by a Loan Party or any of its Subsidiaries, or any Environmental Liability related in any way to a Loan Party or any of its Subsidiaries, (iv) any actual or prospective claim, litigation, investigation or proceeding relating to an allegation that the use, advertisement, display, importation, manufacture, marketing, offering for sale, performance, preparation of derivative works based upon, promotion, reproduction, sale, use and/or other distribution of a Product by the Borrower, any Subsidiary or any of their respective licensees, or the conduct of the Businesses, constitutes the infringement, violation or misappropriation of the rights of any Person or (v) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Indemnitee; provided, that, such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee, if the Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.  This Section 11.04(b) shall not apply with respect to taxes other than any taxes that represent losses, claims, damages, etc. arising from any non-tax claim.

(c)                                  Reimbursement by Lenders.  To the extent that the Loan Parties for any reason fail to indefeasibly pay any amount required under subsection (a) or (b) of this Section 11.04 to be paid by them to the Administrative Agent (or any sub-agent thereof) or any Related Party thereof, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposure at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lenders’ Applicable Percentages (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought); provided, further, that, the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), or against any Related Party thereof acting for the Administrative Agent (or any such sub-agent) in connection with such capacity.  The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.10(b).

(d)                                 Waiver of Consequential Damages, Etc.  To the fullest extent permitted by applicable law, no Loan Party shall assert, and each Loan Party hereby waives, and acknowledges that no other Person shall have, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof.  No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e)                                  Payments.  All amounts due under this Section 11.04 shall be payable not later than ten (10) Business Days after demand therefor.

(f)                                   Survival.  The agreements in this Section 11.04 and the indemnity provisions of Section 11.02(d) shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations.

11.05                 Payments Set Aside.

To the extent that any payment by or on behalf of any Loan Party is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.  The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

11.06                 Successors and Assigns.

(a)                                 Successors and Assigns Generally.  The provisions of this Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder or thereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section 11.06, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section 11.06 or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (e) of this Section 11.06 (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (e) of this Section 11.06 and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)                                 Assignments by Lenders.  Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitments under any Facility and the Loans at the time owing to it (in each case with respect to any Facility)); provided, that, any such assignment shall be subject to the following conditions:

(i)                                           Minimum Amounts.

(A)                               in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment with respect to any Facility and/or the Loans with respect to any Facility at the time owing to it or contemporaneous assignments to related Approved Funds that equal at least the amount specified in paragraph (b)(i)(B) of this Section 11.06 in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)                               in any case not described in subsection (b)(i)(A) of this Section 11.06, the aggregate amount of the applicable Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans with respect to such Facility of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $1,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed);

(ii)                                        Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all of the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned.  Each assignment of all or a portion of a Lender’s rights and obligations under this Agreement shall be accompanied by a corresponding ratable assignment of such Lender’s rights and obligations under the ROFR Side Letter;

(iii)                                     Required Consents.  No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section 11.06 and, in addition:

(A)                               the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided, that, the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof;

(B)                               the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (i) any unfunded Commitment if such assignment is to a Person that is not a Lender with a Commitment in respect of the applicable Facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (ii) any Loan to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund;

(iv)                                    Assignment and Assumption.  The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption.  The assignee, if it is not a Lender, shall deliver to the Administrative Agent such information, including notice information, as the Administrative Agent shall reasonably require.

(v)                                       No Assignment to Certain Persons.  No such assignment shall be made (A) to the Borrower or any of the Borrower’s Affiliates or Subsidiaries, (B) to any Defaulting Lender or any of its Subsidiaries or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B) or (C) to a natural Person.

(vi)                                    Certain Additional Payments.  In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its Applicable Percentage.  Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section 11.06, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.02 and 11.04 with respect to facts and circumstances occurring prior to the effective date of such assignment.  Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section 11.06.

(c)                                  Register.  The Administrative Agent, acting solely for this purpose as an agent of the Borrower (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement.  In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender.  The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)                                 Participations.  Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person, a Defaulting Lender or the Borrower or any of the Borrower’s Affiliates or Subsidiaries)

(each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided, that, (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 11.04(c) without regard to the existence of any participation.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided, that, such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in clauses (i) through (vi) of Section 11.01(a) that affects such Participant.  The Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01 and 3.02 (subject to the requirements and limitations therein (it being understood that the documentation required under Sections 3.01(c) and (d) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 11.06.  To the fullest extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender; provided, that, such Participant agrees to be subject to Section 2.11 as though it were a Lender; provided, further, that, such Participant shall not be entitled to receive any greater payment under Section 3.01, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.  Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 11.13 with respect to any Participant.  Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States or, if different, under Sections 871(h) or 881(c) of the Internal Revenue Code.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e)                                  Certain Pledges.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided, that, no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

11.07                 Treatment of Certain Information; Confidentiality.

Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and will be instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) as may be reasonably necessary in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to a Loan Party and its obligations, this Agreement or payments hereunder, (g) on a confidential basis to (i) any rating agency in connection with rating the Borrower or its Subsidiaries or the credit facilities provided hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, (h) with the consent of the Borrower, (i) to the members of its investment committee and its limited partners (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential) or (j) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower.

For purposes of this Section, “Information” means all information received from a Loan Party or any Subsidiary relating to the Loan Parties or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by such Loan Party or any Subsidiary; provided, that, in the case of information received from a Loan Party or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

11.08                 Set-off.

If an Event of Default shall have occurred and be continuing, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of the Borrower or any other Loan Party against any and all of the obligations of the Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or its Affiliates, irrespective of whether or not such Lender or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Loan Party may be contingent or unmatured or are owed to a branch office or Affiliate of such Lender different from the branch office or Affiliate holding such deposit or obligated on such indebtedness; provided, that, in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.12 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.  The rights of each Lender and their respective Affiliates under this Section 11.08 are in addition to other rights and remedies (including other rights of setoff) that such Lender or their respective Affiliates may have.  Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided, that, the failure to give such notice shall not affect the validity of such setoff and application.

11.09                 Interest Rate Limitation.

Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”).  If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower.  In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

11.10                 Counterparts; Integration; Effectiveness.

This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement, the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 5.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

11.11                 Survival of Representations and Warranties.

All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof and shall continue in full force and effect as long as any Loan or other Obligation hereunder shall remain unpaid or unsatisfied.  Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Borrowing, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.

11.12                 Severability.

If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  Without limiting the foregoing provisions of this Section 11.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, then such provisions shall be deemed to be in effect only to the extent not so limited.

11.13                 Replacement of Lenders.

If any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided, that:

(a)                                 such Lender shall have received payment of an amount equal to one hundred percent (100%) of (x) the outstanding principal of its Loans, accrued interest thereon and all other amounts payable to it hereunder and under the other Loan Documents (other than prepayment premium) from the assignee (to the extent of such outstanding principal and accrued interest) or the Borrower (in the case of all other amounts) and (y) the prepayment premium required by Section 2.03(e) from the Borrower, as if such assignment was a prepayment of one hundred percent (100%) of the outstanding principal amount of such assignor’s Loans on the effective date of such assignment;

(b)                                 such assignment does not conflict with applicable Laws; and

(c)                                  in the case of any such assignment resulting from a Non-Consenting Lender’s failure to consent to a proposed change, waiver, discharge or termination with respect to any Loan Document, the applicable replacement bank, financial institution or Fund consents to the proposed change, waiver, discharge or termination; provided that the failure by such Non-Consenting Lender to execute and deliver an Assignment and Assumption shall not impair the validity of the removal of such Non-Consenting Lender and the mandatory assignment of such Non-Consenting Lender’s Commitments and outstanding Loans pursuant to this Section 11.13 shall nevertheless be effective without the execution by such Non-Consenting Lender of an Assignment and Assumption.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

11.14                 Governing Law; Jurisdiction; Etc.

(a)                                 GOVERNING LAW.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)                                 SUBMISSION TO JURISDICTION.  THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY OTHER FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK AND ANY UNITED STATES DISTRICT COURT IN THE STATE OF NEW YORK, IN EACH CASE LOCATED IN NEW YORK COUNTY, NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)                                  WAIVER OF VENUE.  THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION 11.14.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)                                 SERVICE OF PROCESS.  EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN

SECTION 11.02.  NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

11.15                 Waiver of Right to Trial by Jury.

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.15.

11.16                 Electronic Execution of Assignments and Certain Other Documents.

The words “execute,” “execution,” “signed,” “signature” and words of like import in any Assignment and Assumption or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

11.17                 USA PATRIOT Act.

Each Lender that is subject to the PATRIOT Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower and the other Loan Parties that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “PATRIOT Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the PATRIOT Act.  The Borrower and the Loan Parties agree to, promptly following a request by the Administrative Agent or any Lender, provide all such other documentation and information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act.

11.18                 No Advisory or Fiduciary Relationship.

In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a)(i) the arranging and other services regarding this Agreement provided by the Administrative Agent and the Lenders are arm’s-

length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Administrative Agent, the Lenders and their respective Affiliates on the other hand, (ii) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate and (iii) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (b)(i) the Administrative Agent, each Lender and each of their respective Affiliates is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not and will not be acting as an advisor, agent or fiduciary, for the Borrower or any of Affiliates or any other Person and (ii) neither the Administrative Agent, any Lender nor any of their respective Affiliates has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (c) the Administrative Agent, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and neither the Administrative Agent nor any Lender nor any of their respective Affiliates has any obligation to disclose any of such interests to the Borrower or its Affiliates.  To the fullest extent permitted by law, the Borrower hereby waives and releases, any claims that it may have against the Administrative Agent, any Lender or any of their respective Affiliates with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

11.19                 Facility Termination Date.

On the Facility Termination Date, all security interests granted to the Administrative Agent, the Secured Parties and/or the Lenders in the Collateral pursuant to the Collateral Documents shall automatically terminate.  Upon the request of the Borrower on or after the occurrence of the Facility Termination Date, the Administrative Agent shall promptly deliver (all at the expense of the Borrower) such executed notices, terminations, releases or other documentation as the Borrower shall request to evidence the termination of the security interests granted to the Administrative Agent pursuant to the Collateral Documents.

11.20                 Funding Date.

The parties hereto agree that if the Funding Date does not occur on or before May 30, 2016, this Agreement and all other Loan Documents shall be automatically terminated.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BORROWER:	VERACYTE, INC.,
a Delaware corporation

	By:	/s/ Bonnie Anderson
Name: Bonnie Anderson
Title: President & CEO

VERACYTE, INC.

CREDIT AGREEMENT

ADMINISTRATIVE AGENT:	VISIUM HEALTHCARE PARTNERS, LP,
a Delaware limited partnership

	By:	VISIUM HEALTHCARE ADVISORS, LP,
its General Partner

		By:	JG ASSET II, LLC,
its General Partner

		By:	/s/ Mark Gottlieb
		Name:	Mark Gottlieb
		Title:	Authorized Signatory

VERACYTE, INC.

CREDIT AGREEMENT

LENDERS:	VISIUM HEALTHCARE PARTNERS, LP,
a Delaware limited partnership

	By:	VISIUM HEALTHCARE ADVISORS, LP,
its General Partner

		By:	JG ASSET II, LLC,
its General Partner

		By:	/s/ Mark Gottlieb
		Name:	Mark Gottlieb
		Title:	Authorized Signatory

VERACYTE, INC.

CREDIT AGREEMENT

EXHIBIT A

FORM OF LOAN NOTICE

Date:            , 20

To:          Visium Healthcare Partners, LP, as Administrative Agent

Re:                             Credit Agreement dated as of March 25, 2016 (as amended, modified, restated, supplemented or extended from time to time, the “Credit Agreement”) among Veracyte, Inc., a Delaware corporation (the “Borrower”), the Guarantors, the Lenders from time to time party thereto and Visium Healthcare Partners, LP, as Administrative Agent.  Capitalized terms used but not otherwise defined herein have the meanings provided in the Credit Agreement.

Ladies and Gentlemen:

The undersigned hereby requests a Borrowing of [Term A Loans] [Term B Loans]1

1.             on [the Funding Date]2 [               , 20  ] (which is a Business Day)

2.             in the principal amount of $                     .

[The Borrower hereby represents and warrants that each of the conditions set forth in Sections 5.01, 5.02, 5.03(a), 5.03(b) and 5.03(e) of the Credit Agreement has been satisfied on and as of the date of such Borrowing.]3

[The Borrower hereby represents and warrants that each of the conditions set forth in Sections 5.03(a), 5.03(b), 5.03(c) and 5.03(e) of the Credit Agreement has been satisfied on and as of the date of such Borrowing.]4

VERACYTE, INC.,
a Delaware corporation

By:
Name:
Title:

1 Note: Select appropriate tranche as applicable.

2 For Term A Loans only.

3 Note: For use with the Borrowing of Term A Loans only.  Use bracketed language below with applicable modifications for all Borrowings after the Funding Date.

4 Note: To be included for Term B Loans only.

EXHIBIT B-1

FORM OF TERM A NOTE

          , 20

THIS TERM A NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) FOR U.S. FEDERAL INCOME TAX PURPOSES. THE ISSUE PRICE, AMOUNT OF OID, ISSUE DATE AND YIELD TO MATURITY WITH RESPECT TO THIS TERM A NOTE MAY BE OBTAINED BY WRITING TO THE BORROWER AT THE FOLLOWING ADDRESS: 6000 SHORELINE COURT, SUITE 300, SOUTH SAN FRANCISCO, CALIFORNIA 94080, ATTENTION: SHELLY GUYER, CFO, FACSIMILE: 650-243-6301.

FOR VALUE RECEIVED, the undersigned (the “Borrower”) promises to pay to                       or registered assigns (the “Lender”), in accordance with the provisions of the Credit Agreement (as hereinafter defined), the principal amount of the Term A Loans from time to time made by the Lender to the Borrower under that certain Credit Agreement dated as of March 25, 2016 (as amended, modified, restated, supplemented or extended from time to time, the “Credit Agreement”) among the Borrower, the Guarantors, the Lenders from time to time party thereto and Visium Healthcare Partners, LP, as Administrative Agent.  Capitalized terms used but not otherwise defined herein have the meanings provided in the Credit Agreement.

The Borrower promises to pay interest on the unpaid principal amount of the Term A Loans made by the Lender from the Funding Date until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement.  All payments of principal and interest (except as and to the extent set forth to the contrary in Section 2.06(c) of the Credit Agreement with respect to payments of Paid-In-Kind Interest) shall be made to the Lender in Dollars in immediately available funds at the Lending Office of the Lender or as otherwise directed by the Lender.  With respect to payment of Paid-In-Kind Interest as contemplated by Section 2.06(c) of the Credit Agreement, such payments of Paid-In-Kind Interest shall be made as described in such section.  If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.

This Term A Note is one of the Term A Notes referred to in the Credit Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein.  Upon the occurrence and continuation of one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Term A Note shall become, or may be declared to be, immediately due and payable all as provided in and subject to the Credit Agreement.  The Term A Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Term A Note and endorse thereon the date, amount and maturity of the Term A Loans made by the Lender and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and nonpayment of this Term A Note.

This Term A Note may only be transferred in accordance with the limitations and restrictions set forth in the Credit Agreement.  THIS TERM A NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[Signature Page Follows]

IN WITNESS WHEREOF, the Borrower has caused this Term A Note to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

VERACYTE, INC.,
a Delaware corporation

By:
Name:
Title:

EXHIBIT B-2

FORM OF TERM B NOTE

      , 20

THIS TERM B NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) FOR U.S. FEDERAL INCOME TAX PURPOSES. THE ISSUE PRICE, AMOUNT OF OID, ISSUE DATE AND YIELD TO MATURITY WITH RESPECT TO THIS TERM B NOTE MAY BE OBTAINED BY WRITING TO THE BORROWER AT THE FOLLOWING ADDRESS: 6000 SHORELINE COURT, SUITE 300, SOUTH SAN FRANCISCO, CALIFORNIA 94080, ATTENTION: SHELLY GUYER, CFO, FACSIMILE: 650-243-6301.

FOR VALUE RECEIVED, the undersigned (the “Borrower”) promises to pay to                       or registered assigns (the “Lender”), in accordance with the provisions of the Credit Agreement (as hereinafter defined), the principal amount of the Term B Loans from time to time made by the Lender to the Borrower under that certain Credit Agreement dated as of March 25, 2016 (as amended, modified, restated, supplemented or extended from time to time, the “Credit Agreement”) among the Borrower, the Guarantors, the Lenders from time to time party thereto and Visium Healthcare Partners, LP, as Administrative Agent.  Capitalized terms used but not otherwise defined herein have the meanings provided in the Credit Agreement.

The Borrower promises to pay interest on the unpaid principal amount of each Term B Loan made by the Lender from the date of such Term B Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement.  All payments of principal and interest (except as and to the extent set forth to the contrary in Section 2.06(c) of the Credit Agreement with respect to payments of Paid-In-Kind Interest) shall be made to the Lender in Dollars in immediately available funds at the Lending Office of the Lender or as otherwise directed by the Lender.  With respect to payment of Paid-In-Kind Interest as contemplated by Section 2.06(c) of the Credit Agreement, such payments of Paid-In-Kind Interest shall be made as described in such section.  If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.

This Term B Note is one of the Term B Notes referred to in the Credit Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein.  Upon the occurrence and continuation of one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Term B Note shall become, or may be declared to be, immediately due and payable all as provided in and subject to the Credit Agreement.  The Term B Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Term B Note and endorse thereon the date, amount and maturity of the Term B Loans made by the Lender and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and nonpayment of this Term B Note.

This Term B Note may only be transferred in accordance with the limitations and restrictions set forth in the Credit Agreement.  THIS TERM B NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[Signature Page Follows]

IN WITNESS WHEREOF, the Borrower has caused this Term B Note to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

VERACYTE, INC.,
a Delaware corporation

By:
Name:
Title:

EXHIBIT C

FORM OF JOINDER AGREEMENT

THIS JOINDER AGREEMENT (this “Agreement”) dated as of           , 20   is by and between           , a            (the “New Subsidiary”), and Visium Healthcare Partners, LP, in its capacity as Administrative Agent under that certain Credit Agreement dated as of March 25, 2016 (as amended, modified, restated, supplemented or extended from time to time, the “Credit Agreement”) among Veracyte, Inc., a Delaware corporation (the “Borrower”), the Guarantors, the Lenders from time to time party thereto and Visium Healthcare Partners, LP, as Administrative Agent.  Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The Loan Parties are required by Section 7.12 of the Credit Agreement to cause the New Subsidiary to become a “Guarantor” thereunder.  Accordingly, the New Subsidiary hereby agrees as follows with the Administrative Agent, for the benefit of the Secured Parties:

1.             The New Subsidiary hereby acknowledges, agrees and confirms that, effective as of the date of this Agreement, by its execution of this Agreement, the New Subsidiary will be deemed to be a party to the Credit Agreement and a “Guarantor” for all purposes of the Credit Agreement, and shall have all of the obligations of a Guarantor thereunder as if it had executed the Credit Agreement.  The New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions applicable to the Guarantors contained in the Credit Agreement.  Without limiting the generality of the foregoing terms of this paragraph 1, the New Subsidiary hereby jointly and severally together with the other Guarantors, guarantees to each Lender and the Administrative Agent, as provided in Article IV of the Credit Agreement, as primary obligor and not as surety, the prompt payment and performance of the Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) strictly in accordance with the terms thereof.

2.             The New Subsidiary hereby acknowledges, agrees and confirms that, effective as of the date of this Agreement, by its execution of this Agreement, the New Subsidiary will be deemed to be a party to the Security Agreement and a “Grantor” for all purposes of the Security Agreement, and shall have all the obligations of a Grantor thereunder as if it had executed the Security Agreement.  The New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Security Agreement.  Without limiting the generality of the foregoing terms of this paragraph 2, the New Subsidiary hereby grants to the Administrative Agent, for the benefit of the Secured Parties, a continuing security interest in, and a right of set off against, any and all right, title and interest of the New Subsidiary in and to the Collateral (as defined in the Security Agreement) of the New Subsidiary to secure the prompt payment and performance in full when due, whether by lapse of time, acceleration, mandatory prepayment or otherwise, of the Secured Obligations (as defined in the Security Agreement).

3.             The New Subsidiary hereby acknowledges, agrees and confirms that, effective as of the date of this Agreement, by its execution of this Agreement, the New Subsidiary will be deemed to be a party to the Pledge Agreement and a “Pledgor” for all purposes of the Pledge Agreement, and shall have all the obligations of a Pledgor thereunder as if it had executed the Pledge Agreement.  The New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Pledge Agreement.  Without limiting the generality of the foregoing terms of this paragraph 3, the New Subsidiary hereby grants, pledges and assigns to the Administrative Agent, for the benefit of the Secured Parties, a continuing security interest in, and a right of set off against, any and all right, title and interest of the New Subsidiary in and to the Equity Interests identified on Schedule 6 hereto and all other Pledged Collateral (as defined in the Pledge Agreement) of the New Subsidiary to secure the prompt payment and performance in full when due, whether by lapse of time, acceleration, mandatory prepayment or otherwise, of the Secured Obligations (as defined in the Pledge Agreement).

4.             The New Subsidiary hereby represents and warrants to the Administrative Agent and the Lenders that:

(a)           The New Subsidiary’s exact legal name and state of organization are as set forth on the signature pages hereto.

(b)           The New Subsidiary’s taxpayer identification number and organization number are set forth on Schedule 1 hereto.

(c)           Other than as set forth on Schedule 2 hereto, the New Subsidiary has not changed its legal name, changed its state of organization, been party to a merger, consolidation or other change in structure or used any tradename in the five years preceding the date hereof.

(d)           Schedule 3 hereto sets forth a complete and accurate list of the following as of the date hereof: (i) all Copyrights and all Trademarks of the New Subsidiary that are registered, or in respect of which an application for registration has been filed or recorded, with the United States Patent and Trademark Office or the United States Copyright Office or with any other Governmental Authority (or comparable organization or office established pursuant to an international treaty or similar international agreement for the filing, recordation or registration of interests in intellectual property), together with relevant identifying information with respect to such Copyrights and Trademarks, (ii) all Patents of the New Subsidiary that are issued, or in respect of which an application has been filed or recorded, with the United States Patent and Trademark Office or with any other Governmental Authority (or comparable organization or office established pursuant to an international treaty or similar international agreement for the filing, recordation or registration of interests in intellectual property), together with relevant identifying information with respect to such Patents, (iii) all Domain Names owned by the New Subsidiary or which the New Subsidiary is licensed, authorized or otherwise granted rights under or to, or owned by a Person on behalf of the New Subsidiary, together with relevant identifying information with respect to such Domain Names, (iv) each Copyright License, each Patent License and each Trademark License of the New Subsidiary and (v) each other right or interest in the IP Rights of the New Subsidiary that is material to the New Subsidiary, its properties or the conduct or operation of its businesses (including the generation of future revenues).  As of the date hereof, none of the IP Rights of the New Subsidiary set forth in Schedule 3 hereto is subject to any license grant by the New Subsidiary or similar arrangement, except license grants between the Loan Parties or as set forth on Schedule 3 hereto.

(e)           Schedule 4 hereto includes all Commercial Tort Claims (as defined in the Security Agreement) before any Governmental Authority by or in favor of the New Subsidiary.

(f)            Schedule 5 hereto lists all real property located in the United States that is owned or leased by the New Subsidiary as of the date hereof, together with a designation as to whether such property is owned or leased.

(g)           Schedule 6 hereto is a complete and accurate list as of the date hereof of each Subsidiary of the New Subsidiary, together with (i) jurisdiction of organization, (ii) number of shares of each class of Equity Interests outstanding, (iii) the certificate number(s) of the certificates evidencing such Equity Interests, if certificated, and number and percentage of outstanding shares of each class owned (directly or indirectly) by the New Subsidiary of such Equity Interests and (iv) number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and all other similar rights with respect thereto.

(h)           Schedule 7 hereto is a complete and accurate list as of the date hereof of any (i) employment agreements covering the management of the New Subsidiary, (ii) collective bargaining agreements or other labor agreements covering any employees of the New Subsidiary, (iii) agreements for managerial, consulting or similar services to which the New Subsidiary is a party or by which it is bound, (iv) agreements regarding the New Subsidiary, its assets or operations or any investment therein to which any of its equityholders is a party or by which it is bound, (v) real estate leases, licenses of IP Rights or other lease or license agreements to which the New Subsidiary is a party, either as lessor or lessee, or as licensor or licensee (other than licenses arising from the purchase of “off the shelf’ products), (vi) customer or supply agreements to which the New Subsidiary is a party, in each case with respect to the preceding clauses (i), (iii), (iv), (v) and (vi) requiring payment by the Borrower and/or any Subsidiary of more than $500,000 in any year or (vii) any other agreements or instruments to which the New Subsidiary is a party, and the breach, nonperformance or cancellation of which, or the failure of which to renew, could reasonably be expected to have a Material Adverse Effect. Schedule 7 sets forth, with respect to each real estate lease agreement to which the New Subsidiary is a party as of the date hereof, the address of the subject property and the annual rental rate as of the date hereof.

5.             The address of the New Subsidiary for purposes of all notices and other communications is the address designated for all Loan Parties on Schedule 11.02 to the Credit Agreement or such other address as the New Subsidiary may from time to time notify the Administrative Agent in writing.

6.             The New Subsidiary hereby waives acceptance by the Administrative Agent and the Lenders of the guaranty by the New Subsidiary under Article IV of the Credit Agreement upon the execution of this Agreement by the New Subsidiary.

7.             This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

8.             THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[Signature Pages Follow]

IN WITNESS WHEREOF, the New Subsidiary has caused this Joinder Agreement to be duly executed by its authorized officer, and the Administrative Agent, for the benefit of the Secured Parties, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

[NEW SUBSIDIARY]

By:
Name:
Title:

Acknowledged and accepted:

VISIUM HEALTHCARE PARTNERS, LP,

a Delaware limited partnership,

as Administrative Agent

By:	VISIUM HEALTHCARE ADVISORS, LP,
its General Partner

	By:	JG ASSET II, LLC,
its General Partner

By:
Name:
Title:

Schedule 1

Taxpayer Identification Number; Organization Number

Schedule 2

Changes in Legal Name or State of Organization;

Mergers, Consolidations and other Changes in Structure; Tradenames

Schedule 3

IP Collateral

Schedule 4

Commercial Tort Claims

Schedule 5

Real Property

Schedule 6

Equity Interests

Schedule 7

Material Contracts

EXHIBIT D

FORM OF ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”).  Capitalized terms used but not defined herein have the meanings provided in the Credit Agreement identified below, receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto  (the “Standard Terms and Conditions”) are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount[s] and equal to the percentage interest[s] identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”).  Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:

3.	Borrower:	Veracyte, Inc., a Delaware corporation

4.	Administrative Agent:	Visium Healthcare Partners, LP

5.	Credit Agreement:

Credit Agreement dated as of March 25, 2016 (as amended, modified, restated, supplemented or extended from time to time, the “Credit Agreement”) among Veracyte, Inc., a Delaware corporation (the “Borrower”), the Guarantors, the Lenders from time to time party thereto and the Administrative Agent.

6.             Assigned Interest:

Facility Assigned[5]	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned[6]	Percentage Assigned of Commitment/Loans[7]

7.	Trade Date:

8.	Effective Date:

[Signature Pages Follow]

5 Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. “Term A Loan”, “Term A Commitment”, “Term B Loan”, “Term B Commitment”, etc.).

6 Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

7 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR:	[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE:	[NAME OF ASSIGNEE]

By:
Name:
Title:

[Consented to and]8 Accepted:

VISIUM HEALTHCARE PARTNERS, LP,

a Delaware limited partnership,

as Administrative Agent

By:	VISIUM HEALTHCARE ADVISORS, LP,
its General Partner

	By:	JG ASSET II, LLC,
its General Partner

By:
Name:
Title:

[Consented to:]9

VERACYTE, INC.,

a Delaware corporation

By:
Name:
Title:

8 To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

9 To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.

Annex 1 to Assignment and Assumption

STANDARD TERMS AND CONDITIONS

1.  Representations and Warranties.

1.1.  Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.  Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets the requirements to be an assignee under Sections 11.06(b)(iii) and (v) of the Credit Agreement (subject to such consents, if any, as may be required under Section 11.06(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 7.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.  Payments.  From and after the Effective Date, the Borrower shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.  Notwithstanding the foregoing, the Assignor shall not receive any accrued, but not yet capitalized Paid-In-Kind Interest existing as of the Effective Date and such interest shall be capitalized on the next Interest Payment Date.

3.  General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT E

FORM OF COMPLIANCE CERTIFICATE

Date:           , 20

To:                             Visium Healthcare Partners, LP, as Administrative Agent

Re:                             Credit Agreement dated as of March 25, 2016 (as amended, modified, restated, supplemented or extended from time to time, the “Credit Agreement”) among Veracyte, Inc., a Delaware corporation (the “Borrower”), the Guarantors, the Lenders from time to time party thereto and Visium Healthcare Partners, LP, as Administrative Agent.  Capitalized terms used but not otherwise defined herein have the meanings provided in the Credit Agreement.

Ladies and Gentlemen:

The undersigned Responsible Officer hereby certifies as of the date hereof that [he/she] is the [Chief Executive Officer, Chief Financial Officer, Treasurer or Controller] of the Borrower, and that, in [his/her] capacity as such, [he/she] is authorized to execute and deliver this Compliance Certificate to the Administrative Agent on the behalf of the Borrower, and that:

[Use following paragraph 1 for financial statements delivered pursuant to Section 7.01(a) of the Credit Agreement:]

[1.           [Attached hereto as Schedule 1 are the year-end audited financial statements of the Borrower and its Subsidiaries, together with the report and opinion of an independent certified public accountant]/[Attached hereto as Schedule 1 is the Annual Report for the Borrower on Form 10-K]/[Rather than being attached hereto as Schedule 1, Borrower has delivered the [year-end audited financial statements and the report and opinion of an independent certified public accountant]/[Annual Report for the Borrower on Form 10-K] electronically, pursuant to Section 7.02 of the Credit Agreement,] in satisfaction of its requirements under Section 7.01(a) of the Credit Agreement for the fiscal year of the Borrower ended as of the above date.]

[Use following paragraph 1 for financial statements delivered pursuant to Section 7.01(b) of the Credit Agreement:]

[1.           [Attached hereto as Schedule 1 are the unaudited financial statements of the Borrower and its Subsidiaries]/[Attached hereto as Schedule 1 is the Quarterly Report for the Borrower on Form 10-Q]/[ Rather than being attached hereto as Schedule 1, Borrower has delivered the [unaudited financial statements of the Borrower and its Subsidiaries]/[Quarterly Report for the Borrower on Form 10-Q] electronically, pursuant to Section 7.02 of the Credit Agreement,] in satisfaction of its requirements under Section 7.01(b) of the Credit Agreement for the fiscal quarter of the Borrower ended as of the above date. Such [financial statements]/[Quarterly Report on Form 10-Q] fairly present[s] in all material respects the financial condition, results of operations, Consolidated Revenues, shareholders’ equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year end audit adjustments and the absence of footnotes.]

2.             The undersigned has reviewed and is familiar with the terms of the Credit Agreement and has made, or has caused to be made, a reasonably detailed review of the transactions and condition (financial or otherwise) of the Loan Parties during the accounting period covered by the [attached financial statements]/[Quarterly Report on Form 10-Q referenced in Paragraph 1]/[Annual Report on Form 10-K referenced in Paragraph 1].

3.             A review of the activities of the Loan Parties during the accounting period covered by the [attached financial statements]/[Quarterly Report on Form 10-Q referenced in Paragraph 1]/[Annual Report on Form 10-K referenced in Paragraph 1] has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Loan Parties performed and observed all of their respective obligations under the Loan Documents, and

[select one:]

[to the knowledge of the undersigned during such fiscal period, the Loan Parties performed and observed each covenant and condition of the Loan Documents applicable to them, and no Default has occurred and is continuing.]

[or:]

[the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]

4.             The financial covenant analyses and calculation of Consolidated Revenues and Liquidity set forth on Schedule 2 attached hereto are true and accurate on and as of the date of this Compliance Certificate.

5.             Attached hereto as Schedule 3 is a supplement setting forth information regarding the amount of all Dispositions, Involuntary Dispositions, Debt Issuances and Acquisitions that occurred during the period covered by the [attached financial statements]/[Quarterly Report on Form 10-Q referenced in Paragraph 1]/[Annual Report on Form 10-K referenced in Paragraph 1].

6.             Attached hereto as Schedule 4 is (i) a list of (A) all applications by any Loan Party, if any, for Copyrights, Patents or Trademarks made since [the Effective Date] [the date of the prior Compliance Certificate], (B) all issuances of registrations or letters on existing applications by any Loan Party for Copyrights, Patents and Trademarks received since [the Effective Date] [the date of the prior Compliance Certificate], (C) all Trademark Licenses, Copyright Licenses and Patent Licenses entered into by any Loan Party since [the Effective Date] [the date of the prior Compliance Certificate] and (D) such supplements to Schedule 6.17 of the Credit Agreement as are necessary to cause such schedule to be true and complete as of the date of this Compliance Certificate, (ii) the insurance binder or other evidence of insurance for any insurance coverage of any Loan Party or any Subsidiary that was renewed, replaced or modified during the period covered by the [attached financial statements]/[Quarterly Report on Form 10-Q referenced in Paragraph 1]/[Annual Report on Form 10-K referenced in Paragraph 1], (iii) a copy of management’s discussion & analysis (“MD&A”) with respect to the financial statements or report referenced in Paragraph 1 (unless the MD&A has been delivered electronically pursuant to Section 7.02 of the Credit Agreement), (iv) a list of all litigations, arbitrations or governmental investigations or proceedings which were instituted since [the Effective Date] [the date of the prior Compliance Certificate] or which, to the knowledge of the Borrower, are threatened against any Loan Party or any Subsidiary which, in any case, could reasonably be expected to result in losses and/or expenses (other than, for the avoidance of doubt, legal and court fees, costs and expenses) in excess of the Threshold Amount, together with a description setting forth the details thereof and stating what action the applicable Loan Party or Subsidiary has taken and proposes to take with respect thereto and (v) a list of any and all material changes in accounting policies or financial reporting practices by the Borrower or any Subsidiary since [the Effective Date] [the date of the prior Compliance Certificate], together with a description setting forth the details thereof and stating what action the applicable Loan Party or Subsidiary has taken and proposes to take with respect thereto.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of           , 20  .

VERACYTE, INC.,
a Delaware corporation

By:
Name:
Title:

Schedule 1

[[Audited][Unaudited] Financial Statements of the Borrower and its Subsidiaries][Annual Report for the Borrower on Form 10-K][Quarterly Report for the Borrower on Form 10-Q]

Schedule 2

1.	Consolidated Revenues.

	Consolidated Revenues for the four consecutive fiscal quarter period most recently ended on or prior to the date of this Compliance Certificate:	$

Amount required by Section 8.16 of the Credit Agreement for such four consecutive fiscal quarter period:		$

Compliance:		[Yes] [No]

2.	Liquidity.

	Unrestricted Cash as of the date of this Compliance Certificate	$

Minimum Amount required by Section 8.17 of the Credit Agreement:		$5,000,000

Compliance:		[Yes] [No]

Schedule 3

Dispositions, Involuntary Dispositions, Debt Issuances and Acquisitions

Schedule 4

IP Schedule Updates; Insurance Binders; MD&A; Litigation; Accounting Practices

Exhibit 10.2

EXECUTION VERSION

SECURITY AGREEMENT

THIS SECURITY AGREEMENT dated as of March 30, 2016 (as amended, modified, restated or supplemented from time to time, this “Security Agreement”) is by and among the parties identified as “Grantors” on the signature pages hereto and such other parties as may become Grantors hereunder after the date hereof (individually a “Grantor”, and collectively the “Grantors”) and Visium Healthcare Partners, LP, as administrative agent (in such capacity, the “Administrative Agent”) for the Secured Parties (defined below).

W I T N E S S E T H

WHEREAS, a credit facility has been established in favor of Veracyte, Inc., a Delaware corporation (the “Borrower”), pursuant to the terms of that certain Credit Agreement dated as of March 25, 2016 (as amended, modified, restated, supplemented or extended from time to time, the “Credit Agreement”) among the Borrower, the Guarantors, the Lenders from time to time party thereto and the Administrative Agent;

WHEREAS, it is required under the terms of the Credit Agreement that the Grantors shall have granted the security interests and undertaken the obligations contemplated by this Security Agreement; and

WHEREAS, this Security Agreement is required under the terms of the Credit Agreement.

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                      Definitions.

(a)                                 Capitalized terms used and not otherwise defined herein shall have the meanings provided in the Credit Agreement.

(b)                                 The following terms shall have the meanings assigned thereto in the UCC (defined below):  Accession, Account, As-Extracted Collateral, Chattel Paper, Commercial Tort Claim, Consumer Goods, Deposit Account, Document, Electronic Chattel Paper, Equipment, Farm Products, Fixtures, General Intangible, Goods, Instrument, Inventory, Investment Property, Letter-of-Credit Right, Manufactured Home, Money, Payment Intangibles, Proceeds, Securities Account, Securities Entitlement, Securities Intermediary, Software, Standing Timber, Supporting Obligation and Tangible Chattel Paper.

(c)                                  As used herein, the following terms shall have the meanings set forth below:

“Administrative Agent” has the meaning provided in the introductory paragraph hereof.

“Borrower” has the meaning provided in the recitals hereof.

“Collateral” has the meaning provided in Section 2 hereof.

“Credit Agreement” has the meaning provided in the recitals hereof.

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“Material IP Rights” means IP Rights that (a) are material to the operations, business, property or condition (financial or otherwise) of the Grantors or their licensee(s) or (b) the loss of which could reasonably be expected to have a Material Adverse Effect.

“Secured Obligations” means, without duplication, (a) all Obligations and (b) all costs and expenses incurred in connection with enforcement and collection of the Obligations, including the fees, charges and disbursements of counsel.

“Secured Parties” means, collectively, the Administrative Agent, the Lenders and any holder of the Secured Obligations, and “Secured Party” means any one of them.

“Security Agreement” has the meaning provided in the introductory paragraph hereof.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York except as such term may be used in connection with the perfection of the Collateral and then the applicable jurisdiction with respect to such affected Collateral shall apply.

2.                                      Grant of Security Interest in the Collateral.  To secure the prompt payment and performance in full when due, whether by lapse of time, acceleration, mandatory prepayment or otherwise, of the Secured Obligations, each Grantor hereby grants to the Administrative Agent, for the benefit of the Secured Parties, a continuing security interest in any and all right, title and interest of such Grantor in and to all of the following, whether now owned or existing or owned, acquired or arising hereafter (collectively, the “Collateral”):

(a)                                 all Accounts;

(b)                                 all Chattel Paper;

(c)                                  all Commercial Tort Claims, including those identified on Schedule 2(c) attached hereto;

(d)                                 all Confidential Information;

(e)                                  all Copyrights;

(f)                                   all Copyright Licenses;

(g)                                  all Deposit Accounts;

(h)                                 all Documents;

(i)                                     all Domain Names;

(j)                                    all Drug Applications;

(k)                                 all Equipment;

(l)                                     all Fixtures;

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(m)                             all General Intangibles;

(n)                                 all Goods;

(o)                                 all Governmental Licenses;

(p)                                 all Instruments;

(q)                                 all Inventory;

(r)                                    all Investment Property;

(s)                                   all IP Rights;

(t)                                    all Letter-of-Credit Rights;

(u)                                 all Money;

(v)                                 all Other Intellectual Property;

(w)                               all Other IP Agreements;

(x)                                 all Patents;

(y)                                 all Patent Licenses;

(z)                                  all Payment Intangibles;

(aa)                          all Proprietary Databases;

(bb)                          all Proprietary Software;

(cc)                            all Software;

(dd)                          all Supporting Obligations;

(ee)                            all Trademarks;

(ff)                              all Trademark Licenses;

(gg)                            all Trade Secrets;

(hh)                          all Websites;

(ii)                                  all Website Agreements; and

(jj)                                all Accessions and all Proceeds of any and all of the foregoing.

Notwithstanding anything to the contrary contained herein, the security interests granted under this Security Agreement shall not extend to (i) any Excluded Property, (ii) any Pledged Collateral (as defined in the Pledge Agreement) and (iii) any General Intangible, permit, lease, license, contract or other Instrument of a Grantor if the grant of a security interest in such General Intangible, permit, lease, license,

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contract or other Instrument in the manner contemplated by this Security Agreement, under the terms thereof or under applicable Law, is prohibited and would result in the termination thereof or give the other parties thereto the right to terminate, accelerate or otherwise alter such Grantor’s rights, titles and interests thereunder (including upon the giving of notice or the lapse of time or both); provided that (a) any such limitation described in the foregoing clause (ii) on the security interests granted hereunder shall only apply to the extent that any such prohibition could not be rendered ineffective pursuant to the UCC or any other applicable Law (including Debtor Relief Laws) or principles of equity and (b) in the event of the termination or elimination of any such prohibition or the requirement for any consent contained in any applicable Law, General Intangible, permit, lease, license, contract or other Instrument, to the extent sufficient to permit any such item to become Collateral hereunder, or upon the granting of any such consent, or waiving or terminating any requirement for such consent, a security interest in such General Intangible, permit, lease, license, contract or other Instrument shall be automatically and simultaneously granted hereunder and shall be included as Collateral hereunder.

The Grantors and the Administrative Agent, on behalf of the Secured Parties, hereby acknowledge and agree that the security interest created hereby in the Collateral (i) constitutes continuing collateral security for all of the Secured Obligations, whether now existing or hereafter arising and (ii) is not and shall not be construed as an assignment of any Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks, Trademark Licenses, IP Rights, Other Intellectual Property or Other IP Agreements.

3.                                      Provisions Relating to Accounts.

(a)                                 Anything herein to the contrary notwithstanding, each of the Grantors shall remain liable under each of the Accounts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Account.  Neither the Administrative Agent nor any Secured Party shall have any obligation or liability under any Account (or any agreement giving rise thereto) by reason of or arising out of this Security Agreement or the receipt by the Administrative Agent or any Secured Party of any payment relating to such Account pursuant hereto, nor shall the Administrative Agent or any Secured Party be obligated in any manner to perform any of the obligations of a Grantor under or pursuant to any Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.

(b)                                 At any time upon the occurrence of an Event of Default and during the continuation thereof, (i) the Administrative Agent shall have the right, but not the obligation, to make test verifications of the Accounts in any manner and through any medium that it reasonably considers advisable, and the Grantors shall furnish all such assistance and information as the Administrative Agent may reasonably require in connection with such test verifications, (ii) upon the Administrative Agent’s request and at the expense of the Grantors, the Grantors shall cause independent public accountants or others satisfactory to the Administrative Agent to furnish to the Administrative Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts and (iii) the Administrative Agent in its own name or in the name of others may communicate with account debtors on the Accounts to verify with them to the Administrative Agent’s satisfaction the existence, amount and terms of any Accounts.

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4.                                      Representations and Warranties.  Each Grantor hereby represents and warrants to the Administrative Agent, for the benefit of the Secured Parties, that:

(a)                                 Ownership.  Each Grantor is the legal and beneficial owner of, or has rights to use, its Collateral and has the right to pledge, sell, assign or transfer the same.

(b)                                 Security Interest/Priority.  This Security Agreement creates a valid security interest in favor of the Administrative Agent, for the benefit of the Secured Parties, in the Collateral of such Grantor and, when properly perfected by filing of a UCC financing statement shall constitute a valid, perfected, first priority security interest in such Collateral, to the extent such security interest can be perfected by filing a financing statement under the UCC, free and clear of all Liens except for Permitted Liens.  With respect to any Collateral consisting of a Deposit Account, Securities Entitlement or held in a Securities Account, upon execution and delivery by the applicable Grantor, the applicable depository bank or Securities Intermediary and the Administrative Agent of an agreement granting control to the Administrative Agent over such Collateral, the Administrative Agent shall have a valid and perfected, first priority security interest in such Collateral.

(c)                                  Types of Collateral.  None of the Collateral consists of, or is the Accessions or the Proceeds of, As-Extracted Collateral, Consumer Goods, Farm Products, Manufactured Homes or Standing Timber.

(d)                                 Accounts.  (i) Each Account of the Grantors and the papers and documents relating thereto are genuine and in all material respects accurate and what they purport to be, (ii) each Account arises out of (A) a bona fide sale of goods sold and delivered by such Grantor (or is in the process of being delivered) or (B) services theretofore actually rendered by such Grantor to, the account debtor named therein, (iii) no Account of a Grantor is evidenced by any Instrument or Chattel Paper unless such Instrument or Chattel Paper, to the extent requested by the Administrative Agent, has been endorsed over and delivered to, or submitted to the control of, the Administrative Agent, (iv) no surety bond was required or given in connection with any Account of a Grantor or the contracts or purchase orders out of which they arose and (v) the right to receive payment under each Account is assignable.

(e)                                  Equipment and Inventory.  With respect to any Equipment and/or Inventory of a Grantor, each such Grantor has exclusive possession and control of such Equipment and Inventory of such Grantor except for (i) Equipment leased by such Grantor as a lessee or (ii) Equipment or Inventory in transit with common carriers.  No Inventory of a Grantor is held by a Person other than a Grantor pursuant to consignment, sale or return, sale on approval or similar arrangement.

(f)                                   No Other Instruments, Etc.  As of the Funding Date, no Grantor holds any Instruments, Documents or Tangible Chattel Paper required to be pledged and delivered to the Administrative Agent pursuant to Section 5(b) of this Security Agreement other than as set forth on Schedule 4(f) hereto.  All such Instruments, Documents and Tangible Chattel Paper have been delivered to the Administrative Agent.

(g)                                  Contracts; Agreements; Licenses.  The Grantors have no material inbound licenses which are non-assignable by their terms (other than those certain licenses set forth in Schedule 4(g) attached hereto), or as a matter of law, or which prevent the granting of a security interest therein.

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(h)                                 Consents; Etc.  Except for (i) the filing or recording of UCC financing statements, (ii) the filing of appropriate notices with the United States Patent and Trademark Office and the United States Copyright Office and patent, trademark and copyright offices and other appropriate Governmental Authorities in other countries or political subdivisions thereof, (iii) obtaining control to perfect the Liens created by this Security Agreement (to the extent required under Section 5(b) and Section 5(d) hereof) and (iv) consents, authorizations, filings or other actions which have been obtained or made, no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other Person (including, without limitation, any stockholder, member or creditor of such Grantor), is required for (A) the grant by such Grantor of the security interest in the Collateral granted hereby or for the execution, delivery or performance of this Security Agreement by such Grantor, (B) the perfection of such security interest (to the extent such security interest can be perfected by filing under the UCC, the granting of control (to the extent required under Section 5(b) and Section 5(d) hereof) or by filing an appropriate notice with the United States Patent and Trademark Office or the United States Copyright Office or patent, trademark and copyright offices and other appropriate Governmental Authorities in other countries or political subdivisions thereof) or (C) other than with respect to the licenses set forth on Schedule 4(g) attached hereto, the exercise by the Administrative Agent or the holders of the Secured Obligations of the rights and remedies provided for in this Security Agreement.

(i)                                     Commercial Tort Claims.  Such Grantor has no Commercial Tort Claims other than those listed on Schedule 2(c).

5.                                      Covenants.  Each Grantor covenants that, so long as any of the Secured Obligations (other than contingent indemnification obligations for which no claim has been asserted) remains outstanding and until all of the Commitments relating thereto have been terminated, such Grantor shall:

(a)                                 Other Liens.  Defend the Collateral against Liens thereon other than Permitted Liens.

(b)                                 Instruments/Tangible Chattel Paper/Documents.  If any amount in excess of $250,000 payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Tangible Chattel Paper, or if any property constituting Collateral shall be stored or shipped subject to a Document, ensure that such Instrument, Tangible Chattel Paper or Document is either in the possession of such Grantor at all times or, if requested by the Administrative Agent to perfect its security interest in such Collateral, is delivered to the Administrative Agent, duly endorsed in a manner satisfactory to the Administrative Agent.  Such Grantor shall ensure that any Collateral consisting of Tangible Chattel Paper is marked with a legend acceptable to the Administrative Agent indicating the Administrative Agent’s security interest in such Tangible Chattel Paper.

(c)                                  Perfection of Security Interest.  Execute and deliver to the Administrative Agent such agreements, assignments or instruments (including affidavits, notices, reaffirmations and amendments and restatements of existing documents, as the Administrative Agent shall reasonably request) and do all such other things as the Administrative Agent may reasonably deem necessary, appropriate or convenient (i) to assure to the Administrative Agent the effectiveness, perfection and priority of its security interests in the Collateral hereunder, including (A) such instruments as the Administrative Agent may from time to time reasonably request in order to perfect and maintain the security interests granted hereunder in accordance with the UCC, (B) with regard to Copyrights and Copyright Licenses, a Notice of Grant of Security Interest in Copyrights for filing with the United States Copyright Office in the form of Exhibit 5(c)(i) attached hereto, (C) with regard to Patents and Patent Licenses, a Notice of Grant of Security Interest in Patents for filing with the United States Patent and Trademark Office in the form of Exhibit

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5(c)(ii) attached hereto and (D) with regard to Trademarks registered with the United States Patent and Trademark Office and all applications for Trademarks filed with the United States Patent and Trademark Office and Trademark Licenses, a Notice of Grant of Security Interest in Trademarks for filing with the United States Patent and Trademark Office in the form of Exhibit 5(c)(iii) attached hereto, (ii) to consummate the transactions contemplated hereby and (iii) to otherwise protect and assure the Administrative Agent of its rights and interests hereunder.  To that end, each Grantor authorizes the Administrative Agent to file one or more financing statements (including authorization to describe the Collateral as “all assets” or words of similar meaning) disclosing the Administrative Agent’s security interest in any or all of the Collateral of such Grantor without such Grantor’s signature thereon, and further each Grantor also hereby irrevocably makes, constitutes and appoints the Administrative Agent, its nominee or any other Person whom the Administrative Agent may designate, as such Grantor’s attorney-in-fact with full power and for the limited purpose to sign in the name of such Grantor any such financing statements (including renewal statements), amendments and supplements, notices or any similar documents that in the Administrative Agent’s reasonable discretion would be necessary, appropriate or convenient in order to perfect and maintain perfection of the security interests granted hereunder, such power, being coupled with an interest, being and remaining irrevocable so long as the Secured Obligations (other than contingent indemnification obligations for which no claim has been asserted) remain unpaid and until the Commitments relating thereto shall have been terminated.  Each Grantor hereby agrees that a carbon, photographic or other reproduction of this Security Agreement or any such financing statement is sufficient for filing as a financing statement by the Administrative Agent without notice thereof to such Grantor wherever the Administrative Agent may in its sole discretion desire to file the same.  In the event for any reason the law of any jurisdiction other than New York becomes or is applicable to the Collateral of any Grantor or any part thereof, or to any of the Secured Obligations, such Grantor agrees to execute and deliver all such instruments and to do all such other things as the Administrative Agent in its sole discretion reasonably deems necessary, appropriate or convenient to preserve, protect and enforce the security interests of the Administrative Agent under the law of such other jurisdiction (and, if a Grantor shall fail to do so promptly upon the request of the Administrative Agent, then the Administrative Agent may execute any and all such requested documents on behalf of such Grantor pursuant to the power of attorney granted hereinabove).  If any Collateral is in the possession or control of a Grantor’s agents and the Administrative Agent so requests, such Grantor agrees to notify such agents in writing of the Administrative Agent’s security interest therein and, upon the Administrative Agent’s request, instruct them to hold all such Collateral for the account of the Secured Parties, subject to the Administrative Agent’s instructions.  Each Grantor agrees to mark its books and records to reflect the security interest of the Administrative Agent in the Collateral.

(d)                                 Control.  Execute and deliver (and cause to be executed and delivered) all agreements, assignments, instruments or other documents as the Administrative Agent shall reasonably request for the purpose of obtaining and maintaining control within the meaning of the UCC with respect to any Collateral consisting of Deposit Accounts, Investment Property, Letter-of-Credit Rights and Electronic Chattel Paper.

(e)                                  Collateral held by Warehouseman, Bailee, etc.  If any Collateral with a value greater than $250,000 is at any time in the possession or control of a warehouseman, bailee, agent or processor of such Grantor and is expected to remain in possession and control of such third party, (i) notify the Administrative Agent of such possession or control and (ii) upon the Administrative Agent’s request, (A) notify such Person of the Administrative Agent’s security

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interest in such Collateral, (B) instruct such Person to hold all such Collateral for the Administrative Agent’s account and subject to the Administrative Agent’s instructions and (C) obtain an acknowledgment from such Person that it is holding such Collateral for the benefit of the Administrative Agent.  Notwithstanding anything contained in this Section 5(e) to the contrary, and for the avoidance of doubt, so long as no Event of Default shall have occurred and be continuing, no acknowledgement shall be required from Therapack Corporation with respect to any Collateral in its possession or control pursuant to that certain Master Services Agreement dated March 2, 2010 among Therapack Corporation and the Borrower.

(f)                                   Treatment of Accounts.  Not grant or extend the time for payment of any Account, or compromise or settle any Account for less than the full amount thereof, or release any Person or property, in whole or in part, from payment thereof, or allow any credit or discount thereon, in each case other than as normal and customary in the ordinary course of a Grantor’s business or as required by law.

(g)                                  Insurance.  Insure, repair and replace the Collateral of such Grantor as set forth in the Credit Agreement.  All insurance proceeds shall be subject to the security interest of the Administrative Agent hereunder.

(h)                                 Commercial Tort Claims.

(i)                                     Promptly notify the Administrative Agent in writing of the initiation of any Commercial Tort Claim seeking monetary damages of $250,000, before any Governmental Authority by or in favor of such Grantor.

(ii)                                  Execute and deliver such statements, documents and notices and do and cause to be done all such things as the Administrative Agent may reasonably deem necessary, appropriate or convenient, or as are required by law, to create, preserve, perfect and maintain the Administrative Agent’s security interest in any such Commercial Tort Claim.

(i)                                     Nature of Collateral.  At all times maintain the Collateral as personal property and not affix any of the Collateral to any real property in a manner which would change its nature from personal property to real property or a Fixture to real property, unless the Administrative Agent shall have a perfected Lien on such Fixture or real property.

(j)                                    Collateral Access Agreements.  For any real property leased by such Grantor that is subject to a Collateral Access Agreement in favor of the Administrative Agent, (i) promptly notify the Administrative Agent following a change in the identity of the lessor and (ii) use commercially reasonable efforts to obtain such replacement or new Collateral Access Agreements for such real property as the Administrative Agent may request as a result of such change in the identity of the lessor.

6.                                      Covenants Relating to IP Collateral.  Each Grantor covenants that, so long as any of the Secured Obligations (other than contingent indemnification obligations for which no claim has been asserted) remains outstanding and until all of the Commitments relating thereto have been terminated, such Grantor shall:+

(a)                                 Covenants Relating to Copyrights.  (i) Not do any act, or knowingly omit to do any act, whereby any Copyright owned by it that is a Material IP Right may become dedicated to the public domain, (ii) notify the Administrative Agent immediately if it knows that any

8

Copyright owned by it that is a Material IP Right may become dedicated to the public domain or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any court or tribunal in the United States or any other country) regarding a Grantor’s ownership of any such Copyright or its validity or enforceability and (iii) take all necessary steps as it shall deem appropriate under the circumstances, to maintain and pursue each application (and to obtain the relevant registration) of each Copyright owned by it that is a Material IP Right and to maintain each registration of each Copyright owned by it that is a Material IP Right including, without limitation, filing of applications for renewal where necessary.

(b)                                 Covenants Relating to Patents and Trademarks.

(i)                                     (A) Maintain as in the past the quality of products and services offered under each Trademark owned by such Grantor that is a Material IP Right, (B) employ each Trademark owned by such Grantor that is a Material IP Right with the appropriate notice of registration, if applicable, and (C) not adopt or use any mark that is confusingly similar or a colorable imitation of such Trademarks unless the Administrative Agent, for the ratable benefit of the Secured Parties, shall obtain a perfected security interest in such Trademark pursuant to this Security Agreement.

(ii)                                  Notify the Administrative Agent promptly if it knows that any Patent or Trademark owned by a Grantor that is a Material IP Right, or any application or registration relating to any Patent or Trademark owned by a Grantor that is a Material IP Right may become abandoned, invalidated, rendered unenforceable or dedicated to the public, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, or any similar office or agency in any other country or any political subdivision thereof or any court or tribunal in any country) regarding a Grantor’s ownership of any such Patent or Trademark or its right to register the same or to keep and maintain the same.

(iii)                               Take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of each Patent and Trademark owned by a Grantor that is a Material IP Right, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

(c)                                  Not (and not permit any licensee or sublicensee thereof to) do any act, or omit to do any act, whereby any Material IP Right may become abandoned, invalidated, rendered unenforceable, diluted or dedicated to the public.

(d)                                 Use commercially reasonable efforts to maintain the confidentiality of all Confidential Information and Trade Secrets.

(e)                                  Upon request of the Administrative Agent, execute and deliver any and all agreements, instruments, documents and papers as the Administrative Agent may reasonably request to evidence and perfect the security interest of the Administrative Agent and the Secured Parties in any IP Rights in the Collateral and the goodwill and general intangibles of a Grantor relating thereto or represented thereby.

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(f)                                   Promptly notify the Administrative Agent of any infringement, violation, misappropriation or dilution of any Material IP Right of which it becomes aware and take such actions as it shall reasonably deem appropriate under the circumstances to protect such Material IP Right, including, where appropriate, the bringing of suit for infringement, violation, misappropriation or dilution, seeking injunctive relief and seeking to recover any and all damages for such infringement, violation, misappropriation or dilution.

(g)                                  Not make any assignment or agreement in conflict with the security interest in the IP Rights of each Grantor hereunder (other than as permitted by the Credit Agreement).

7.                                      Advances.  On failure of any Grantor to perform any of the covenants and agreements contained herein or in any other Loan Document, the Administrative Agent may, at its sole option and in its sole discretion, perform the same and in so doing may expend such sums as the Administrative Agent may reasonably deem advisable in the performance thereof, including, without limitation, the payment of any insurance premiums, the payment of any taxes, a payment to obtain a release of a Lien or potential Lien, expenditures made in defending against any adverse claim and all other expenditures that the Administrative Agent may make for the protection of the security hereof or that may be compelled to make by operation of law.  All such sums and amounts so expended shall be repayable by the Grantors, on demand, on a joint and several basis (subject to Section 23 hereof) promptly upon timely notice thereof and demand therefor, shall constitute additional Secured Obligations and shall bear interest from the date said amounts are expended at the Default Rate.  No such performance of any covenant or agreement by the Administrative Agent on behalf of any Grantor, and no such advance or expenditure therefor, shall relieve the Grantors of any Default or Event of Default.  The Administrative Agent may make any payment hereby authorized in accordance with any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged, without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax lien, title or claim except to the extent such payment is being contested in good faith by a Grantor in appropriate proceedings and against which adequate reserves are being maintained in accordance with GAAP.

8.                                      Remedies.

(a)                                 General Remedies.  Upon the occurrence of an Event of Default and during the continuation thereof, the Administrative Agent shall have, in addition to the rights and remedies provided herein, in the Loan Documents, in any other documents relating to the Secured Obligations, or by law (including, without limitation, levy of attachment, garnishment and the rights and remedies set forth in the UCC of the jurisdiction applicable to the affected Collateral), the rights and remedies of a secured party under the UCC of the jurisdiction applicable to the affected Collateral and, further, the Administrative Agent may, with or without judicial process or the aid and assistance of others to the extent permitted by applicable law, (i) enter on any premises on which any of the Collateral may be located and, without resistance or interference by the Grantors, take possession of the Collateral, (ii) dispose of any Collateral on any such premises, (iii) require the Grantors to assemble and make available to the Administrative Agent at the expense of the Grantors any Collateral at any place and time designated by the Administrative Agent that is reasonably convenient to both parties, (iv) remove any Collateral from any such premises for the purpose of effecting the sale or other disposition thereof and/or (v) without demand and without advertisement, notice, hearing or process of law, all of which each of the Grantors hereby waives to the fullest extent permitted by law, at any place and time or times, sell and deliver any or all Collateral held by or for it at public or private sale, by one or more contracts, in one or more parcels, for cash, upon credit or otherwise, at such prices and upon such terms as the Administrative Agent deems advisable, in its sole discretion (subject to any and all mandatory legal requirements).  Each of the Grantors acknowledges that any private sale

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referenced above may be at prices and on terms less favorable to the seller than the prices and terms that might have been obtained at a public sale.  In addition to all other sums due the Administrative Agent and the Secured Parties with respect to the Secured Obligations, the Grantors shall pay the Administrative Agent and each of the Secured Parties all reasonable costs and expenses incurred by the Administrative Agent or any such Secured Party, in enforcing its remedies hereunder including, but not limited to, reasonable attorneys’ fees and court costs, in obtaining or liquidating the Collateral, in enforcing payment of the Secured Obligations, or in the prosecution or defense of any action or proceeding by or against the Administrative Agent or the Secured Parties or the Grantors concerning any matter arising out of or connected with this Security Agreement, any Collateral or the Secured Obligations, including, without limitation, any of the foregoing arising in, arising under or related to a case under Debtor Relief Laws.  To the extent the rights of notice cannot be legally waived hereunder, each Grantor agrees that any requirement of reasonable notice shall be met if such notice, specifying the place of any public sale or the time after which any private sale is to be made, is personally served on or mailed, postage prepaid, to the Borrower in accordance with the notice provisions of Section 11.02 of the Credit Agreement at least ten (10) Business Days before the time of sale or other event giving rise to the requirement of such notice.  The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.  The Administrative Agent shall not be obligated to make any sale or other disposition of the Collateral regardless of notice having been given.  To the extent permitted by law, any Secured Party may be a purchaser at any such sale.  To the extent permitted by applicable law, each of the Grantors hereby waives all of its rights of redemption with respect to any such sale.  Subject to the provisions of applicable law, the Administrative Agent and the Secured Parties may postpone or cause the postponement of the sale of all or any portion of the Collateral by announcement at the time and place of such sale, and such sale may, without further notice, to the extent permitted by law, be made at the time and place to which the sale was postponed, or the Administrative Agent may further postpone such sale by announcement made at such time and place.

(b)                                 Remedies Relating to Accounts.  Upon the occurrence of an Event of Default and during the continuation thereof, whether or not the Administrative Agent has exercised any or all of its rights and remedies hereunder, (i) each Grantor will promptly upon request of the Administrative Agent instruct all account debtors to remit all payments in respect of Accounts to a mailing location selected by the Administrative Agent and (ii) the Administrative Agent shall have the right to enforce any Grantor’s rights against its customers and account debtors, and the Administrative Agent or its designee may notify (or require such Grantor to notify) any Grantor’s customers and account debtors that the Accounts of such Grantor have been assigned to the Administrative Agent or of the Administrative Agent’s security interest therein and may (either in its own name or in the name of a Grantor or both) demand, collect (including without limitation by way of a lockbox arrangement), receive, take receipt for, sell, sue for, compound, settle, compromise and give acquittance for any and all amounts due or to become due on any Account, and, in the Administrative Agent’s discretion, file any claim or take any other action or proceeding to protect and realize upon the security interest of the Secured Parties in the Accounts.  Each Grantor acknowledges and agrees that the Proceeds of its Accounts remitted to or on behalf of the Administrative Agent in accordance with the provisions hereof shall be solely for the Administrative Agent’s own convenience and that such Grantor shall not have any right, title or interest in such Accounts or in any such other amounts except as expressly provided herein.  The Administrative Agent and the other Secured Parties shall have no liability or responsibility to any Grantor for acceptance of a check, draft or other order for payment of money bearing the legend “payment in full” or words of similar import or any other restrictive legend or endorsement or be responsible for determining the correctness of any remittance.  Furthermore, upon the occurrence

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of an Event of Default and during the continuation thereof, (i) the Administrative Agent shall have the right, but not the obligation, to make test verifications of the Accounts in any manner and through any medium that it reasonably considers advisable, and the Grantors shall furnish all such assistance and information as the Administrative Agent may require in connection with such test verifications, (ii) upon the Administrative Agent’s request and at the expense of the Grantors, the Grantors shall cause independent public accountants or others satisfactory to the Administrative Agent to furnish to the Administrative Agent reports showing reconciliations, aging and test verifications of and trial balances for, the Accounts and (iii) the Administrative Agent in its own name or in the name of others may communicate with account debtors on the Accounts to verify with them to the Administrative Agent’s satisfaction the existence, amount and terms of any Accounts.

(c)                                  Access.  In addition to the rights and remedies hereunder, upon the occurrence of an Event of Default and during the continuation thereof, the Administrative Agent shall have the right to enter and remain upon the various premises of the Grantors without cost or charge to the Administrative Agent and use the same, together with materials, supplies, books and records of the Grantors for the purpose of collecting and liquidating the Collateral, or for preparing for sale and conducting the sale of the Collateral, whether by foreclosure, auction or otherwise.  In addition, the Administrative Agent may remove Collateral, or any part thereof, from such premises and/or any records with respect thereto, in order to effectively collect or liquidate such Collateral.

(d)                                 Nonexclusive Nature of Remedies.  Failure by the Administrative Agent or the Secured Parties to exercise any right, remedy or option under this Security Agreement, any other Loan Document, any other documents relating to the Secured Obligations, or as provided by law, or any delay by the Administrative Agent or the Secured Parties in exercising the same, shall not operate as a waiver of any such right, remedy or option.  No waiver hereunder shall be effective unless it is in writing, signed by the party against whom such waiver is sought to be enforced and then only to the extent specifically stated, which in the case of the Administrative Agent or the Secured Parties shall only be granted as provided herein.  To the extent permitted by law, neither the Administrative Agent, the Secured Parties, nor any party acting as attorney for the Administrative Agent or the Secured Parties, shall be liable hereunder for any acts or omissions or for any error of judgment or mistake of fact or law other than their gross negligence or willful misconduct hereunder.  The rights and remedies of the Administrative Agent and the Secured Parties under this Security Agreement shall be cumulative and not exclusive of any other right or remedy that the Administrative Agent or the Secured Parties may have.

(e)                                  Retention of Collateral.  To the extent permitted by applicable law, in addition to the rights and remedies hereunder, the Administrative Agent may, in compliance with Sections 9-620 and 9-621 of the UCC (or any successor section) or otherwise complying with the requirements of applicable law of the relevant jurisdiction, accept or retain all or any portion of the Collateral in satisfaction of the Secured Obligations.  Unless and until the Administrative Agent shall have provided such notices, however, the Administrative Agent shall not be deemed to have accepted or retained any Collateral in satisfaction of any Secured Obligations for any reason.

(f)                                   Deficiency.  In the event that the proceeds of any sale, collection or realization are insufficient to pay all amounts to which the Administrative Agent or the Secured Parties are legally entitled, the Grantors shall be jointly and severally liable for the deficiency (subject to Section 23 hereof), together with interest thereon at the Default Rate, together with the costs of collection and the reasonable fees, charges and disbursements of counsel.  Any surplus remaining

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after the full payment and satisfaction of the Secured Obligations shall be returned to the Grantors or to whomsoever a court of competent jurisdiction shall determine to be entitled thereto.

9.                                      Rights of the Administrative Agent.

(a)                                 Power of Attorney.  In addition to other powers of attorney contained herein, each Grantor hereby designates and appoints the Administrative Agent, on behalf of the Secured Parties, and each of its designees or agents, as attorney-in-fact of such Grantor, irrevocably and with power of substitution, with authority to take any or all of the following actions upon the occurrence and during the continuation of an Event of Default:

(i)                                     to demand, collect, settle, compromise and adjust, and give discharges and releases concerning the Collateral, all as the Administrative Agent may reasonably deem appropriate;

(ii)                                  to commence and prosecute any actions at any court for the purposes of collecting any of the Collateral and enforcing any other right in respect thereof;

(iii)                               to defend, settle or compromise any action, suit or proceeding brought and, in connection therewith, give such discharge or release as the Administrative Agent may reasonably deem appropriate;

(iv)                              to receive, open and dispose of mail addressed to a Grantor and endorse checks, notes, drafts, acceptances, money orders, bills of lading, warehouse receipts or other instruments or documents evidencing payment, shipment or storage of the goods giving rise to the Collateral on behalf of and in the name of such Grantor, or securing, or relating to such Collateral;

(v)                                 to pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against the Collateral;

(vi)                              to direct any parties liable for any payment in connection with any of the Collateral to make payment of any and all monies due and to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct;

(vii)                           to receive payment of and receipt for any and all monies, claims and other amounts due and to become due at any time in respect of or arising out of any Collateral;

(viii)                        to maintain (including determining not to renew, pursue or further file) and enforce all IP Rights, forming any part of the Collateral.

(ix)                              to sell, assign, transfer, license, make any agreement in respect of, or otherwise deal with or exercise rights in respect of, any Collateral or the goods or services that have given rise thereto, as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes;

(x)                                 to adjust and settle claims under any insurance policy relating thereto;

(xi)                              to execute and deliver all assignments, conveyances, statements, financing statements, renewal financing statements, security and pledge agreements,

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affidavits, notices and other agreements, instruments and documents that the Administrative Agent may reasonably deem appropriate in order to perfect and maintain the security interests and liens granted in this Security Agreement and in order to fully consummate all of the transactions contemplated therein;

(xii)                           to institute any foreclosure proceedings that the Administrative Agent may reasonably deem appropriate; and

(xiii)                        to do and perform all such other acts and things as the Administrative Agent may deem appropriate or convenient in connection with the Collateral.

This power of attorney is a power coupled with an interest and shall be irrevocable for so long as any of the Secured Obligations (other than contingent indemnification obligations for which no claim has been asserted) shall remain outstanding and until all of the Commitments relating thereto shall have been terminated.  The Administrative Agent shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Administrative Agent in this Security Agreement and shall not be liable for any failure to do so or any delay in doing so.  The Administrative Agent shall not be liable for any act or omission or for any error of judgment or any mistake of fact or law in its individual capacity or its capacity as attorney-in-fact except acts or omissions resulting from its gross negligence or willful misconduct.  This power of attorney is conferred on the Administrative Agent solely to protect, preserve and realize upon its security interest in the Collateral.

(b)                                 Assignment by the Administrative Agent.  The Administrative Agent may from time to time assign the Secured Obligations to a successor Administrative Agent appointed in accordance with the Credit Agreement, and such successor shall be entitled to all of the rights and remedies of the Administrative Agent under this Security Agreement in relation thereto.

(c)                                  Releases of Collateral.  If any Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement, then the Administrative Agent, at the request and sole expense of such Grantor, shall promptly execute and deliver to such Grantor all releases and other documents and take such other action, reasonably necessary for the release of the Liens created hereby or by any other Collateral Document on such Collateral.

(d)                                 The Administrative Agent’s Duty of Care.  Other than the exercise of reasonable care to assure the safe custody of the Collateral while being held by the Administrative Agent hereunder and to account for all proceeds thereof, the Administrative Agent shall have no duty or liability to preserve rights pertaining thereto, it being understood and agreed that the Grantors shall be responsible for preservation of all rights in the Collateral, and the Administrative Agent shall be relieved of all responsibility for the Collateral upon surrendering it or tendering the surrender of it to the Grantors.  The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Administrative Agent accords its own property, which shall be no less than the treatment employed by a reasonable and prudent agent in the industry, it being understood that the Administrative Agent shall not have responsibility for taking any necessary steps to preserve rights against any parties with respect to any of the Collateral.  In the event of a public or private sale of Collateral pursuant to Section 8 hereof, the Administrative Agent shall have no responsibility for (i) ascertaining or taking action with respect to any matters relating to any Collateral, whether or not the Administrative Agent

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has or is deemed to have knowledge of such matters or (ii) taking any steps to clean, repair or otherwise prepare the Collateral for sale.

10.                               Application of Proceeds.  Upon the acceleration of the Obligations pursuant to Section 9.02 of the Credit Agreement, any payments in respect of the Secured Obligations and any proceeds of the Collateral, when received by the Administrative Agent or any of the Secured Parties in cash or its equivalent, will be applied in reduction of the Secured Obligations in the order set forth in Section 9.03 of the Credit Agreement, and each Grantor irrevocably waives the right to direct the application of such payments and proceeds and acknowledges and agrees that the Administrative Agent shall have the continuing and exclusive right to apply and reapply any and all such payments and proceeds in the Administrative Agent’s sole discretion, notwithstanding any entry to the contrary upon any of its books and records.

11.                               Continuing Agreement.

(a)                                 This Security Agreement shall be a continuing agreement in every respect and shall remain in full force and effect so long as any of the Secured Obligations (other than contingent indemnification obligations for which no claim has been asserted) remains outstanding and until all of the Commitments relating thereto have been terminated.  Upon payment or other satisfaction of all Secured Obligations (other than contingent indemnification obligations for which no claim has been asserted) and termination of the Commitments related thereto, this Security Agreement and the liens and security interests of the Administrative Agent hereunder shall be automatically terminated and the Administrative Agent shall, upon the request and at the expense of the Grantors, execute and deliver all UCC termination statements and/or other documents reasonably requested by the Grantors evidencing such termination and return to Grantors all Collateral in its possession.  Notwithstanding the foregoing, all releases and indemnities provided hereunder shall survive termination of this Security Agreement.

(b)                                 This Security Agreement shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Secured Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Secured Party as a preference, fraudulent conveyance or otherwise under any bankruptcy, insolvency or similar law, all as though such payment had not been made; provided that in the event payment of all or any part of the Secured Obligations is rescinded or must be restored or returned, all costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) incurred by the Administrative Agent or any Secured Party in defending and enforcing such reinstatement shall be deemed to be included as a part of the Secured Obligations.

12.                               Amendments and Waivers.  This Security Agreement and the provisions hereof may not be amended, waived, modified, changed, discharged or terminated except as set forth in Section 11.01 of the Credit Agreement.

13.                               Successors in Interest.  This Security Agreement shall create a continuing security interest in the Collateral and shall be binding upon each Grantor, its successors and assigns, and shall inure, together with the rights and remedies of the Administrative Agent and the Secured Parties hereunder, to the benefit of the Administrative Agent and the Secured Parties and their successors and permitted assigns; provided, however, none of the Grantors may assign its rights or delegate its duties hereunder without the prior written consent of the requisite Lenders under the Credit Agreement.

14.                               Notices.  All notices required or permitted to be given under this Security Agreement shall be given as provided in Section 11.02 of the Credit Agreement.

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15.                               Counterparts.  This Security Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Security Agreement by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Security Agreement.

16.                               Headings.  Section headings herein are included for convenience of reference only and shall not affect the interpretation of this Security Agreement.

17.                               Governing Law; Submission to Jurisdiction; Waiver of Venue, Service of Process, Waiver of Right to Jury Trial.The terms of Section 11.14 of the Credit Agreement and Section 11.15 of the Credit Agreement with respect to governing law, submission to jurisdiction, waiver of venue, service of process and waiver of the right to a jury trial are each incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

18.                               Severability.  If any provision of this Security Agreement is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Security Agreement shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

19.                               Entirety.  This Security Agreement, the other Loan Documents and the other documents relating to the Secured Obligations represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any proposal letters or correspondence relating to the Loan Documents, any other documents relating to the Secured Obligations, or the transactions contemplated herein and therein.

20.                               Survival.  All representations and warranties of the Grantors hereunder shall survive the execution and delivery of this Security Agreement, the other Loan Documents and the other documents relating to the Secured Obligations, the delivery of the Notes and the extension of credit thereunder or in connection therewith.

21.                               Other Security.  To the extent that any of the Secured Obligations are now or hereafter secured by property other than the Collateral (including, without limitation, real and other personal property and securities owned by a Grantor) or by a guarantee, endorsement or property of any other Person, then to the extent permitted by applicable law the Administrative Agent shall have the right to proceed against such other property, guarantee or endorsement upon the occurrence and during the continuation of any Event of Default, and the Administrative Agent shall have the right, in its sole discretion, to determine which rights, security, liens, security interests or remedies the Administrative Agent shall at any time pursue, relinquish, subordinate, modify or take with respect thereto, without in any way modifying or affecting any of them or the Secured Obligations or any of the rights of the Administrative Agent or the Secured Parties under this Security Agreement, under any of the other Loan Documents or under any other document relating to the Secured Obligations.

22.                               Rights of Required Lenders.  All rights of the Administrative Agent hereunder, if not exercised by the Administrative Agent, may be exercised by the Required Lenders.

23.                               Joint and Several Obligations of Grantors.

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(a)                                 Subject to subsection (c) of this Section 23, each of the Grantors is accepting joint and several liability hereunder in consideration of the financial accommodation to be provided by the Secured Parties, for the mutual benefit, directly and indirectly, of each of the Grantors and in consideration of the undertakings of each of the Grantors to accept joint and several liability for the obligations of each of them.

(b)                                 Subject to subsection (c) of this Section 23, each of the Grantors jointly and severally hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Grantors with respect to the payment and performance of all of the Secured Obligations arising under this Security Agreement, the other Loan Documents and any other documents relating to the Secured Obligations, it being the intention of the parties hereto that all the Secured Obligations shall be the joint and several obligations of each of the Grantors without preferences or distinction among them.

(c)                                  Notwithstanding any provision to the contrary contained herein, in any other of the Loan Documents or in any other documents relating to the Secured Obligations, the obligations of each Guarantor under the Credit Agreement, the other Loan Documents and the other documents relating to the Secured Obligations shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of any applicable state law.

24.                               Joinder.  At any time after the date of this Security Agreement, one or more additional Domestic Subsidiaries may become party hereto by executing and delivering to the Administrative Agent a Joinder Agreement.  Immediately upon such execution and delivery of such Joinder Agreement (and without any further action), each such additional Domestic Subsidiary will become a party to this Security Agreement as a “Grantor” and have all the rights and obligations of a Grantor hereunder and this Security Agreement and the schedules hereto shall be deemed amended by such Joinder Agreement.

25.                               Intercreditor Agreement.  The Liens, security interests and rights granted pursuant to this Security Agreement are subject to the terms and conditions of any intercreditor agreement entered into by and between the Administrative Agent and the Revolving Credit Lender, if any.

[Signature Pages Follow]

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Each of the parties hereto has caused a counterpart of this Security Agreement to be duly executed and delivered as of the date first above written.

GRANTOR:	VERACYTE, INC.,
a Delaware corporation

	By:	/s/ Bonnie Anderson
Name: Bonnie Anderson
Title: President & CEO

VERACYTE, INC.

SECURITY AGREEMENT

Accepted and agreed to as of the date first above written.

ADMINISTRATIVE AGENT:	VISIUM HEALTHCARE PARTNERS, LP,
a Delaware limited partnership

	By:	VISIUM HEALTHCARE ADVISORS, LP,
its General Partner

	By:	JG ASSET II, LLC,
its General Partner

		By:	/s/ Mark Gottlieb
		Name:	Mark Gottlieb
		Title:	Authorized Signatory

VERACYTE, INC.

SECURITY AGREEMENT

Exhibit 10.3

EXECUTION VERSION

PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT dated as of March 30, 2016 (as amended, modified, restated or supplemented from time to time, this “Pledge Agreement”) is by and among the parties identified as “Pledgors” on the signature pages hereto and such other parties as may become Pledgors hereunder after the date hereof (individually a “Pledgor”, and collectively, the “Pledgors”) and Visium Healthcare Partners, LP, as administrative agent (in such capacity, the “Administrative Agent”) for the Secured Parties (defined below).

W I T N E S S E T H

WHEREAS, a credit facility has been established in favor of Veracyte, Inc., a Delaware corporation (the “Borrower”), pursuant to the terms of that certain Credit Agreement dated as of March 25, 2016 (as amended, modified, restated, supplemented or extended from time to time, the “Credit Agreement”) among the Borrower, the Guarantors from time to time party thereto, the Lenders from time to time party thereto and the Administrative Agent;

WHEREAS, it is required under the terms of the Credit Agreement that the Pledgors shall have granted, pledged and assigned the security interests and undertaken the obligations contemplated by this Pledge Agreement; and

WHEREAS, this Pledge Agreement is required under the terms of the Credit Agreement.

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                      Definitions.

(a)                                 Capitalized terms used and not otherwise defined herein shall have the meanings provided in the Credit Agreement.

(b)                                 As used herein, the following terms shall have the meanings assigned thereto in the UCC (defined below): Accession, Financial Asset, Investment Company Security, Proceeds and Security.

(c)                                  As used herein, the following terms shall have the meanings set forth below:

“Administrative Agent” has the meaning provided in the introductory paragraph hereof.

“Borrower” has the meaning provided in the recitals hereof.

“Credit Agreement” has the meaning provided in the recitals hereof.

“Non-Voting Equity” has the meaning provided in Section 2 hereof.

“Pledge Agreement” has the meaning provided in the introductory paragraph hereof.

“Pledged Collateral” has the meaning provided in Section 2 hereof.

“Pledged Shares” has the meaning provided in Section 2 hereof.

“Secured Obligations” means, without duplication, (a) all Obligations and (b) all costs and expenses incurred in connection with enforcement and collection of the Obligations, including the fees, charges and disbursements of counsel.

“Secured Parties” means, collectively, the Administrative Agent, the Lenders and any holder of the Secured Obligations and “Secured Party” means any one of them.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York, except as such term may be used in connection with the perfection of the Pledged Collateral and then the applicable jurisdiction with respect to such affected Pledged Collateral shall apply.

“Voting Equity” has the meaning provided in Section 2 hereof.

2.                                      Pledge and Grant of Security Interest.  To secure the prompt payment and performance in full when due, whether by lapse of time, acceleration, mandatory prepayment or otherwise, of the Secured Obligations, each Pledgor hereby grants, pledges and assigns to the Administrative Agent, for the benefit of the Secured Parties, a continuing security interest in any and all right, title and interest of such Pledgor in and to the following, whether now owned or existing or owned, acquired, or arising hereafter (collectively, the “Pledged Collateral”):

(a)                                 Pledged Shares.  (i) One hundred percent (100%) of the issued and outstanding Equity Interests of each Domestic Subsidiary (other than a Foreign Subsidiary Holding Company) owned directly by such Pledgor set forth on Schedule 2(a) attached hereto and (ii) sixty-five percent (65%) (or such greater percentage that, due to a change in an applicable Law after the date hereof, (1) could not reasonably be expected to cause the undistributed earnings of such Foreign Subsidiary or any Foreign Subsidiary of a Foreign Subsidiary Holding Company as determined for United States federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary’s United States parent, such Foreign Subsidiary Holding Company or such Foreign Subsidiary Holding Company’s United States parent and (2) could not reasonably be expected to cause any material adverse tax consequences) of the issued and outstanding Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) (“Voting Equity”) and one hundred percent (100%) of the issued and outstanding Equity Interests not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) (“Non-Voting Equity”) owned by such Pledgor of each Foreign Subsidiary and each Foreign Subsidiary Holding Company, in each case, directly owned by such Pledgor set forth on Schedule 2(a) attached hereto, in each case together with the certificates (or other agreements or instruments), if any, representing such Equity Interests, and all options and other rights, contractual or otherwise, with respect thereto (collectively, together with the Equity Interests described in Section 2(b) and 2(c) below, the “Pledged Shares”), including, but not limited to, the following:

(i)                                     all shares, securities, membership interests and other Equity Interests or other property representing a dividend or other distribution on or in respect of any of the Pledged Shares, or representing a distribution or return of capital upon or in respect of the Pledged Shares, or resulting from a stock split, revision, reclassification or other exchange therefor, and any other dividends, distributions, subscriptions, warrants, cash, securities, instruments, rights, options or other property issued to or received or receivable by the holder of, or otherwise in respect of, the Pledged Shares; and

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(ii)                                  without affecting the obligations of the Pledgors under any provision prohibiting such action hereunder or under the Credit Agreement, in the event of any consolidation or merger involving the issuer of any Pledged Shares and in which such issuer is not the surviving Person, all Equity Interests of the successor Person (or such lower amount as specified above in the case of successor Persons that are Foreign Subsidiaries or Foreign Subsidiary Holding Companies) formed by or resulting from such consolidation or merger.

(b)                                 Additional Shares.  (i) One hundred percent (100%) of the issued and outstanding Equity Interests of any Person that hereafter becomes a Domestic Subsidiary (other than a Foreign Subsidiary Holding Company) directly owned by such Pledgor and (ii) sixty-five percent (65%) (or such greater percentage that, due to a change in an applicable Law after the date hereof, (1) could not reasonably be expected to cause the undistributed earnings of such Foreign Subsidiary or any Foreign Subsidiary of a Foreign Subsidiary Holding Company as determined for United States federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary’s United States parent, such Foreign Subsidiary Holding Company or such Foreign Subsidiary Holding Company’s United States parent and (2) could not reasonably be expected to cause any material adverse tax consequences) of the Voting Equity and one hundred percent (100%) of the Non-Voting Equity owned by such Pledgor of any Person that hereafter becomes a Foreign Subsidiary or a Foreign Subsidiary Holding Company, in each case, directly owned by such Pledgor, including, without limitation, the certificates (or other agreements or instruments) representing such Equity Interests and all options and other rights, contractual or otherwise, with respect thereto.

(c)                                  Accessions and Proceeds.  All Accessions and all Proceeds of any and all of the foregoing.

Without limiting the generality of the foregoing, it is hereby specifically understood and agreed that a Pledgor may from time to time hereafter deliver additional Equity Interests to the Administrative Agent as collateral security for the Secured Obligations.  Upon delivery to the Administrative Agent, such additional Equity Interests shall be deemed to be part of the Pledged Collateral of such Pledgor and shall be subject to the terms of this Pledge Agreement whether or not Schedule 2(a) is amended to refer to such additional Equity Interests.

3.                                      Security for Secured Obligations.  The security interest created hereby in the Pledged Collateral of each Pledgor constitutes continuing collateral security for all of the Secured Obligations, whether now existing or hereinafter arising.

4.                                      Delivery of the Pledged Collateral.  Each Pledgor hereby agrees that:

(a)                                 Delivery of Certificates.  Each Pledgor shall deliver to the Administrative Agent (i) simultaneously with or promptly following the execution and delivery of this Pledge Agreement, all certificates (if any) representing the Pledged Shares of such Pledgor and (ii) promptly upon the receipt thereof by or on behalf of a Pledgor, all other certificates and instruments constituting Pledged Collateral of a Pledgor.  Prior to delivery to the Administrative Agent, all such certificates and instruments constituting Pledged Collateral of a Pledgor shall be held in trust by such Pledgor for the benefit of the Administrative Agent pursuant hereto.  All such certificates and instruments shall be delivered in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, substantially in the form provided in Exhibit 4(a) attached hereto.

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(b)                                 Additional Securities.  If such Pledgor shall receive (or become entitled to receive) by virtue of its being or having been the owner of any Pledged Collateral, any (i) certificate or instrument, including without limitation, any certificate representing a dividend or distribution in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares or membership or other Equity Interests, stock splits, spin-off or split-off, promissory notes or other instruments, (ii) option or right, whether as an addition to, substitution for, conversion of, or an exchange for, any Pledged Collateral or otherwise in respect thereof, (iii) dividends payable in securities or (iv) distributions of securities or other Equity Interests, cash or other property in connection with a partial or total liquidation, dissolution or reduction of capital, capital surplus or paid-in surplus, then such Pledgor shall accept and receive each such certificate, instrument, option, right, dividend or distribution in trust for the benefit of the Administrative Agent, shall segregate it from such Pledgor’s other property and shall deliver it forthwith to the Administrative Agent in the exact form received together with any necessary endorsement and/or appropriate stock power duly executed in blank, substantially in the form provided in Exhibit 4(a), to be held by the Administrative Agent as Pledged Collateral and as further collateral security for the Secured Obligations.

(c)                                  Financing Statements.  Each Pledgor authorizes the Administrative Agent to file one or more financing statements (including authorization to describe the Pledged Collateral as “all assets” or words of similar meaning) disclosing the Administrative Agent’s security interest in the Pledged Collateral.  Each Pledgor agrees to execute and deliver to the Administrative Agent such financing statements and other filings as may be reasonably requested by the Administrative Agent in order to perfect and protect the security interest created hereby in the Pledged Collateral of such Pledgor.

5.                                      Representations and Warranties.  Each Pledgor hereby represents and warrants to the Administrative Agent, for the benefit of the Secured Parties, that:

(a)                                 Authorization of Pledged Shares.  The Pledged Shares are duly authorized and validly issued, are fully paid and nonassessable and are not subject to the preemptive rights of any Person.

(b)                                 Title.  Each Pledgor has good and indefeasible title to the Pledged Collateral of such Pledgor and is the legal and beneficial owner of such Pledged Collateral free and clear of any Lien, other than Permitted Liens.  There exists no “adverse claim” within the meaning of Section 8-102 of the UCC with respect to the Pledged Shares of such Pledgor, other than Permitted Liens.

(c)                                  Exercising of Rights.  The exercise by the Administrative Agent of its rights and remedies hereunder will not violate any Law or governmental regulation applicable to such Pledgor or any material contractual restriction binding on or affecting a Pledgor or any of its property.  There are no restrictions in any Organization Document governing any Pledged Collateral or any document related thereto which would limit or restrict the grant of a Lien pursuant to this Pledge Agreement on such Pledged Collateral, the perfection of such Lien or the exercise of remedies in respect of such perfected Lien in the Pledged Collateral as contemplated by this Pledge Agreement.

(d)                                 Pledgor’s Authority.  No authorization, approval or action by, and no notice or filing with any Governmental Authority or with the issuer of any Pledged Shares or any other

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Person is required either (i) for the pledge made by a Pledgor or for the granting of the security interest by a Pledgor pursuant to this Pledge Agreement (except as have been already obtained) or (ii) for the exercise by the Administrative Agent or the Secured Parties of their rights and remedies hereunder (except as may be required by the UCC or applicable foreign laws or laws affecting the offering and sale of securities).

(e)                                  Security Interest/Priority.  This Pledge Agreement creates a valid security interest in favor of the Administrative Agent for the benefit of the Secured Parties, in the Pledged Collateral.  The taking of possession by the Administrative Agent of the certificates representing the Pledged Shares and all other certificates and instruments constituting Pledged Collateral will perfect and establish the first priority of the Administrative Agent’s security interest in the Pledged Shares and, when properly perfected by filing a UCC financing statement or registration, in all other Pledged Collateral represented by such Pledged Shares and instruments securing the Secured Obligations to the extent such security interest can be perfected by filing a UCC financing statement.  Except as set forth in this Section 5(e), no action is necessary to perfect or otherwise protect such security interest.

(f)                                   Partnership and Membership Interests.  Except as disclosed to the Administrative Agent by written notice, none of the Pledged Shares consisting of partnership or limited liability company interests (i) is dealt in or traded on a securities exchange or in a securities market, (ii) by its terms expressly provides that it is a security governed by Article 8 of the UCC, (iii) is an Investment Company Security, (iv) is held in a securities account or (v) constitutes a Security or a Financial Asset.

(g)                                  No Other Interests.  As of the date hereof, no Pledgor owns any Equity Interests in any Subsidiary other than as set forth on Schedule 2(a) attached hereto.

6.                                      Covenants.  Each Pledgor hereby covenants, that so long as any of the Secured Obligations (other than contingent indemnification obligations for which no claim has been asserted) remain outstanding and until all of the Commitments relating thereto have been terminated, such Pledgor shall:

(a)                                 Defense of Title.  Warrant and defend title to and ownership of the Pledged Collateral of such Pledgor at its own expense against the claims and demands of all other parties claiming an interest therein, keep the Pledged Collateral free from all Liens, except for Permitted Liens, and not sell, exchange, transfer, assign, lease or otherwise dispose of Pledged Collateral of such Pledgor or any interest therein, except as permitted under the Credit Agreement and the other Loan Documents.

(b)                                 Further Assurances.  Promptly execute and deliver at its expense all further instruments and documents and take all further action that may be necessary and desirable or that the Administrative Agent may reasonably request in order to (i) perfect and protect the security interest created hereby in the Pledged Collateral of such Pledgor (including, without limitation, any and all other action reasonably necessary to satisfy the Administrative Agent that the Administrative Agent has obtained a first priority perfected security interest in all Pledged Collateral), (ii) enable the Administrative Agent to exercise and enforce its rights and remedies hereunder in respect of the Pledged Collateral of such Pledgor and (iii) otherwise effect the purposes of this Pledge Agreement, including, without limitation and if requested by the Administrative Agent, delivering to the Administrative Agent upon its request following the

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occurrence and continuation of an Event of Default, irrevocable proxies in respect of the Pledged Collateral of such Pledgor.

(c)                                  Amendments.  Not make or consent to any amendment or other modification or waiver with respect to any of the Pledged Collateral of such Pledgor or enter into any agreement or allow to exist any restriction with respect to any of the Pledged Collateral of such Pledgor other than as may be permitted under the Credit Agreement.

(d)                                 Compliance with Securities Laws.  File all reports and other information now or hereafter required to be filed by such Pledgor with the SEC and any other state, federal or foreign agency in connection with the ownership of the Pledged Collateral of such Pledgor.

(e)                                  Books and Records.  Mark its books and records (and shall cause the issuer of the Pledged Shares of such Pledgor to mark its books and records) to reflect the security interest granted pursuant to this Pledge Agreement.

(f)                                   Issuance or Acquisition of Equity Interests.  Not, without promptly executing and delivering, or causing to be executed and delivered, to the Administrative Agent such agreements, documents and instruments as the Administrative Agent may reasonably request (or as required under the Credit Agreement) for the purpose of perfecting its security interest therein, issue or acquire any Equity Interests constituting Pledged Collateral consisting of an interest in a partnership or a limited liability company that (i) is dealt in or traded on a securities exchange or in a securities market, (ii) by its terms expressly provides that it is a security governed by Article 8 of the UCC, (iii) is an Investment Company Security, (iv) is held in a securities account or (v) constitutes a Security or a Financial Asset.

7.                                      Advances. On failure of any Pledgor to perform any of the covenants and agreements contained herein or in any other Loan Document, the Administrative Agent may, at its sole option and in its sole discretion, perform the same and in so doing may expend such sums as the Administrative Agent may reasonably deem advisable in the performance thereof, including, without limitation, the payment of any insurance premiums, the payment of any taxes, a payment to obtain a release of a Lien or potential Lien, expenditures made in defending against any adverse claim and all other expenditures that the Administrative Agent may make for the protection of the security hereof or may be compelled to make by operation of law.  All such sums and amounts so expended shall be repayable by the Pledgors on a joint and several basis (subject to Section 23 hereof) promptly upon timely notice thereof and demand therefor, shall constitute additional Secured Obligations and shall bear interest from the date said amounts are expended at the Default Rate.  No such performance of any covenant or agreement by the Administrative Agent on behalf of any Pledgor, and no such advance or expenditure therefor, shall relieve the Pledgors of any Default or Event of Default.  The Administrative Agent may make any payment hereby authorized in accordance with any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax lien, title or claim except to the extent such payment is being contested in good faith by a Pledgor in appropriate proceedings and against which adequate reserves are being maintained in accordance with GAAP.

8.                                      Remedies.

(a)                                 General Remedies.  Upon the occurrence of an Event of Default and during the continuation thereof, the Administrative Agent shall have, in addition to the rights and remedies provided herein, in the Loan Documents, in any other documents relating to the Secured

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Obligations, or by law (including, without limitation, levy of attachment and garnishment), the rights and remedies of a secured party under the Uniform Commercial Code of the jurisdiction applicable to the affected Pledged Collateral.

(b)                                 Sale of Pledged Collateral.  Upon the occurrence of an Event of Default and during the continuation thereof, without limiting the generality of this Section 8 and without notice, the Administrative Agent may, in its sole discretion, sell or otherwise dispose of or realize upon the Pledged Collateral, or any part thereof, in one or more parcels, at public or private sale, at any exchange or broker’s board or elsewhere, at such price or prices and on such other terms as the Administrative Agent may deem commercially reasonable, for cash, credit or for future delivery or otherwise in accordance with applicable law.  To the extent permitted by law, any Secured Party may in such event, bid for the purchase of such securities.  Each Pledgor agrees that, to the extent notice of sale shall be required by law and has not been waived by such Pledgor, any requirement of reasonable notice shall be met if notice, specifying the place of any public sale or the time after which any private sale is to be made, is personally served on or mailed, postage prepaid, to such Pledgor, in accordance with the notice provisions of Section 11.02 of the Credit Agreement at least ten (10) Business Days before the time of such sale.  The Administrative Agent shall not be obligated to make any sale of Pledged Collateral of such Pledgor regardless of notice of sale having been given.  The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(c)                                  Private Sale.  Upon the occurrence of an Event of Default and during the continuation thereof, the Pledgors recognize that the Administrative Agent may be unable or deem it impracticable to effect a public sale of all or any part of the Pledged Shares or any of the securities constituting Pledged Collateral and that the Administrative Agent may, therefore, determine to make one or more private sales of any such Pledged Collateral to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof.  Each Pledgor acknowledges and agrees that any such private sale may be at prices and on other terms less favorable than the prices and other terms that might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sale shall be deemed to have been made in a commercially reasonable manner and that the Administrative Agent shall have no obligation to delay sale of any such Pledged Collateral for the period of time necessary to permit the issuer of such Pledged Collateral to register such Pledged Collateral for public sale under the Securities Act or under applicable state securities laws.  Each Pledgor further acknowledges and agrees that any offer to sell such Pledged Collateral that has been publicly advertised on a bona fide basis in a newspaper or other publication of general circulation in the financial community of New York, New York (to the extent that such offer may be advertised without prior registration under the Securities Act) shall be deemed to involve a “public sale” under the UCC, notwithstanding that such sale may not constitute a “public offering” under the Securities Act, and the Administrative Agent may, in such event, bid for the purchase of such Pledged Collateral.

(d)                                 Retention of Pledged Collateral.  To the extent permitted by applicable law, in addition to the rights and remedies hereunder, upon the occurrence of an Event of Default and during the continuation thereof, the Administrative Agent may, after providing the notices required by Sections 9-620 and 9-621 of the UCC (or any successor section) or otherwise complying with the requirements of applicable law of the relevant jurisdiction, retain all or any

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portion of the Pledged Collateral in satisfaction of the Secured Obligations.  Unless and until the Administrative Agent shall have provided such notices, however, the Administrative Agent shall not be deemed to have retained any Pledged Collateral in satisfaction of any Secured Obligations for any reason.

(e)                                  Deficiency.  In the event that the proceeds of any sale, collection or realization are insufficient to pay all amounts to which the Administrative Agent or the Secured Parties are legally entitled, the Pledgors shall be jointly and severally liable (subject to Section 23 hereof) for the deficiency, together with interest thereon at the Default Rate, together with the costs of collection and the reasonable fees, charges and disbursements of counsel.  Any surplus remaining after the full payment and satisfaction of the Secured Obligations shall be returned to the Pledgors or to whomsoever a court of competent jurisdiction shall determine to be entitled thereto.

9.                                      Rights of the Administrative Agent.

(a)                                 Power of Attorney.  Each Pledgor hereby designates and appoints the Administrative Agent, on behalf of the Secured Parties, and each of its designees or agents, as attorney-in-fact of such Pledgor, irrevocably and with power of substitution, with authority to take any or all of the following actions upon the occurrence and during the continuation of an Event of Default:

(i)                                     to demand, collect, settle, compromise and adjust, and give discharges and releases concerning the Pledged Collateral, all as the Administrative Agent may deem reasonably appropriate;

(ii)                                  to commence and prosecute any actions at any court for the purposes of collecting any of the Pledged Collateral and enforcing any other right in respect thereof;

(iii)                               to defend, settle or compromise any action brought in respect of the Pledged Collateral and, in connection therewith, give such discharge or release as the Administrative Agent may deem reasonably appropriate;

(iv)                              to pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against the Pledged Collateral;

(v)                                 to direct any parties liable for any payment in connection with any of the Pledged Collateral to make payment of any and all monies due and to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct;

(vi)                              to receive payment of and receipt for any and all monies, claims and other amounts due and to become due at any time in respect of or arising out of any Pledged Collateral;

(vii)                           to sign and endorse any drafts, assignments, proxies, stock powers, verifications, notices and other documents relating to the Pledged Collateral;

(viii)                        to execute and deliver all assignments, conveyances, statements, financing statements, renewal financing statements, security and pledge agreements,

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affidavits, notices and other agreements, instruments and documents that the Administrative Agent may deem reasonably appropriate in order to perfect and maintain the security interests and liens granted in this Pledge Agreement and in order to fully consummate all of the transactions contemplated therein;

(ix)                              to institute any foreclosure proceedings that the Administrative Agent may deem appropriate;

(x)                                 to exchange any of the Pledged Collateral or other property upon any merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof and, in connection therewith, deposit any of the Pledged Collateral with any committee, depository, transfer agent, registrar or other designated agency upon such terms as the Administrative Agent may deem reasonably appropriate;

(xi)                              to vote for a shareholder or member resolution, or to sign an instrument in writing, sanctioning the transfer of any or all of the Pledged Collateral into the name of the Administrative Agent or one or more of the Secured Parties or into the name of any transferee to whom the Pledged Collateral or any part thereof may be sold pursuant to Section 8 hereof; and

(xii)                           to do and perform all such other acts and things as the Administrative Agent may deem reasonably necessary or appropriate in connection with the Pledged Collateral.

This power of attorney is a power coupled with an interest and shall be irrevocable for so long as any of the Secured Obligations (other than contingent indemnification obligations for which no claim has been asserted) shall remain outstanding and until all of the Commitments relating thereto shall have been terminated.  The Administrative Agent shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Administrative Agent in this Pledge Agreement, and shall not be liable for any failure to do so or any delay in doing so.  The Administrative Agent shall not be liable for any act or omission or for any error of judgment or any mistake of fact or law in its individual capacity or its capacity as attorney-in-fact except acts or omissions resulting from its gross negligence or willful misconduct. This power of attorney is conferred on the Administrative Agent solely to protect, preserve and realize upon its security interest in the Pledged Collateral.

(b)                                 Assignment by the Administrative Agent.  The Administrative Agent may from time to time assign the Secured Obligations to a successor administrative agent in accordance with the Credit Agreement, and such successor shall be entitled to all of the rights and remedies of the Administrative Agent under this Pledge Agreement in relation thereto.

(c)                                  The Administrative Agent’s Duty of Care.  Other than the exercise of reasonable care to assure the safe custody of the Pledged Collateral while being held by the Administrative Agent hereunder and to account for all proceeds thereof, the Administrative Agent shall have no duty or liability to preserve rights pertaining thereto, it being understood and agreed that the Pledgors shall be responsible for preservation of all rights in the Pledged Collateral, and the Administrative Agent shall be relieved of all responsibility for the Pledged Collateral upon surrendering it or tendering the surrender of it to the Pledgors.  The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equal to

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that which the Administrative Agent accords its own property, which shall be no less than the treatment employed by a reasonable and prudent agent in the industry, it being understood that the Administrative Agent shall not have responsibility for taking any necessary steps to preserve rights against any parties with respect to any of the Pledged Collateral.  In the event of a public or private sale of the Pledged Collateral pursuant to Section 8 hereof, the Administrative Agent shall have no responsibility for ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Pledged Collateral, whether or not the Administrative Agent has or is deemed to have knowledge of such matters.

(d)                                 Voting Rights in Respect of the Pledged Collateral.

(i)                                     So long as no Event of Default shall have occurred and be continuing, each Pledgor may exercise any and all voting and other consensual rights pertaining to the Pledged Collateral of such Pledgor or any part thereof for any purpose not inconsistent with the terms of this Pledge Agreement or the Credit Agreement; and

(ii)                                  Upon the occurrence and during the continuance of an Event of Default, and delivery by the Administrative Agent to the applicable Pledgor of notice of its intent to exercise its rights under this Section 9(d), all rights of a Pledgor to exercise the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to paragraph (i) of this subsection shall cease and all such rights shall thereupon become vested in the Administrative Agent, which shall then have the sole right to exercise such voting and other consensual rights.

(e)                                  Dividend Rights in Respect of the Pledged Collateral.

(i)                                     So long as no Event of Default shall have occurred and be continuing and subject to Section 4(b) hereof, each Pledgor may receive and retain any and all dividends and distributions (other than stock dividends and other dividends and distributions constituting Pledged Collateral addressed hereinabove) or interest paid in respect of the Pledged Collateral to the extent permitted under the Credit Agreement.

(ii)                                  Upon the occurrence and during the continuance of an Event of Default, and delivery by the Administrative Agent to the applicable Pledgor of notice of its intent to exercise its rights under this Section 9(e):

(A)                               all rights of a Pledgor to receive the dividends, distributions and interest payments that it would otherwise be authorized to receive and retain pursuant to paragraph (i) of this subsection shall cease and all such rights shall thereupon be vested in the Administrative Agent, which shall then have the sole right to receive and hold as Pledged Collateral such dividends, distributions and interest payments; and

(B)                               all dividends and interest payments that are received by a Pledgor contrary to the provisions of paragraph (ii)(A) of this subsection shall be received in trust for the benefit of the Administrative Agent, shall be segregated from other property or funds of such Pledgor, and shall be promptly paid over to the Administrative Agent as Pledged Collateral in the exact form received, to be held by the Administrative Agent as Pledged Collateral and as further collateral security for the Secured Obligations.

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(f)                                   Release of Pledged Collateral.  The Administrative Agent may release any of the Pledged Collateral from this Pledge Agreement or may substitute any of the Pledged Collateral for other Pledged Collateral without altering, varying or diminishing in any way the force, effect, lien, pledge or security interest of this Pledge Agreement as to any Pledged Collateral not expressly released or substituted, and this Pledge Agreement shall continue as a first priority lien on all Pledged Collateral not expressly released or substituted.  If any of the Pledged Collateral shall be sold, transferred or otherwise disposed of by any Pledgor in a transaction permitted by the Credit Agreement, then the Administrative Agent, at the request and sole expense of such Pledgor, shall execute and deliver to such Pledgor all releases or other documents reasonably necessary for the release of the Liens created hereby on such Pledged Collateral.

10.                               Application of Proceeds.  Upon the acceleration of the Obligations pursuant to Section 9.02 of the Credit Agreement, any payments in respect of the Secured Obligations and any proceeds of the Pledged Collateral, when received by the Administrative Agent or any of the Secured Parties in cash or its equivalent, will be applied in reduction of the Secured Obligations in the order set forth in Section 9.03 of the Credit Agreement, and each Pledgor irrevocably waives the right to direct the application of such payments and proceeds and acknowledges and agrees that the Administrative Agent shall have the continuing and exclusive right to apply and reapply any and all such payments and proceeds in the Administrative Agent’s sole discretion, notwithstanding any entry to the contrary upon any of its books and records.

11.                               Continuing Agreement.

(a)                                 This Pledge Agreement shall be a continuing agreement in every respect and shall remain in full force and effect so long as any of the Secured Obligations (other than contingent indemnification obligations for which no claim has been asserted) remains outstanding and until all of the Commitments relating thereto have been terminated.  Upon payment or other satisfaction of all Secured Obligations (other than contingent indemnification obligations for which no claim has been asserted) and termination of the Commitments related thereto, this Pledge Agreement and the liens and security interests of the Administrative Agent hereunder shall be automatically terminated and the Administrative Agent shall, upon the request and at the expense of the Pledgors, execute and deliver all UCC termination statements and/or other documents reasonably requested by the Pledgors evidencing such termination and return to Pledgors all Pledged Collateral in its possession.  Notwithstanding the foregoing, all releases and indemnities provided hereunder shall survive termination of this Pledge Agreement.

(b)                                 This Pledge Agreement shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Secured Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Secured Party as a preference, fraudulent conveyance or otherwise under any bankruptcy, insolvency or similar law, all as though such payment had not been made; provided that in the event payment of all or any part of the Secured Obligations is rescinded or must be restored or returned, all costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) incurred by the Administrative Agent or any Secured Party in defending and enforcing such reinstatement shall be deemed to be included as a part of the Secured Obligations.

12.                               Amendments and Waivers.  This Pledge Agreement and the provisions hereof may not be amended, waived, modified, changed, discharged or terminated except as set forth in Section 11.01 of the Credit Agreement.

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13.                               Successors in Interest.  This Pledge Agreement shall create a continuing security interest in the Pledged Collateral and shall be binding upon each Pledgor, its successors and assigns, and shall inure, together with the rights and remedies of the Administrative Agent and the Secured Parties hereunder, to the benefit of the Administrative Agent and the Secured Parties and their successors and permitted assigns; provided, however, none of the Pledgors may assign its rights or delegate its duties hereunder without the prior written consent of the requisite Lenders under the Credit Agreement.

14.                               Notices.  All notices required or permitted to be given under this Pledge Agreement shall be given as provided in Section 11.02 of the Credit Agreement.

15.                               Counterparts.  This Pledge Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Pledge Agreement by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Pledge Agreement.

16.                               Headings.  Section headings herein are included for convenience of reference only and shall not affect the interpretation of this Pledge Agreement.

17.                               Governing Law; Submission to Jurisdiction; Waiver of Venue, Service of Process, Waiver of Right to Jury Trial.  The terms of Section 11.14 of the Credit Agreement and Section 11.15 of the Credit Agreement with respect to governing law, submission to jurisdiction, waiver of venue, service of process and waiver of the right to a jury trial are each incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

18.                               Severability.  If any provision of this Pledge Agreement is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Pledge Agreement shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

19.                               Entirety.  This Pledge Agreement, the other Loan Documents and the other documents relating to the Secured Obligations represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any proposal letters or correspondence relating to the Loan Documents, any other documents relating to the Secured Obligations, or the transactions contemplated herein and therein.

20.                               Survival.  All representations and warranties of the Pledgors hereunder shall survive the execution and delivery of this Pledge Agreement, the other Loan Documents and the other documents relating to the Secured Obligations, the delivery of the Notes and the extension of credit thereunder or in connection therewith.

21.                               Other Security.  To the extent that any of the Secured Obligations are now or hereafter secured by property other than the Pledged Collateral (including, without limitation, real and other personal property and securities owned by a Pledgor), or by a guarantee, endorsement or property of any other Person, then to the extent permitted by applicable law the Administrative Agent shall have the right to proceed against such other property, guarantee or endorsement upon the occurrence and during the continuation of any Event of Default, and the Administrative Agent shall have the right, in its sole

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discretion, to determine which rights, security, liens, security interests or remedies the Administrative Agent shall at any time pursue, relinquish, subordinate, modify or take with respect thereto, without in any way modifying or affecting any of them or the Secured Obligations or any of the rights of the Administrative Agent or the Secured Parties under this Pledge Agreement, under any of the other Loan Documents or under any other document relating to the Secured Obligations.

22.                               Rights of Required Lenders.  All rights of the Administrative Agent hereunder, if not exercised by the Administrative Agent, may be exercised by the Required Lenders.

23.                               Joint and Several Obligations of Pledgors.

(a)                                 Subject to subsection (c) of this Section 23, each of the Pledgors is accepting joint and several liability hereunder in consideration of the financial accommodation to be provided by the Secured Parties, for the mutual benefit, directly and indirectly, of each of the Pledgors and in consideration of the undertakings of each of the Pledgors to accept joint and several liability for the obligations of each of them.

(b)                                 Subject to subsection (c) of this Section 23, each of the Pledgors jointly and severally hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Pledgors with respect to the payment and performance of all of the Secured Obligations arising under this Pledge Agreement, the other Loan Documents and any other documents relating to the Secured Obligations, it being the intention of the parties hereto that all the Secured Obligations shall be the joint and several obligations of each of the Pledgors without preferences or distinction among them.

(c)                                  Notwithstanding any provision to the contrary contained herein, in any other of the Loan Documents or in any other documents relating to the Secured Obligations, the obligations of each Guarantor under the Credit Agreement, the other Loan Documents and the other documents relating to the Secured Obligations shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of any applicable state law.

24.                               Joinder.  At any time after the date of this Pledge Agreement, one or more additional Domestic Subsidiaries may become party hereto by executing and delivering to the Administrative Agent a Joinder Agreement.  Immediately upon such execution and delivery of such Joinder Agreement (and without any further action), each such additional Domestic Subsidiary will become a party to this Pledge Agreement as a “Pledgor” and have all the rights and obligations of a Pledgor hereunder and this Pledge Agreement and the schedules hereto shall be deemed amended by such Joinder Agreement.

25.                               Consent of Issuers of Pledged Shares.  Each issuer of Pledged Shares party to this Pledge Agreement hereby acknowledges, consents and agrees to the grant of the security interest in such Pledged Shares by the applicable Pledgors pursuant to this Pledge Agreement, together with all rights accompanying such security interest as provided by this Pledge Agreement and applicable law, notwithstanding any anti-assignment provisions in any operating agreement, limited partnership agreement or similar organizational or governance documents of such issuer.

[Signature Pages Follow]

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Each of the parties hereto has caused a counterpart of this Pledge Agreement to be duly executed and delivered as of the date first above written.

PLEDGOR:	VERACYTE, INC.,
a Delaware corporation

	By:	/s/ Bonnie Anderson
Name: Bonnie Anderson
Title: President & CEO

Accepted and agreed to as of the date first above written.

ADMINISTRATIVE AGENT:	VISIUM HEALTHCARE PARTNERS, LP,
a Delaware limited partnership

	By:	VISIUM HEALTHCARE ADVISORS, LP,
its General Partner

	By:	JG ASSET II, LLC,
its General Partner

		By:	/s/ Mark Gottlieb
		Name:	Mark Gottlieb
		Title:	Authorized Member

Exhibit 10.4

VERACYTE, INC.

6000 Shoreline Court, Suite 300

South San Francisco, CA 94080

STRICTLY CONFIDENTIAL

March 30, 2016

Visium Healthcare Partners, LP

888 7th Avenue, 22nd Floor

New York, NY 10019

Re:                             Agreement Regarding Potential Opportunity to Purchase Common Equity Interests

Ladies and Gentleman:

Reference is made to the Credit Agreement (as amended, restated, supplemented or otherwise modified, the “Credit Agreement”), dated as of March 25, 2016 by and among Veracyte, Inc., a Delaware corporation (the “Company”), as Borrower under the Credit Agreement, each of the Guarantors party to the Credit Agreement, Visium Healthcare Partners, LP, a Delaware limited partnership, as Administrative Agent under the Credit Agreement, and each of the Lenders party to the Credit Agreement, including their successors and assigns (the “Purchasers”).

In connection with entering into the Credit Agreement, the Company, the Administrative Agent, and each of the Purchasers desire to enter into this letter agreement (this “Letter Agreement”) with respect to the potential opportunity to purchase Common Equity (as defined below) of the Company by the Purchasers in connection with one or more Equity Offerings (as defined below) for a period of one year following the Funding Date, subject to the terms and conditions of this Letter Agreement.  As used in this Letter Agreement, “Common Equity” means (i) shares of common stock of the Company, (ii) warrants, options or other rights for the purchase or acquisition from the Company of shares of common stock of the Company or (iii) securities convertible into or exchangeable for shares of common stock of the Company.

Each of the parties to this Letter Agreement agree that this Letter Agreement is effective as of the Funding Date. Unless otherwise defined herein, capitalized terms used in this Letter Agreement shall have the meanings set forth in the Credit Agreement.

In consideration of the foregoing and the mutual promises, representations, warranties, and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                      Participation Rights.

(a)                                 In the event the Company intends to offer Common Equity pursuant to one or more Qualifying Follow-On Offerings (as defined below) no later than one year following the Funding Date, each Purchaser, in its sole discretion, shall have the right but not the obligation to submit to the underwriters a non-binding indication of interest to purchase in each Qualifying Follow-On Offering (the “Public Offering Participation Right”) such Purchaser’s Pro Rata Percentage (as defined below) of up to an aggregate number of shares or units of Common Equity equal to (i) the Available Amount (as defined below) divided by (ii) the price at which each share or unit of Common Equity is issued and sold to the public in the Qualifying Follow-On Offering (the “Public Offering Price”), at a price per share or unit equal to the Public Offering Price in the closing of the Qualifying Follow-On Offering (the “Public Offering Closing”). Notwithstanding the foregoing, the Public Offering Participation Right shall be subject to (i) a determination by any of the Company, the Administrative Agent (on behalf of the Purchasers) or the underwriters, with the advice of outside counsel, that the Public Offering

Participation Right does not violate applicable Laws and the rules, regulations and requirements of securities exchanges or securities listing organizations, including but not limited to any applicable state or federal securities laws or regulations and any applicable rule, policy or limit imposed by the U.S. Securities and Exchange Commission, the National Association of Securities Dealers, or any securities exchange (“Applicable Law”) and (ii) any carve backs, restrictions and other limitations reasonably requested by the Company’s underwriters in connection with the Qualifying Follow-On Offering.  For purposes of this Letter Agreement, “Available Amount”, as determined from time to time, means (i) Five Million Dollars ($5,000,000) less (ii) the aggregate dollar amount paid by the Purchasers, if any, to purchase Common Equity in Equity Offerings prior to when the Available Amount is being calculated.

(b)                                 Notwithstanding the foregoing, in the event (i) any of the Company, the Administrative Agent (on behalf of the Purchasers), or the underwriters, with the advice of counsel, determine that the Public Offering Participation Right violates Applicable Laws (including, without limitation, as a result of the Purchasers having material non-public information), (ii) the Public Offering Participation Right is limited by carve backs, restrictions or other limitations reasonably requested by the underwriters, or (iii) the Purchasers are otherwise not permitted or decline, in their sole discretion, to participate in a Qualifying Follow-On Offering pursuant to the terms hereof (each, a “Public Offering Disqualification Event”), then, each Purchaser, in its sole discretion, shall have the right but not the obligation (the “Private Placement Participation Right”), to purchase, in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended, concurrent to the Qualifying Follow-On Offering, (the “Private Placement”), such Purchaser’s Pro Rata Percentage (as defined below) of up to an aggregate number of shares or units of Common Equity equal to (A) the Available Amount divided by (B) the Equity Purchase Price (as defined below), at a price per share or unit equal to the Equity Purchase Price (the “Private Placement Price”) in a closing to be held concurrently with the closing of the Qualifying Follow-On Offering. Notwithstanding the foregoing, the Participation Right shall be subject to a determination by the Company or the Administrative Agent with the advice of outside counsel, that the Private Placement does not violate Applicable Law.If neither the Public Offering Participation Right nor the Private Placement Participation Right with respect to a Qualifying Follow-On Offering can be effected in compliance with Applicable Law, then the Company shall have no further obligation to the Purchasers pursuant to this Letter Agreement with respect to such Qualifying Follow-On Offering.

(c)                                  In the event the Company intends to offer or sell Common Equity in one or more transactions in any manner other than pursuant to a Qualifying Follow-On Offering or Private Placement as set forth above, including without limitation, any other private placement of Common Equity solely for cash, but excluding an underwritten Rule 144A offering of securities convertible into or exchangeable for shares of common stock of the Company (a “Private Sale”, and together with a Private Placement and a Qualifying Follow-On Offering, each, an “Equity Offering”), no later than one year following the Funding Date, then, each Purchaser, in its sole discretion, shall have the right but not the obligation (the “Private Sale Participation Right”), to participate in such Private Sale and purchase such Purchaser’s Pro Rata Percentage of up to an aggregate number of shares or units of Common Equity equal to (i) the Available Amount divided by (ii) the Equity Purchase Price, at a price per share or unit equal to the Equity Purchase Price. Notwithstanding the foregoing, the following shall not be deemed to be Private Sales or offers or sales of Common Equity:  (i) issuances of equity compensation to employees and directors of the Company pursuant to the equity compensation plans that have been approved by shareholders of the Company prior to the Funding Date and (ii) issuances of Common Equity in connection with strategic transactions involving the Company and other entities, including joint ventures, manufacturing, marketing or distribution arrangements, and technology transfer or development arrangements.

(d)                                 For purposes of this Letter Agreement, a “Qualifying Follow-On Offering” means the issuance by the Company of Common Equity in an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act of 1933, as amended, and such Equity Interests are listed on a nationally-recognized stock exchange in the United States.  For purposes of clarity, sales of Common Equity pursuant to the Company’s existing Controlled Equity Offering Sales Agreement shall not constitute a Qualifying Follow-On Offering.  The “Purchaser’s Pro Rata Percentage” means, with respect to each Purchaser at the time of the Closing, the percentage of the Outstanding Amount of all Loans and Commitments under the Credit Agreement represented by the Outstanding Amount of the Purchaser’s Loans and Commitments at the time of the Closing.  The “Equity Purchase Price” means (i) in the case of a Qualifying Follow-On Offering or Private Placement, the Public

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Offering Price and (ii) in the case of a Private Sale, the price per share or unit negotiated in good faith by the Purchasers, any other purchasers of Common Equity in such Private Sale, and the Company; provided, however, in no event will the Equity Purchase Price be greater than the purchase price offered to a third-party purchaser in the applicable Equity Offering.

(e)                                  In the event of a Qualifying Follow-On Offering, at least fifteen (15) business days prior to the anticipated effective date of the registration statement for the Qualifying Follow-On Offering or, if the Qualifying Follow-On Offering is to be effected using an existing effective shelf registration statement (a “Shelf Takedown”), at least twelve (12) business days prior to the anticipated initial public marketing date for the Shelf Takedown, the Company shall deliver to the Purchasers written notice (the “Qualifying Follow-On Offering Notice”) specifying (i) that the Company has filed a registration statement for a Qualifying Follow-On Offering or, in the case of a Shelf Takedown, the Company anticipates effecting such Shelf Takedown, (ii) the anticipated effective date of the registration statement or initial public marketing date, as the case may be, for the Qualifying Follow-On Offering, and (iii) any other appropriate information required by Applicable Law.  In the case of a Private Sale, at least twelve (12) business days prior to the anticipated closing of any Private Sale, the Company shall deliver to the Purchasers a written notice (the “Private Sale Offering Notice”) specifying that the Company intends to offer Common Equity for sale and the anticipated closing date of the sale of such Common Equity that includes copies of the definitive documentation pursuant to which the Company intends to offer or sell the Common Equity as well as any other appropriate information required by Applicable Law.

(f)                                   Upon receipt of the Qualifying Follow-On Offering Notice or Private Sale Offering Notice, as applicable, each Purchaser shall promptly, but in no event later than twelve (12) business days (eight (8) business days in the case of a Shelf Takedown) from receipt of such notice in the case of a Qualifying Follow-On Offering or ten (10) business days from receipt of such notice in the case of a Private Sale, inform the Company in writing whether such Purchaser wishes to exercise its (i) Public Offering Participation Right,or (ii) Private Placement Participation Right or (iii) Private Sale Participation Right.

(g)                                 As a condition to each Purchaser participating in the Qualifying Follow-On Offering, each such Purchaser shall execute such other documents as may be required of all participants in the Qualifying Follow-On Offering or as deemed reasonably necessary by the underwriter of the Qualifying Follow-On Offering or the Company, as applicable, including, without limitation a “lock-up” agreement; provided, however, that no Purchaser will be required to enter into a lock-up agreement unless all directors, executive officers and significant shareholders of the Company enter into a significantly similar lock-up agreement.

(h)                                 As a condition to each Purchaser participating in a Private Placement or Private Sale, as applicable, each such Purchaser shall execute such other documents as may be deemed reasonably necessary by the Company, including, without limitation a “lock-up” agreement; provided, however, that no Purchaser will be required to enter into a lock-up agreement unless, it is for ninety (90) days or less and all directors, executive officers and significant shareholders of the Company enter into a significantly similar lock-up agreements.

2.                                      Undertakings in Connection with Exercise of Private Placement Participation Right

In the event a Purchaser exercises its Private Placement Participation Right, the Company and the Purchasers shall, on or before the date of the final prospectus relating to the registration by the Company of shares or units of Common Equity in the Qualifying Follow-On Offering (the “Final Prospectus Date”), execute and deliver such other documents, including a stock purchase agreement containing representations, warranties and conditions to closing, that, in each case, are customary for a transaction structured as a concurrent private placement with a follow-on public offering, that are reasonably satisfactory to the Company and each Purchaser.

3.                                      Undertakings in Connection with Exercise of Private Sale Participation Right

In the event a Purchaser exercises its Private Sale Participation Right, the Company and the Purchasers shall, on or before the closing date of the Private Sale (the “Private Sale Closing Date”), execute and deliver the definitive documents, pursuant to which the Company is selling or issuing the Common Equity, including a stock purchase agreement containing representations, warranties and conditions to closing, that, in each case, are customary for a transaction structured as a similar private sale, that are reasonably satisfactory to the

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Company and each Purchaser.  The terms included in any definitive documentation between the Company and Purchaser governing a Private Sale shall be no less favorable than those given to other purchasers of Common Equity in the Private Sale.

4.                                      Termination.  The covenants, rights and obligations set forth in Sections 1, 2 and 3 of this Letter Agreement shall terminate and be of no further force or effect upon the earliest to occur of (i) the Available Amount being zero (0) due to purchases by the Purchasers of Five Million Dollars ($5,000,000) of Common Equity, or (ii) the date that is one (1) year from the Funding Date.

5.                                      Successors and Assigns.  The provisions of this Letter Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, provided that (i) the Company may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Purchaser, and, (ii) except as otherwise permitted herein, each Purchaser may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Company. Notwithstanding anything to the contrary herein, each Purchaser shall assign without consent of the Company (but with notice to the Company) a proportionate part of its rights and obligations under this Letter Agreement to any successor or assign of such Purchaser’s rights and obligations under the Credit Agreement, subject to compliance with Applicable Law, including federal and state securities laws (a “Required Assignment”). Each Required Assignment hereunder shall be proportionate and ratable to its corresponding assignment under the Credit Agreement in accordance with Section 11.06(b)(ii) of the Credit Agreement.  Notwithstanding anything to the contrary herein, each Purchaser shall be permitted to assign or transfer any of its rights or obligations hereunder to any Affiliate of such Purchaser without the consent of the Company.

6.                                      Miscellaneous.

(a)                                 Governing Law. This Letter Agreement and any controversy arising out of or relating to this Letter Agreement shall be governed by and construed under the laws of the State of New York, without regard to conflict of law principles that would result in the application of any laws other than the laws of the State of New York.

(b)                                 [Reserved]

(c)                                  Entire Agreement. This Letter Agreement and the exhibits and schedules hereto, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable for or bound to any other in any manner by any oral or written representations, warranties, covenants and agreements except as specifically set forth herein.

(d)                                 Severability. In the event one or more of the provisions of this Letter Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Letter Agreement, and this Letter Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

(e)                                  Amendment and Waiver. This Letter Agreement may be amended or modified, and the rights and the obligations of the Company and the rights and obligations of the Purchasers may be waived, only upon the written consent of the Company and each Purchaser.

(f)                                   Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Letter Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or waiver of or acquiescence in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on any party’s part of any breach, default or noncompliance under this Letter Agreement or any waiver on such party’s part of any provisions or conditions of this Letter Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Letter Agreement

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the organizational documents of the Company, the Credit Agreement or otherwise afforded to any party, shall be cumulative and not alternative.

(g)                                 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given when delivered in compliance with Section 11.02 of the Credit Agreement.

(h)                                 Expenses. The Company shall pay all out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the fees, charges and disbursements of counsel for the Administrative Agent), in connection with the preparation, negotiation, execution, and delivery of this Letter Agreement.  Each of the Company, on the one hand, and the Administrative Agent and its Affiliates, on the other hand, shall bear their own expenses in connection with the administration of this Letter Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby shall be consummated).

(i)                                    Titles and Subtitles. The titles of the sections and subsections of this Letter Agreement are for convenience of reference only and are not to be considered in construing this Letter Agreement.

(j)                                    Counterparts. This Letter Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Any or all parties may execute this Letter Agreement by facsimile signature or scanned signature in PDF format and any such facsimile signature or scanned signature, if identified, legible and complete, shall be deemed an original signature and each of the parties is hereby authorized to rely thereon.

(k)                                 Broker’s Fees. Each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker’s or finder’s fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 6(k) being untrue.

(l)                                    Pronouns. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

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If you are in agreement with the terms set forth above, please sign the Letter Agreement in the space provided below:

Very truly yours,

VERACYTE, INC.

Signature:	/s/ Bonnie Anderson
Name: Bonnie Anderson
Title: President & CEO

PURCHASERS:

Visium Healthcare Partners, LP,
Delaware limited partnership

By:	Visium Healthcare Advisors, LP,
its General Partner

By:	JG Asset II, LLC,
its General Partner

	By:	/s/ Mark Gottlieb
Name: Mark Gottlieb
Title: Authorized Signatory

7

Exhibit 31.1

PRINCIPAL EXECUTIVE OFFICER’S CERTIFICATION PURSUANT TO

SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Bonnie H. Anderson, certify that:

1.                                      I have reviewed this quarterly report on Form 10-Q of Veracyte, Inc. for the quarter ended March 31, 2016;

2.                                      Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.                                      Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.                                      The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a)                                     Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)                                     Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c)                                      Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d)                                     Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.                                      The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a)                                     All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b)                                     Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: May 5, 2016
/s/ Bonnie H. Anderson
Bonnie H. Anderson
President and Chief Executive Officer
(Principal Executive Officer)

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Exhibit 31.2

PRINCIPAL FINANCIAL OFFICER’S CERTIFICATION PURSUANT TO

SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Shelly D. Guyer, certify that:

1.                                      I have reviewed this quarterly report on Form 10-Q of Veracyte, Inc. for the quarter ended March 31, 2016;

2.                                      Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.                                      Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.                                      The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a)                                     Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)                                     Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c)                                      Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d)                                     Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.                                      The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a)                                     All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b)                                     Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: May 5, 2016
/s/ Shelly D. Guyer
Shelly D. Guyer
Chief Financial Officer
(Principal Financial and Accounting Officer)

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Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Veracyte, Inc. (the “Company”) on Form 10-Q for the quarter ended March 31, 2016, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned officer of the Company certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to such officer’s knowledge:

(1)                                 The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)                                 The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 5, 2016

/s/ Bonnie H. Anderson
Bonnie H. Anderson
President and Chief Executive Officer
(Principal Executive Officer)

1

Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Veracyte, Inc. (the “Company”) on Form 10-Q for the quarter ended March 31, 2016, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned officer of the Company certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to such officer’s knowledge:

(1)                                 The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)                                 The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 5, 2016

/s/ Shelly D. Guyer
Shelly D. Guyer
Chief Financial Officer
(Principal Financial and Accounting Officer)